IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

ALEXANDRIA DIVISION

)
In re:	)
	)	Case No. 02-83984-SSM
	)	Jointly Administered
US AIRWAYS GROUP, INC., et al.,	)	Chapter 11
	)	Hon. Stephen S. Mitchell
Debtors.	)

DISCLOSURE STATEMENT WITH RESPECT TO FIRST AMENDED

JOINT PLAN OF REORGANIZATION OF US AIRWAYS GROUP, INC.

AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

John Wm. Butler, Jr.

John K. Lyons

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM (ILLINOIS)

333 West Wacker Drive, Suite 2100

Chicago, Illinois 60606-1285

(312) 407-0700

Alesia Ranney-Marinelli

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Lawrence E. Rifken (VSB No. 29037)

Douglas M. Foley (VSB No. 34364)

McGUIREWOODS LLP

1750 Tysons Boulevard, Suite 1800

McLean, Virginia 22102-4215

(703) 712-5000

Attorneys for Debtors and Debtors-in-Possession

Dated: January 17, 2003

DISCLAIMER

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND APPENDICES HERETO RELATES TO THE DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION AND IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER EXHIBITS ANNEXED OR REFERRED TO IN THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER LAWS GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF CHAPTER 11. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT AND APPENDICES HERETO WILL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING NOR WILL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN US AIRWAYS GROUP, INC. OR ITS AFFILIATES.

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SUMMARY OF PLAN

The following introduction and summary is a general overview only, which is qualified in its entirety by, and should be read in conjunction with, the more detailed discussions, information and financial statements and notes thereto appearing elsewhere in this Disclosure Statement and the First Amended Joint Plan of Reorganization of US Airways Group, Inc. and Its Affiliated Debtors and Debtors-in-Possession (the “Plan”). All capitalized terms not defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Appendix A.

A. Overview

After careful review of the Debtors’ current business operations, estimated recoveries in various liquidation scenarios, and prospects as ongoing businesses, the Debtors have concluded that the recovery to stakeholders will be maximized by the Debtors’ continued operation as going concerns. The Debtors believe that their businesses and assets have significant value that would not be realized in a liquidation, either in whole or in substantial part. According to the liquidation and other analyses prepared by the Debtors with the assistance of their financial advisors, the value of the Debtors’ Estates is considerably greater as going concerns than in a liquidation.

Accordingly, the Debtors believe that the Plan provides the best recoveries possible for the Debtors’ Claimholders and strongly recommend that, if you are entitled to vote, you vote to accept the Plan. The Debtors believe any alternative to confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, could result in significant delays, litigation, and costs, as well as the loss of jobs by employees.

B. Treatment of Claims and Interests Under the Plan

Under the Plan, Claims against and Interests in the Debtors are divided into Classes. Certain unclassified Claims, including Administrative Priority Claims and Priority Tax Claims, will receive payment in Cash either (1) on the later of the Effective Date or as soon as practicable after such Claims are Allowed, (2) in installments over time (as permitted by the Bankruptcy Code), or (3) as agreed with the holders of such Claims. The DIP Facility Claims are included as Administrative Claims and will be paid or otherwise satisfied in full on the Effective Date in accordance with the terms of the DIP Facility Order. All other Claims and Interests are classified separately in various Classes in the Debtors’ Chapter 11 Cases and will receive the distributions and recoveries (if any) described herein.

The following table summarizes the classification and treatment of the principal prepetition Claims and Interests under the Plan and in each case reflects the amount and form of consideration that will be distributed in exchange for and in full satisfaction, settlement, release and discharge of such Claims and Interests. The classification and treatment for all Classes are described in more detail under Section VII.B of this Disclosure Statement entitled “Classification and Treatment of Claims and Interests.” The distribution of New Equity described herein and provided for in the Plan shall be in full satisfaction, settlement, release and discharge of, and in exchange for, all Claims against each of the Debtors.

1. US Airways Group, Inc.

Class Description	Treatment Under Plan

Class Group-1 (Miscellaneous Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Group’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim,

Class Description	Treatment Under Plan

or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Group (or Reorganized Group) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Group’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Group’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Group or Reorganized Group) when and if such Claims are sought to be enforced by the Class Group-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Group held by or on behalf of the Class Group-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Group-1 Miscellaneous Secured Claimholder are paid in full.

Estimated Amount of Claims: $0

Estimated Percentage Recovery: 100%

Class Group-2 (GECC 2001 Financing Claims)

On the Effective Date, and in consideration of the transactions contemplated under the GE Global Restructuring Agreement, the Class Group-2 GECC 2001 Financing Claim shall be Reinstated, as modified in a manner consistent with the GE Global Restructuring Agreement, and GECC shall receive, among other things, on account of the Class Group-2 GECC 2001 Financing Claim and the Class USAI-2 GECC 2001 Financing Claim combined (whether against Group, USAI, another Debtor or an Affiliate of any of the Debtors), (i) three million eight hundred seventeen thousand five hundred (3,817,500) shares of Class A Preferred Stock, (ii) three million eight hundred seventeen thousand five hundred (3,817,500) Class A-1 Warrants and (iii) such other treatment as to which Group or Reorganized Group and GECC shall have agreed upon in writing.

Estimated Amount of Claims: See Class USAI-2

Estimated Percentage Recovery: See Class USAI-2

Class Group-3 (Other Priority Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such Priority Claim, an Allowed Class Group-3 Other Priority Claimholder in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Group-3 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Group-3 Other Priority Claim or (b) such other treatment as to which Group (or Reorganized Group) and such Claimholder shall have agreed in writing.

Estimated Amount of Claims: $20.0 to $50.0 million

Estimated Percentage Recovery: 100%

Class Description	Treatment Under Plan

Class Group-4 (PBGC Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Group, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

Estimated Amount of Claims: $200.0 million to $1.0 billion**

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class Group-5 (General Unsecured Convenience Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Group-5 General Unsecured Convenience Claim in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Group-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

Estimated Amount of Claims: $0.5 to $1.0 million

Estimated Percentage Recovery: 8%

Class Group-6 (General Unsecured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Group-6 General Unsecured Claimholder in Group’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Group-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common

Class Description	Treatment Under Plan

Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

Estimated Amount of Claims: $0 to $200.0 million

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class Group-7A (Interests)

Class Group-7A Interests in Group’s Chapter 11 Case shall be cancelled and extinguished, and holders of such Interests shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Interests.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: 0%

Class Group-7B (Subordinated Securities Claims)

Class Group-7B Subordinated Securities Claims in Group’s Chapter 11 Case shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Claims.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: 0%

2. US Airways, Inc.

Class Description	Treatment Under Plan

Class USAI-1 (Miscellaneous Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in USAI’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which USAI (or Reorganized USAI) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. USAI’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized USAI’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of USAI or Reorganized USAI) when and if such Claims are sought to be enforced by the Class USAI-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of USAI held by or on behalf of the Class USAI-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such

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Class Description	Treatment Under Plan

Claimholder, the Allowed Claims of such Class USAI-1 Miscellaneous Secured Claimholder are paid in full. Estimated Amount of Claims: $0 Estimated Percentage Recovery: 100%

Class USAI-2 (GECC 2001 Financing Claim)

On the Effective Date, and in consideration of the transactions contemplated under the GE Global Restructuring Agreement, the Class USAI-2 GECC 2001 Financing Claim shall be Reinstated, as modified in a manner consistent with the GE Global Restructuring Agreement, and GECC shall receive, among other things, on account of the Class Group-2 GECC 2001 Financing Claim and the Class USAI-2 GECC 2001 Financing Claim combined (whether against Group, USAI, another Debtor or an Affiliate of any of the Debtors), (i) three million eight hundred seventeen thousand five hundred (3,817,500) shares of Class A Preferred Stock, (ii) three million eight hundred seventeen thousand five hundred (3,817,500) Class A-1 Warrants and (iii) such other treatment as to which Group or Reorganized Group and GECC shall have agreed upon in writing.

Estimated Amount of Claims: $389.0 million

Estimated Percentage Recovery: 95% to 87% (present value calculation based on 8% to 10% discount rate)

Class USAI-3 (Other Priority Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Priority Claim, an Allowed Class USAI-3 Other Priority Claimholder in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-3 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class USAI-3 Other Priority Claim or (b) such other treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing.

Estimated Amount of Claims: $20.0 to $70.0 million

Estimated Percentage Recovery: 100%

Class USAI-4 (Aircraft Secured Claims).

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Aircraft Secured Claim, an Allowed Class USAI-4 Aircraft Secured Claimholder in USAI’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-4 Aircraft Secured Claim such treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected

Class Description	Treatment Under Plan

the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date. Estimated Amount of Claims: $1.7 to 1.8 billion Estimated Percentage Recovery: 100%

Class USAI-5 (PBGC Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against USAI, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

Estimated Amount of Claims: $200.0 million to $1.0 billion**

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class USAI-6 (General Unsecured Convenience Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class USAI-6 General Unsecured Convenience Claim in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-6 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

Estimated Amount of Claims: $47.0 to $58.0 million

Estimated Percentage Recovery: 8%

Class USAI-7 (General Unsecured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class USAI-7 General Unsecured Claimholder in USAI’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class USAI-7 General Unsecured Claim, such

Class Description	Treatment Under Plan

Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

Estimated Amount of Claims: $2.4 to $2.9 billion

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class USAI-8 (Interests)

Subject to Section 7.11 of the Plan and except as provided in Section 5.9 of the Plan, on the Effective Date, all Interests in USAI shall be Reinstated.

Estimated Amount of Claims: Undetermined

Estimated Percentage Recovery: Undetermined

3. Allegheny Airlines, Inc.

Class Description	Treatment Under Plan

Class Allegheny-1 (Miscellaneous Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Allegheny’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Allegheny (or Reorganized Allegheny) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Allegheny’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Allegheny’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Allegheny or Reorganized Allegheny) when and if such Claims are sought to be enforced by the Class Allegheny-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Allegheny held by or on behalf of the Class Allegheny-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Allegheny-1 Miscellaneous Secured Claimholder are paid in full.

Estimated Amount of Claims: $0

Estimated Percentage Recovery: 100%

Class Allegheny-2 (Other Priority Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the

Class Description	Treatment Under Plan

date an Other Priority Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such Priority Claim, an Allowed Class Allegheny-2 Other Priority Claimholder in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Allegheny-2 Other Priority Claim or (b) such other treatment as to which Allegheny (or Reorganized Allegheny) and such Claimholder shall have agreed in writing.

Estimated Amount of Claims: $0.3 to $0.6 million

Estimated Percentage Recovery: 100%

Class Allegheny-3 (Aircraft Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such Aircraft Secured Claim, an Allowed Class Allegheny-3 Aircraft Secured Claimholder in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-3 Aircraft Secured Claim such treatment as to which Allegheny (or Reorganized Allegheny) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: N/A

Class Allegheny-4 (PBGC Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Allegheny, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

Estimated Amount of Claims: $200.0 million to $1.0 billion**

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class Description	Treatment Under Plan

Class Allegheny-5 (General Unsecured Convenience Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Allegheny-5 General Unsecured Convenience Claim in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

Estimated Amount of Claims: $4.0 to $5.0 million

Estimated Percentage Recovery: 10%

Class Allegheny-6 (General Unsecured Claims).

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Allegheny-6 General Unsecured Claimholder in Allegheny’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Allegheny-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

Estimated Amount of Claims: $16.0 to $27.0 million

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class Allegheny-7 (Interests)	Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in Allegheny shall be Reinstated. Estimated Amount of Claims: Undetermined Estimated Percentage Recovery: Undetermined

4. PSA Airlines, Inc.

Class Description	Treatment Under Plan

Class PSA-1 (Miscellaneous Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in PSA’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate

x

Class Description	Treatment Under Plan

which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which PSA (or Reorganized PSA) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. PSA’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized PSA’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of PSA or Reorganized PSA) when and if such Claims are sought to be enforced by the Class PSA-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of PSA held by or on behalf of the Class PSA-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class PSA-1 Miscellaneous Secured Claimholder are paid in full.

Estimated Amount of Claims: $0

Estimated Percentage Recovery: 100%

Class PSA-2 (Other Priority Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Priority Claim, an Allowed Class PSA-2 Other Priority Claimholder in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class PSA-2 Other Priority Claim or (b) such other treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing.

Estimated Amount of Claims: $0.2 to $0.3 million

Estimated Percentage Recovery: 100%

Class PSA-3 (Aircraft Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Aircraft Secured Claim, an Allowed Class PSA-3 Aircraft Secured Claimholder in PSA’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-3 Aircraft Secured Claim such treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: N/A

Class Description	Treatment Under Plan
Class PSA-4 (PBGC Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against PSA, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

Estimated Amount of Claims: $200.0 million to $1.0 billion**

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class PSA-5 (General Unsecured Convenience Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class PSA-5 General Unsecured Convenience Claim in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

Estimated Amount of Claims: $2.0 to $3.0 million

Estimated Percentage Recovery: 10%

Class PSA-6 (General Unsecured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class PSA-6 General Unsecured Claimholder in PSA’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class PSA-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common

Class Description	Treatment Under Plan

Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

Estimated Amount of Claims: $28.0 to $39.0 million

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class PSA-7 (Interests)	Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in PSA shall be Reinstated. Estimated Amount of Claims: Undetermined Estimated Percentage Recovery: Undetermined

5. Piedmont Airlines, Inc.

Class Description	Treatment Under Plan
Class Piedmont-1 (Miscellaneous Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Piedmont’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Piedmont (or Reorganized Piedmont) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Piedmont’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Piedmont’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Piedmont or Reorganized Piedmont) when and if such Claims are sought to be enforced by the Class Piedmont-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Piedmont held by or on behalf of the Class Piedmont-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Piedmont-1 Miscellaneous Secured Claimholder are paid in full.

Estimated Amount of Claims: $0

Estimated Percentage Recovery: 100%

Class Description	Treatment Under Plan
Class Piedmont-2 (Other Priority Claims).

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Priority Claim, an Allowed Class Piedmont-2 Other Priority Claimholder in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Piedmont-2 Other Priority Claim or (b) such other treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing.

Estimated Amount of Claims: $0.6 to $1.0 million

Estimated Percentage Recovery: 100%

Class Piedmont-3 (Aircraft Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Aircraft Secured Claim, an Allowed Class Piedmont-3 Aircraft Secured Claimholder in Piedmont’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-3 Aircraft Secured Claim such treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: N/A

Class Piedmont-4 (PBGC Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Piedmont, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or

Class Description	Treatment Under Plan

(B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

Estimated Amount of Claims: $200.0 million to $1.0 billion**

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class Piedmont-5 (General Unsecured Convenience Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Piedmont-5 General Unsecured Convenience Claim in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

Estimated Amount of Claims: $5.0 to $6.0 million

Estimated Percentage Recovery: 10%

Class Piedmont-6 (General Unsecured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Piedmont-6 General Unsecured Claimholder in Piedmont’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Piedmont-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

Estimated Amount of Claims: $45.0 to $51.0 million

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class Piedmont-7 (Interests)	Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in Piedmont shall be Reinstated. Estimated Amount of Claims: Undetermined Estimated Percentage Recovery: Undetermined

6. MidAtlantic Airways, Inc.

Class Description	Treatment Under Plan
Class MidAtlantic-1 (Miscellaneous Secured Claims)	Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the

Class Description	Treatment Under Plan

legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in MidAtlantic’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which MidAtlantic (or Reorganized MidAtlantic) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. MidAtlantic’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized MidAtlantic’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of MidAtlantic or Reorganized MidAtlantic) when and if such Claims are sought to be enforced by the Class MidAtlantic-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of MidAtlantic held by or on behalf of the Class MidAtlantic-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class MidAtlantic-1 Miscellaneous Secured Claimholder are paid in full.

Estimated Amount of Claims: $0

Estimated Percentage Recovery: 100%

Class MidAtlantic-2 (Other Priority Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such Priority Claim, an Allowed Class MidAtlantic-2 Other Priority Claimholder in MidAtlantic’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class MidAtlantic-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class MidAtlantic-2 Other Priority Claim or (b) such other treatment as to which MidAtlantic (or Reorganized MidAtlantic) and such Claimholder shall have agreed in writing.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: N/A

Class MidAtlantic-3 (PBGC Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against MidAtlantic, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, US Airways Leasing-

Class Description	Treatment Under Plan

3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

Estimated Amount of Claims: $200.0 million to $1.0 billion**

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class MidAtlantic-4 (General Unsecured Convenience Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class MidAtlantic-4 General Unsecured Convenience Claim in MidAtlantic’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class MidAtlantic-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: N/A

Class MidAtlantic-5 (General Unsecured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class MidAtlantic-5 General Unsecured Claimholder in MidAtlantic’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class MidAtlantic-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030), and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: N/A

Class MidAtlantic-6 (Interests)	Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in MidAtlantic shall be Reinstated. Estimated Amount of Claims: Undetermined Estimated Percentage Recovery: Undetermined

7. US Airways Leasing and Sales, Inc.

Class Description	Treatment Under Plan
Class US Airways Leasing-1 (Miscellaneous Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in US Airways Leasing’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. US Airways Leasing’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized US Airways Leasing’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of US Airways Leasing or Reorganized US Airways Leasing) when and if such Claims are sought to be enforced by the Class US Airways Leasing-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of US Airways Leasing held by or on behalf of the Class US Airways Leasing-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class US Airways Leasing-1 Miscellaneous Secured Claimholder are paid in full.

Estimated Amount of Claims: $0

Estimated Percentage Recovery: 100%

Class US Airways Leasing-2 (Other Priority Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such Priority Claim, an Allowed Class US Airways Leasing-2 Other Priority Claimholder in US Airways Leasing’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class US Airways Leasing-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class US Airways Leasing-2 Other Priority Claim or (b) such other treatment as to which US Airways Leasing (or Reorganized US Airways Leasing) and such Claimholder shall have agreed in writing.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: N/A

Class Description	Treatment Under Plan
Class US Airways Leasing-3 (PBGC Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against US Airways Leasing, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

Estimated Amount of Claims: $200.0 million to $1.0 billion**

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class US Airways Leasing-4 (General Unsecured Convenience Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class US Airways Leasing-4 General Unsecured Convenience Claim in US Airways Leasing’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class US Airways Leasing-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: N/A

Class US Airways Leasing-5 (General Unsecured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class US Airways Leasing-5 General Unsecured Claimholder in US Airways Leasing’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class US Airways Leasing-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of

Class Description	Treatment Under Plan
Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants. Estimated Amount of Claims: N/A Estimated Percentage Recovery: N/A
Class US Airways Leasing-6 (Interests)

Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in US Airways Leasing shall be Reinstated.

Estimated Amount of Claims: Undetermined

Estimated Percentage Recovery: Undetermined

8. Material Services Company, Inc.
Class Description	Treatment Under Plan
Class Material Services-1 (Miscellaneous Secured Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Material Services’ Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Material Services (or Reorganized Material Services) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Material Services’ failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Material Services’ right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Material Services or Reorganized Material Services) when and if such Claims are sought to be enforced by the Class Material Services-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Material Services held by or on behalf of the Class Material Services-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Material Services-1 Miscellaneous Secured Claimholder are paid in full.

Estimated Amount of Claims: $0

Estimated Percentage Recovery: 100%

Class Material Services-2 (Other Priority Claims)

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such Priority Claim, an Allowed Class Material Services-2 Other Priority Claimholder in Material Services’ Chapter 11 Case shall receive,

Class Description	Treatment Under Plan

in full satisfaction, settlement, release, and discharge of and in exchange for such Class Material Services-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Material Services-2 Other Priority Claim or (b) such other treatment as to which Material Services (or Reorganized Material Services) and such Claimholder shall have agreed in writing.

Estimated Amount of Claims: $0.3 to $0.6 million

Estimated Percentage Recovery: 100%

Class Material Services-3 (PBGC Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Material Services, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, and US Airways Leasing-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

Estimated Amount of Claims: $200.0 million to $1.0 billion**

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class Material Services-4 (General Unsecured Convenience Claims)

On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Material Services-4 General Unsecured Convenience Claim in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Material Services-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

Estimated Amount of Claims: $1.5 to $2.0 million

Estimated Percentage Recovery: 10%

Class Material Services-5 (General Unsecured Claims).

Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services)

Class Description	Treatment Under Plan

and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Material Services-5 General Unsecured Claimholder in Material Services’ Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Material Services-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030), and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

Estimated Amount of Claims: $3.0 to $5.0 million

Estimated Percentage Recovery: 1.8% to 1.2%** (see explanation at end of summary chart)

Class Material Services-6 (Interests)	Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in Material Services shall be Reinstated. Estimated Amount of Claims: Undetermined Estimated Percentage Recovery: Undetermined

**	As stated more fully in Section VI.D.8 and Section VI.D.12 hereof, the PBGC has filed twenty-one claims against the Debtors aggregating approximately $3.8 billion. These claims, which relate to seven defined benefit plans sponsored and maintained by the Debtors, represent potential unfunded pension liability which could arise if all seven of the pension plans are terminated. As noted above, the Debtors believe the amount of the PBGC’s claims, if any, will be significantly less than the amount asserted by the PBGC in its proofs of claims. The Debtors are actively pursuing negotiations with the PBGC regarding a consensual resolution of the treatment of its claims under the Plan. However, because of the size of the PBGC’s claims, and their assertion against each of the Debtors, the ultimate resolution of the PBGC claims, either on a consensual or nonconsensual basis, may materially and adversely affect the percentage recovery on account of General Unsecured Claims.

C. Claims Estimates

On September 6, 2002, the Bankruptcy Court entered the Bar Date Order (Docket No. 406) approving the form and manner of the bar date notice, which was attached as Exhibit 1 to the Bar Date Order (the “Bar Date Notice”). Pursuant to the Bar Date Order and the Bar Date Notice the general Bar Date for filing proofs of claim in these bankruptcy cases was November 4, 2002. In addition to serving copies of the Bar Date Notice on all scheduled creditors, employees and other potential creditors, the Debtors published the Bar Date Notice in The New York Times (national edition) (Docket No. 1387), The Wall Street Journal (national and European editions) (Docket Nos. 1388, 1389) and the USA Today (worldwide) (Docket No. 1390).

The Debtors’ Claims Agent received approximately 4,500 timely filed proofs of claim as of the Bar Date totaling approximately $61 billion. The Debtors believe that many of the timely filed proofs of claim are invalid, duplicative, or otherwise grossly overstated in amount, and are in the process of pursuing omnibus objections to many of the proofs of claim. Pursuant to the Bar Date Notice and the Bar Date Order, and consistent with 11 U.S.C. § 502(b)(9), any proofs of claim filed after the Bar Date are disallowed as untimely unless and until such proofs of claim are deemed timely filed by the Bankruptcy Court after notice and hearing.

The Debtors estimate that at the conclusion of the claims resolution process the aggregate amount of estimated and allowed Secured Claims and Secured Aircraft Claims against the Debtors aggregate approximately $2.1 billion to $2.2 billion and the estimated and allowed General Unsecured Claims (inclusive of General Unsecured Convenience Claims) against the Debtors aggregate approximately $2.5 billion to $3.3 billion.

In addition, numerous Claims were asserted by various alleged creditors in unliquidated amounts. The Debtors believe that certain claims that have been asserted are without merit and intend to object to all such claims. On December 16, 2002, the Debtors filed their First Omnibus Objection to Certain (I) Duplicative Claims, and (II) Equity Claims (“First Omnibus Objection”) (Docket No. 1614). The First Omnibus Objection is set for hearing and status conference on January 16, 2003. There can be no assurance that the Debtors will be successful in contesting any such Claims.

There can be no assurance that the Debtors will be able to achieve the significant reductions in Claims set forth above. Moreover, additional Claims may be filed or identified during the Claims resolution process that may materially affect the foregoing Claims estimates.

THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR THE HOLDERS OF CLAIMS AGAINST EACH OF THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

THE CREDITORS’ COMMITTEE HAS ENDORSED THE PLAN AND RECOMMENDS THAT YOU ACCEPT THE PLAN AND RETURN YOUR BALLOT INDICATING YOUR ACCEPTANCE IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH ON THE BALLOT. However, as the Debtors have not yet filed several material schedules and exhibits to the Plan, the Creditors’ Committee fully reserves all of its rights and remedies relating to such schedules and exhibits. Moreover, because the resolution of the Claims filed against the Debtors by the PBGC may significantly impact the distributions to holders of General Unsecured Claims, the Creditors’ Committee fully reserves all of its rights and remedies relating to the resolution of those Claims.

THE PLAN SPONSOR HAS ENDORSED THE PLAN AND RECOMMENDS THAT YOU ACCEPT THE PLAN AND RETURN YOUR BALLOT INDICATING YOUR ACCEPTANCE IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH ON THE BALLOT.

N. High Leverage	69
O. Potential Dilution Caused by Options and Warrants	69
P. Market for New Common Stock	69
Q. Alliance with United	69
R. Potential Ownership Change	69
S. Tax Planning	69

IX. RESALE OF SECURITIES RECEIVED UNDER THE PLAN	70
A. Issuance of New Equity	70
B. Subsequent Transfers of New Equity	70

X. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN	71
A. United States Federal Income Tax Consequences to the Debtors	72
B. United States Federal Income Tax Consequences to Claimholders of the Debtors and Interestholders of Group	73
C. Importance of Obtaining Professional Tax Assistance	78

XI. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST	78
A. Feasibility of the Plan	78
B. Acceptance of the Plan	79
C. Best Interests Test	79
D. Estimated Valuation of the Reorganized Debtors	80
E. Application of the Best Interests Test to the Liquidation Analysis and the Valuation of the Reorganized Debtors	80
F. Confirmation Without Acceptance of All Impaired Classes: The ‘Cramdown’ Alternative	81
G. Conditions to Confirmation and/or Consummation of the Plan	81
H. Waiver of Conditions to Confirmation and/or Consummation of the Plan	82
I. Retention of Jurisdiction	83

XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	84
A. Continuation of the Bankruptcy Case	84
B. Alternative Plans of Reorganization	84
C. Liquidation Under Chapter 7 or Chapter 11	84

XIII. VOTING REQUIREMENTS	85
A. Parties in Interest Entitled to Vote	86
B. Classes Impaired Under the Plan	87

XIV. CONCLUSION	87
A. Hearing on and Objections to Confirmation	87
B. Recommendation	88

APPENDICES

Appendix A	First Amended Joint Plan of Reorganization of US Airways Group, Inc. and Its Affiliated Debtors and Debtors-in-Possession

Appendix B	Liquidation Analysis

Appendix C	Pro Forma Financial Projections

Appendix D	Reorganization Valuation Analysis

Appendix E	Historical Financial Results

DISCLOSURE STATEMENT WITH RESPECT TO

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF

US AIRWAYS GROUP, INC. AND ITS AFFILIATED

DEBTORS AND DEBTORS-IN-POSSESSION

I. INTRODUCTION

US Airways Group, Inc., US Airways, Inc., Allegheny Airlines, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., MidAtlantic Airways, Inc., US Airways Leasing and Sales, Inc., and Material Services Company, Inc. submit this disclosure statement (the “Disclosure Statement”) pursuant to section 1125 of the United States Bankruptcy Code (the “Bankruptcy Code”), for use in the solicitation of votes on the Debtors’ first amended plan of reorganization (the “Plan”) dated January 17, 2003, which was filed with the United States Bankruptcy Court for the Eastern District of Virginia (Alexandria Division) (the “Court” and/or the “Bankruptcy Court”), a copy of which is attached as Appendix A hereto.

This Disclosure Statement sets forth certain information regarding the Debtors’ prepetition history, significant events that have occurred during the Chapter 11 Cases, and the anticipated organization, operations and financing of the Reorganized Debtors. This Disclosure Statement also describes the terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims and Interests must follow for their votes to be counted.

FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE ARTICLE VII – SUMMARY OF THE REORGANIZATION PLAN AND ARTICLE VIII – CERTAIN FACTORS TO BE CONSIDERED.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CHAPTER 11 CASES, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT SUCH SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

II. THE BANKRUPTCY PLAN VOTING INSTRUCTIONS AND PROCEDURES

A. Definitions

Except as otherwise provided herein, capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan. In addition, all references in this Disclosure Statement to monetary figures refer to United States currency, unless otherwise expressly provided.

B. Notice to Holders of Claims and Interests

This Disclosure Statement is being transmitted to certain Claimholders for the purpose of soliciting votes on the Plan and to others for informational purposes. The purpose of this Disclosure Statement is to provide adequate information to enable the holder of a Claim against the Debtors to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan.

By order entered on January 17, 2003, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient and adequate detail to enable Claimholders that are entitled to vote on the Plan to make an informed judgment with respect to acceptance or rejection of the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

ALL CLAIMHOLDERS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.

THIS DISCLOSURE STATEMENT AND THE OTHER MATERIALS INCLUDED IN THE SOLICITATION PACKAGE ARE THE ONLY DOCUMENTS AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors or the Plan other than the information contained herein.

CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except with respect to the projections set forth in Appendix C attached hereto (the “Projections”) and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. Neither the Debtors nor the Reorganized Debtors intend to update the Projections for the purposes hereof; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement does not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

C. Solicitation Package

Accompanying this Disclosure Statement are, among other things, copies of (1) the Plan (Appendix A hereto); (2) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the hearing to consider the confirmation of the Plan and related matters, and the time for filing objections to the confirmation of the Plan (the “Confirmation Hearing Notice”); and (3) if you are entitled to vote, one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Plan.

D. General Voting Procedures, Ballots, and Voting Deadline

After carefully reviewing the Plan, this Disclosure Statement, and (if you are entitled to vote) the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by checking the appropriate box on the enclosed Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided. You must provide all of the information requested by the appropriate Ballot(s). Failure to do so may result in the disqualification of your vote on such Ballot(s).

Each Ballot has been coded to reflect the Class of Claims or Interests it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND ACTUALLY RECEIVED NO LATER THAN MARCH 10, 2003 AT 4:00 P.M. (PREVAILING EASTERN TIME) (THE “VOTING DEADLINE”) BY LOGAN & COMPANY, INC. (US AIRWAYS BALLOT DEPARTMENT), 546 VALLEY ROAD, UPPER MONTCLAIR, NEW JERSEY 07043. BALLOTS RECEIVED AFTER SUCH TIME WILL NOT BE COUNTED. BALLOTS SHOULD NOT BE DELIVERED DIRECTLY TO THE DEBTORS, THE COURT, THE CREDITORS’ COMMITTEE OR COUNSEL TO THE DEBTORS OR THE CREDITORS’ COMMITTEE.

E. Questions About Voting Procedures

If (1) you have any questions about (a) the procedure for voting your Claim, (b) the packet of materials that you have received, or (c) the amount of your Claim or (2) you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement, or any appendices or exhibits to such documents please contact:

Logan & Company, Inc.

(US Airways Ballot Department)

546 Valley Road

Upper Montclair, New Jersey 07043

(973) 509-3190

FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE ARTICLE XIII – VOTING REQUIREMENTS.

F. Confirmation Hearing and Deadline for Objections to Confirmation

Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Court has scheduled the Confirmation Hearing for March 18, 2003, at 9:30 a.m. (prevailing Eastern time) before the Honorable Stephen S. Mitchell, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Eastern District of Virginia (Alexandria Division), 200 South Washington Street, Courtroom I, Alexandria, Virginia 22314. The hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjournment date made at the hearing or at any subsequently adjourned hearing. The Court has directed that objections, if any, to confirmation of the Plan be filed with the Clerk of the Court and served so that they are RECEIVED on or before March 10, 2003, at 4:00 p.m. (prevailing Eastern time) by:

Counsel for the Debtors

Skadden, Arps, Slate, Meagher & Flom (Illinois)

333 West Wacker Drive

Suite 2100

Chicago, Illinois 60606-1285

Attn: John Wm. Butler, Jr., Esq.

John K. Lyons, Esq.

- and -

McGuireWoods LLP

1750 Tysons Boulevard

Suite 1800

McLean, Virginia 22102-4215

Attn: Lawrence E. Rifken, Esq.

          Douglas M. Foley, Esq.

United States Trustee

The Office of the United States Trustee

115 South Union Street

Alexandria, Virginia 22314

Attn: Dennis J. Early, Esq.

Plan Sponsor and the DIP Agent

Retirement Systems of Alabama Holdings LLC

135 South Union Street

Montgomery, Alabama 36104

Attn: William Stephens, Esq., General Counsel

with a copy to:

Orrick, Herrington & Sutcliffe LLP

666 Fifth Avenue

New York, New York 10103

Attn: Duncan N. Darrow, Esq.

          Lorraine S. McGowen, Esq.

- and -

Bean, Kinney & Korman, PL

2000 North 14th Street, Suite 100

Arlington, Virginia 22201

Attn: James R. Schroll, Esq.

Counsel for the Creditors’ Committee

Otterbourg, Steindler, Houston & Rosen, P.C.

230 Park Avenue

New York, New York 10169

Attn: Scott L. Hazan, Esq.

          Brett H. Miller, Esq.

- and -

Vorys, Sater, Seymour and Pease LLP

277 South Washington Street, Suite 310

Alexandria, Virginia 22314-3674

Attn: Malcolm M. Mitchell Jr., Esq.

          Byron L. Pickard, Esq.

ATSB

Air Transportation Stabilization Board

1120 Vermont Avenue, N.W., Suite 970

Washington, D.C. 20020

Attn: Daniel G. Montgomery

          James R. Levine, Esq.

- and -

Curtis Mallet-Prevost Colt & Mosle LLP

101 Park Avenue

New York, NY 10178-0061

Attn: Steven J. Reisman, Esq.

          Daniel R. Lenihan, Esq.

III. HISTORY OF THE DEBTORS AND COMMENCEMENT OF THE CHAPTER 11 CASES

A. Overview of Business Operations

I. Summary of the Debtors’ Prepetition Business Practices

The Debtors’ corporate structure consists of US Airways Group, Inc. (“Group”), its wholly-owned debtor subsidiary, US Airways, Inc. (“USAI”), six other wholly-owned debtor subsidiaries and one non-debtor foreign insurance related subsidiary. The Debtors’ flight operations encompass the “mainline” operations of USAI, as well as the operations of four wholly-owned subsidiaries of Group (Allegheny Airlines, Inc. (“Allegheny”), PSA Airlines, Inc. (“PSA”), Piedmont Airlines, Inc. (“Piedmont”), and MidAtlantic Airways, Inc. (“MidAtlantic”)) that operate or are expected to operate regional jet and turbo-prop commuter aircraft as US Airways Express carriers.

Group’s primary business activity is the ownership of the common stock of USAI, Allegheny, Piedmont, PSA, MidAtlantic, US Airways Leasing and Sales, Inc. (“US Airways Leasing”), Material Services Company, Inc. (“Material Services”), and Airways Assurance Limited, LLC (“Airways Assurance”). Pursuant to the modified collective bargaining agreement with ALPA (discussed below), MidAtlantic will merge with and into USAI, becoming an operating unit of USAI. Airways Assurance has not commenced a case under chapter 11 of the Bankruptcy Code or similar proceedings in any other jurisdiction. This subsidiary continues to operate its business outside of bankruptcy.

USAI, Group’s principal operating subsidiary, is a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. For the nine months ended September 30, 2002, USAI accounted for approximately 83% of Group’s operating revenues on a consolidated basis. USAI enplaned almost 37 million passengers for the nine months ended September 30, 2002 and was the seventh largest United States air carrier (as ranked by revenue passenger miles (“RPMs”)). As of September 30, 2002, USAI operated 294 jet aircraft and provided regularly scheduled service at 86 airports in the continental United States, Canada, Mexico, France, Germany, Italy, Spain, the Netherlands, the United Kingdom and the Caribbean.

USAI’s major connecting hubs are at airports in Charlotte, Philadelphia and Pittsburgh. USAI also has substantial operations at Boston’s Logan International Airport, New York’s LaGuardia Airport and Washington’s Ronald Reagan Washington National Airport. Measured by departures, USAI is the largest at each of the foregoing airports except LaGuardia and Boston Logan and is the largest air carrier in many smaller eastern United States cities such as Albany, Buffalo, Hartford, Richmond, and Rochester. USAI’s east coast-based hubs, combined with its strong presence at many east coast airports, have made it the largest intra-east coast carrier, comprising 35 percent of the industry’s intra-east coast revenues for the four quarters ended June 30, 2002.

As of September 30, 2002, ten air carriers had code share arrangements with USAI to operate under the trade name “US Airways Express,” including Allegheny, Piedmont and PSA. Typically, under a code share arrangement one air carrier places its designator code and sells tickets on the flights of another air carrier (its code share partner). USAI provides reservations and, at certain stations, ground support and other services, in return for service fees. The US Airways Express network feeds traffic into USAI’s route system at several points, primarily at USAI’s connecting hubs. As of September 30, 2002, US Airways Express served 160 airports in the continental United States, Canada and the Bahamas, including 51 airports also served by USAI. During the nine months ended September 30, 2002, US Airways Express air carriers enplaned approximately ten million passengers (of these, approximately five million passengers were enplaned by Allegheny, Piedmont and PSA), approximately 58% of whom connected to USAI’s flights.

US Airways Leasing, Material Services and Airways Assurance operate in support of Group’s five airline subsidiaries in areas such as procuring of aviation fuel, assisting with maintenance contracts, marketing surplus assets and insurance.

2. Airline Industry, Debtors’ Position in the Marketplace and Restructuring Plan

Over the past decade, the demand for air transportation has tended to mirror general economic conditions. From the mid-1990s through 1999, general domestic economic conditions were relatively favorable as were the levels of demand for air transportation. Over this time period, USAI experienced favorable pricing and capacity trends as a result of those economic conditions. More recently, the slowing economy has adversely affected USAI’s revenues. In addition, increased capacity growth by low-fare airlines in USAI’s core operating regions since 1999 has resulted in pricing pressures.

Most of the markets in which Group’s airline subsidiaries operate are highly competitive. Group’s airline subsidiaries compete to varying degrees with other air carriers and with other forms of transportation. USAI competes with at least one major airline on most of its routes between major cities. Airlines, including USAI, typically use discount fares and other promotions to stimulate traffic during normally slack travel periods to generate cash flow and to maximize revenue per available seat mile. Discount and promotional fares are often subject to various restrictions such as minimum stay requirements, advance ticketing, limited seating and refund penalties. USAI has often elected to match discount or promotional fares initiated by other air carriers in certain markets in order to compete in those markets. Competition between air carriers also involves certain route structure characteristics, such as flight frequencies, availability of nonstop flights, markets served and the time certain flights are operated. To a lesser extent, competition can involve other products, such as frequent flier programs and airport clubs. Despite numerous competitive pressures, USAI has remained the leading carrier at 70 of the 140 airports it serves on the east coast.

A substantial portion of USAI’s flights are to or from cities in the eastern United States. Accordingly, severe weather, air traffic control problems and downturns in the economy in the eastern United States adversely affect Group’s results of operations and financial condition. Air traffic control problems were particularly acute during 2000 and 1999. With its concentration in the eastern United States, USAI’s average stage length (i.e., trip distance) is shorter than those of other major airlines. This makes USAI more susceptible than other major airlines to competition from surface transportation (e.g., automobile, trains, etc.).

USAI considers the growth of low-fare competition and the growing presence of competitors’ regional jets in certain of its markets to be its foremost competitive threats. Recent years have seen the entrance and growth of low-fare competitors in many of the markets in which Group’s airline subsidiaries operate. These competitors, based on low costs of operations and low-fare structures, include Southwest Airlines Co. (“Southwest”), AirTran Airways, Inc. and JetBlue Airways. Southwest has steadily increased operations within the Eastern United States since first offering service in this region in late 1993. The Debtors anticipate further low-fare competition in the industry in the future. Other major airlines have substantially increased the number of regional jets in the eastern United States. Regional jets are faster, quieter, more comfortable than turboprops and generally preferred by customers over turboprops. Low fares, industry discounting and new and excess capacity by major competitors have all driven down yields, in addition to the recent surge in downward pricing fueled by the Internet.

In order to successfully respond to current industry conditions, the Debtors initiated a restructuring plan that contains the following three major elements: (i) achieve competitive mainline cost structure, (ii) right-sizing the business by reducing mainline fleet count by 13% and by future deployment of 37-76 seat regional jets, and (iii) execution of a domestic and international code-share alliance with UAL and Star Alliance partners. Up to $1.9 billion of cash savings are obtained from all stakeholders, including up to $1.0 billion from labor, up to $500 million from aircraft lessors, lenders and financiers, and up to $400 million from vendors, management and business process re-engineering.

3. Employees; Labor Matters

As of October 31, 2002, on a full-time basis, Group employed 38,800 employees. USAI employed 32,800 full-time employees, including approximately 8,300 station personnel, 7,200 flight attendants, 6,200 mechanics and related personnel, 4,300 pilots, 2,300 reservations personnel, and 4,500 personnel in administrative and miscellaneous job categories. On a full-time basis, Group’s remaining subsidiaries employed 6,000 employees, including approximately 3,500 station personnel, 1,100 pilots, 600 flight attendants, 500 mechanics and related personnel, and 300 personnel in administrative and miscellaneous job categories. As of October 31, 2002, approximately 34,400, or 88.6%, of Group’s active employees were covered by collective bargaining agreements with various labor unions. In November 2002, the Company implemented additional reductions in force.

In May 2002, the Debtors initiated a restructuring plan that sought to address their financial difficulties by, among other measures, reducing labor costs. The vast majority of USAI’s employees were represented by one of five labor unions and were subject to one of nine long-term collective bargaining agreements. USAI began negotiations in June 2002 with its unions to agree on modifications to existing collective bargaining agreements that ultimately would provide approximately $840 million in average annual labor cost reductions through the end of 2008, as well as an opportunity for the employees to obtain equity or participate in profit-sharing during the anticipated financial recovery of USAI. USAI proposed that the primary labor cost savings from each restructured collective bargaining agreement arise out of immediate wage reductions effective July 1, 2002; reduction in pension plan benefits; a single national PPO health benefits program for all USAI employees; and modifications in employee work rules to increase productivity.

By the Petition Date, USAI reached restructuring agreements with the Air Line Pilots Association, International and the Association of Flight Attendants, International, which respectively represent USAI’s pilots and flight attendants. The renegotiated labor agreements with these groups were expected to produce $465 million and $76 million, respectively, in average annual cost reductions for USAI through calendar year 2008. Also by the Petition Date, USAI reached agreements with the Transport Workers Union, which represents dispatchers, flight simulator engineers and flight crew training instructors, for tentative restructuring agreements, each of which were ratified by their memberships after the Petition Date. Those agreements were expected to produce an aggregate of $11 million in annual labor cost savings for USAI through 2008. Shortly after the commencement of the Chapter 11 Cases, the Debtors reached agreement with their other major unions. For a discussion of labor matters after the Petition Date, see Section VI.D.11 – Labor Matters, below.

4. Regional Jet Growth

USAI’s agreement with its pilots provides that it may operate up to 465 regional jets subject to certain restrictions. In an attempt to boost revenues and enhance competitiveness, the Debtors began implementing a key component to their overall restructuring plan – increased use of regional jets. To this end, in October 2002, USAI reached an agreement with Mesa Air Group, Inc. (“Mesa”) to fly 20 additional 50-seat regional jets as part of the US Airways Express network, with the first of these aircraft expected to begin service in the first quarter of 2003, pending Mesa pilots’ approval of Jets for Jobs. USAI and Mesa have also signed a non-binding Letter of Intent (“LOI”) to place up to 50 additional regional jets at Mesa, including a number of 70-seat regional jets. The LOI is contingent upon agreement with respect to several items, including, but not limited to, economic costs, equity warrants in Mesa and Mesa pilots’ approval of Jets for Jobs. In December 2002, USAI reached an agreement in principle with Midway Airlines to fly at least 18 50-seat regional jets as part of the US Airways Express network. This agreement is contingent on several factors, including USAI obtaining an equity interest in Midway Airlines. Pending resolution of a final agreement, the first of these aircraft is expected to begin service in January 2003. All 38 of these regional jets are expected to be integrated into the US Airways Express network during 2003. In December 2002, USAI and Chautauqua Airlines, a subsidiary of Republic Airways Holdings, Inc., reached an agreement to fly an additional nine regional jet aircraft that will enter service in 2003. Also, USAI and Republic Airlines, also a subsidiary of Republic Airways Holdings, Inc., agreed to a new Jet Services Agreement that provides for an additional 23 regional jets which will enter service during 2003 and 2004. Both agreements are contingent upon compliance with the USAI Jets for Jobs contract provisions.

5. Marketing Agreements with United Air Lines

USAI announced on July 24, 2002 that it had reached comprehensive marketing agreements with United Air Lines, Inc. (“United”). The agreements have received approvals from the pilot unions for both USAI and United, and the Department of Transportation announced on October 2, 2002 that it had concluded its review of the transaction. These agreements are in the process of being implemented. Once fully implemented, USAI and United passengers will be able to contact either airline and make a single reservation that involves travel on both airlines (code share travel) through new streamlined ticketing, baggage handling and check-in procedures. In addition, USAI and United customers will have the opportunity to earn and redeem Dividend Miles and Mileage Plus Miles on both airlines and members of either airlines airport club may access both airlines’ airport clubs. Code share flights will be phased in during the first quarter of 2003, with subsequent phases to be introduced soon thereafter. The first elements of the marketing agreements began on October 14, 2002, with the introduction of reciprocal airport lounge access between the two carriers’ club programs, as well as interline electronic ticketing. Beginning November 1, 2002, passengers have the opportunity to earn frequent flier miles on flights operated by either of the two airlines. The first code share flights are expected to begin in January 2003.

USAI and United will remain separate competing companies with separate schedules, pricing, and sales functions. In addition, unlike some existing airline alliances involving other carriers, there is no equity ownership element between USAI and United. The two airlines will independently set prices and establish schedules, and they will continue to compete on all routes served by one another.

United, as well as its parent company UAL Corporation and certain of its affiliates, filed for protection under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois on December 9, 2002. United requested court authority immediately to assume these agreements and the court granted United’s request on December 9, 2002. Therefore, the Debtors do not currently expect United’s bankruptcy filing to have a material effect on these agreements or their implementation.

6. Legal Proceedings

The following discussion regarding legal proceedings purports only to identify those legal proceedings that the Debtors, in their reasonable judgment, consider to be material in nature, unless otherwise noted.

Group and USAI have been named as defendants in two lawsuits filed in United States District Court for the Eastern District of Michigan. Delta Air Lines is also named as a defendant in both actions, while Northwest Airlines and the Airlines Reporting Corporation are named as defendants in one additional action. The complaints were filed on behalf of a class of airline passengers who originated or terminated their trips at the defendant carriers’ respective hubs. These passengers allege that they paid excessive fares due to the respective airlines’ enforcement of ticketing rules that prohibit the use of a connecting segment coupon that is part of a through-fare ticket where the passenger does not fly or intend to fly the entire ticketed itinerary. Plaintiffs allege monopolization and restraint of trade in violation of federal antitrust laws. They seek recovery of trebled damages from all named defendants in the amount of $390 million and an injunction prohibiting future enforcement of the rules at issue. On May 16, 2002, the court denied the defendant airlines’ motion for summary judgment and granted the plaintiffs’ motion for class certification in each of the cases. On May 31, 2002, Group and USAI filed a petition with the United States Court of Appeals for the Sixth Circuit seeking a discretionary review of the certification order. On November 21, 2002, the petition for permission to appeal the class certification decision was denied. Notwithstanding the district court’s denial of summary judgment and the petition, Group and USAI believe the claims are without merit and intend to pursue a vigorous defense once the stay is lifted. The plaintiffs filed a motion to lift the automatic stay under section 362(a) to allow the litigation to proceed against Group and USAI. Group and USAI filed a response in opposition to the motion, and the motion was heard by the Bankruptcy Court on December 12, 2002. On December 13, 2002, the Bankruptcy Court ordered that the automatic stay remain in place until April 15, 2003.

USAI is named as a defendant along with most of the major domestic airlines, several national carriers and a number of international carriers, in a class action lawsuit on behalf of all United States-based travel agents filed in federal court in North Carolina. The complaint alleges violation of the federal antitrust laws with respect to commission rate reductions and/or commission cap reductions implemented by various airlines in 1997, 1998, 1999, 2001 and 2002. Plaintiffs seek unspecified damages for lost commissions as well as injunctive relief. The case against USAI is subject to the automatic stay provisions of section 362(a) of the Bankruptcy Code. Discovery has now closed and the other defendants have filed motions for summary judgment.

A declaratory judgment against certain airlines including Group is being sought in Quebec Superior Court that, if obtained, would require the Company and such other named airlines to pay commissions to travel agents under the IATA rules. The amount of commissions sought has not been specified. Under Quebec civil procedure, a motion for a declaratory judgment must be supported by an affidavit from each plaintiff. As of August 13, 2002, more than 30 plaintiffs have filed affidavits indicating their participation in this lawsuit. During a hearing held August 29, 2002, the plaintiffs advised the court that they were dismissing Group from the case. A stipulation is in the process of being filed with the court.

In May 1995, Group, USAI and the Retirement Income Plan for Pilots of US Airways, Inc. were sued in federal district court for the District of Columbia by 481 active and retired pilots alleging that defendants had incorrectly interpreted the plan provisions and erroneously calculated benefits under the Pilots Pension Plan. The plaintiffs sought damages in excess of $70 million. In May 1996, the court issued a decision granting USAI’s motion to dismiss the majority of the complaint for lack of jurisdiction, deciding that the dispute must be resolved through the arbitration process under the Railway Labor Act because the Pilots Pension Plan was collectively bargained. The plaintiffs appealed the district court’s dismissal and in February 1999, the U.S. Court of Appeals upheld the district court’s decision originally granted in May 1996 in the defendants’ favor. In May 1999, the plaintiffs filed a petition for certiorari with the U.S. Supreme Court. In October 1999, the U.S. Supreme Court denied the plaintiffs’ petition for certiorari. The U.S. District Court retained jurisdiction over one count of the complaint alleging violation of a disclosure requirement under ERISA. In August 2000, the U.S. District Court dismissed the remaining count without prejudice, giving plaintiffs the right to reinstate their claims after completion of the arbitration. Certain of the plaintiffs have filed a claim before the

US Airways Pilot Retirement Board requesting arbitration of their claim for benefits that they believe were erroneously calculated. The Retirement Board has selected an arbitrator to decide certain issues related to the plaintiffs’ claims for benefits. The Company is unable to predict at this time the ultimate resolution of these proceedings.

In October 1995, USAI terminated for cause an agreement with In-Flight Phone Corporation (“IFPC”). IFPC was USAI’s provider of on-board telephone and interactive data systems. The IFPC system had been installed in approximately 80 aircraft prior to the date of termination of the agreement. On December 6, 1995, IFPC filed suit against USAI in Illinois state court seeking equitable relief and damages in excess of $186 million. USAI believes that its termination of its agreement with IFPC was appropriate and that it is owed significant damages from IFPC. USAI has filed a counterclaim against IFPC seeking compensatory damages in excess of $25 million and punitive damages in excess of $25 million. In January 1997, IFPC filed for protection from its creditors under Chapter 11 of the Bankruptcy Code. On March 19, 1997, the automatic stay provided for in the Bankruptcy Code was lifted, which allowed IFPC’s and USAI’s claims to be fully litigated. As a result of the Debtors’ commencement of chapter 11 proceedings, this case is subject to the automatic stay provisions of section 362(a) of the Bankruptcy Code. The Company is unable to predict at this time the ultimate resolution or potential financial impact of these proceedings on the Company’s financial condition or results of operations.

On September 29, 2000, USAI intervened in a proceeding that was originally brought on January 26, 1998 by the Pennsylvania Department of Environmental Protection (“DEP”) against Allegheny County, Pennsylvania and the Allegheny County Aviation Administration alleging that a variety of airfield and aircraft deicing activities at Greater Pittsburgh International Airport (Airport) violate the requirements of (a) a 1994 Consent Order and Adjudication issued to Allegheny County and air carrier tenants at the Airport, (b) the Airport’s National Pollutant Discharge Elimination System Permit, and (c) the Pennsylvania Clean Streams Law. The action was brought before the Pennsylvania Environmental Hearing Board. During March 2001, the Environmental Hearing Board approved Allegheny County’s motion to withdraw the appeal without prejudice, thereby terminating the appeal. However, during the course of settlement discussions leading to the termination of the appeal, the DEP advised Allegheny County and USAI that DEP (i) will require additional measures to be taken to control deicing materials at the airport, and (ii) will assess a civil penalty against Allegheny County and USAI for the alleged violations described above. The Company does not believe that the settlement of this matter will have a material adverse effect on its financial condition, results of operation or liquidity.

B. Recent Financial Results

Set forth in Appendix E are the following selected financial data for the Debtors: (i) unaudited statements of operations on a consolidated basis for three months and nine months ended September 30, 2002 and 2001, respectively; (ii) consolidated balance sheets as of September 30, 2002 (unaudited) and December 31, 2001; and (iii) unaudited statements of cash flows on a consolidated basis for nine months ended September 30, 2002 and 2001.

The notes that accompany the financial statements attached were contained in the Form 10-Q for the quarterly period ended September 30, 2002. The footnotes are an integral component of these statements and should be read in conjunction with the Form 10-K Annual Report for the period ended December 31, 2001

IV. PREPETITION CAPITAL STRUCTURE OF THE DEBTORS

Prior to the Petition Date, Group’s capital structure consisted primarily of its common stock (which was listed on the New York Stock Exchange under the ticker symbol U), short-term and long-term debt consisting of equipment financing agreements, airport facility debt and capital lease obligations. Senior notes and revolving credit facilities had been either repaid or terminated in 2001, as described below.

•	As of June 30, 2002, Group had equipment financing agreements, installments due 2002 to 2022, totaling $3.68 billion collateralized by aircraft and engines with a net book value of approximately $3.54 billion. The weighted average interest rate on the equipment financing agreements was 8.5%.

•	As of December 31, 2001, Group had approximately $10.1 billion in future minimum lease payments under noncancellable operating leases for aircraft, engines and ground facilities.

•	In November 2001, USAI entered into a $404 million secured 5-year term credit facility with GECC, of which $389 million was funded on November 16, 2001. The facility was secured by, among other things, 11 A320-family aircraft, certain other spare engines and spare parts.

•	In September 2000, the City of Charlotte issued $35 million of special facility revenue bonds, the proceeds of which were used to pay the cost of design, acquisition, construction and equipping of certain airport related facilities to be leased to USAI at the Charlotte/Douglas International Airport.

•	In July 2000, the Philadelphia Authority for Industrial Development issued $71 million of special facility revenue bonds, the proceeds of which were provided to USAI in the form of an unsecured loan. USAI is utilizing the proceeds to finance various improvements at the Philadelphia International Airport where USAI has significant operations. The bond proceeds are restricted to expenditures at the Philadelphia International Airport.

•	In the fourth quarter of 1999, USAI entered into an agreement with the Massachusetts Port Authority (“MassPort”) to guarantee the principal and interest payments in connection with $33 million of revenue bonds issued by MassPort and the $48,980,000 MassPort Special Facilities Revenue Bonds, Series 1996A). The proceeds of the bonds were used to finance the improvement and expansion of certain passenger terminal facilities which were leased to USAI at Boston’s Logan International Airport.

•	Effective August 15, 2001, USAI terminated its $190 million 364-day secured revolving credit facility and its $250 million three-year secured revolving credit facility. No amounts were outstanding under these facilities, as of August 15, 2001, or at any time during the calendar year 2001. At the commencement of the Chapter 11 Cases, USAI had no revolving credit facility.

V. CORPORATE STRUCTURE OF THE DEBTORS

A. Current Corporate Structure

Group had 68,096,260 shares of common stock outstanding as of October 31, 2002. On the Effective Date, the existing common stock of Group will be cancelled and new Class A Common Stock, Class B Common Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class A-1 Warrants of Reorganized Group will be issued, as described herein and in the Plan. Group is the parent company and sole stockholder of Airways Assurance, a non-debtor subsidiary, and the seven debtor subsidiaries, USAI, Allegheny, PSA, Piedmont, MidAtlantic, US Airways Leasing and Material Services.

B. Management of the Debtors

The current management team of Group and USAI is composed of highly capable and seasoned professionals with substantial airline industry experience. The following contains brief background descriptions and lists the members of Group’s and USAI’s management team as of December 20, 2002.

Name	Position
David N. Siegel	President and Chief Executive Officer, Group and USAI
Michelle V. Bryan	Executive Vice President – Corporate Affairs and General Counsel, Group and USAI
Neal S. Cohen	Executive Vice President – Finance and Chief Financial Officer, Group and USAI
Alan W. Crellin	Executive Vice President – Operations, USAI
N. Bruce Ashby	Senior Vice President – Corporate Development, Group and USAI

B. Ben Baldanza	Senior Vice President – Marketing & Planning, USAI
Christopher L.Chiames	Senior Vice President – Corporate Affairs, USAI
Jerold A.Glass	Senior Vice President – Employee Relations, USAI
John Prestifilippo	Senior Vice President Maintenance, USAI
Anita P. Beier	Vice President and Controller, Group and USAI

David N. Siegel became President and Chief Executive Officer of Group and USAI in March 2002. Immediately prior to joining the Debtors, Mr. Siegel was Chairman and Chief Executive Officer of Avis Rent A Car System, Inc. since September 2001. He also served as Managing Director of eVolution Global Partners from June 2000 until August 2001. Prior thereto, Mr. Siegel was President and Chief Operating Officer of Budget Group, Inc. from November 1999 to May 2000. Mr. Siegel previously served in a variety of management roles at Continental Airlines, Inc., including President-Continental Express from November 1995 to October 1999, Senior Vice President-Planning and Scheduling from August 1994 to October 1995, and Vice President-Corporate Development from June 1993 to July 1994. Prior to joining Continental, Mr. Siegel was a Director-Corporate Planning at Northwest Airlines Corporation. Mr. Siegel is a Director of Mountain Province Diamonds.

Michelle V. Bryan became Executive Vice President-Corporate Affairs and General Counsel of Group and USAI in April 2002. Ms. Bryan joined the Debtors in 1983 as a staff attorney. She was elected Corporate Secretary and Assistant General Counsel of USAI in 1988. In 1995, Ms. Bryan was named Vice President and Deputy General Counsel of USAI, retaining her position as USAI’s Corporate Secretary. She was also named Corporate Secretary of Group in 1996. Ms. Bryan was elected Senior Vice President-Human Resources of USAI in January 1999.

Neal S. Cohen joined Group and USAI in April 2002. Previously, Mr. Cohen held a number of executive positions, including Senior Vice President and Treasurer, during his nine years with Northwest Airlines. Since leaving Northwest Airlines, Mr. Cohen served as Chief Financial Officer for Conseco Finance, Sylvan Learning Systems and the Budget Group.

Alan W. Crellin joined USAI in 1988 as a result of the Group’s acquisition of Pacific Southwest Airlines. He was promoted to serve as Vice President – Ground Services of USAI in 1995. Mr. Crellin served as Senior Vice President-Customer Service of USAI from 2000 until his election as Executive Vice President – Operations in January 2002. Prior to that time, Mr. Crellin held a variety of management positions with Pacific Southwest Airlines from 1971 to 1988, including Vice President – Customer Service.

N. Bruce Ashby served as Vice President – Financial Planning and Analysis of USAI from April 1996 until his election as Senior Vice President – Planning of USAI in January 1998. In June 1999, Mr. Ashby was elected Senior Vice President – Corporate Development of USAI, and in November 2002, Mr. Ashby was elected Senior Vice President – Corporate Development of Group. He previously served as Vice President – Marketing Development at Delta from June 1995 to April 1996, and in several management positions at United Airlines from January 1989 to June 1995, including Vice President – Financial Planning and Analysis and Vice President and Treasurer.

B. Ben Baldanza joined USAI in September 1999 as Senior Vice President – Marketing from Grupo Taca. Mr. Baldanza served as Managing Director and Chief Operating Officer at Grupo Taca since April 1997. Mr. Baldanza previously served in a variety of management roles after joining Continental in 1994, where he rose to become Executive Vice President – Marketing, before joining Grupo Taca. Prior to joining Continental, Mr. Baldanza served in a variety of roles at American Airlines, Inc. and Northwest Airlines.

Chistopher L. Chiames joined USAI in May 2002. Mr. Chiames is responsible for the Debtors’ government relations and corporate communications functions. Mr. Chiames has more than 11 years of airline experience, including leadership of Burson-Marsteller’s transportation and tourism public affairs practice and Managing Director of Public Relations at American Airlines.

Jerold A. Glass joined USAI in April 2002. Mr. Glass is a recognized expert in airline and railroad labor issues. Mr. Glass has served as chief negotiator for major, national and international airlines operating in the United States and has negotiated collective bargaining agreements with all major airline groups. Mr. Glass has successfully concluded nearly 60 separate labor agreements without any disruptions to service or job actions.

John Prestifilippo joined USAI in August 2002. With nearly 20 years of airline maintenance management experience, Mr. Prestifilippo previously held the position of Vice President – Technical Services and Operations for Continental Express Airlines and other senior-level management positions for Continental Express and Continental Airlines.

Anita P. Beier joined Group and USAI in June 1999 from CSX Corporation. At CSX Corporation, Ms. Beier held a number of positions in financial management, including Vice President – Financial Planning. Prior to being named Vice President-Financial Planning at CSX Corporation in September 1998, Ms. Beier was Chief Financial Officer of American Commercial Lines in 1997-1998. Ms. Beier served in a variety of financial positions in economic and financial analysis, budgeting and accounting at CSX Corporation from 1981 to 1997.

C. Current Debtors Other Than Group and USAI

The following list identifies the officers and directors of each of the Debtors other than Group and USAI:

1. Allegheny Airlines, Inc.

OFFICERS
Name	Position
Keith D. Houk	President and Chief Executive Officer
Terry J. Petrun	Vice President – Customer Service and Administration
Scott J. Strohm	Vice President – Finance and Treasurer
Jennifer C. McGarey	Secretary
VACANT	Vice President –Maintenance and Engineering

DIRECTORS
S. Michael Scheeringa
Keith D. Houk
Neal S. Cohen

2. PSA Airlines, Inc.

OFFICERS
Name	Position
Richard E. Pfennig	President & Chief Executive Officer
Albert F. Schroeck	Vice President – Finance and Purchasing
Timothy G. Keuscher	Vice President – Operations and Maintenance
Jennifer C. McGarey	Secretary

DIRECTORS
S. Michael Scheeringa
Neal S. Cohen
Richard E. Pfennig

3. Piedmont Airlines, Inc.

OFFICERS

Name	Position
John F. Leonard	President and Chief Executive Officer
Stephen R. Farrow	Vice President—Flight Operations
Eric Morgan	Vice President—Customer Service
Peter Barry	Vice President—Maintenance
Jennifer C. McGarey	Secretary

DIRECTORS

S. Michael Scheeringa

John F. Leonard

Neal S. Cohen

4. MidAtlantic Airways, Inc.

OFFICERS

Name	Position
Robert T. Brayton	President
John Morales	Vice President—Maintenance
Jeffery A. McDougle	Treasurer
Jennifer C. McGarey	Secretary

DIRECTORS

N. Bruce Ashby

B. Ben Baldanza

Robert T. Brayton

Neal S. Cohen

Alan W. Crellin

David N. Siegel

5. US Airways Leasing and Sales, Inc.

OFFICERS

Name	Position
Dan M. McDonald	President
Jeffrey A. McDougle	Treasurer
Jennifer C. McGarey	Secretary

DIRECTOR

Neal S. Cohen

6. Material Services Company, Inc.

OFFICERS

Name	Position
Jeffery A. McDougle	President & Chief Executive Officer
Terry J. Petrun	Vice President—Purchasing
Jennifer C. McGarey	Secretary
Scott J. Strohm	Treasurer

DIRECTORS

Jeffery A. McDougle

S. Michael Scheeringa

Keith D. Houk

John F. Leonard

Neal S. Cohen

Richard E. Pfennig

VI. THE CHAPTER 11 CASES

A. Events Leading Up to the Chapter 11 Cases

From 1996 through 1999, the Debtors generated over $2 billion in net profits, but 1999 was the last profitable fiscal year for the Debtors. In recent years, the Debtors’ profitability was significantly eroded by competitive pressures (including the incursion of both regional jets and low-cost carriers into the Debtors’ operating territories), unfavorable economic trends, and rising fuel and labor costs. The May 2000 proposed merger of United Airlines and the Debtors was designed to address this profitability erosion by adding the Debtors into a global network. During the merger period, which ended in the termination of the agreement after failing to receive approval from the United States Department of Justice in late July 2001, the Debtors were precluded from restructuring their operations as a stand-alone carrier. Following the merger termination, the Debtors embarked on a staged, stand-alone restructuring plan to fix the airline; this plan was preempted by the September 11th terrorist attacks.

USAI was one of the airlines most significantly affected by the events of September 11th. Not only were the Debtors’ operations shut down entirely for three days in September, but Reagan National, at which USAI is the largest carrier, was closed until October 4, 2001. Service was not fully restored until May 2002. In addition, the east coast in general has been the part of the country most affected in the aftermath of the attacks. The Debtors compete heavily with trains and automobiles as a result of their short-haul network and, as such, have been more affected than other airlines. The increased airport security charges and procedures have also had a disproportionate impact on short-haul travel.

B. Need for Restructuring and Chapter 11 Relief

In response to these adverse events, the Debtors, led by a new management team headed by David N. Siegel, who joined the Debtors in March 2002, implemented a plan to stabilize the airline and return it to profitability. The plan first required significant cost savings, approximately $1.3 billion, from key constituent groups including employees, vendors, aircraft lenders/lessors and financiers and other groups. Second, the plan sought to boost revenues and enhance competitiveness by the increased use of regional jets to service markets in an efficient manner. Finally, the Debtors sought to enhance revenues by entering into a strategic alliance for code sharing with domestic and international airlines. To obtain sufficient liquidity to implement the restructuring plan, the Debtors sought and on July 10, 2002, obtained conditional approval for a $1 billion, six and one-half year term loan, $900 million of which will be guaranteed by the federal government’s Air Transportation Stabilization Board (the “ATSB”), assuming final approval is granted.

While the Debtors were able to successfully negotiate cost-savings from many of its employee groups, the Debtors determined that it was unlikely to conclude consensual negotiations with all of the remaining labor groups, various vendors, aircraft lenders/lessors and financiers in a time frame necessary to complete an out-of-court restructuring. Factors contributing to this conclusion include the large number of lenders/lessors and financiers, the inability of trustees to modify payment terms of public equipment financings without the unanimous consent of holders of widely held trust certificates, and the Debtors’ inability to reject/abandon surplus aircraft leases, return excess aircraft and extinguish applicable obligations outside of chapter 11. Faced with declining seasonal revenues, the Debtors decided to commence the Chapter 11 Cases to maximize their liquidity position and their prospects for a successful reorganization.

C. Continuation of Business; Stay of Litigation

On August 11, 2002, the Debtors filed for relief under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Court in accordance with the Bankruptcy Code. While the Debtors are authorized to operate in the ordinary course of business, transactions out of the ordinary course of business require Court approval. In addition, the Court has supervised the Debtor’s retention of attorneys, accountants, financial advisors and other professionals as required by the Bankruptcy Code.

An immediate effect of the filing of the Debtors’ bankruptcy petitions was the imposition of the automatic stay under section 362(a) of the Bankruptcy Code which, with limited exceptions, enjoined the commencement or continuation of all collection efforts by creditors, the enforcement of liens against property of the Debtors and the continuation of litigation against the Debtors. This relief provided the Debtors with the “breathing room” necessary to assess and reorganize its business. The automatic stay remains in effect, unless modified by the Court or applicable law, until the Effective Date of the Plan.

D. Significant Events During the Bankruptcy Cases

1. First Day Orders

The Debtors filed numerous motions on the Petition Date seeking the relief provided by certain first day orders. First day orders are intended to ensure a seamless transition between a debtor’s prepetition and postpetition business operations by approving certain normal business conduct that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the bankruptcy court. On the Petition Date, the Bankruptcy Court entered an order scheduling the hearing on the first day motions to be held on August 12, 2002 and entered bridge orders granting the Debtors limited relief on certain of the first day motions pending such hearing. At the hearing held on August 12, 2002 (the “First Day Hearing”), the Bankruptcy Court granted the Debtors’ first day motions for various relief designed to stabilize their operations and business relationships with customers, vendors, employees and others. The first day orders in the Chapter 11 Cases authorized (but did not direct) the Debtors to, among other things:

•	maintain their existing bank accounts and operation of their cash management system substantially as it existed prior to the Petition Date;

•	enter into a senior secured debtor-in-possession financing facility with Credit Suisse First Boston and Bank of America Corp., with participation from Texas Pacific Group on an interim basis and obtain borrowings and letters of credit in an amount not to exceed $75 million of a proposed $500 million facility, pending a final hearing;

•	enter into a corporate purchasing card program with Bank of America, N.A.;

•	pay prepetition employee wages, salaries, benefits and other obligations in the ordinary course of business;

•	honor pre-petition customer service programs, including the Debtors’ Dividend Miles program and ticketing program, and to otherwise maintain such programs in the ordinary course of business;

•	assume contracts related to interline, clearinghouse, ARC, and alliance agreements and honor pre-petition obligations related to computer reservation systems agreements, travel agency agreements, online fulfillment agreements, Cargo agreements and similar agreements;

•	pay prepetition obligations (i) to foreign vendors, service providers and governments, (ii) related to fuel supply, distribution, storage and into-plane contracts, (iii) to outside mechanics repairmen, shippers and contractors and (iv) to certain critical trade vendors;

•	pay prepetition sales, use, trust fund and other taxes and related obligations;

•	assume certain executory trust fund agreements;

•	establish procedures for requests for additional adequate assurance by utility companies during the pendency of the Chapter 11 Cases;

•	establish procedures for resolution and payment of reclamation claims;

•	reject certain aircraft and engine leases and abandon certain aircraft and engines;

•	reject certain real property leases;

•	retain the following professionals to serve on behalf of the Debtors in the cases: Skadden, Arps, Slate, Meagher & Flom LLP and affiliated law practices, as primary bankruptcy counsel, Seabury Advisors LLC, Seabury Securities LLC and affiliates, as financial advisors and investment bankers, McGuireWoods LLP, as bankruptcy counsel, O’Melveny & Meyers LLP, as special labor, regulatory, antitrust and litigation counsel, KPMG LLP, as auditors and tax advisors, and PricewaterhouseCoopers LLP, as restructuring advisors;

•	retain professionals regularly employed by the Debtors in the ordinary course of their business; and

•	appoint Logan & Company, Inc., as claims and noticing agent.

2. Other Significant Bankruptcy Court Actions

In addition to the orders approving the first day motions and the other matters described above, the Debtors have sought and obtained certain orders from the Bankruptcy Court that are of particular importance in the operation of the business or in the administration of the Chapter 11 Cases. Included among such orders are those authorizing:

•	Aircraft Rejection/Abandonment Motions. In addition to the motion filed by the Debtors on the Petition Date, the Debtors subsequently filed three additional motions (the “Postpetition Rejection/Abandonment Motions”) seeking the authority to reject or abandon certain, but not necessarily all, additional aircraft and engines from larger pools of aircraft identified on exhibits to the Postpetition Rejection/Abandonment Motions. The Debtors ultimately rejected/abandoned certain of these aircraft and engines pursuant to orders entered by the Bankruptcy Court approving the Postpetition Rejection/Abandonment Motions.

•	Assumption of Indemnification Agreements. On November 8, 2002, the Bankruptcy Court entered an order authorizing the Debtors to assume prepetition indemnification agreements with various officers and directors and authorized the Debtors to enter into postpetition indemnification agreements with officers and directors hired after the Petition Date.

•	Assumption of International Ticketing and Cargo Executory Contracts. The Bankruptcy Court authorized the Debtors to assume certain executory contracts relating to critical ongoing international ticketing, cargo and related operations, which allow for the effective management of the Debtors’ international operations.

•	Authorization to Obtain Surety Bonds. In the ordinary course of their business operations, the Debtors are required to provide surety bonds to secure the Debtors’ payment or performance of certain obligations, including, among other things, to secure payment of landing fees, real estate lease obligations, workers’ compensation obligations, and fuel expenses. In recognition of these requirements, the Bankruptcy Court authorized the Debtors to obtain surety bonds secured by cash collateral and/or backed by letters of credit, in an aggregate face amount not to exceed $16 million.

•	Credit Card Agreements. Credit card sales represent the substantial majority of the Debtors’ total gross receipts. The Debtors have various agreements with credit card processors to collect and process credit card receivables. Pursuant to these various agreements, the parties specify a discount rate that reduces the amount of credit card receivables that are paid by processors to the Debtors. In addition, the agreements specify the amount of the reserve that the processors can maintain. As the largest component of the Debtors’ revenues, credit card sales are an absolutely essential component of the Debtors’ business. Accordingly, the Debtors moved for several orders authorizing the Debtors to assume, as modified, contracts with their credit card processors. Specifically, the Bankruptcy Court, in four separate orders, authorized the Debtors to assume modified credit card processing agreements with (i) Diners Club International Ltd., (ii) American Express Travel Related Services Company, Inc., (iii) National Processing Company and National City Bank of Kentucky, and (iv) Discover Financial Services, Inc.

•	Entry into Baggage Handling Agreement at Philadelphia International Airport. The Bankruptcy Court authorized the Debtors to continue to manage and monitor the completion of the baggage handling system component of the new international terminal project at the Philadelphia International Airport.

•	Extension of Time to Assume or Reject Leases. The Bankruptcy Court extended the deadline under 11 U.S.C. § 365(d)(4) for the Debtors to assume or reject nonresidential leases through the date of confirmation of the Plan, but no later than March 31, 2003.

•	Extension of Time to Remove Actions. The Bankruptcy Court extended the time within which the Debtors may remove actions pursuant to 28 U.S.C. § 1452 and Federal Rules of Bankruptcy Procedure 9006 and 9027 to the later to occur of March 31, 2003 or 30 days after entry of an order terminating the automatic stay with respect to any particular action sought to be removed.

•	Procedures for Lifting the Automatic Stay with respect to Certain Claims. On September 26, 2002, the Bankruptcy Court entered an order providing the Debtors authority to enter into stipulations to modify the automatic stay to allow certain claimants, primarily personal injury claimants, to proceed to settlement or judgment of such claims solely with respect to available insurance proceeds.

•	Professional Retention Issues. Subsequent to the first day hearing, the Debtors filed a motion to retain FTI Consulting, Inc. (“FTI”), as restructuring advisors to the Debtors. PricewaterhouseCoopers LLP, which was authorized to be retained by the Debtors at the first day hearing, sold its Business Recovery Services practice to FTI. The Bankruptcy Court’s order authorized the retention of the same professionals under the FTI name.

•	Swap Financing Agreements. Recognizing the Debtors’ large consumption of jet fuel in connection with their business activities and the potential risk-management benefits that would inure to the Debtors’ estates if allowed to hedge jet fuel prices, the Bankruptcy Court authorized the Debtors to enter into multiple master agreements, related to the Debtors’ jet fuel hedging strategies, that govern one or more swap option transactions with respect to commodities, currencies, rates or other measures of risk. In accordance with the terms of the DIP Facility, the Debtors may use up to $45 million of cash collateral with respect to fuel hedging activities.

•	Rule 2004 examination of Electronic Data Systems, Inc. The Bankruptcy Court authorized the Debtors to conduct an examination of EDS under Federal Rule of Bankruptcy Procedure 2004, and, in connection with such examination, further authorized the Debtors to (a) require the attendance by subpoena of one or more representatives of EDS to testify and (b) compel the production of the certain material documents as they relate to that certain First Amended and Restated Information Technology Services Agreement, dated as of June 29, 2001, between EDS (as successor-in-interest to Sabre, Inc.) and USAI. A further hearing with respect to this matter will be held on January 8, 2003.

•	Approval of New Aircraft Leases. On December 12, 2002, the Bankruptcy Court authorized the Debtors to reject certain aircraft leases, terminate certain mortgages with respect to aircraft and enter into final, definitive documents to restructure the Debtors’ obligations with respect to 96 aircraft at substantial savings to the Estates.

•	Assumption of Chautauqua, Shuttle and Mesa Service Agreements. On January 16, 2003, the Bankruptcy Court authorized the Debtors to assume three jet service agreements between USAI and each of (i) Chautauqua Airlines, Inc., (ii) Shuttle America Corporation and (iii) Mesa Airlines, Inc. On January 16, 2003, the Bankruptcy Court also authorized the Debtors to negotiate and sign a jet service agreement with Republic Airline Inc.

•	Rejection of Certain Unexpired Nonresidential Real Property Leases. On January 16, 2003, the Bankruptcy Court authorized the Debtors to reject certain unexpired nonresidential real property leases, including, among others, leases at (i) Baltimore/Washington International Airport, (ii) St. Louis International Airport, (iii) Pittsburgh International Airport, (iv) Fayetteville Regional Airport, and (v) Dayton International Airport in connection with the restructuring of their operations at those facilities.

•	Aircraft Leases and Mortgages. On January 16, 2003, the Bankruptcy Court authorized the Debtors to (i) reject and/or terminate certain existing leases relating to certain of their aircraft and engines, (ii) modify the automatic stay to allow certain of the Debtors’ aircraft lessors and financiers to exercise remedies against certain mortgaged aircraft and engines, (iii) terminate mortgages related to certain aircraft and engines and (iv) enter into new leases with the Debtors’ aircraft lessors and financiers with respect to those aircraft and engines.

•	Settlement with HSBC. On January 16, 2003, the Bankruptcy Court approved a settlement between the Debtors and HSBC Bank USA, Trustee (“HSBC”) that resolved HSBC’s Motion for Relief from Stay in which HSBC sought to pay approximately $22,000,000 in bond proceeds to the bondholders. Under the terms of the settlement, the Debtors received $3 million and the remaining funds were retained by the Trustee to be distributed pursuant to the Settlement Agreement and the Trust Indenture. In addition, pursuant to the Settlement Agreement, HSBC will receive a virtual deficiency claim as described in the Settlement Agreement in the event that the recovery received by holders of General Unsecured Claims pursuant to the Plan exceeds 10%. This claim will be an obligation of the Reorganized Debtors, and the Debtors believe that it is unlikely such virtual deficiency claim will ever arise given the estimated recoveries on account of General Unsecured Claims described in this Disclosure Statement.

3. Procedures for Trading in Claims and Equity Securities

The Bankruptcy Court entered an interim order (the “Interim NOL Order”) to assist the Debtors in monitoring and preserving their net operating losses (“NOLs”) by imposing certain notice and hearing procedures on trading in (i) claims against the Debtors or (ii) equity securities in Group. In general, the Interim NOL Order applied to any person or entity that, directly or indirectly, beneficially owns, or was about to enter into a transaction pursuant to which it would directly or indirectly beneficially own, (A) an aggregate principal amount of claims against the Debtors equal to or exceeding $50 million (including a lease or leases under which one or more of the Debtors are lessees and pursuant to which payments of $50 million or more, in the aggregate, are or will become due) or (B) three million or more shares of common stock in Group. Under the Interim NOL Order, such persons or entities were required to provide 30 calendar days advance notice to the Bankruptcy Court, the Debtors, and Debtors’ counsel prior to purchasing or selling any claims against the Debtors or common stock in Group, and the Debtors had 30 calendar days after receipt of such notice to object to any proposed transfer described therein. If the Debtors filed an objection, such transaction would not be effective unless approved by a final and nonappealable order of the Bankruptcy Court. If the Debtors did not object within such 30 day period, such transaction may have proceeded solely as set forth in the notice. Moreover, the Interim NOL Order required that any person or entity who, directly or indirectly, beneficially owned $50 million or more in claims against the Debtors or three million or more shares of common stock in Group file and serve a notice setting forth the size of their holdings on or before the later of (i) 40 days after the effective date of the notice of entry of the Interim NOL Order or (ii) 10 days after becoming such a beneficial owner. Pursuant to the Interim NOL Order, any purchase, sale or other transfer of claims against the Debtors or equity securities in Group in violation of these procedures was null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code.

After holding a final hearing on the Interim NOL Order on September 26, 2002, the Bankruptcy Court entered the final order on October 2, 2002 (the “Final NOL Order”), which modified certain aspects of the Interim NOL Order. The modifications include, among others, (i) an increase from $50 million to $100 million of the claims threshold amount for determining which creditors are subject to the notice and objection procedures of the Final NOL Order, and (ii) a decrease from 30 calendar days to 10 business days of the period during which the Debtors may object to a notice of proposed transfer of Claims or common stock in Group. The threshold amount of common stock in Group for determining which equity holders are subject to the notice and objection procedures of the Final NOL Order remained unchanged from the Interim NOL Order.

4. Appointment of Creditors’ Committee

On August 20, 2002, the United States Trustee for the Eastern District of Virginia appointed the following persons or entities to the Official Committee of Unsecured Creditors of the Debtors (the “Creditors’ Committee”): Airbus North American Holdings, Inc.; Air Line Pilots Association International; Charles E. Smith Commercial Realty; Electronic Data Systems Corporation; Wachovia Bank National Association f/k/a First Union National Bank; Honeywell International; International Association of Machinists and Aerospace Workers; J.P. Morgan Trust Company, N.A. (replaced by HSBC Bank USA); LSG Sky Chefs, Inc.; Pension Benefit Guaranty Corporation; Rolls-Royce North America, Inc. and affiliates; State Street Bank and Trust Company (replaced by US Bank National Association); and Wilmington Trust Company.

The Creditors’ Committee is represented by Otterbourg, Steindler, Houston & Rosen, P.C., with offices located in New York City. Co-Counsel to the Creditors’ Committee is the law firm of Vorys, Sater, Seymour and Pease LLP of Alexandria, Virginia. The Creditors’ Committee’s Financial Advisor is Ernst & Young Corporate Finance LLC.

5. Plan Sponsor; DIP Facility

As described above, the Debtors’ overriding objective over the last year, and particularly in light of the impact of September 11th, has been to restructure their obligations and operations in a manner that maximizes the value of their assets for all parties in interest. To do so, the Debtors pursued all potential options available to them. After careful consideration of all alternatives, the Debtors determined that the liquidity provided by an equity investment, together with the exit financing supported by the ATSB Loan (as previously defined), would provide the basis for a plan of reorganization that would maximize value for the Debtors, their estates, their creditors, and all other parties in interest and best position the Debtors to emerge from the Chapter 11 Cases as financially strong and competitive businesses. To this end, the Debtors believed that the best way to obtain the highest and best offer for an equity investment was to obtain a “stalking horse” bid that would be subject to the Bankruptcy Court’s supervised bidding process.

Based on a review of potential equity sponsors, Texas Pacific Group L.P. (“TPG”) emerged as the most likely candidate to act as a stalking horse bidder because of TPG’s ability and interest in making a large equity investment in the Debtors as well as TPG’s willingness to participate in the Debtors’ debtor-in-possession credit facility. After intense arms’ length negotiations, Group and TPG entered into the memorandum of understanding (the “TPG MOU”) offered by TPG under which, among other things, TPG agreed to (i) participate as a lender under the DIP Facility with a commitment of $100 million and (ii) make a $200 million equity investment in the Reorganized Debtors (the “TPG Investment”). The TPG Investment, along with the ATSB Loan, would form the basis of a plan of reorganization, and allow the Debtors to quickly emerge from the Chapter 11 Cases under a plan of reorganization that maximized value for the Debtors, their estates, their creditors, and all other parties in interest.

Under the TPG MOU, the Debtors and TPG agreed to bidding procedures (the “Bidding Procedures”) that the Debtors believed properly balanced the Debtors’ need to obtain the highest and best offer for an equity investment while encouraging TPG to act as a stalking horse and to participate in the DIP Facility. Under the Bidding Procedures, any person other than TPG was permitted to make a competing proposal to fund a plan of reorganization for the Debtors.

At the First Day Hearing, the Bankruptcy Court gave interim approval for $75 million of a proposed $500 million senior secured debtor-in-possession financing facility (the “Original DIP Facility”) provided by Credit Suisse First Boston (Cayman Islands Bank) and Bank of America N.A., with participation from TPG.

On September 26, 2002, after receiving an offer on September 25, 2002, Group, after consultation with the Creditors’ Committee, designated Retirement Systems of Alabama (“RSA”) as the Debtors’ proposed plan sponsor and entered into a definitive investment agreement with RSA, which superseded the TPG MOU. Pursuant to the RSA investment agreement, RSA agreed to make the same investment in the Debtors as proposed by TPG under the TPG MOU with two material modifications: (i) RSA was willing to pay $40 million cash more than TPG under the TPG MOU and (ii) RSA was willing to undertake the transaction on a zero fee basis. The RSA Investment Agreement was otherwise essentially identical to the TPG MOU and, as with the TPG MOU, was subject to higher and better offers. RSA also agreed to underwrite the entire $500 million DIP Facility, rather than the $100 million participation agreed to by TPG. RSA has since committed to providing $75 million of the at-risk portion of the ATSB Loan. At hearings held on that same day, the Bankruptcy Court authorized the Debtors to designate RSA to replace TPG as its proposed plan of reorganization equity sponsor and enter into a definitive investment agreement under which RSA agreed to invest $240 million for a 37.5% ownership interest in the Reorganized Debtors (the “RSA Investment”). Just as with the proposed TPG Investment, the RSA Investment was subject to higher or otherwise better offers, to be solicited by the Debtors in accordance with the amended bidding procedures (the “Amended Bidding Procedures”) approved by the Bankruptcy Court. In addition to the RSA Investment, the Retirement Systems of Alabama agreed to provide a $500 million debtor-in-possession financing facility on substantially the same terms as, and in replacement of, the Original DIP Facility (the “RSA DIP Facility”). The Bankruptcy Court granted interim approval of the RSA DIP Facility and allowed a $300 million draw on such funds at the hearings on September 26th, $75 million of which was used to repay amounts that had already been drawn on the Original DIP Facility, and entered a final order approving the entire RSA DIP Facility on November 8, 2002. On October 18, 2002, Retirement Systems of Alabama Holdings LLC replaced the Retirement Systems of Alabama as lender, administrative agent and collateral agent under the RSA DIP Facility.

RSA is an agency of the State of Alabama, which, among other things, administers the State’s retirement funds for public school teachers and public employees, including the Employees’ Retirement System and the Teachers’ Retirement System, offers information and services to members of those retirement systems, and acts as agent for its various constituent funds. RSA has invested directly in more than $5 billion in high-profile and innovative companies and assets.

The Amended Bidding Procedures established November 15, 2002 as the deadline for submission to the Debtors of competing plan proposals. No competing proposals were received by the Debtors and, as such, RSA was designated as the winning plan sponsor. Group and RSA entered into an amendment to the investment agreement in January 2003, covering certain matters, including but not limited to, the board representation and Group’s capital structure reflected in this Disclosure Statement, and the replacement of RSA with Retirement Systems of Alabama Holdings LLC as the investor under the investment agreement.

The RSA DIP Facility consists of a $250 million term loan facility and a $250 million revolving credit facility (with a $50 million letter of credit sub-facility) and is guaranteed by each of the Debtors (other than Group). In addition, Group and each of its domestic direct subsidiaries pledged 100% of the shares of capital stock of their respective domestic subsidiaries and Group pledged 66% of the shares of capital stock of its foreign subsidiary as security for the obligations of the Debtors under the RSA DIP Facility. The Debtors have the option of borrowing under the RSA DIP Facility at an interest rate of the prime rate plus 2.5% or LIBOR plus 4.0%.

The RSA DIP Facility is secured by first priority liens on all unencumbered present and future assets of the Debtors and by best priority available junior liens on all other assets of the Debtors, other than certain specified assets, including assets which are subject to financing agreements that are entitled to the benefits of section 1110 of the Bankruptcy Code to the extent such financing agreements prohibit such junior liens.

The definitive documentation relating to the RSA DIP Facility contains covenants that will require the Debtors to satisfy ongoing financial requirements including operating results, cash receipts and liquidity. Such covenants also limit, among other things, the Debtors’ ability to borrow additional money, pay dividends and make additional corporate investments. The documentation for the RSA DIP Facility also contains certain customary covenants, including reporting and other affirmative covenants, financial covenants, and negative covenants, as well as events of default, including non-payment of principal, violation of covenants, revocation or material modification of the ATSB’s conditional approval of the USAI application for the ATSB Loan guaranty and cross-defaults to certain other indebtedness.

No letters of credit have been issued under the RSA DIP Facility. The Debtors have drawn a total of $300 million of the RSA DIP Facility. The remaining $200 million of availability under the RSA DIP Facility only becomes available to the Debtors if the Debtors meet certain milestones, including (i) the entry by the Bankruptcy Court of a final order approving the terms and conditions of the RSA DIP Facility documents; (ii) the minimum statutory and regulatory review periods shall have expired with respect to USAI’s marketing agreements with United and neither the Department of Transportation nor any other applicable authority has filed a material objection to such marketing agreements that has not been resolved; (iii) (a) the receipt of written confirmation from the ATSB of its conditional approval for a $900 million loan guarantee under the Stabilization Act, (b) the approval by the ATSB of a substantially final plan of reorganization and disclosure statement, and (c) the Debtors demonstrating to the reasonable satisfaction of RSA that it is likely to satisfy all of the conditions to the issuance of the ATSB Guarantee; and (iv) banks, financial institutions and other institutional lenders satisfactory to the Debtors and RSA delivering commitments to lend at least the $100 million “at-risk” portion of the $1 billion ATSB Loan. Under the RSA DIP Facility, borrowing availability under the revolving credit facility is determined by a formula based on a percentage of eligible assets. The eligible assets consist of certain previously unencumbered aircraft, aircraft engines, spare parts, flight simulators, real property (including interests in certain airport facilities), takeoff and landing slots, ground equipment and accounts receivable. The underlying values of such assets may fluctuate periodically due to prevailing market conditions, and fluctuations in value may have an impact on the borrowing availability under the RSA DIP Facility. Availability may be further limited by additional reserves imposed by the administrative agent and the collateral agent as they deem necessary in their reasonable credit judgment.

The maturity date of the RSA DIP Facility is the earliest of the (i) Effective Date, (ii) the termination date of the term loan commitments, revolving credit commitments and letter of credit sublimit and (iii) September 30, 2003. The RSA DIP Facility may be accelerated upon the occurrence of an event of default under the RSA DIP Facility and contains customary mandatory prepayment events including, among other things, the occurrence of asset sales and the issuance of certain debt or equity securities.

The RSA DIP Credit Agreement was amended on November 6, 2002. The amendment permitted the Debtors to pledge cash collateral (not to exceed $45,000,000 in the aggregate at any time) to secure Group’s or an Affiliate Debtors’ performance under hedging contracts.

6. GE Global Restructuring Agreement

GECC is the single largest creditor of the Debtors. Together with GE Engine Services other of its affiliates, GECC financed, or provided guarantees of the financing of, 114 of the Debtors’ aircraft. GE Engine Services maintains the engines for B737, B767 and A320 aircraft on a “power-by-the-hour” basis. On or about December 19, 2002, the Debtors and GECC and certain of its affiliates reached agreement on the terms of a global restructuring agreement. On December 19, 2002, the Debtors filed an expedited motion for an interim order authorizing certain actions in furtherance of the global restructuring agreement and publicly disclosed a redacted summary of terms.

The global restructuring agreement resolves substantially all aircraft, aircraft engine and loan-related issues with GECC and its affiliates and acknowledges the critical role that GECC will play in the Debtors’ recovery. In exchange for equity in the reorganized Debtors and certain other concessions, GECC and certain of its affiliates will make modifications to the terms of certain agreements, including the GECC 2001 Financing Agreement and unrelated leases covering certain of the Debtors’ aircraft in order to allow such agreements to meet the cost savings requirements of the Debtors’ business plan as reflected in the Pro Forma Financial Projections appended as Appendix C. Definitive term sheets detailing the global restructuring agreement were filed with the Bankruptcy Court on or about December 27, 2002 for approval at the January 16, 2003 omnibus hearing.

The transactions contemplated by the global restructuring agreement can be divided into three categories: (1) DIP restructuring transactions; (2) exit restructuring transactions; and (3) GEAE restructuring transactions. The DIP restructuring transactions component of the global restructuring agreement include the following: (i) the creation of a debtor-in-possession liquidity facility of up to $120 million to be secured by the same collateral that secures the GECC 2001 Financing Agreement; (ii) modification of the GECC 2001 Financing Agreement to, among other things, defer scheduled principal payments, provide for new advances in amounts equal to principal amortization payments previously made by the Debtors and reduce the current interest rate; (iii) a global settlement with respect to all GECC-owned aircraft operated by the Debtors; and (iv) an agreement with respect to the treatment of GECC and its affiliates in the Plan.

The exit restructuring transactions component of the global restructuring agreement includes the following: (i) the creation of an exit liquidity facility of up to $360 million that will refinance the obligations under the debtor-in-possession liquidity facility and will provide additional liquidity to the Reorganized Debtors upon consummation of the Plan, which facility will also be secured by the collateral that secures the GECC 2001 Financing Agreement; and (ii) a commitment from GECC to provide $350 million of lease equity for the financing of regional jets.

The GEAE transactions component of the global restructuring agreement includes the assumption of the Debtors’ engine maintenance agreements (as modified) with GE Aircraft Engines and a settlement with respect to 13 aircraft with respect to which General Electric Company had provided guarantees.

7. Exclusivity

Pursuant to an order of the Bankruptcy Court dated December 12, 2002, the Bankruptcy Court extended the Debtors’ exclusive period to propose a plan of reorganization (the “Filing Period”) through January 31, 2003, and to solicit acceptances of such plan (the “Solicitation Period”) through April 1, 2003. On January 27, 2003, the Debtors filed a motion to extend the Filing Period and Solicitation Period through the Effective Date of the Plan.

8. Summary of Claims Process, Bar Date, and Claims Filed

Schedules and Statements of Financial Affairs. On September 25, 2002, each of the Debtors filed their respective Schedules of Assets and Liabilities and Statements of Financial Affairs and the corresponding Global Notes (collectively, the “Initial Schedules and Statements”) with the Bankruptcy Court, and on December 2, 2002, certain of the Debtors filed amendments to the Initial Schedules and Statements (collectively, with the Initial Schedules and Statements, the “Schedules and Statements”) to add certain new creditors thereto. Among other things, the Schedules and Statements set forth the Claims of known creditors against the Debtors as of the Petition Date based upon the Debtors’ books and records. While the Claims set forth in the Schedules and Statements and summarized below include Intercompany Claims, they do not include amounts represented by guarantees. These amounts do not take into account Claims that have been expunged as the result of Claims objections or Claims that have been paid during these Chapter 11 Cases pursuant to a court order.

DEBTOR	SCHEDULED CLAIMS
	SECURED	PRIORITY	UNSECURED
US Airways Group, Inc.	—	—	$2,530,742,621
US Airways, Inc.	$3,666,232,788	—	$258,298,472
Allegheny Airlines, Inc.	—	—	$55,932,529
PSA Airlines, Inc.	$33,842	—	$10,718,694
Piedmont Airlines, Inc.	$20,000	—	$11,556,249
MidAtlantic Airways, Inc.	—	—	$25,726
US Airways Leasing and Sales, Inc.	—	—	—
Material Services Company, Inc.	—	—	$11,171,453

TOTAL:	$3,666,286,630	—	$2,878,445,745

Claims Bar Date. On September 5, 2002, the Bankruptcy Court entered an Order (the “Bar Date Order”) establishing the general deadline for filing proofs of claim against the Debtors (the “Bar Date”). The deadline established by the Bankruptcy Court was November 4, 2002 for Claims except Claims of governmental units for which the deadline is, in accordance with section 502(b)(9) of the Bankruptcy Code, February 7, 2003. The Debtors’ claims and notice agent provided notice of the Bar Date by mailing: (i) a notice of the Bar Date; (ii) a notice of case commencement and meeting of creditors pursuant to section 341 of the Bankruptcy Code; (iii) a proof of claim form to each person listed in the Schedules; and (iii) statements which indicated whether the Claim of each recipient was listed in the Schedules and Statements as either unliquidated, contingent and/or disputed. In addition, the Debtors published notice of the Bar Date in The New York Times (national edition), The Wall Street Journal (national and European editions) and USA Today (worldwide), on October 14, 2002.

Proofs of Claim and Other Claims. The Debtors’ Claims Agent received approximately 4,500 timely filed proofs of claim as of the Bar Date totaling approximately $61 billion in the aggregate. On December 16, 2002, the Debtors filed the First Omnibus Objection. The First Omnibus Objection is set for hearing and status conference on January 16, 2003. The Debtors expect to be filing a second omnibus claim objection by the end of January 2003. The Debtors also expect to file and seek approval of specific ADR Procedures to assist in the expedited resolution of many of the timely filed but disputed proofs of claim.

Significant Disputed Claims. The Debtors believe that many of the timely filed proofs of claim are wholly invalid, duplicative, or otherwise grossly overstated in amount. In particular, the Debtors believe that many of the timely filed proofs of claim relate to spurious litigation matters which will ultimately be disallowed in their entirety. A summary of certain significant disputed claims is as follows:

Nine claims in the amount of approximately $49 billion were filed against the Debtors representing 80% of the filed proofs of claims.

USAI is named as defendant along with most of the major domestic airlines and a number of national and international carriers, in a class action lawsuit on behalf of all United States based travel agents. The complaint alleges violation of the federal antitrust laws with respect to commission rate reductions and / or commission cap reductions implemented by various airlines in 1997, 1998, 1999, 2001 and 2002. (see Article III, Section A. 6. – Legal Proceedings for additional information). Sarah Futch Hall filed a claim for approximately $40 billion on behalf of the plaintiffs.

The PBGC filed 21 claims against the Debtors aggregating approximately $3.8 billion relating to the seven defined benefit pension plans sponsored and maintained by the Debtors for unfunded pension liability as of October 31, 2002, contingent upon plan terminations.

Group entered into a purchase agreements with AVSA, S.A.R.L. relating to the future purchase of Airbus aircraft and related equipment and services. AVSA filed a claim for the aggregate purchase price of approximately $2 billion for non-performance under the agreements.

Group and USAI have been named as defendants in two lawsuits filed on behalf of a class of airline passengers who originated or terminated their trips at the defendant carriers’ hubs. The plaintiffs allege monopolization and restraint of trade in violation of federal antitrust laws (see Article III, Section A.6. – Legal Proceedings for additional information.) The class plaintiffs filed two claims totaling $1.9 billion.

An EDS claim was originally docketed in the amount of $1.163 billion. Approximately $63 million of this claim is related to invoiced but unpaid pre-petition services for the ITS Agreement and Baggage Agreement. The docketed amount incorrectly included a contingent claim of approximately $1.1 billion in the event that the ITS Agreement or the Baggage Agreement, both of which expire on August 1, 2004, are rejected. This error has been corrected so that the claims registry only reflects a claim of $63 million. EDS expressly reserves all rights to assert rejection damage claims if rejections of these contracts were to occur.

9. Fleet Restructuring

Notwithstanding the imposition of the automatic stay under section 362(a) of the Bankruptcy Code, the Debtors’ right to retain and operate certain aircraft, aircraft engines and other equipment defined in section 1110 of the Bankruptcy Code that are leased or subject to a security interest or conditional sale contract are specifically governed by the terms and provisions of section 1110 of the Bankruptcy Code. That section provides, in relevant part, that unless the Debtors, within 60 days after the Petition Date (“Section 1110 Deadline”), agree to perform all of the obligations (“Section 1110 Agreement”) under the lease, security agreement, or conditional sale contract and cure all defaults thereunder (other than defaults constituting a breach of provisions relating to the filing of the Chapter 11 Cases, the Debtors’ insolvency or other financial condition of the Debtors) within the time specified in section 1110, the right of the lessor, secured party or conditional vendor to take possession of such equipment in compliance with the provisions of the lease, security agreement, or conditional sale contract and to enforce any of its other rights or remedies under such lease, security agreement, or conditional sale contract is not limited or otherwise affected by the automatic stay, by any other provision of the Bankruptcy Code, or by any power of the Bankruptcy Court. The provisions of section 1110 may materially impact the Debtors’ options with respect to its fleet optimization strategy.

In order to address the fleet-related issues raised by section 1110, the Debtors have entered into various stipulations and agreements with their respective aircraft lenders/lessor and financiers including, but not limited to, stipulations to extend the Section 1110 Deadline (“Section 1110 Deadline Extension”) and Section 1110 Agreements.

As of December 12, 2002, 139 of the Debtors’ 455 pre-petition operating aircraft (45 of which were unencumbered as prior to the Petition Date) were subject to Section 1110 Agreements, 153 additional aircraft were subject to Section 1110 Deadline Extension (the extensions will expire between December 31, 2002 and January 31, 2003, unless further extended) and 96 of which on December 12, 2002 the Bankruptcy Court authorized the Debtors to enter into final, definitive documents memorializing and implementing the restructured obligations. In addition, as of December 12, 2002, the Debtors have rejected or abandoned 92 aircraft, including 57 aircraft that were parked prior to the Petition Date. With respect to the remaining aircraft that are not subject to Section 1110 Deadline Extensions or Section 1110 Agreements, the Debtors continue to negotiate agreements with the applicable aircraft lenders/lessors and/or financiers with respect to such aircraft over the future disposition or use of such aircraft, and the appropriate economic terms of such disposition or use. In the event such negotiations are unsuccessful or the Debtors do not reach final documentation with respect to transactions for which the Debtors have signed term sheets with the various lessors and financiers, and such lessors or financiers exercise remedies under the relevant aircraft documents to take possession of such aircraft, the Debtors’ business may be materially and adversely affected.

In connection with the restructuring, the Debtors reduced the size of their mainline jet fleet from 311 as of August 11, 2002 to 280 as of December 12, 2002. At December 12, 2002, the Debtors operated a fleet of nine Airbus A330s, 28 Airbus A321s, 24 Airbus A320s, 66 Airbus A319s, 11 Boeing 767s, 32 Boeing 757s, 43 Boeing 734s, 67 Boeing 733s, 104 de Havilland Dash-8s, and 30 Dornier 328s. The average age of these aircraft is 8.8 years for the mainline fleet, and 10.9 for the turboprops. Weighted average age of the combined fleet is 9.5 years. Additionally, 70 Embraer regional jets (“ERJs”) were operated for the Debtor by its affiliate partners. The average age of the affiliate ERJs as of December 2002 is 2.0 years.

The Debtors’ restructured aircraft obligations described herein are expected to substantially reduce the financing costs of their current fleet and bring such costs in line with current market rates for the aircraft in their fleet. Current plans provided for an increase in the Debtors’ wholly-owned and affiliate partners’ regional jet fleet from 70 to 300 by 2006. The planned additions to the aircraft fleet are intended to further the Debtors’ objectives of expanding their cost-efficient regional jet routes and achieving operating efficiency in a manner that is consistent with the Debtors’ anticipated growth in revenue passenger miles.

The Debtors’ fleet generally falls into five categories for purposes of determining the treatment of restructured aircraft creditor Claims under the Plan: (1) aircraft that has been abandoned or rejected with no agreement for subsequent re-lease of such aircraft by the Debtors, (2) GECC financed or leased aircraft, (3) owned aircraft (primarily Airbus aircraft) subject to secured financing that will be reinstated under the Plan, (4) aircraft subject to leases that will be assumed under the Plan, and (5) aircraft that are subject to term sheets approved by the Court that authorizes the Debtors to enter into new leases for such aircraft after constructive possession of the aircraft has been abandoned or surrendered to the aircraft creditor or leases governing the use of such aircraft have been rejected.

Aircraft creditors with aircraft in category (1) will primarily have General Unsecured Claims consisting primarily of deficiency claims in the case of mortgaged aircraft and lease rejection claims in the case of leased aircraft and will participate in either Class USAI-7, Class PSA-6, Class Piedmont-6, or Class Allegheny-6. With respect to category (2), GECC will be entitled to assert various Claims, and subject to various obligations, arising under the GE Global Restructuring Agreement and will, among other things, be entitled to participate in either Class Group-2 or Class USAI-2. Secured financing for aircraft in Category (3) will be Reinstated under the Plan, and Claims of such aircraft creditors will be classified as Aircraft Secured Claims in Class USAI-4, Class PSA-6, Class Piedmont-6, or Class Allegheny-6, as the case may be. Aircraft lessors with aircraft in category (4) may have Administrative Claims relating to Cure and prospective obligations under the assumed leases will become obligations of the Reorganized Debtors.

With respect to category (5), pursuant to the term sheets approved by the Court on December 12, 2002, the Debtors and aircraft creditors or lessors expect to enter into definitive documentation pursuant to which, among other things, the Debtors will surrender constructive possession of the Aircraft Equipment to or for the benefit of the applicable aircraft creditor or lessor and, if applicable, reject leases of the Aircraft Equipment and such creditor or other appropriate Person will immediately lease such Aircraft Equipment to USAI or other Debtor pursuant to a new lease (each a “New Lease,” and together the “New Leases”). Each such surrender of constructive possession precludes the assertion of any

Secured Claim against the estates or the Reorganized Debtors; provided, however, that nothing in the Plan shall discharge any liens against the Aircraft Equipment insofar as preservation of such liens is necessary under applicable nonbankruptcy law in order to effect foreclosure or impair the ability to foreclose upon any such lien or credit bid any claim against such Aircraft Equipment; provided further, that (a) any such foreclosure or exercise of related remedies permitted under the Plan must be subject in all respects to the New Leases, which shall survive and be fully enforceable notwithstanding any such foreclosure or other exercise of related remedies and (b) to the extent required by applicable nonbankruptcy law, such Aircraft Secured Claim shall survive for the sole purpose of permitting foreclosure on the Aircraft Equipment securing the Aircraft Secured Claim or enforcing claims against liquidity providers. Immediately upon obtaining constructive possession of its respective aircraft, the aircraft creditor, as owner of the aircraft or as secured party in possession thereof, and, if applicable, in the exercise of its rights and duties to maximize value of such aircraft, will lease such aircraft back to the applicable Debtor for a period of time ranging from approximately five to eight years pursuant to a new lease (the “New Aircraft Leases”). Any subsequent sale or foreclosure of such aircraft will be subject to the applicable Debtor’s rights under the applicable New Aircraft Lease. Obligations under the New Aircraft Leases will become obligations of the applicable Reorganized Debtor on the Effective Date.

In connection with and in consideration for each New Aircraft Lease, the parties will have stipulated and agreed upon an Administrative Claim and a General Unsecured Claim in a fixed dollar amount. The Administrative Claim will be paid in full in cash upon the execution and delivery of each New Aircraft Lease and will, when paid, be in full satisfaction of any and all Administrative Claims including, without limitation, for the use of the applicable aircraft following the Petition Date. The General Unsecured Claim (a stipulated deficiency Claim in the case of mortgaged aircraft and a stipulated lease rejection Claim in the case of leased aircraft) and will be dealt under the Plan with in Class USAI-7, Class PSA-6, Class Piedmont-6 or Class Allegheny-6, as the case may be.

In addition to the restructuring of the aircraft deals summarized in the preceding paragraphs, as of December 12, 2002, the Debtors had a total of 38 jet aircraft on firm order from the aircraft manufacturer affiliate of Airbus with scheduled delivery from 2005 through 2009. This includes one A330-300 and 37 A320-family narrowbody aircraft. This includes five firm but cancellable A320-family aircraft orders. The current estimated aggregate cost for these commitments is approximately $2 billion. The Debtors generally do not have firm lease or debt financing commitments with respect to the future scheduled aircraft deliveries. Group and USAI are currently negotiating with Airbus to restructure their agreement with the aircraft manufacturer.

The Debtors are prepared to purchase regional jets upon emergence from chapter 11 protection. Furthermore, the Debtors are undergoing negotiations with their affiliate regional jet partners for additional RJ lift.

10. Analysis of Financial Projections

The Debtors believe that the Plan of Reorganization meets the Bankruptcy Code’s feasibility requirement that Plan confirmation is not likely to be followed by liquidation, or the need for further financial reorganization of the Debtors or any successor under the Plan unless such liquidation is proposed in the Plan. In connection with the development of the Plan, and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. In this regard, the management of the Debtors developed and refined the Business Plan and prepared financial projections (the “Projections”) for the fiscal years 2003 through 2009 (the “Projection Period”).

The Projections are presented on a consolidated annual basis and are based on the current and projected market conditions in each of the Debtors’ respective markets. Management has made a number of assumptions in preparing the Projections, including receiving the ATSB Loan, receiving an investment of $240 million from RSA, experiencing no material changes to the marketing agreements with United Airlines and confirmation of the Plan.

US Airways historically has concentrated its services in the Eastern United States, where it has provided vital competition as the largest carrier (as measured by passengers carried) for travel within the states East of the Mississippi River, a region accounting for 59% of the population of the United States. As a result of restructuring actions and participations obtained to date, US Airways has established a business platform that retains its ability to generate revenues within this region while vastly improving its cost structure and competitive position.

The restructuring efforts are based around significant cost reductions. Included in the Projections are approximately $1.9 billion in annual savings in cash operating costs. This is primarily composed of approximately $1.0 billion in average annual savings in labor costs as a result of pay and benefit reductions and changes in work rule practices. In addition, by restructuring aircraft obligations and changing the mix of the operating fleet, the Debtors project to save up to $500 million annually through 2009. The Debtors are also projecting to achieve up to $400 million in annual savings through various vendor renegotiations, management concessions and process re-engineering initiatives. Domestic mainline unit cost (as measured by total operating cost plus the interest cost of aircraft ownership less fuel expense per available seat mile), is projected to decline in 2003 by 17% versus Q1 2002 on a stage-length adjusted basis. In addition to cost reductions, the Plan includes revenue improvement initiatives:

•	The addition of 227 regional jets into the Debtors’ Express fleet and affiliate carriers by the end of 2006 (regional jets offer superior operating economics compared to large jets for low-demand routes, which is desirable for USAI’s hub-and-spoke network);

•	The implementation of a broad marketing partnership with United Airlines that extends US Airways’ route network, traditionally focused in the Eastern United States, to include destinations across the globe; and

•	The restructuring of USAI’s hub-and-spoke system to achieve greater efficiencies and maximize revenue production.

•	Improvements in unit revenue as a result of industry capacity reductions and industry recovery.

The introduction of regional jets will allow USAI to upgrade current turboprop aircraft and take advantage of the strong passenger preference for regional jets. This will allow USAI to use efficient, long-range regional jets to develop new hub markets beyond the range of turboprop aircraft at lower levels of demand than would be required to make a large jet profitable. In addition, the regional jets will enable USAI to supplement jet frequencies at lower demand times.

Through the marketing partnership with United Airlines, USAI will be able to sell an extensive package of flight destinations to corporate customers, enhancing its competitiveness in this high revenue arena. In addition, Management expects that its marketing relationship will allow USAI to leverage United’s strong point of sale share in markets outside of USAI’s core strength such as the western United States, which will allow USAI to provide seamless passenger travel across multiple airline networks.

These actions, in addition to Management’s outlook on airline industry revenues, result in average annual increases in the passenger yields at USAI of approximately 3% and load factors increasing from approximately 73.0% in 2003 to 74.0% in 2009. With the growth in operating costs increasing by 26% over the same period, the operating margin increases from 1.3% in 2003 to 7.6% in 2009. As a result, pre-tax income is projected to increase from a loss of $225 million in 2003 to a profit of $660 million in 2009.

Overall, cash and short term investments are projected to increase from $1.1 billion in 2003 to $1.8 billion in 2009, with debt decreasing from $3.2 billion to $1.6 billion over the same time frame. Included in the debt reduction is the repayment of both the ATSB Loan by 2009 and Debtor-In-Possession financing in 2003.

11. Labor Matters

As described above in Section III.A.3—Employees; Labor Matters, above, prior to the Petition Date, the Debtors were able to reach consensual agreements with ALPA, AFA and TWU concerning labor concessions. However, the Debtors were unable to reach agreement on concessions with all of their labor groups. Accordingly, at the First Day Hearing, the Debtors requested and the Bankruptcy Court entered a scheduling order to establish notice procedures, a briefing schedule and a hearing date regarding the Debtors’ conditional applications for relief under section 1113 of the Bankruptcy Code in the event that voluntary modifications to certain of the Debtors’ collective bargaining agreements could not be reached. Pursuant to such scheduling order, on August 22, 2002, the Debtors filed, pursuant to 11 U.S.C. § 1113(c), a conditional application to reject its agreements with the two unions with whom the Debtors were unable to reach cost-reduction agreements prior to the commencement of the Chapter 11 Cases – the International Association of Machinists and Aerospace Workers (“IAM”) and the Communications Workers of America (“CWA”) – in the event that mutually-agreeable cost-reduction agreements could not be reached with those unions by the September 10 hearing date on the application. On August 26, and 28, 2002, respectively, the IAM-represented fleet service employees and maintenance training specialists each ratified modifications to their agreements, delivering an aggregate of approximately $67 million in average annual labor cost savings through 2008. On August 28, 2002, the IAM mechanics and related personnel, however, rejected a proposal for modifications to their agreement.

On September 6, 2002, CWA reached a tentative agreement with USAI on consensual modifications to the collective bargaining agreement in place with the passenger service employees. In addition, IAM agreed to resubmit a proposal for modifications made by US Airways for a ratification vote by the mechanical and related personnel. Following an extension on the Application hearing date, on September 17, 2002, both of the remaining unions’ memberships ratified necessary modifications to their collective bargaining agreements. The restructured IAM agreement provided $152 million in average annual labor cost savings through 2008, and the CWA agreement provided USAI $70 million in average annual labor cost savings through 2008. With executed restructuring agreements with every union, the Debtors withdrew their conditional application to reject the collective bargaining agreements in full.

Subsequent to these negotiations, the Debtors recognized that, due to the state of the airline industry and other recent developments, additional cost savings must be achieved in order for the Debtors’ reorganization to be successful. Therefore, USAI approached its labor unions and entered into negotiations to achieve greater reductions in labor costs. On December 14, 2002, the Master Executive Council of ALPA ratified an agreement with USAI on a package of cost reductions, which includes a combination of productivity improvements, benefit savings and some temporary wage concessions. This agreement also includes changes to the pension plan, which will yield additional future savings. Subsequent to the completion of the ALPA agreement, USAI continued negotiations regarding additional costs reductions with the employee groups represented by AFA, CWA, IAM and TWU. As of January 11, 2003, USAI had ratified agreements for additional concessions with each of these unions for the remainder of USAI’s represented employee groups. Taking into account the new agreements with the employee groups represented by ALPA, AFA, CWA, IAM and TWU, the aggregate average cost savings on account of the modified restructuring agreements is approximately $1 billion per annum.

Through negotiations with pilots and non-contract employees at PSA, Piedmont and Allegheny, as well as with the flight attendants’ union at Allegheny, the Debtors were able to negotiate an additional $13.0 million in annual wage concessions, including concessions reached in a tentative agreement between PSA and its customer service representatives. In addition, negotiations continue with Piedmont’s flight attendants and mechanics and PSA’s mechanics in an effort to attain an additional $1.9 million and $114,000 in annual savings, respectively.

12. Pension Plan Issues

As a result of recent declines in interest rates and the market value of the assets held in its defined benefit pension plans, the Debtors will be required to record a significant additional minimum pension liability as of December 31, 2002. The minimum pension liability would reflect the amount that the pension plans’ accumulated benefit obligation exceeds the plans’ assets in excess of amounts previously accrued for pension costs. The additional charge to stockholders’ equity is expected to be between $700 million and $800 million. As of December 31, 2001, the Debtors’

minimum pension liability reduced stockholders’ equity by approximately $138 million. This charge to stockholders’ equity is not expected to affect the Debtors financial covenants in any of their debt agreements.

As disclosed in the Debtors’ Form 10-Q for the quarterly period ended September 30, 2002, USAI has substantial cash funding requirements related to its employee defined benefit pension plans. Based on current forecasts, USAI will be required to contribute approximately $3.1 billion in the aggregate for the years 2003 through 2009, including $126 million in 2003 and $890 million in 2004. Future funding requirements are dependent upon factors such as interest rate levels, changes to pension plan benefits, funded status, regulatory requirements for funding purposes and the level and timing of asset returns as compared with the level and timing of expected benefit disbursements. As a result of these variable factors, actual future contributions may differ materially. USAI believes its defined benefit pension plans are currently in compliance with all United States government funding requirements.

The Debtors are seeking resolution of these pension plan issues pursuant to two alternative tracks. Under the first alternative the Debtors are seeking legislative relief that would make thirty-year pension funding available for the Debtors. On January 9, 2003, Senator Rick Santorum introduced in the United States Senate S. 119, a bill co-sponsored by Senators Arlen Specter, John Warner, Elizabeth Dole and George Allen. If enacted, S. 119 would make thirty-year funding of existing pension liabilities available for the Debtors’ defined benefit pension plans maintained pursuant to a collective bargaining agreement. Based on their financial projections, the Debtors believe they could afford to fund all of their pension plans if S. 119 were enacted, thus eliminating the need to terminate the Pilots Plan. The bill was referred to the Senate Finance Committee on January 9, 2003. On January 14, 2003, the Senate Committee on Appropriations Subcommittee on Labor, Health and Human Services, and Education held a hearing concerning issues addressed by the bill.

Pursuant to the second alternative, the Debtors may seek the Bankruptcy Court’s approval of a distress termination of the retirement income plan for Pilots of US Airways, Inc. (“Pilots Plan”). If sought and approved by the Bankruptcy Court, the Debtors would be authorized to pursue termination of the Pilots Plan, which would require additional notices and filings, and processing by the PBGC, to effect the termination. Under ERISA, the PBGC is required to suspend processing of a termination if the PBGC is notified of a formal challenge to the termination under a collective bargaining agreement. The Debtors will request to negotiate with ALPA to satisfy all legal requirements for the second alternative with an anticipated completion of March 2003, including the negotiation and implementation of a new pension plan for the Pilots consistent with the funding level in the Debtors’ financial projections appended as Appendix C hereto and the conditions to the Effective Date set forth in Article XII of the Plan.

If the Pilots Plan is terminated, the PBGC will have a claim for the amount of the Pilots Plan’s unfunded benefit liabilities, as well as a claim for any minimum funding contributions due and unpaid on the date of plan termination. The PBGC has filed twenty-one proofs of claim in the aggregate amount of approximately $3.8 billion and asserts joint and several liability against each of the Debtors for the seven defined benefit pension plans sponsored and maintained by the Debtors for unfunded pension liability as of October 31, 2002, contingent upon plan termination. The PBGC claims priority treatment for some or all of these claims. The Debtors reserve the right to challenge the amount and priority of the PBGC’s claims. If S. 119 is enacted into law prior to completion of any process to terminate the Pilots Plan, the Debtors will ask the PBGC to cease processing of any termination of the Pilots Plan.

VII. SUMMARY OF THE REORGANIZATION PLAN

THIS SECTION CONTAINS A SUMMARY OF THE STRUCTURE OF, CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS IN, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, AND TO THE EXHIBITS ATTACHED THERETO OR REFERRED TO THEREIN. CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS SET FORTH IN THE PLAN.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR

COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN, WHICH ARE OR WILL HAVE BEEN FILED WITH THE COURT, WILL CONTROL THE TREATMENT OF CREDITORS AND EQUITY SECURITY HOLDERS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE OF THE PLAN, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN THE REORGANIZED DEBTORS AND OTHER PARTIES IN INTEREST, REGARDLESS OF WHETHER OR HOW THEY HAVE VOTED ON THE PLAN.

A. Overall Structure of the Plan

Prior to filing for chapter 11 relief, the Debtors focused on formulating a plan of reorganization that would enable them to emerge quickly from chapter 11 and preserve the value of their business as a going concern. The Debtors recognize that in the competitive industry in which they operate, lengthy and uncertain chapter 11 cases would adversely affect the confidence of their vendors and customers, further impair their financial condition and dim the prospects for a successful reorganization.

The Plan constitutes a separate plan of reorganization for each of the Debtors. Accordingly, the voting and other confirmation requirements of the Bankruptcy Code must be satisfied for each of the Debtors. Under the Plan, Claims against, and Interests in, each of the Debtors are divided into Classes according to their relative seniority and other criteria.

If the Plan is confirmed by the Bankruptcy Court and consummated, Classes of Claims against and Interests in the Debtors will receive the treatment described in this Disclosure Statement. A description of the debt Claims and equity Interests included in each Class of Claims and Interests, the treatment of those Classes under the Plan, and the securities and other property (if any) to be distributed to holders of Claims or Interests in those Classes under the Plan are described below.

The amounts and forms (e.g., Cash, New Common Stock) of distributions under the Plan are based upon, among other things, the requirements of applicable law and the Debtors’ assessment of their ability to achieve the goals set forth in their business plan.

Following consummation of the Plan, the Reorganized Debtors will operate their businesses with a reduced level of indebtedness and operating expenses.

B. Classification and Treatment of Claims and Interests

Section 1122 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor’s creditors and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class.

The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Debtors believe that they have complied with such standard. If the Bankruptcy Court finds otherwise, however, it could deny confirmation of the Plan if the Claimholders affected do not consent to the treatment afforded them under the Plan.

The Plan classifies the following in separate Classes:

US Airways Group, Inc.’s Chapter 11 Case: Class (1) Miscellaneous Secured Claims; Class (2) GECC 2001 Financing Claims; Class (3) Other Priority Claims; Class (4) PBGC Claims; Class (5) General Unsecured Convenience Claims; Class (6) General Unsecured Claims; Class (7A) all Interests in Group; and Class (7B) all Subordinated Securities Claims against Group.

US Airways, Inc,’s Chapter 11 Case: Class (1) Miscellaneous Secured Claims; Class (2) GECC 2001 Financing Claims; Class (3) Other Priority Claims; Class (4) Aircraft Secured Claims; Class (5) PBGC Claims; Class (6) General Unsecured Convenience Claims; Class (7) General Unsecured Claims; and Class (8) all Interests in USAI.

Allegheny Airlines, Inc.’s Chapter 11 Case: Class (1) Miscellaneous Secured Claims; Class (2) Other Priority Claims; Class (3) Aircraft Secured Claims; Class (4) PBGC Claims; Class (5) General Unsecured Convenience Claims; Class (6) General Unsecured Claims; and Class (7) all Interests in Allegheny.

PSA Airlines, Inc.’s Chapter 11 Case: Class (1) Miscellaneous Secured Claims; Class (2) Other Priority Claims; Class (3) Aircraft Secured Claims; Class (4) PBGC Claims; Class (5) General Unsecured Convenience Claims; Class (6) General Unsecured Claims; and Class (7) all Interests in PSA.

Piedmont Airlines, Inc.’s Chapter 11 Case: Class (1) Miscellaneous Secured Claims; Class (2) Other Priority Claims; Class (3) Aircraft Secured Claims; Class (4) PBGC Claims; Class (5) General Unsecured Convenience Claims; Class (6) General Unsecured Claims; and Class (7) all Interests in Piedmont.

MidAtlantic Airways, Inc.’s Chapter 11 Case: Class (1) Miscellaneous Secured Claims; Class (2) Other Priority Claims; Class (3) PBGC Claims; Class (4) General Unsecured Convenience Claims; Class (5) General Unsecured Claims; and Class (6) all Interests in MidAtlantic.

US Airways Leasing and Sales, Inc.’s Chapter 11 Case: Class (1) Miscellaneous Secured Claims; Class (2) Other Priority Claims; Class (3) PBGC Claims; Class (4) General Unsecured Convenience Claims; Class (5) General Unsecured Claims; and Class (6) all Interests in US Airways Leasing.

Material Services Company, Inc.’s Chapter 11 Case: Class (1) Miscellaneous Secured Claims; Class (2) Other Priority Claims; Class (3) PBGC Claims; Class (4) General Unsecured Convenience Claims; Class (5) General Unsecured Claims; and Class (6) Interests in Material Services.

In addition, the definition of General Unsecured Claims found in Section 1.82 of the Plan, states that General Unsecured Claims include all Claims that do not fall within another class of Claims set forth in the Plan. Accordingly, the Debtors believe that they have classified all Claims and Interests in compliance with the requirements of section 1122 of the Bankruptcy Code. If a Claimholder or Interestholder challenges such classification of Claims or Interests and the Court finds that a different classification is required for the Plan to be confirmed, the Debtors, to the extent permitted by the Court, intend to make such modifications to the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Court for confirmation. UNLESS SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER OF A CLAIM OR INTEREST REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

As stated above, the Plan includes eight plans of reorganization proposed separately by each of the Debtors. The classifications set forth below apply separately with respect to each Plan proposed by each Debtor. For example, General Unsecured Claims relating to US Airways Group, Inc. are included in Class 6 of the Plan proposed by US

Airways Group, Inc., while General Unsecured Claims relating to US Airways, Inc. are included in Class 7 of the Plan proposed by US Airways, Inc.

1. Treatment of Unclassified Claims

(a) Administrative Claims Generally

Administrative Claims consist primarily of the costs and expenses of administration of the Chapter 11 Cases. They include, but are not limited to, Claims arising under the DIP Facility, the cost of operating the Debtors’ businesses since the Petition Date, the outstanding unpaid fees and expenses of the professionals retained by the Debtors and the Creditors’ Committee as approved by the Court, and the payments necessary to cure prepetition defaults on unexpired leases and executory contracts that are being assumed under the Plan (“Cure”). All payments to professionals in connection with the Chapter 11 Cases for compensation and reimbursement of expenses, and all payments to reimburse expenses of members of the Creditors’ Committee, will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and are subject to approval of the Court as being reasonable.

As of December 12, 2002, the outstanding balance under the DIP Facility was approximately $300,000,000. Assuming that the Plan is consummated on or before March 31, 2003, the Debtors believe that borrowings under the ATSB Loan (as previously defined) will be sufficient to enable them to pay any professional fees that remain unpaid as of the Effective Date and to repay the DIP Facility. The Debtors believe that the aggregate amount of Administrative Claims will not exceed the Reorganized Debtors’ ability to pay such Claims when they are allowed and/or otherwise become due. The procedures governing allowance and payment of Administrative Claims are described in Section VII.D. below, entitled “Distributions.”

Subject to the provisions of Article X of the Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in the Chapter 11 Cases shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that (x) Claimholders of Claims arising under the DIP Facility shall be deemed to have an Allowed Claim as of the Effective Date in such amount as to which the Debtors and such Claimholders shall have agreed upon in writing or as fixed by the Bankruptcy Court, which DIP Facility Claim shall be paid in full in Cash on the Effective Date, or such other date as agreed upon by Group, the Plan Sponsor and the DIP Agent, (y) the Plan Sponsor shall be deemed to have an Allowed Claim arising under the Investment Agreement in such amount as to which the Debtors and the Plan Sponsor shall have agreed upon in writing or as fixed by the Bankruptcy Court, which Plan Sponsor Claim shall be paid in full in Cash on the Effective Date, and (z) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

(b) Priority Tax Claims

Priority Tax Claims are those tax Claims entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code. The Plan provides that Priority Tax Claims, if any, are Unimpaired. Under the Plan, each Allowed Priority Tax Claimholder, at the sole option of the Reorganized Debtors (or the Reorganized Debtors after the Effective Date), will be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three-month period following the Effective Date of the Plan, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on 90-day United States Treasuries on the Effective Date, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors or the

Reorganized Debtors, as the case may be, than the treatment set forth in clause (a) above, or (c) payment in full in Cash. The Debtors believe that the aggregate amount of Priority Tax Claims will not exceed the Reorganized Debtors’ ability to pay such Claims when they are allowed.

Under the Plan, no holder of an Allowed Priority Tax Claim will be entitled to any payments on account of any pre-Effective Date interest accrued on, or penalty arising after the Petition Date with respect to or in connection with, an Allowed Priority Tax Claim. Any such Claim or demand for any such accrued postpetition interest or penalty will be discharged upon confirmation of the Plan in accordance with section 1141(d)(1) of the Bankruptcy Code, and the holder of a Priority Tax Claim will be precluded from assessing or attempting to collect such accrued interest or penalty from the Reorganized Debtors or its property.

2. Unimpaired Classes of Claims

The Classes listed below are Unimpaired by the Plan.

Group-1	USAI-1	Allegheny-1	PSA-1
Group-3	USAI-3	Allegheny-2	PSA-2
	USAI-4	Allegheny-3	PSA-3

Piedmont-1	MidAtlantic-1	US Airways Leasing-1	Material Services-1
Piedmont-2	MidAtlantic-2	US Airways Leasing-2	Material Services-2
Piedmont-3

3. Impaired Classes of Claims and Interests

The Classes listed below are Impaired by the Plan.

Group-2	USAI-2	Allegheny-4	PSA-4
Group-4	USAI-5	Allegheny-5	PSA-5
Group-5	USAI-6	Allegheny-6	PSA-6
Group-6	USAI-7	Allegheny-7	PSA-7
Group-7A	USAI-8
Group-7B

Piedmont-4	MidAtlantic-3	US Airways Leasing-3	Material Services-3
Piedmont-5	MidAtlantic-4	US Airways Leasing-4	Material Services-4
Piedmont-6	MidAtlantic-5	US Airways Leasing-5	Material Services-5
Piedmont-7	MidAtlantic-6	US Airways Leasing-6	Material Services-6

4. Treatment of Classified Claims

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in each of the Debtors. All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II of the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class only for the purpose of voting on, and receiving distributions pursuant to, the Plan only to the extent that such Claim or Interest is an Allowed

Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

(a) Unimpaired Classes of Claims against Group

(i) Class Group-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Group’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Group (or Reorganized Group) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Group’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Group’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Group or Reorganized Group) when and if such Claims are sought to be enforced by the Class Group-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Group held by or on behalf of the Class Group-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Group-1 Miscellaneous Secured Claimholder are paid in full.

(ii) Class Group-3 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such Priority Claim, an Allowed Class Group-3 Other Priority Claimholder in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Group-3 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Group-3 Other Priority Claim or (b) such other treatment as to which Group (or Reorganized Group) and such Claimholder shall have agreed in writing.

(b) Impaired Classes of Claims against and Interests in Group

(i) Class Group-2 (GECC 2001 Financing Claims). On the Effective Date, and in consideration of the transactions contemplated under the GE Global Restructuring Agreement, the Class Group-2 GECC 2001 Financing Claim shall be Reinstated, as modified in a manner consistent with the GE Global Restructuring Agreement, and GECC shall receive, among other things, on account of the Class Group-2 GECC 2001 Financing Claim and the Class USAI-2 GECC 2001 Financing Claim combined (whether against Group, USAI, another Debtor or an Affiliate of any of the Debtors), (i) three million eight hundred seventeen thousand five hundred (3,817,500) shares of Class A Preferred Stock, (ii) three million eight hundred seventeen thousand five hundred (3,817,500) Class A-1 Warrants and (iii) such treatment as to which Group or Reorganized Group and GECC shall have agreed upon in writing.

(ii) Class Group-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Group, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3, Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(iii) Class Group-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Group-5 General Unsecured Convenience Claim in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Group-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(iv) Class Group-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Group-6 General Unsecured Claimholder in Group’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Group-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(v) Class Group-7A (Interests). Class Group-7A Interests in Group’s Chapter 11 Case shall be cancelled and extinguished, and holders of such Interests shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Interests.

(vi) Class Group-7B (Subordinated Securities Claims). Class Group-7B Subordinated Securities Claims in Group’s Chapter 11 Case shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Claims.

(c) Unimpaired Classes of Claims against and Interests in USAI

(i) Class USAI-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in USAI’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which USAI (or Reorganized USAI) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. USAI’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized USAI’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of USAI or Reorganized USAI) when and if such Claims are sought to be enforced by the Class USAI-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of USAI held by or on behalf of the Class USAI-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class USAI-1 Miscellaneous Secured Claimholder are paid in full.

(ii) Class USAI-3 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Priority Claim, an Allowed Class USAI-3 Other Priority Claimholder in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-3 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class USAI-3 Other Priority Claim or (b) such other treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing.

(iii) Class USAI-4 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Aircraft Secured Claim, an Allowed Class USAI-4 Aircraft Secured Claimholder in USAI’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-4 Aircraft Secured Claim such treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(d) Impaired Classes of Claims against USAI

(i) Class USAI-2 (GECC 2001 Financing Claims). On the Effective Date, and in consideration of the transactions contemplated under the GE Global Restructuring Agreement, the Class USAI-2 GECC 2001 Financing Claim shall be Reinstated, as modified in a manner consistent with the GE Global Restructuring Agreement, and GECC shall receive, among other things, on account of the Class Group-2 GECC 2001 Financing Claim and the Class USAI-2 GECC 2001 Financing Claim combined (whether against Group, USAI, another Debtor or an Affiliate of any of the Debtors), (i) three million eight hundred seventeen thousand five hundred (3,817,500) shares of Class A Preferred Stock, (ii) three million eight hundred seventeen thousand five hundred (3,817,500) Class A-1 Warrants and (iii) such treatment as to which USAI or Reorganized USAI and GECC shall have agreed upon in writing.

(ii) Class USAI-5 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against USAI, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(iii) Class USAI-6 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class USAI-6 General Unsecured

Convenience Claim in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-6 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(iv) Class USAI-7 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class USAI-7 General Unsecured Claimholder in USAI’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class USAI-7 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(v) Class USAI-8 (Interests). Subject to Section 7.11 of the Plan and except as provided in Section 5.9 of the Plan, on the Effective Date, all Interests in USAI shall be Reinstated.

(e) Unimpaired Classes of Claims against and Interests in Allegheny

(i) Class Allegheny-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Allegheny’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Allegheny (or Reorganized Allegheny) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Allegheny’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Allegheny’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Allegheny or Reorganized Allegheny) when and if such Claims are sought to be enforced by the Class Allegheny-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Allegheny held by or on behalf of the Class Allegheny-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Allegheny-1 Miscellaneous Secured Claimholder are paid in full.

(ii) Class Allegheny-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such Priority Claim, an Allowed Class Allegheny-2 Other Priority Claimholder in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Allegheny-2 Other Priority Claim or (b) such other treatment as to which Allegheny (or Reorganized Allegheny) and such Claimholder shall have agreed in writing.

(iii) Class Allegheny-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such Aircraft Secured Claim, an Allowed Class Allegheny-3 Aircraft Secured Claimholder in Allegheny’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-3 Aircraft Secured Claim such treatment as to which Allegheny (or Reorganized Allegheny) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(f) Impaired Classes of Claims against Allegheny

(i) Class Allegheny-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Allegheny, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(ii) Class Allegheny-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Allegheny-5 General Unsecured Convenience Claim in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(iii) Class Allegheny-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Allegheny-6 General Unsecured Claimholder in Allegheny’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Allegheny-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(iv) Class Allegheny-7 (Interests). Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in Allegheny shall be Reinstated.

(g) Unimpaired Classes of Claims against and Interests in PSA

(i) Class PSA-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in PSA’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which PSA (or Reorganized PSA) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. PSA’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized PSA’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of PSA or Reorganized PSA) when and if such Claims are sought to be enforced by the Class PSA-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of PSA held by or on behalf of the Class PSA-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class PSA-1 Miscellaneous Secured Claimholder are paid in full.

(ii) Class PSA-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Priority Claim, an Allowed Class PSA-2 Other Priority Claimholder in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class PSA-2 Other Priority Claim or (b) such other treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing.

(iii) Class PSA-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Aircraft Secured Claim, an Allowed Class PSA-3 Aircraft Secured Claimholder in PSA’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-3 Aircraft Secured Claim such treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(h) Impaired Classes of Claims against PSA

(i) Class PSA-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against PSA, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(ii) Class PSA-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class PSA-5 General Unsecured Convenience Claim in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(iii) Class PSA-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class PSA-6 General Unsecured Claimholder in PSA’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class PSA-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(iv) Class PSA-7 (Interests). Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in PSA shall be Reinstated.

(i) Unimpaired Classes of Claims against and Interests in Piedmont

(i) Class Piedmont-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Piedmont’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Piedmont (or Reorganized Piedmont) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Piedmont’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Piedmont’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Piedmont or Reorganized Piedmont) when and if such Claims are sought to be enforced by the Class Piedmont-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Piedmont held by or on behalf of the Class Piedmont-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Piedmont-1 Miscellaneous Secured Claimholder are paid in full.

(ii) Class Piedmont-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Priority Claim, an Allowed Class Piedmont-2 Other Priority Claimholder in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Piedmont-2 Other Priority Claim or (b) such other treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing.

(iii) Class Piedmont-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Aircraft Secured Claim, an Allowed Class Piedmont-3 Aircraft Secured Claimholder in Piedmont’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-3 Aircraft Secured Claim such treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(j) Impaired Classes of Claims against Piedmont

(i) Class Piedmont-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Piedmont, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1)four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(ii) Class Piedmont-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Piedmont-5 General Unsecured Convenience Claim in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(iii) Class Piedmont-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Piedmont-6 General Unsecured Claimholder in Piedmont’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Piedmont-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(iv) Class Piedmont-7 (Interests). Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in Piedmont shall be Reinstated.

(k) Unimpaired Classes of Claims against and Interests in MidAtlantic

(i) Class MidAtlantic-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in MidAtlantic’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which MidAtlantic (or Reorganized MidAtlantic) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. MidAtlantic’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized MidAtlantic’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of MidAtlantic or Reorganized MidAtlantic) when and if such Claims are sought to be enforced by the Class MidAtlantic-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of MidAtlantic held by or on behalf of the Class MidAtlantic-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class MidAtlantic-1 Miscellaneous Secured Claimholder are paid in full.

(ii) Class MidAtlantic-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such Priority Claim, an Allowed Class MidAtlantic-2 Other Priority Claimholder in MidAtlantic’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class MidAtlantic-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class MidAtlantic-2 Other Priority Claim or (b) such other treatment as to which MidAtlantic (or Reorganized MidAtlantic) and such Claimholder shall have agreed in writing.

(l) Impaired Classes of Claims against MidAtlantic

(i) Class MidAtlantic-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against MidAtlantic, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, US Airways Leasing-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(ii) Class MidAtlantic-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class MidAtlantic-4 General Unsecured Convenience Claim in MidAtlantic’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class MidAtlantic-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(iii) Class MidAtlantic-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class MidAtlantic-5 General Unsecured Claimholder in MidAtlantic’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class MidAtlantic-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b)three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(iv) Class MidAtlantic-6 (Interests). Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in MidAtlantic shall be Reinstated.

(m) Unimpaired Classes of Claims against and Interests in US Airways Leasing

(i) Class US Airways Leasing-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in US Airways Leasing’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. US Airways Leasing’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized US Airways Leasing’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of US Airways Leasing or Reorganized US Airways Leasing) when and if such Claims are sought to be enforced by the Class US Airways Leasing-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of US Airways Leasing held by or on behalf of the Class US Airways Leasing-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class US Airways Leasing-1 Miscellaneous Secured Claimholder are paid in full.

(ii) Class US Airways Leasing-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such Priority Claim, an Allowed Class US Airways Leasing-2 Other Priority Claimholder in US Airways Leasing’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class US Airways Leasing-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class US Airways Leasing-2 Other Priority Claim or (b) such other treatment as to which US Airways Leasing (or Reorganized US Airways Leasing) and such Claimholder shall have agreed in writing.

(n) Impaired Classes of Claims against US Airways Leasing

(i) Class US Airways Leasing-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against US Airways Leasing, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, and Material Services-3), either (A) the PBGC’s Pro Rata share of (1)four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(ii) Class US Airways Leasing-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class US Airways Leasing-4 General Unsecured Convenience Claim in US Airways Leasing’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class US Airways Leasing-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(iii) Class US Airways Leasing-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class US Airways Leasing-5 General Unsecured Claimholder in US Airways Leasing’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class US Airways Leasing-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(iv) Class US Airways Leasing-6 (Interests). Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in US Airways Leasing shall be Reinstated.

(o) Unimpaired Classes of Claims against and Interests in Material Services

(i) Class Material Services-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Material Services’ Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured

Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Material Services (or Reorganized Material Services) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Material Services’ failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Material Services’ right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Material Services or Reorganized Material Services) when and if such Claims are sought to be enforced by the Class Material Services-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Material Services held by or on behalf of the Class Material Services-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Material Services-1 Miscellaneous Secured Claimholder are paid in full.

(ii) Class Material Services-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of the Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such Priority Claim, an Allowed Class Material Services-2 Other Priority Claimholder in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Material Services-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Material Services-2 Other Priority Claim or (b) such other treatment as to which Material Services (or Reorganized Material Services) and such Claimholder shall have agreed in writing.

(p) Impaired Classes of Claims against Material Services

(i) Class Material Services-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Material Services, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, and US Airways Leasing-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to creditors been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(ii) Class Material Services-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Material Services-4 General Unsecured Convenience Claim in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Material Services-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(iii) Class Material Services-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Material Services-5 General Unsecured Claimholder in Material Services’ Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Material Services-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(iv) Class Material Services-6 (Interests). Subject to Section 7.11 of the Plan, on the Effective Date, all Interests in Material Services shall be Reinstated.

5. Special Provision Regarding Intercompany Claims

All Intercompany Claims and Interests will be Reinstated on the Effective Date; provided, however, that notwithstanding the foregoing, the Debtors reserve the right to extinguish or cancel, as applicable, as of the Effective Date, (a) Intercompany Claims owing from Group to USAI, or Intercompany Interests arising, on account of the advancement of funds by USAI to group with respect to Group’s purchases of common stock of Group, which total $2,030,044,487, (b) Intercompany Claims owing from Group to USAI on account of a certain demand note related to the financing by USAI of Group’s purchase of an entity that was merged into USAI effective July 1, 2000, which total $231,828,525, and (c) Intercompany Claims owing from Allegheny to Group arising on August 28, 1996 and related to the financing of ten de Havilland Dash-8 aircraft purchased by Allegheny, which total $42,830,000. If such Intercompany Claims are extinguished and/or such Intercompany Interests are cancelled, the applicable Debtor shall receive no distribution under the Plan on account of such Intercompany Claims or Intercompany Interests, as applicable.

C. Means of Plan Implementation

1. Continued Corporate Existence

Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated and pursuant to the respective Certificate of Incorporation and Bylaws in effect prior to the Effective Date, except to the extent such Certificate of Incorporation and Bylaws are amended pursuant to the Plan and to the extent that MidAtlantic becomes an operating division of USAI.

2. Directors and Officers of Group

(a) The existing senior officers of the Debtors will serve initially in their current capacities after the Effective Date. On the Effective Date, the term of the current members of the board of directors of Group will expire. The initial board of directors of Reorganized Group will consist of fifteen (15) directors: (i) eight (8) members designated by the Plan Sponsor; (ii) one (1) member designated by ALPA in accordance with the terms of Group’s collective bargaining agreement with ALPA; (iii) one (1) member designated by IAMAW; (iv) one (1) member designated in accordance with the Series 3 Class C Preferred Shares held by AFA and TWU; (v) one (1) member designated by CWA; (vi) the chief executive officer of Reorganized Group; and (vi) at least two (2) Independent Directors identified by the chief executive officer of Reorganized Group in consultation with Creditors’ Committee.

(b) The Persons designating board members will file with the Bankruptcy Court and give to Group written notice of the identities of such members on a date that is not less than five (5) days prior to the Confirmation Hearing; provided, however, that if and to the extent that any of the parties entitled to designate one or more board members pursuant to the preceding paragraph fails to file and give such notice, the Debtors initially will designate such members of the board of directors of Reorganized Group by announcing their identities at the Confirmation Hearing, subject to the right of such designating party to designate a replacement board member at any time thereafter.

(c) Board members will serve an initial term for a period from the Effective Date through the date of the annual meeting that first occurs after a date which is one (1) year after the Effective Date and for one (1) year terms thereafter (with such subsequent terms subject to election by shareholder vote) with each such term expiring at the conclusion of the next annual meeting of shareholders. From and after the Effective Date, Reorganized Group will cause the following to constitute the slate of nominees recommended by the board of directors for election as directors at each annual meeting of stockholders: (i) subject to certain provisions of the Investment Agreement, up to eight (8) directors designated by the Plan Sponsor; (ii) the chief executive officer of Reorganized Group; and (iii) at least two (2) Independent Directors identified by the chief executive officer of Reorganized Group in consultation with the Creditors’ Committee or the Post-Confirmation Committee, as applicable, and Reorganized Group will use its best efforts to cause the election of such Persons; provided that the board designation rights provided by Section 7.2(c) of the Plan and in Article V of the Investment Agreement shall cease, terminate and be of no further force or effect as of September 26, 2007; provided further, however, that (A) ALPA, as the holder of the Series 1 Class C Preferred Share, (B) IAMAW, as the holder of the Series 2 Class C Preferred Share, (C) AFA and TWU, as the holders of the Series 3 Class C Preferred Shares, and (D) CWA, as the holder of the Series 4 Class C Preferred Share, shall each have the right to elect and remove a director until such Class C Preferred Shares are redeemed in accordance with their terms.

In the event of the death, disability, resignation or removal of a member of the board of directors, the Person designating such member will designate a replacement for such director, which replacement will be reasonably satisfactory to Reorganized Group and/or the Plan Sponsor, if applicable, as provided above, and Reorganized Group will cause such replacement to be elected to the board of directors; provided, however, that notwithstanding the above, each holder of Class C Preferred Stock will designate the replacement for any director designated by such holder.

3. Directors and Officers of Debtors Other Than Group

The existing senior officers and members of the boards of directors of each of the Debtors other than Group shall continue to serve in their current capacities after the Effective Date; provided, however, that the new initial board of directors of Reorganized Group, as provided in Section 7.2 of the Plan, shall also be the initial board of directors of Reorganized USAI, provided further, however, that the Debtors reserve the right to identify new members of the boards of directors of each of the Debtors other than Group and USAI at any time prior to the Confirmation Hearing.

4. Employment, Retirement, Indemnification and Other Agreements and Incentive Compensation Programs

Subject to 8.1(c) of the Plan, employment, retirement, indemnification, and other agreements with their respective active directors, officers, and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans, and other plans for such Persons, such agreements, programs, and plans will remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements, programs, and plans. Such agreements and plans may include equity, bonus, and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate; provided, however, that pursuant to the Management Compensation Plan, there will be reserved for certain members of management, directors, and other employees of the Reorganized Debtors a certain number of shares of New Common Stock, Class A Preferred Stock, Class A-1 Warrants and other securities all as more fully stated on Exhibit A to the Plan, which contains a summary of the Management Compensation Plan and of components of compensation to be paid to management after the Effective Date to the extent that the terms and provisions differ significantly from such management member’s current compensation.

5. Continuation of Retiree Benefits

Following the Effective Date of the Plan, the payment of all retiree benefits (as defined in Section 1114 of the Bankruptcy Code) shall continue at the levels established at any time prior to confirmation of the Plan pursuant to subsections (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code for the duration of the periods the Debtors have obligated themselves to provide such benefits.

6. Certificate of Incorporation and Bylaws

The certificates of incorporation and bylaws of the Debtors will be amended as may be required in order that they are consistent with the provisions of the Investment Agreement, the Plan and the Bankruptcy Code and will be reasonably satisfactory to the Plan Sponsor. The certificate of incorporation of Reorganized Group will be amended to, among other purposes, (a) authorize two hundred million (200,000,000) shares of Class A Common Stock; (b) authorize five million (5,000,000) shares of Class B Common Stock; (c) authorize twenty-five million (25,000,000) Class A-1 Warrants; (d) authorize fifty million (50,000,000) shares of preferred stock, including twenty-five million (25,000,000) shares of Class A Preferred Stock and two hundred fifty thousand (250,000) shares of Class B Preferred Stock; (e) authorize up to ten (10) shares of Class C Preferred Stock, issuable in four (4) series; and (f) pursuant to section 1123(a)(6) of the Bankruptcy Code, add (i) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date, and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Restated Certificates of Incorporation of each of the Reorganized Debtors are attached to the Plan as Exhibits C-1 through C-8. Any modification to the certificate of incorporation of any of the Reorganized Debtors as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date.

7. Corporate Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and will be authorized and approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

8. Post-Effective Date Financing

Reorganized USAI will enter into the ATSB Loan in order to obtain the funds necessary to repay the DIP Facility Claims, and to the extent permitted under the ATSB Loan, make other payments required to be made on the Effective Date, and conduct its and the other Debtors’ post-reorganization operations. Documents evidencing the ATSB Loan, or commitment letters or conditional approval with respect thereto, will be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and will be attached to the Plan as Exhibit G. The Plan Sponsor has committed to provide $75 million of the $100 million at-risk or non-guaranteed portion of the ATSB Loan. Notice of any material modification to the ATSB Loan, or the commitment letters with respect thereto, after its filing with the Bankruptcy Court will be provided to the DIP Agent, the Plan Sponsor and the Creditors’ Committee. In the Confirmation Order, the Bankruptcy Court will approve the terms of the ATSB Loan in substantially the form set forth in the commitment letter or the ATSB Loan documents filed with the Bankruptcy Court and authorize Reorganized USAI and, to the extent necessary, the other Reorganized Debtors to execute the same commitment letter and/or loan documents with such other documents as the parties to the ATSB Loan may reasonably require in order to effectuate the treatment afforded to such parties under the ATSB Loan.

USAI filed an application for a federal loan guaranty pursuant to the Air Transportation Safety and System Stabilization Act on June 10, 2002. Such application was conditionally approved on July 10, 2002 and on August 12, 2002 the ATSB reaffirmed such conditional approval. USAI has worked closely with the ATSB throughout the case and has achieved concessions far in excess of those contemplated in its original application. As of January 28, 2003, the ATSB had not taken any formal action with respect to the final approval of the loan. USAI continues to work with the ATSB and hopes to receive conditional approval of the guaranteed loan in the near future. If the ATSB grants USAI’s application for a federal loan guaranty, the ATSB would guaranty a $900 million portion of a $1 billion term loan. The proceeds of the loan would be used to repay the DIP Facility Claims, make other payments contemplated by the Plan on the Effective Date and for general working capital purposes.

In addition to the post-Effective Date financing expected to be provided by the ATSB Loan, as previously described, the GE Global Restructuring Agreement provides for certain exit restructuring transactions, including (a) the creation of an exit liquidity facility of up to $360.0 million that will refinance the obligations under the debtor-in-possession liquidity facility provided by GECC, will provide additional liquidity to the Reorganized Debtors upon consummation of the Plan and will be secured by the collateral that secures the GECC 2001 Financing Agreement and (b) a commitment from GECC to provide $350.0 million of lease equity for the financing of regional jets.

9. Plan Sponsor

Upon the terms and subject to the conditions set forth in the Investment Agreement, Reorganized Group shall issue, sell and deliver to the Plan Sponsor, and the Plan Sponsor has agreed to purchase from Reorganized Group, (a) twenty million six hundred fifty-two thousand five hundred ninety-three (20,652,593) shares of Class A Common Stock, (b) five million (5,000,000) shares of Class B Common Stock, (c) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (d) one million three hundred eighty thousand five hundred seventy (1,380,570) shares to the Plan Sponsor and (e) seventy-five thousand (75,000) shares of Class B Preferred Stock, in each case, free and clear of all liens, for an aggregate purchase price of two hundred forty million dollars ($240,000,000) in Cash to be delivered to Reorganized Group on the Effective Date or such other date as agreed upon by Group and the Plan Sponsor, which Cash may include an offset against amounts owed to the DIP Lenders in respect of DIP Facility Claims.

10. Issuance of New Equity

(a) Class A Common Stock. On or before the Distribution Date, Reorganized Group will issue the Class A Common Stock for distribution as follows: (i) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) twenty million six hundred fifty-two thousand five hundred ninety-three (20,652,593) shares to the Plan Sponsor; (iii) three million seven hundred fifty thousand (3,750,000) shares pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) fourteen million seven hundred fifty-eight thousand four hundred fifty-five (14,758,455) shares to such employees and/or employee plans as are designated by ALPA consistent with the collective bargaining agreements between ALPA and the Debtors or Reorganized Debtors, as applicable; and (v) eight million two hundred seventy thousand two hundred thirty-two (8,270,232) shares to certain of the Debtors’ other employees or employee plans as are designated by the AFA, CWA and TWU Designated Representatives consistent with the terms of their collective bargaining agreements with Reorganized Group. The issuance of Class A Common Stock and the distribution thereof as described above will be in compliance with applicable registration requirements or will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or section 4/2 of the Securities Act, as applicable.

(b) Class B Common Stock. On or before the Distribution Date, Reorganized Group will issue five million (5,000,000) shares of Class B Common Stock for distribution to the Plan Sponsor. The issuance of the Class B Common Stock and the distribution thereof as described above will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or section 4(2) of the Securities Act, as applicable.

(c) Class A Preferred Stock. On or before the Distribution Date, Reorganized Group will issue the Class A Preferred Stock for distribution as follows: (i) three million forty-eight thousand thirty (3,048,030) shares to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) one million three hundred eighty thousand five hundred seventy (1,380,570) shares to the Plan Sponsor; (iii) two million two hundred twenty thousand five hundred seventy (2,220,570) shares pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) three million eight hundred seventeen thousand five hundred (3,817,500) shares to GECC in accordance with the terms of this Plan; (v) seven million six hundred thirty-five thousand (7,635,000) shares to the ATSB; and (vi) eight hundred forty-eight thousand three hundred thirty (848,330) shares to the lenders of the unguaranteed portion of the ATSB Loan. The issuance of Class A Preferred Stock and the distribution thereof as described above will be in compliance with applicable registration requirements or will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or section 4/2 of the Securities Act, as applicable.

(d) Class B Preferred Stock. On or before the Distribution Date, Reorganized Group will issue seventy-five thousand (75,000) shares of Class B Preferred Stock for distribution to the Plan Sponsor. The issuance of the Class B Preferred Stock and the distribution thereof as described above will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or section 4(2) of the Securities Act, as applicable.

(e) Class C Preferred Stock. On or before the Distribution Date, Reorganized Group will issue the Class C Preferred Stock, which shall be non-transferable, for distribution as follows: (i) one (1) Series 1 Class C Preferred Share to be issued to the individual designated and identified by the ALPA Designated Representative; (ii) one (1) Series 2 Class C Preferred Share to be issued to the individual designated and identified by the IAMAW Designated Representative; (iii) four (4) Series 3 Class C Preferred Shares to be issued to the individual designated and identified by the AFA Designated Representative; (iv) one (1) Series 3 Class C Preferred Share to be issued to each of the three individuals designated and identified by each of the TWU Designated Representatives; and (v) one (1) Series 4 Class C Preferred Share to be issued to the individual designated and identified by the CWA Designated Representative. The issuance of Class C Preferred Stock and the distribution thereof as described above will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or section 4/2 of the Securities Act, as applicable.

(f) Class A-1 Warrants. On or before the Distribution Date, Reorganized Group will issue the Class A-1 Warrants for distribution as follows: (i) three million forty-eight thousand thirty (3,048,030) warrants to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) one million three hundred eighty thousand five hundred seventy (1,380,570) warrants to the Plan Sponsor; (iii) two million two hundred twenty thousand five hundred seventy (2,220,570) warrants pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) three million eight hundred seventeen thousand five hundred (3,817,500) warrants to GECC in accordance with the terms of this Plan; (v) seven million six hundred thirty-five thousand (7,635,000) warrants to the ATSB; and (vi) eight hundred forty-eight thousand three hundred thirty (848,330) warrants to the lenders of the unguaranteed portion of the ATSB Loan. The issuance of Class A-1 Warrants and the distribution thereof as described above will be in compliance with applicable registration requirements or will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or section 4/2 of the Securities Act, as applicable.

(g) Registration Rights Agreement. Without limiting the effect of section 1145 of the Bankruptcy Code, Reorganized Group will enter into a Registration Rights Agreement with each holder of New Common Stock, the Class A-1 Warrants, and the Class A Preferred Shares (i) who by virtue of holding New Common Stock, the Class A-1 Warrants, and the Class A Preferred Shares to be distributed under the Plan and/or its relationship with Reorganized Group could reasonably be deemed to be an “affiliate” (as such term is used within the meaning of applicable securities laws) of Reorganized Group, and (ii) who requests in writing that Reorganized Group execute such agreement. A form Registration Rights Agreement will be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and attached to the Plan. The Registration Rights Agreements will contain certain registration rights for the benefit of the signatories thereto.

(h) Listing on Securities Exchange or Quotation System. Reorganized Group will use reasonable efforts to list the Class A Common Stock and Class B Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so. Persons receiving distributions of Class A Common Stock and Class B Common Stock, by accepting such distributions, will have agreed to cooperate with Reorganized Group’s reasonable requests to assist Reorganized Group in its efforts to list the Class A Common Stock and Class B Common Stock on a securities exchange or quotation system.

11. Reinstatement of Common Stock of Reorganized Debtors Other Than Reorganized Group

The common stock of the Reorganized Debtors (other than Reorganized Group) shall be Reinstated in exchange for Reorganized Group’s agreement to distribute New Equity to the General Unsecured Claimholders of the Debtors other than Group in accordance with the terms of the Plan and to provide management services to such Reorganized Debtors.

12. Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions and all other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. Notwithstanding the foregoing, Causes of Action against Persons arising under section 547 of the Bankruptcy Code or similar state laws will not be retained by the Reorganized Debtors unless specifically listed on Exhibit F to the Plan. An exclusive list of the Retained Actions will be filed as Exhibit F to the Plan on or before the Exhibit Filing Date.

13. Cancellation of Existing Equity Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan, (a) the Existing Equity Securities and any other note, bond, indenture, pass through trust agreement, pass through trust certificate, equipment trust certificate guarantee, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, will be cancelled solely as to the Debtors, and the Debtors shall not have any continuing obligations thereunder, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Equity Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such agreements or notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, will be released and discharged, provided that notwithstanding the release and discharge of Claims against Debtors, to the extent required by applicable nonbankruptcy law in order to permit foreclosure, (1) each such Secured Claim shall not be discharged, and may be asserted, solely against any applicable insurance or Aircraft Equipment or other collateral (other than property of the Reorganized Debtors) securing such Claim or against a non-Debtor party liable thereon and may be credit bid in any foreclosure action with respect to such Aircraft Equipment to the extent permissible under applicable nonbankruptcy law and (2) the applicable Debtor may be named as a nominal party, without recourse, solely to the extent required by applicable nonbankruptcy law in a foreclosure or other enforcement action with respect to the Aircraft Equipment securing such Claim; provided, however, that any such foreclosure or exercise of related remedies permitted under the Plan must be subject in all respects to the New Leases, which shall survive and be fully enforceable notwithstanding such foreclosure or other exercise of related remedies permitted by the Plan; provided, further, that any such foreclosure or other remedies shall not be exercised in a fashion that would result in the lease being terminated or extinguished or in the applicable Debtor being deprived of any of the intended benefits of the lease; provided, further, that any such agreement that governs the rights of the Claimholder will continue in effect solely for purposes of (i) allowing an indenture trustee, an agent, or a servicer (each hereinafter referred to as a “Servicer”) to make the distributions to be made on account of such Claims under the Plan as provided in Article IX of the Plan, (ii) permitting such Servicer to maintain any rights or liens it may have against property other than the Reorganized Debtors’ property for fees, costs, and expenses under such Indenture or other agreement, and (iii) governing the rights and obligations of non-Debtor parties to such agreements vis-á-vis each other; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Section 9.5 of the Plan; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

14. Exclusivity Period

The Debtors will retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date, provided, however, that nothing herein shall impair the Plan Sponsor’s rights under the Investment Agreement or the DIP Credit Agreement.

15. Substantive Consolidation

The Plan does not provide for the substantive consolidation of the Estates. The Debtors may, however, elect in their sole and absolute discretion, at any time through and until the Effective Date, to substantively consolidate the Estates for voting and distribution purposes only; provided, however, that nothing herein shall impair the Plan Sponsor’s rights under the Investment Agreement or the DIP Credit Agreement. Should the Debtors make such an election, the Debtors will not, nor will they be required to, resolicit votes with respect to the Plan. Substantive consolidation shall not alter the distributions set forth in the Plan. In the event that the Debtors do elect to substantively consolidate the Estates, the Disclosure Statement and the Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve such substantive consolidation.

16. Effectuating Documents; Further Transactions

Each of (a) the President and Chief Executive Officer, (b) the Executive Vice President – Finance and Chief Financial Officer and (c) the Executive Vice President – Corporate Affairs and General Counsel of Group, or their respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

17. Exemption From Certain Transfer Taxes and Recording Fees

Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan, or pursuant to any agreement regarding the transfer of title to or ownership of any of the Debtors’ aircraft, in the United States will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, Federal Aviation Administration filing or recording fee or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

18. Postpetition Aircraft Obligations

The Postpetition Aircraft Obligations (set forth on Exhibit I to the Plan) will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date. The foregoing sentence will be specifically limited with respect to each Postpetition Aircraft Obligation by the express terms of the agreement pursuant to which such Postpetition Aircraft Obligation arises and nothing contained in the Plan, the Disclosure Statement or the Confirmation Order will be deemed to limit or otherwise affect the terms thereof.

D. Distributions

1. Time of Distributions

Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan will be made on a Periodic Distribution Date.

2. No Interest on Claims

Unless otherwise specifically provided for in the Plan, Confirmation Order, or the DIP Credit Agreement or a postpetition agreement in writing between the Debtors and a Claimholder, postpetition interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

3. Disbursing Agent

The Disbursing Agent will make all distributions required under the Plan except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions will be deposited with the appropriate Servicer, who will deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, will make such distributions.

4. Surrender of Securities or Instruments

On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a “Certificate”) will surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate will be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that Section 9.4 of the Plan will not apply to any Claims or Interests Reinstated pursuant to the terms of the Plan. No distribution of property hereunder will be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, will be deemed to have forfeited all rights, Interests, and Claims in respect of such Certificate and will not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, will revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

5. Services of Indenture Trustees, Agents and Servicers

The services, with respect to consummation of the Plan, of Servicers under the relevant agreements that govern the rights of Claimholders or Interestholders will be as set forth in the Plan, and the Reorganized Debtors will reimburse any Servicer for reasonable and necessary services performed by it (including reasonable attorneys’ fees) as contemplated by, and in accordance with, the Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

6. Claims Administration Responsibility

Consistent with Section 14.4(b) of the Plan, the Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions (if any) with respect to all Claims against and Interests in the Debtors.

Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Claimholder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder’s behalf in the Chapter 11 Cases.

Any Claim as to which a proof of claim was timely filed in the Chapter 11 Cases may be determined and liquidated in accordance with the ADR Procedures. Any Claim determined and liquidated pursuant to (i) the ADR Procedures, (ii) an order of the Bankruptcy Court, or (iii) applicable non-bankruptcy law (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan (provided that, to the extent a Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in Section 9.6 of the Plan shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

7. Delivery of Distributions

Distributions to Allowed Claimholders will be made by the Disbursing Agent or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a Claimholder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder will be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder’s then-current address, at which time all missed distributions will be made to such Claimholder without interest. Amounts in respect of undeliverable distributions will be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors and not claimed within six months of return shall be distributed to the other creditors of the Class of which the creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. If, at the conclusion of distributions to a particular Class under the Plan and after consultation with the Post-Confirmation

Committee (solely with respect to General Unsecured Claims), the Reorganized Debtors reasonably determine that any remaining New Equity or Cash allocated for such class is immaterial and would thus be too impractical to distribute or would be of no benefit to its respective distributees, any such remaining New Equity or Cash will revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder or their successors, with respect to such property will be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

8. Procedures for Treating and Resolving Disputed and Contingent Claims

(a) No Distributions Pending Allowance

Under the Plan, no payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

(b) Distribution Reserve

The Disbursing Agent will create a separate Distribution Reserve from the property to be distributed to holders of General Unsecured Claims in the Chapter 11 Cases. The amount of New Equity withheld as a part of the Distribution Reserve shall be equal to the number of shares the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made to the holders of General Unsecured Claims in the Chapter 11 Cases, when the allowance or disallowance of each Disputed Claim is ultimately determined. The Disbursing Agent, the Debtors, or the Reorganized Debtors may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). The Disbursing Agent also shall place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. The Claimholder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim. Nothing in the Plan or Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to postpetition interest on such Claim.

(c) Distributions After Allowance

Payments and distributions from the Distribution Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to such Claimholders. On the first Periodic Distribution Date following the date when a Disputed Claim becomes an undisputed, noncontingent and liquidated Claim, the Disbursing Agent will distribute to the Claimholder any Cash, New Equity or other property from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining Cash, New Equity or other property held in the Distribution Reserve will be distributed Pro Rata to Allowed General Unsecured Claimholders in accordance with the other provisions of the Plan. Subject to Section 9.2 of the Plan, all distributions made under Section 9.8(c) of the Plan on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class.

The Disbursing Agent shall be deemed to have voted any New Equity held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Equity held by such Servicer in the same proportion as shares previously disbursed by such Servicer.

(d) De Minimis Distributions

Neither the Distribution Agent nor any Servicer will have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (ii) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.00.

9. Fractional Securities; Fractional Dollars

Any other provision of the Plan notwithstanding, payments of fractions of shares or warrants of New Equity will not be made and will be rounded (up or down) to the nearest whole number, with fractions equal to or less than 1/2 being rounded down. Any other provision of the Plan notwithstanding, neither the Reorganized Debtors nor the Disbursing Agent or Servicer will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

10. Allowance of Certain Claims

(a) DIP Facility Claim/Plan Sponsor Claim

On the Effective Date, the DIP Facility Claim and the Plan Sponsor Claim shall be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders or the Plan Sponsor, with notice to the Creditors’ Committee, and the ATSB not less than five (5) Business Days prior to the Effective Date, and all obligations (other than contingent indemnity obligations) of the Debtors under the DIP Facility and the Plan Sponsor Claim shall be paid in full in Cash on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit. Upon compliance with the foregoing sentence, all liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors’ obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly filed liens and/or security interests.

(b) Professional Claims

Under the Plan, all final requests for payment of Professional Claims and Key Ordinary Course Professional Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims and Key Ordinary Course Professional Claims shall be determined by the Bankruptcy Court.

Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and Key Ordinary Course Professionals for all outstanding amounts payable relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals and Key Ordinary Course Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to the Debtors, counsel for the Debtors, the Plan Sponsor and the Creditors’ Committee. Within forty-five (45) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such is insufficient, disgorged by such Professional.

On the Effective Date, the Debtors or the Reorganized Debtors will pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent will maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds will not be considered property of the Debtors, the Reorganized Debtors or the Estates. The remaining amount of Professional Claims owing to the Professionals will be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims and Key Ordinary Course Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay professionals in the ordinary course of business.

(c) Substantial Contribution Compensation and Expenses Bar Date

Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before the forty-fifth (45th) day after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors and the Plan Sponsor and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

(d) Other Administrative Claims

All other requests for payment of an Administrative Claim (other than as set forth in Sections 10.2 and 10.3 of the Plan and subject to the final sentence of this Section 10.4) must be filed, in substantially the form of the Administrative Claim Request Form attached to the Plan as Exhibit H, with the Claims Agent and served on counsel for the Debtors, the Plan Sponsor and the Post-Confirmation Committee no later than forty-five (45) days after the Effective Date. Any request for payment of an Administrative Claim pursuant to Section 10.4 of the Plan that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is (i) paid or payable by the Debtors in the ordinary course of business, (ii) previously has been Allowed by Final Order of the Bankruptcy Court or (iii) is required to be made in accordance with the terms and provisions of the GE Global Restructuring Agreement.

E. Affiliated Bankruptcies; Substantive Consolidation

These Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. The Plan does not contemplate the substantive consolidation of the Debtors or their Chapter 11 Cases and contemplates separate classes for each Debtor. However, in the event that the Plan is not accepted by all Impaired Classes, the Debtors have reserved the right, pursuant to the Plan, to seek substantive consolidation for voting and distribution purposes only without resolicitation of votes. Should the Debtors determine to seek substantive consolidation, this Disclosure Statement and the Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve such substantive consolidation for voting and distribution purposes only. The Cash and the New Common Stock of Reorganized Group will be distributed to Claimholders in each of the Classes of each of the Debtors, as set forth in the Plan.

The effect of substantive consolidation is to combine both the assets and liabilities of the Debtors and to treat them as if they belonged to a single merged entity. The nature and effect of substantive consolidation closely resembles a corporate merger and usually results in pooling of the assets of, and claims against, the consolidating entities; satisfying liabilities from the common fund; eliminating intercompany claims and interests; and combining the creditors of the consolidating entities for purposes of voting on a plan.

There is no statutory authority specifically authorizing substantive consolidation. The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under section 105(a) of the Bankruptcy Code. There also are no statutorily prescribed standards for substantive consolidation. Instead, judicially developed standards control whether substantive consolidation should be granted in any given case.

The propriety of substantive consolidation must be made on a case-by-case basis, and it is a fact-intensive inquiry requiring analysis of many factors. While not dispositive, the presence of certain “elements” identified in the case law is relevant to determining whether substantive consolidation should be granted. These elements include, but are not limited to:

•	the degree of difficulty in segregating and ascertaining the individual assets and liabilities of the entities to be consolidated;

•	the presence or absence of consolidated financial statements among the entities to be consolidated;

•	the likelihood that consolidation of the different entities into one entity at a single physical location would prove profitable to the debtor;

•	the commingling of assets and business functions among the entities to be consolidated;

•	the unity of interests and ownership among the various entities;

•	the existence of parent and intercorporate guarantees on loans to the various entities; and

•	the transfer of assets to and from the various entities without formal observance of corporate formalities.

These factors are “examples of information that may be useful to courts charged with deciding whether there is substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or realize some benefit.” Eastgroup Properties v. Southern Motel Assoc., Ltd., 935 F.2d 245 (11th Cir. 1991). Under the Eastgroup test, a proponent of substantive consolidation must show that there is substantial identity between the entities to be consolidated and that consolidation is necessary to avoid some harm or realize some benefit. Once the proponent makes this showing, a presumption arises that parties have not relied solely on the credit of one of the entities involved, and the burden shifts to an objecting creditor or interestholder to show that (i) it has relied on the separate credit of one of the entities to be consolidated and (ii) it will be prejudiced by substantive consolidation. Eastgroup, 935 F.2d at 251; Reider v. FDIC (In re Reider), 31 F.3d 1102, 1108 (11th Cir. 1994).

An alternate approach to the issue of substantive consolidation was articulated by the Second Circuit Court of Appeals in Union Savings Bank v. Augie/Restivo Baking Co., Ltd. (In re Augie/Restivo Baking Co., Ltd.), 860 F. 2d 515 (2d Cir. 1988), wherein the Circuit Court noted that the issue of substantive consolidation turns on two critical factors: (i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identities in extending credit; or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors.

In the event that the Plan is not accepted by all Impaired Classes and the Debtors exercise the right they have reserved in the Plan to seek substantive consolidation for voting and distribution purposes without resolicitation of votes, the Debtors reserve the right to provide evidence or other information sufficient to meet the applicable standards for substantive consolidation for voting and distribution purposes at the Confirmation Hearing.

The PBGC contends that if the Debtors elect to seek substantive consolidation as described in the Plan such election could defeat the PBGC’s joint and several liability claims under the Employee Retirement Income Security Act of 1974, as amended, against the individual Debtors. The Debtors and the PBGC have agreed that the Debtors will provide the PBGC with specific notice of their election to seek substantive consolidation prior to such election and will provide the PBGC with an adequate opportunity to object to such substantive consolidation.

F. Miscellaneous Matters

1. Revesting of Assets

Except as otherwise explicitly provided in the Plan, including, without limitation, Section 9.6 of the Plan, on the Effective Date all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders (other than as expressly provided herein). As of the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

2. Treatment of Executory Contracts and Unexpired Leases; Bar Date for Rejection Damage Claims

(a) Interline Agreements. Each Interline Agreement to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Interline Agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Interline Agreements annexed to the Plan as Exhibit E-1 or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Interline Agreement assumed pursuant to Section 8.l(a) of the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Interline Agreement.

(b) Industry Practice Agreements. Each Industry Practice Agreement to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Industry Practice Agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Industry Practice Agreements annexed to the Plan as Exhibit E-2 or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Industry Practice Agreement assumed pursuant to Section 8.l(b) of the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Industry Practice Agreement.

(c) Employee-Related Agreements. Each Employee-Related Agreement as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Employee-Related Agreement (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed Employee-Related Agreements annexed to the Plan as Exhibit E-3 or (iv) is otherwise assumed pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the foregoing, all collective bargaining agreements, as modified and/or amended from time to time, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The assumption of the collective bargaining agreements and the cure of all amounts owed under such agreements in the ordinary course by the Reorganized Debtors shall be in full satisfaction of all Claims and Interests arising under all previous collective bargaining agreements between the parties thereto or their predecessors-in-interest. Upon assumption, all proofs of claim filed by the Debtors’ unions will be deemed withdrawn without prejudice to their pursuit in the ordinary course by the unions and/or individuals and payment or satisfaction in the ordinary course by the Reorganized Debtors of obligations under the assumed collective bargaining agreements. Each Employee-Related Agreement assumed pursuant to Section 8.l(c) of the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Employee-Related Agreement.

(d) Other Executory Contracts and Unexpired Leases. Each Other Executory Contract and Unexpired Lease as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Other Executory Contract or Unexpired Lease (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed other Executory Contracts and Unexpired Leases annexed to the Plan as Exhibit E-4 or (iv) is otherwise assumed pursuant to the terms of this Plan, provided, however, that those aircraft leases in which GECC has an interest that are generally described in the GE Global Retructuring Agreement that are not rejected in accordance with or as contemplated by the GE Global Restructuring Agreement shall be deemed automatically assumed on the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions and rejections described herein pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Other Executory Contract or Unexpired Lease assumed pursuant to Section 8.l(d) of the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Other Executory Contract or Unexpired Lease.

(e) (Intercompany Executory Contracts and Unexpired Leases. Except as otherwise provided in Section 8.1(e) of the Plan, each Intercompany Executory Contract and Intercompany Unexpired Lease to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Intercompany Executory Contract or Intercompany Unexpired Lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Intercompany Executory Contracts and Intercompany Unexpired Leases annexed to the Plan as Exhibit E-5 or (iv) is otherwise rejected pursuant to the terms of the Plan. The Tax Sharing Agreement, as amended, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, that any amounts due and owing between or among any of the Debtors pursuant to such agreement shall be released and extinguished except as otherwise provided in the amendment to the Tax Sharing Agreement. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Intercompany Executory Contract and Intercompany Unexpired Lease assumed pursuant to Section 8.l(e) of the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Intercompany Executory Contract or Intercompany Unexpired Lease.

(f) Each executory contract and unexpired lease, whether such executory contract or unexpired lease is an Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Intercompany Executory Contract, Intercompany Unexpired Lease, or Other Executory Contract or Unexpired Lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of the Plan.

(g) Rejected Contracts and Leases. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed, or a notice of rejection served, pursuant to order of the Bankruptcy Court, on or before the Effective Date, all Interline Agreements set forth on Exhibit E-1 to the Plan, all Industry Practice Agreements set forth on Exhibit E-2 to the Plan, and those aircraft leases and other executory contracts that are rejected as contemplated by the GE Global Restructuring Agreement and all Intercompany Executory Contracts and Intercompany Unexpired Leases set forth on Exhibit E-5 to the Plan shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract; provided, however, that any aircraft leases that are referred to in the GE Global Restructuring Agreement as leases that may be rejected shall only be rejected subject to the terms of such Agreement; provided, further, however, that neither the exclusion nor inclusion of a contract or lease by the Debtors on any Exhibit to the Plan, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and rejections contemplated in the Plan, pursuant to sections 365 and 1123 of the Bankruptcy Code. The Debtors reserve the right to (a) file a motion on or before the Confirmation Date (i) to reject any Interline Agreement not listed on Exhibit E-1 to the Plan, (ii) to reject any Industry Practice Agreement not listed on Exhibit E-2 to the Plan, (iii) to reject any Employee-Related Agreement listed on Exhibit E-3 to the Plan, (iv) to reject any Other Executory Contract or Unexpired Lease listed on Exhibit E-4 to the Plan, (v) to reject any Intercompany Executory Contract or Intercompany Unexpired Lease not listed on Exhibit E-5 to the Plan or (vi) to reject any Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Unexpired Lease that previously has not been rejected by order of the Bankruptcy Court, and (b) modify or supplement Exhibit E-1, Exhibit E-2, Exhibit E-3, Exhibit E-4 or Exhibit E-5 to the Plan at any time prior to the Effective Date, including, without limitation, the right to (i) add any Interline Agreement to, or delete any Interline Agreement from, Exhibit E-1 to the Plan, (ii) to add any Industry Practice Agreement to, or delete any Industry Practice Agreement from, Exhibit E-2 to the Plan, (iii) to add any Employee-Related Agreement to, or delete any Employee-Related Agreement from, Exhibit E-3 to the Plan, (iv) to add any Other Executory Contract or Unexpired Lease to, or delete any Other Executory Contract or Unexpired Lease from, Exhibit E-4 to the Plan, or (v) to add any Intercompany Executory Contract or Intercompany Unexpired Lease to, or delete any Intercompany Executory Contract or Intercompany Unexpired Lease from, Exhibit E-5 to the Plan.

(h) Payments Related to Assumption of Executory Contracts and Unexpired Leases. The provisions (if any) of each Interline Agreement, Industry Practice Agreement, Employee-Related Agreement or Other Executory Contract or Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied solely by Cure. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur as soon as practicable following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or Airways Assurance Limited LLC.

(i) Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to the Plan or otherwise) of an Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Expired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors, the Reorganized Debtors, the Plan Sponsor or such entities’ properties unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, the Plan Sponsor, the Creditors’ Committee or the Post-Confirmation Committee, as applicable, and the ATSB within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected; provided, however, that the foregoing requirement to file a Proof of Claim shall not be applicable to any such Claim that was previously allowed by Final Order of the Bankruptcy Court.

3. Discharge

Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or in the Confirmation Order, the distributions and rights that are provided in the Plan will be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order will be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, subject to the Effective Date occurring.

4. Compromises and Settlements

In accordance with Section 9.6 of the Plan and consistent with Section 14.4(b) of the Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may without further order of the Bankruptcy Court compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons. The Debtors expressly reserve the right to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 11.1 of the Plan.

5. Release of Certain Parties

(a) Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession, for and on behalf of its Estate, shall release and discharge and be deemed to have released and discharged all Released Parties for and from any and all (i) Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases and (ii) Avoidance Claims. Notwithstanding the foregoing, nothing in the Plan releases or shall be deemed to release any of the Debtors or the Plan Sponsor or its Affiliates from their obligations under the Investment Agreement, the ATSB Loan Agreement or the transactions contemplated thereby.

(b) No provision of the Plan or of the Confirmation Order, including, without limitation, any release or exculpation provision, will modify, release or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that otherwise is liable under theories of vicarious or other derivative liability.

(c) The Reorganized Debtors and any newly-formed entities that will be continuing the Debtors’ businesses after the Effective Date will be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

6. Release by Holders of Claims and Interests

On the Effective Date (a) each Person that votes to accept the Plan, (b) to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, each entity (other than a Debtor or Airways Assurance Limited LLC) that has held, holds or may hold a Claim or Interest, as applicable, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Equity and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, and (c) GECC under the GECC 2001 Financing Agreement to the extent that GECC votes to accept the Plan (each, a “Release Obligor”), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that Section 11.5 of the Plan shall not release any Released Party from any Cause of Action existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, or (iii) any criminal laws of the United States or any domestic state, city or municipality provided, further, however, that this Section 11.5 shall not release any Claims arising under §§ 1104-1109 and 1342(d) of the Employee Retirement Income Security Act of 1974, as amended.

7. Setoffs

The Debtors may, but will not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

8. Satisfaction of Subordination Rights

All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to distributions on account of Claims against the Debtors, based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Claimholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

9. Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, the Debtors, the Reorganized Debtors, the Creditors’ Committee, the members of the Creditors’ Committee in their capacities as such, the Plan Sponsor, the DIP Lenders, the DIP Agent, any of such parties’ respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, will not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors’ Chapter 11 Cases, negotiation and filing of the Plan, filing the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Notwithstanding the foregoing, nothing in the Plan releases or shall be deemed to release or exculpate the Debtors, the Reorganized Debtors, the Plan Sponsor or their respective Affiliates from their obligations under the Investment Agreement, the ATSB Loan Agreement or the transactions contemplated thereby.

10. Indemnification Obligations

Except as specifically provided in the Plan and in the Indemnification Order, in satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights, except (i) those based upon any act or omission arising out of or relating to any Indemnitee’s service with, for, or on behalf of the Debtors on or after the Petition Date, (ii) those held by Persons who served during the Chapter 11 Cases as the Debtors’ respective officers, directors, or employees and/or serve in such capacities (or similar capacities) after the Effective Date and (iii) indemnification obligations assumed pursuant to the Indemnification Order (the “Continuing Indemnification Rights”), shall be released and discharged on and as of the Effective Date, provided that the Indemnification Rights excepted in subparts (i), (ii) and (iii) shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases; (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to purchase and maintain director and officer insurance providing coverage for those Indemnitees currently covered by such policies for a period of two years after the Effective Date insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors and in accordance with the further requirements of Section 8.01(n) of the Investment Agreement (the “Insurance Coverage”); (c) the insurers are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

11. Injunction

The satisfaction, release, and discharge pursuant to Article XI of the Plan shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

12. Committees

Dissolution of Creditors’ Committee. Effective on the Effective Date, the Creditors’ Committee and any other committee appointed in the Chapter 11 Cases will dissolve automatically, whereupon its members, professionals, and agents will be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order.

Post-Confirmation Committee. On the Effective Date, the Post-Confirmation Committee will be formed. Its duties will be limited to: overseeing the general unsecured claims reconciliation and settlement process conducted by or on behalf of the Reorganized Debtors; formulating with the Reorganized Debtors appropriate procedures for the settlement of claims; overseeing (i) the establishment, (including the determination of the amount of New Equity to be withheld), and (ii) the maintenance of, the Distribution Reserve; overseeing the distributions to the holders of General Unsecured Claims under the Plan; to appear before and be heard by the Bankruptcy Court and other courts of competent jurisdiction in connection with the above limited duties; and such other matters as may be agreed upon between the Reorganized Debtors and the Post-Confirmation Committee or specified in the Plan. The Post-Confirmation Committee will consist of three to five members to be appointed by the Creditors’ Committee and may adopt by-laws governing its conduct. For so long as the claims reconciliation process shall continue, the Reorganized Debtors will make regular reports to the Post-Confirmation Committee as and when the Reorganized Debtors and the Post-Confirmation Committee may reasonably agree upon. The Post-Confirmation Committee may employ, without further order of the Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Reorganization Cases, and the Reorganized Debtors will pay the reasonable costs and expenses of the Post-Confirmation Committee, including reasonable professional fees, in the ordinary course without further order of the Court.

VIII. CERTAIN FACTORS TO BE CONSIDERED

The holder of a Claim against the Debtors should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), before deciding whether to vote to accept or to reject the Plan.

A. General Considerations

The formulation of a reorganization plan is the principal purpose of a chapter 11 case. The Plan sets forth the means for satisfying the holders of Claims against and Interests in the Debtors. Certain Claims may receive partial distributions pursuant to the Plan, and in some instances, no distributions at all. See Section VII.B — “Classification and Treatment of Claims and Interests,” above. The recapitalization of the Debtors realizes the going concern value of the Debtors for their Claimholders and Interestholders. Moreover, reorganization of the Debtors’ business and operations under the proposed Plan also avoids the potentially adverse impact of a liquidation on the Debtors’ employees, and many of its customers, trade vendors, suppliers of goods and services, and lessors.

B. Certain Bankruptcy Considerations

If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to a liquidation, or that any alternative plan of reorganization would be on terms as favorable to the Claimholders and Interestholders as the terms of the Plan. If a liquidation or protracted reorganization were to occur, there is a risk that there would be little, if any, value available for distribution to the holders of Claims and Interests. See Appendix B attached to this Disclosure Statement for a hypothetical liquidation analysis of each individual Debtor.

C. Inherent Uncertainty of Financial Projections

The Projections attached as Appendix C to this Disclosure Statement cover the Debtors’ operations on a consolidated basis through Fiscal Year 2009. These Projections are based on numerous assumptions including the timing, confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Reorganized Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement was approved by the Bankruptcy Court may affect the actual financial results of the Reorganized Debtors’ operations. These variations may be material and may adversely affect the ability of the Reorganized Debtors to make payments with respect to post-Effective Date indebtedness. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guaranty, representation or other assurance of the actual results that will occur.

Except with respect to the Projections and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. Neither the Debtors nor the Reorganized Debtors intend to update the Projections; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections.

D. Dividends

The Reorganized Debtors do not anticipate that dividends will be paid with respect to the New Common Stock in the foreseeable future; however, it is assumed that dividends will be paid on the Class B Preferred Stock semi-annually.

E. Impact of Interest Rates

A significant portion of the Debtors’ debt upon emergence, including the ATSB Loan, will have interest rates that vary with prevailing short-term rates. In addition, the financing cost for regional jets will reflect long-term interest rates at the time of delivery of such aircraft. To the extent that either short-term rates or long-term rates in the future exceed those forecasted by the Debtors, interest costs will increase, which could have an adverse effect on the Debtors.

F. Access to Financing

The Debtors’ operations are dependent on the availability and cost of working capital financing and may be adversely affected by any shortage or increased cost of such financing. The Debtors’ postpetition operations are financed from operating cash flow and borrowings pursuant to the RSA DIP Facility. However, with respect to the RSA DIP Facility, given the current economic environment related to the airline industry, there can be no assurances that the Debtors will be able to comply with the financial covenants set forth in the RSA DIP Facility, and the Debtors may be required to seek modification of certain of such financial covenants. There can be no assurance that the Debtors will be able to obtain the modifications to such covenants that may be necessary.

The Debtors believe that substantially all of their needs for funds necessary to consummate the Plan and for post-Effective Date working capital financing will be met by projected operating cash flow, the RSA Investment and the ATSB Loan. Moreover, if the Debtors or the Reorganized Debtors require working capital and financing for aircraft acquisitions greater than that provided by projected operating cash flow, the RSA Investment and the ATSB Loan, they may be required either to (a) obtain other sources of financing or (b) curtail their operations. The Debtors believe that the recapitalization to be accomplished through the Plan will facilitate the ability to obtain additional or replacement working capital financing. No assurance can be given, however, that any additional replacement financing will be available on terms that are favorable or acceptable to the Debtors or the Reorganized Debtors. Moreover, there can be no assurance that the Debtors or the Reorganized Debtors will be able to obtain an acceptable credit facility upon expiration of the ATSB Loan.

G. Claims Estimations

There can be no assurance that the estimated Claim amounts set forth herein are correct, and the actual allowed amounts of Claims may differ from the estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual allowed amounts of Claims may vary from those estimated herein. In particular, the Debtors have estimated the value of the Claims asserted by the PBGC to be between $200.0 million and $1.0 billion; whereas, the aggregate amount of such Claims as asserted by the PBGC is approximately $3.8 billion. To resolve this conflict, the Debtors are actively pursuing negotiations with the PBGC regarding a consensual resolution of the treatment of its Claims under the Plan. However, there can be no assurances that a consensual resolution will be reached or that the result of any such consensual resolution will value the PBGC’s Claims within the range estimated by the Debtors. Accordingly, because of the size of the PBGC’s claims, and their assertion against each of the Debtors, the ultimate resolution of the PBGC Claims, either on a consensual or nonconsensual basis, may materially and adversely affect the percentage recovery on General Unsecured Creditor Claims.

H. Airline Industry Competition

Historically, the Debtors have had among the highest operating costs of all the domestic major airlines. This is partially due to its route structure and fleet mix. The restructuring plan outlined herein includes steps to address this competitive disadvantage, including labor cost reductions, fleet rationalization, network redesign and business re-engineering. Given the industry and economic environment, however, it is likely that one or more of the Debtors’ major competitors will implement its own restructuring initiatives. The impact of other airlines’ restructuring actions on the Debtors’ competitive cost position cannot be determined at this time.

Additionally, since the September 11, 2001 terrorist attacks on New York and Washington D.C., the United States has been on a heightened state of alert for further attacks on American cities. The United States is at war in Afghanistan, and more recently, the prospect of military action against Iraq has become more likely. The Debtors cannot predict the impact of these factors on general economic conditions, the demand for air transportation, or the price of oil.

I. Oil Price

Aviation fuel is one of the most significant expenses for an airline, representing approximately 11% of the Debtors’ projected operating expenses for 2003. The price of aviation fuel is directly influenced by the price of crude oil, which is influenced by a wide variety of macroeconomic and geopolitical events and is completely beyond the control of the Debtors. To the extent that the price of fuel is greater than that assumed in the Debtors’ projections, the financial performance of the Reorganized Debtors could be impacted materially. In particular, the possible commencement of hostilities in the Middle East could cause significant disruptions in the supply of crude oil and have a large impact on the price of fuel.

J. Regulation of Airline Industry

The Reorganized Debtors’ business is highly regulated, and the imposition of new or modified regulations can have a significant impact on the Reorganized Debtors. New regulations relating to environmental, safety, security and scheduling matters may be considered by various governmental agencies. The adoption of such regulations could cause increased operating expenses and in some cases restrictions on the operations of airlines, including the Reorganized Debtors, which could have a material adverse effect on the Reorganized Debtors’ financial condition, cash flow and results of operations.

K. Price Discounting

The airline industry is highly competitive and susceptible to price discounting. Price competition comes primarily from offering discount or promotional fares. Under domestic law, carriers are not restricted in setting domestic fares and fares offered by one airline are normally quickly matched by competing airlines. In addition, in the domestic market, competition has been enhanced by deregulation of the airline industry, which has facilitated expansion of established carriers into new markets as well as new entrants. Despite the improved financial condition of the Reorganized Debtors as a result of the reorganization and the investment by the Plan Sponsor, the Reorganized Debtors may have less financial resources than many of their competitors. Accordingly, the Reorganized Debtors may be less able to withstand a prolonged industry recession, fare war or other unforeseen circumstance or crisis, thereby affecting the performance of the Reorganized Debtors and the value of the New Equity issued under the Plan.

L. Labor Disputes

Although the Debtors have not experienced any major labor disruptions or disputes with their workforce in the recent past, there can be no assurance that such disputes, including disputes with any certified collective bargaining representatives of the Reorganized Debtors’ employees, will not arise in the future. Such disputes and the inherent costs associated with their resolution could have a material adverse effect on the Reorganized Debtors’ operations and financial performance.

M. Preservation of Market Position

U.S. airlines are able to freely enter domestic markets and, accordingly, there can be no assurance that the Debtors will be able to preserve the market positions they have at their domestic hubs.

N. High Leverage

Based on the consummation of the transactions contemplated by the Plan, it is projected that the Reorganized Debtors will be highly leveraged after the Effective Date. This high degree of leverage will pose substantial risks to holders of the New Equity and could have material adverse effects on the marketability, price and future value of such securities. Among these risks, this high degree of leverage will increase the Reorganized Debtors’ vulnerability to adverse general economic and airline industry conditions and to increased competitive pressures.

O. Potential Dilution Caused by Options and Warrants

If options or warrants to purchase the New Common Stock are exercised or other equity interests are distributed to management as discussed above, such equity interests will dilute the ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan. If any of the options or warrants issued under the Plan are exercised, the resulting issuance of New Common Stock will dilute the ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan.

P. Market for New Common Stock

There can be no assurance that an active market for any of the securities to be distributed pursuant to the Plan, including the New Common Stock, will develop and no assurance can be given as to the prices at which such securities might be traded. Moreover, there can be no assurances that Reorganized Debtors will be successful in their attempt to have the New Common Stock listed on a national securities exchange or a foreign securities exchange.

Q. Alliance with United

United has embarked on a course to financial recovery in the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division). The majority of the value in USAI’s marketing alliance with United is derived from a relatively limited number of flight segments, generally in major markets. To the extent that United’s restructuring efforts have a significant effect on its core business, it is likely to have a material negative effect on the alliance.

R. Potential Ownership Change

Because the Plan Sponsor will hold a significant equity position in Reorganized Group following the consummation of the Plan, if the Plan Sponsor disposes of all or significant amount of this position after the Effective Date, it could cause Reorganized Group to undergo an ownership change (within the meaning of Tax Code section 382). This would generally limit (or possibly eliminate) Reorganized Group’s ability to use NOLs and other tax attributes.

S. Tax Planning

Due to time and resource constraints resulting from the commencement of the Chapter 11 Cases, the Debtors have used and may continue to use certain estimating techniques in connection with their tax planning efforts (for example, in determining the existence and magnitude of built-in gains or losses). The use of such estimating techniques, while cost-effective, necessarily results in lower confidence levels with respect to certain of the tax analyses.

IX. RESALE OF SECURITIES RECEIVED UNDER THE PLAN

A. Issuance of New Equity

Except as contemplated by Section 7.9(g) of the Plan (which contemplates that Reorganized Group will enter into a Registration Rights Agreement with persons or entities, such as the Plan Sponsor, who could be Affiliates of Reorganized Group following consummation of the Plan), Reorganized Group does not believe that registration under the Securities Act of 1933 (the “Securities Act”) or comparable state laws is required with respect to the New Equity to be (a) distributed to holders of Claims (including, without limitation, to (i) employees covered by collective bargaining agreements and/or the labor unions or Designated Representatives representing such employees, (ii) GECC, and (iii) various owner trustees, security trustees, indenture trustees, mortgagees and pass through trustees (collectively, the “Trustees”) on account of and in exchange for such Claims, (b) distributed to the Plan Sponsor, (c) distributed to the ATSB and the lenders of the unguaranteed portion of the ATSB Loan, and (d) distributed by the various Trustees to the beneficial holder of such Claims. Reorganized Group does, however, intend to use reasonable efforts to list the Class A Common Stock and Class B Common Stock on a national securities exchange or for quotation on a United States automated inter-dealer quotation system.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold claims against or interests in the debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient’s claim against or interest in the debtor. The Debtors believe that the offer and sale of the New Equity under the Plan to Claimholders (including those identified in subparagraphs (a) and (d) in the immediately preceding paragraph) satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws. The Debtors further believe that (A) the offer and sale of New Equity (i) to the Plan Sponsor are exempt from registration requirements pursuant to section 4(2) of the Securities Act and, to the extent that such New Equity is issued in exchange for the DIP Facility Claim, pursuant to section 1145(a)(1) of the Bankruptcy Code and (ii) to the ATSB, the lenders of the unguaranteed portion of the ATSB Loan, and GECC are exempt from registration requirements pursuant to section 4(2) of the Securities Act (and, as to GECC, pursuant to section 1145(a)(1) of the Bankruptcy Code), and (B) the New Equity to be issued pursuant to the Management Compensation Plan will be the subject of registration pursuant to Form S-8 or exempt from, or not subject to, the registration requirements of the Securities Act.

B. Subsequent Transfers of New Equity

To the extent that the New Equity is issued under the Plan and is covered by section 1145(a)(1) of the Bankruptcy Code, it may be resold by the holders thereof without registration unless, as more fully described below, the holder is an “underwriter” with respect to such securities. Generally, section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who:

(i) purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest;

(ii) offers to sell securities offered under a plan for the holders of such securities;

(iii) offers to buy such securities from the holders of such securities, if the offer to buy is:

(A) with a view to distributing such securities; and

(B)under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or

(iv) is an “issuer” with respect to the securities, as the term “issuer” is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.

To the extent that Persons who receive New Equity pursuant to the Plan are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such Persons would, however, be permitted to sell such New Equity or other securities without registration if they are able to comply with the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by such Person if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.

Whether or not any particular person would be deemed to be an “underwriter” with respect to the New Equity or other security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular Person receiving New Equity or other securities under the Plan would be an “underwriter” with respect to such New Equity or other securities.

Given the complex and subjective nature of the question of whether a particular holder may be an underwriter, the Debtors make no representation concerning the right of any Person to trade in the New Equity or other securities. The Debtors recommend that potential recipients of the New Equity or other securities consult their own counsel concerning whether they may freely trade New Equity or other securities without compliance with the Securities Act, the Exchange Act or similar state and federal laws.

X. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A summary description of certain material United States federal income tax consequences of the Plan is provided below. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal United States federal income tax consequences of the Plan to the Debtors and to holders of Claims who are entitled to vote or to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the “IRS”) or any other tax authorities have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtors or any holder of a Claim. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect).

The following discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the United States federal income tax consequences of the Plan to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, governmental entities, persons that are, or hold their Claims through, pass-through entities, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency, employees, persons who received their Claims pursuant to the exercise of an employee stock option or otherwise as compensation and persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). Furthermore, the following discussion does not address United States federal taxes other than income taxes.

Each Holder is strongly urged to consult its own tax advisor regarding the United States federal, state, and local and any foreign tax consequences of the transactions described herein and in the Plan.

A. United States Federal Income Tax Consequences to the Debtors

1. Cancellation of Indebtedness Income

Upon implementation of the Plan, the amount of the Debtors’ aggregate outstanding indebtedness will be reduced substantially. In general, the discharge of a debt obligation in exchange for an amount of cash and other property having a fair market value (or, in the case of a new debt instrument, an “issue price”) less than the “adjusted issue price” of the debt gives rise to cancellation of indebtedness (“COD”) income to the debtor. However, COD income is not taxable to the debtor if the debt discharge occurs in a Title 11 bankruptcy case. Rather, under the Tax Code, such COD income instead will reduce certain of the Debtors’ tax attributes, generally in the following order: (a) net operating losses (“NOLs”) and NOL carryforwards; (b) general business credit carryforwards; (c) minimum tax credit carryforwards; (d) capital loss carryforwards; (e) the tax basis of the Debtors’ depreciable and nondepreciable assets (but not below the amount of its liabilities immediately after the discharge); and (f) foreign tax credit carryforwards. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined (i.e., such attributes may be available to offset taxable income that accrues between the date of discharge and the end of the Debtors’ tax year). Any excess COD income over the amount of available tax attributes is not subject to United States federal income tax and has no other United States federal income tax impact.

Because some of the Debtors’ outstanding indebtedness will be satisfied in exchange for Class A Common Stock, Class A Preferred Stock, and Class A-1 Warrants under the Plan, the amount of COD income, and accordingly the amount of tax attributes required to be reduced, will depend in part on the fair market value of the Class A Common Stock, Class A Preferred Stock, and Class A-1 Warrants. These values cannot be known with certainty until after the Effective Date. Thus, although it is expected that the Debtors may be required to reduce their tax attributes, the exact amount of such reduction cannot be predicted.

2. Disposition of Aircraft

The Debtors are in negotiations with certain aircraft lessors and/or mortgagees with respect to the disposition or use of such aircraft. The Debtors anticipate that, on the disposition of certain aircraft, they will recognize gain that is taxable as ordinary income for United States federal income tax purposes. The Debtors expect to offset any such taxable income with pre-Effective Date NOLs prior to any reduction of such NOLs by COD income that is realized.

3. Net Operating Losses—Section 382

The Debtors anticipate that they will experience an “ownership change” (within the meaning of Tax Code section 382) on the Effective Date as a result of the issuance of equity to the Claimholders and RSA pursuant to the Plan. As a result, the Debtors’ ability to use any pre-Effective Date NOLs and capital loss carryovers to offset their income in any post-Effective Date taxable year (and in the portion of the taxable year of the ownership change following the Effective Date) to which such a carryover is made generally (subject to various exceptions and adjustments, some of which are described below) will be limited to the sum of (a) a regular annual limitation (prorated for the portion of the taxable year of the ownership change following the Effective Date), (b) the amount of the “recognized built-in gain” for the year which does not exceed the excess of their “net unrealized built-in gain” over previously recognized built-in gains (as the quoted terms are defined in Tax Code section 382(h)), and (c) any carryforward of unused amounts described in (a) and (b) from prior years. Tax Code section 382 may also limit the Debtors’ ability to use “net unrealized built-in losses,” if any, to offset future taxable income. It is uncertain whether the Debtors will have any such “net unrealized built-in losses.” Moreover, the Debtors’ loss carryovers will be subject to further limitations if the Debtors experience additional future ownership changes or if they do not continue their business enterprise for at least two years following the Effective Date. The Debtors do not expect to have any meaningful pre-Effective Date NOLs or capital loss carryovers following the Effective Date.

The operation and effect of Tax Code section 382 will be materially different from that just described if the Debtors are subject to the special rules for corporations in bankruptcy provided in Tax Code section 382(l)(5). In that case, the Debtors’ ability to utilize their pre-Effective Date NOLs would not be limited as described in the preceding paragraph. However, several other limitations would apply to the Debtors under Tax Code section 382(l)(5), including (a) the Debtors’ NOLs would be calculated without taking into account deductions for interest paid or accrued in the portion of the current tax year ending on the Effective Date and all other tax years ending during the three-year period prior to the current tax year with respect to the Claims that are exchanged for New Common Stock pursuant to the Plan, and (b) if the Debtors undergo another ownership change within two years after the Effective Date, the Debtors’ Tax Code section 382 limitation with respect to that ownership change will be zero. It is uncertain whether the provisions of Tax Code section 382(l)(5) would apply to the ownership change that is expected to occur as a result of the confirmation of the Plan. However, under Tax Code section 382(1)(5)(H), the Debtors may elect not to have the special rules of Tax Code section 382(l)(5) apply (in which case the Tax Code section 382 rules, described above, generally will apply). The Debtors have not yet determined whether they would elect to have the Tax Code section 382(1)(5) rules apply to the ownership change arising from the consummation of the Plan (assuming Tax Code section 382(l)(5) would otherwise apply).

Because the Plan Sponsor will hold a significant equity position in Reorganized Group following the consummation of the Plan, if the Plan Sponsor disposes of all or significant amount of this position after the Effective Date, it could cause Reorganized Group to undergo an ownership change. This would generally limit (or possibly eliminate) Reorganized Group’s ability to use NOLs and other tax attributes.

B. United States Federal Income Tax Consequences to Claimholders of the Debtors and Interestholders of Group

The following discusses certain United States federal income tax consequences of the transactions contemplated by the Plan to Claimholders that are “United States holders,” as defined below. The United States federal income tax consequences to Claimholders (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things, (1) whether the Claim and the consideration received in respect thereof are “securities” for United States federal income tax purposes; (2) the manner in which a holder acquired a Claim; (3) the length of time the Claim has been held; (4) whether the Claim was acquired at a discount; (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (6) whether the holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim; (7) the holder’s method of tax accounting; and (8) whether the Claim is an installment obligation for United States federal income tax purposes. Therefore, Claimholders should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan. This discussion assumes that the Claimholder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year. Moreover, the Debtors intend to claim deductions to the extent they are permitted to deduct any amounts they pay in Cash, stock, or other property pursuant to the Plan.

For purposes of the following discussion, a “United States holder” is a Claimholder that is (1) a citizen or individual resident of the United States, (2) a partnership or corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person.

1. Holders of Other Priority Claims

A holder of an Other Priority Claim that receives Cash or other property in discharge of its Claim pursuant to the Plan will recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) Cash and the fair market value on the Effective Date of any property received by such holder in respect of its Claim and (2) the holder’s adjusted tax basis in the Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim. A holder’s adjusted tax basis in property received in exchange for its Claim will generally be equal to the fair market value of such property on the Effective Date. The holding period for any such property will begin on the day after the Effective Date.

(a) Accrued Interest

Under the Plan, some property may be distributed or deemed distributed to certain Claimholders with respect to their Claims for accrued interest. Holders of Claims for accrued interest that previously have not included such accrued interest in taxable income will be required to recognize ordinary income equal to the fair market value of the property received with respect to such Claims for accrued interest. Holders of Claims for accrued interest that have included such accrued interest in taxable income generally may take an ordinary deduction to the extent that such Claim is not fully satisfied under the Plan (after allocating the distribution between principal and accrued interest), even if the underlying Claim is held as a capital asset. The adjusted tax basis of the property received in exchange for Claims for accrued interest will equal the fair market value of such property on the Effective Date, and the holding period for the property received in exchange for such Claims will begin on the day after the Effective Date. The extent to which consideration distributable under the Plan is allocable to interest is not clear. Claimholders are advised to consult their own tax advisors to determine the amount, if any, of consideration received under the Plan that is allocable to interest.

(b) Market Discount

The market discount provisions of the Tax Code may apply to holders of certain Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the adjusted tax basis of the bond in the holder’s hands immediately after its acquisition. However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount. Gain recognized by a creditor with respect to a “market discount bond” will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor’s period of ownership, unless the creditor elected to include accrued market discount in taxable income currently. A holder of a market discount bond may be required under the market discount rules of the Tax Code to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond. In such circumstances, such holder may be allowed to deduct such interest, in whole or in part, on the disposition of such bond.

2. Holders of General Unsecured Convenience Claims

A holder of General Unsecured Convenience Claims that receives Cash in discharge of its Claim pursuant to the Plan will generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the amount of Cash received in exchange for its Claim and (2) the Claimholder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim. The United States federal income tax consequences of the receipt of Cash allocable to accrued interest may apply and are summarized above in Section X.B.1.a. In addition, the market discount provisions summarized above in Section X.B.1.b. may also apply.

3. Holders of General Unsecured Claims

(a) Holders of General Unsecured Claims of Group

Pursuant to the Plan, Group will issue Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants to the holders of General Unsecured Claims of Group to discharge such Claims. The United States federal income tax consequences arising from the Plan to holders of such Claims of Group will vary depending upon, among other things, whether such Claims constitute “securities” for United States federal income tax purposes. The determination of whether a debt instrument constitutes a “security” depends upon an evaluation of the nature of the debt instrument. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities, and corporate debt instruments with maturities when issued of ten years or more are considered securities. Each holder is urged to consult its tax advisor regarding the status of its Claim.

If such Claims of Group constitute “securities” for United States federal income tax purposes, the exchange of such Claims for Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants should constitute a “recapitalization” for United States federal income tax purposes. As a result, except as discussed below with respect to Claims for accrued interest and accrued market discount, a holder of such Claims of Group should recognize gain, but not loss, with respect to each Claim surrendered in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the fair market value of any property received by such holder in respect of its Claim over the adjusted tax basis of such Claim), excluding any such property received in respect of a Claim for accrued interest that had not been included in income, and (2) the “boot” (as defined below) received by such holder in respect of its Claim (other than with respect to any Claim for such accrued interest). A holder should be treated as receiving “boot” to the extent of the fair market value of any property other than shares of Class A Common Stock, shares of Class A Preferred Stock or Class A-1 Warrants received by the holder. Any such gain recognized will generally be treated as capital gain if the Claim of Group is a capital asset in the hands of the Claimholder. In addition, a holder’s aggregate adjusted tax basis in the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants (other than the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received for accrued interest) should be equal to the aggregate adjusted tax basis in the Claims exchanged therefor (exclusive of any basis in such Claim attributable to accrued interest), decreased by the amount of the boot received, and increased by any gain recognized, and such holder’s holding period for the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants (other than Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received for accrued interest) will include the holding period of the Claims of Group exchanged therefor, provided that such Claims are held as capital assets on the Effective Date. A holder’s adjusted tax basis in boot received, if any, will equal the fair market value of such boot on the Effective Date, and the holder’s holding period in such boot will begin on the day after the Effective Date.

In addition, as is discussed in Section X.B.1.a. above, holders of General Unsecured Claims of Group will recognize ordinary income to the extent that the consideration they receive in discharge of their Claims is treated as received in satisfaction of accrued and unpaid interest with respect to such Claims. Moreover, under the market discount rules discussed in Section X.B.1.b. above, any accrued but unrecognized market discount with respect to Claims generally will be treated as ordinary income to the extent of the gain recognized in connection with the recapitalization described above. Any remaining accrued but unrecognized market discount generally will be treated as ordinary income to the extent of the gain recognized upon the subsequent disposition of Class A Common Stock, Class A Preferred Stock or Class A-1 Warrants received in exchange for the Claim. The treatment of accrued market discount in a nonrecognition transaction is, however, subject to the issuance of Treasury regulations that have not yet been promulgated. In the absence of such regulations, the application of the market discount rules in the present transaction is uncertain. If a holder of a Claim was required under the market discount rules of the Tax Code to defer its deduction of all or a portion of the interest on indebtedness, if any, incurred or maintained to acquire or carry the Claim, continued deferral of the deduction for interest on such indebtedness may be required. Any such deferred interest expense would be attributed to the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received in exchange for the Claim, and would be treated as interest paid or accrued in the year in which the share of Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants are disposed.

If such General Unsecured Claims of Group do not constitute “securities” for United States federal income tax purposes, the exchange of such Claims for Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants should constitute a taxable exchange for United States federal income tax purposes. As a result, a United States Claimholder would generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the fair market value on the Effective Date of the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received in exchange for its Claim and (2) the Claimholder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim. Any such gain recognized would generally be treated as ordinary income to the extent that the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants are received in respect of accrued but unpaid interest or accrued market discount that, in either case, have not been previously taken into account under the Claimholder’s method of accounting. See Sections X.B.1.a. and X.B.1.b. above. A Claimholder recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. A Claimholder’s aggregate tax basis in the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received in exchange for its Claims would generally be equal to the aggregate fair market value of such stock and warrants on the Effective Date. Any gain or loss would be long-term gain or loss if the Claimholder’s holding period for its Claims was more than one year on the Effective Date. The holding period for Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received pursuant to the Plan would begin on the day after the Effective Date.

(b) Holders of General Unsecured Claims of US Airways, Inc., Allegheny Airlines, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., MidAtlantic Airways, Inc., US Airways Leasing and Sales, Inc., and Material Services Company, Inc.

Pursuant to the Plan, Group will issue Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants to the holders of General Unsecured Claims of US Airways, Inc., Allegheny Airlines, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., MidAtlantic Airways, Inc., US Airways Leasing and Sales, Inc., and Material Services Company, Inc. to discharge such General Unsecured Claims. For United States federal income tax purposes, the exchange of such Claims for Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants should constitute a taxable exchange for United States federal income tax purposes. As a result, a United States Claimholder would generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the fair market value on the Effective Date of the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received in exchange for its Claim and (2) the Claimholder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim. Any such gain recognized would generally be treated as ordinary income to the extent that the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants are received in respect of accrued but unpaid interest or accrued market discount that, in either case, have not been previously taken into account under the Claimholder’s method of accounting. See Sections X.B.1.a. and X.B.1.b. above. A Claimholder recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. A Claimholder’s aggregate tax basis in the Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received in exchange for its General Unsecured Claims would generally be equal to the aggregate fair market value of such stock and warrants on the Effective Date. Any gain or loss would be long-term gain or loss if the Claimholder’s holding period for its Claims was more than one year on the Effective Date. The holding period for Class A Common Stock, Class A Preferred Stock and Class A-1 Warrants received pursuant to the Plan would begin on the day after the Effective Date.

4. Holders of Miscellaneous Secured Claims

A holder whose Miscellaneous Secured Claim is Reinstated pursuant to the Plan will not realize gain or loss unless either (i) such holder is treated as having received interest, damages or other income in connection with the Reinstatement or (ii) such Reinstatement is considered a “significant modification” of the Claim. A holder who receives Cash or other property in exchange for its Miscellaneous Secured Claim pursuant to the Plan will generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the amount of Cash or fair market value of the other property received in exchange for its Claim and (2) the Claimholder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim. The United States federal income tax consequences of the receipt of Cash or other property allocable to accrued interest may be relevant and are summarized above in Section X.B.1.a. In addition, the market discount provisions summarized above in Section X.B.1.b. may also apply.

5. Holders of Aircraft Secured Claims

The holders of Aircraft Secured Claims may recognize income, gain or loss for United States federal income tax purposes with respect to the discharge of their Claims, depending on whether their Claims are Reinstated or, if not Reinstated, on the outcome of their negotiations with the Debtors. A holder whose Aircraft Secured Claim is Reinstated pursuant to the Plan will not realize income, gain or loss unless either (i) such holder is treated as having received interest, damages or other income in connection with the Reinstatement or (ii) such Reinstatement is considered a “significant modification” of the Claim. A holder who receives Cash or other property in exchange for its Aircraft Secured Claim pursuant to the Plan will generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the amount of Cash or fair market value of the other property received in exchange for its Claim and (2) the Claimholder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim. The United States federal income tax consequences of the receipt of Cash or other property allocable to accrued interest may be relevant and are summarized above in Section X.B.1.a. In addition, the market discount provisions summarized above in Section X.B.1.b. may also apply.

6. Holders of GECC 2001 Financing Claims

The tax consequences of the Plan to holders of GECC 2001 Financing Claims are not discussed herein, and such holders should consult their own tax advisor regarding the tax consequences to them of the receipt of Class A Preferred Stock and Class A-1 Warrants in exchange for their Claims.

7. Holders of Subordinated Securities Claims

A holder who holds Subordinated Securities Claims of the Debtor will generally recognize a loss for United States federal income tax purposes in an amount equal to the holder’s adjusted tax basis in its Subordinated Securities Claims cancelled under the Plan. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim.

8. Existing Interestholders

An existing Interestholder who holds existing common stock of Group will generally recognize a loss for United States federal income tax purposes in an amount equal to the stockholder’s adjusted tax basis in its existing common stock of Group cancelled under the Plan. The character of such loss as capital loss or as ordinary loss will be determined by a number of factors, including the tax status of the holder and whether the Interestholder holds its common stock of Group as a capital asset.

9. Other Claimholders

To the extent certain holders of Claims reach an agreement with the Debtors to have their Claims satisfied, settled, released, exchanged or otherwise discharged in a manner other than as discussed above, such holders should consult with their own tax advisors regarding the tax consequences to them of such treatment.

10. Information Reporting and Backup Withholding

Certain payments, including payments in respect of accrued interest or market discount, are generally subject to information reporting by the payor to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the Tax Code’s backup withholding rules, a United States holder may be subject to backup withholding at the applicable rate with respect to certain distributions or payments pursuant to the Plan, unless the holder (a)(1) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b)(2) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the holder is a U.S. person, the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

C. Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIMHOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIMHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN, INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

XI. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS TEST

A. Feasibility of the Plan

To confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This requirement is imposed by section 1129(a)(11) of the Bankruptcy Code and is referred to as the “feasibility” requirement. The Debtors believe that they will be able to timely perform all obligations described in the Plan, and, therefore, that the Plan is feasible.

To demonstrate the feasibility of the Plan, the Debtors have prepared financial Projections for Fiscal Years 2003 through 2009, as set forth in Appendix C attached to this Disclosure Statement. The Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service its debt obligations, including the ATSB Loan, and to fund its operations. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Debtors caution that no representations can be made as to the accuracy of the Projections or as to the Reorganized Debtors’ ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors’ financial results. Therefore, the actual results may vary from the projected results and the variations may be material and adverse. See Section VIII, “Certain Factors to Be Considered,” for a discussion of certain risk factors that may affect financial feasibility of the Plan.

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY THE DEBTORS’ INDEPENDENT ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH IN THE PAST HAVE NOT BEEN ACHIEVED AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

B. Acceptance of the Plan

As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims and Interests vote to accept the Plan, except under certain circumstances.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the Plan. Thus, a Class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance. Under section 1126(d) of the Bankruptcy Code, a Class of Interests has accepted the Plan if holders of such Interests holding at least two-thirds in amount actually voting have voted to accept the Plan. Holders of claims or interests who fail to vote are not counted as either accepting or rejecting a plan.

C. Best Interests Test

Even if a plan is accepted by each class of holders of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that the plan is in the “best interests” of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to members of each impaired class of holders of claims and interests if the debtor were liquidated under chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor’s assets if its chapter 11 case were converted to a chapter 7 case under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the debtor’s assets by a chapter 7 trustee.

The amount of liquidation value available to unsecured creditors would be reduced by the costs of liquidation under chapter 7 of the Bankruptcy Code, including the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, additional administrative claims and other wind-down expenses. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general unsecured claims or to make any distribution in respect of equity interests. The liquidation also would prompt the rejection of a large number of executory contracts and thereby create a significantly higher number of unsecured claims.

Once the court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under a debtor’s plan, then such plan is not in the best interests of creditors and equity security holders.

D. Estimated Valuation of the Reorganized Debtors

A copy of the reorganization valuation analysis is attached to this Disclosure Statement as Appendix D.

E. Application of the Best Interests Test to the Liquidation Analysis and the Valuation of the Reorganized Debtors

A liquidation analysis prepared with respect to each of the Debtors is attached as Appendix B to this Disclosure Statement. The Debtors believe that any liquidation analysis is speculative. For example, the liquidation analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. In preparing the liquidation analysis, the Debtors have projected an amount of Allowed Claims based upon a review of their scheduled claims. Additions were made to the scheduled claims to adjust for estimated claims related to postpetition obligations, pension liabilities and other employee-related obligations, post-retirement obligations and certain lease damage claims. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the liquidation analysis. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims and Interests under the Plan. In addition, as noted above, the valuation analysis of the Reorganized Debtors also contains numerous estimates and assumptions. For example, the value of the New Equity cannot be determined with precision due to the absence of a public market for the New Equity.

Notwithstanding the difficulties in quantifying recoveries to creditors with precision, the Debtors believe that, taking into account the liquidation analysis and the valuation analysis of the Reorganized Debtors, the Plan meets the “best interests” test of section 1129(a)(7) of the Bankruptcy Code. The Debtors believe that the members of each impaired class will receive at least as much under the Plan than they would in a liquidation in a hypothetical chapter 7 case. Creditors will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Debtors as going concerns rather than a forced liquidation will allow the realization of more value for the Debtors’ assets. Moreover, creditors such as the Debtors’ employees would retain their jobs and most likely make few if any other claims against the estate. Lastly, in the event of liquidation, the aggregate amount of unsecured claims will no doubt increase significantly, and such claims will be subordinated to priority claims that will be created. Also, a chapter 7 liquidation would give rise to additional administrative claims. For example, employees will file claims for wages, pensions and other benefits, some of which will be entitled to priority. Landlords, aircraft lessors and mortgage holders will no doubt file large claims for both unsecured and administrative amounts. The resulting increase in both general unsecured and priority claims will no doubt decrease percentage recoveries to unsecured creditors of both Debtors. All of these factors lead to the conclusion that recoveries under the Plan would be at least as much, and in many cases significantly greater, than the recoveries available in a chapter 7 liquidation.

F. Confirmation Without Acceptance of All Impaired Classes: The ‘Cramdown’ Alternative

Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it has not been accepted by all impaired classes, as long as at least one impaired class of Claims has accepted it. The Court may confirm the Plan at the request of the Debtors notwithstanding the Plan’s rejection (or deemed rejection) by impaired Classes as long as the Plan “does not discriminate unfairly” and is “fair and equitable” as to each impaired Class that has not accepted it. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

A plan is fair and equitable as to a class of secured claims that rejects such plan if the plan provides (1)(a) that the holders of claims included in the rejecting class retain the liens securing those claims whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and (b) that each holder of a claim of such class receives on account of that claim deferred cash payments totalling at least the allowed amount of that claim, of a value, as of the effective date of the plan, of at least the value of the holder’s interest in the estate’s interest in such property; (2) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (1) or (2) of this paragraph; or (3) for the realization by such holders of the indubitable equivalent of such claims.

A plan is fair and equitable as to a class of unsecured claims which rejects a plan if the plan provides (1) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (2) that the holder of any claim or interest that is junior to the claims of such rejecting class will not receive or retain on account of such junior claim or interest any property at all.

A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (1) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (2) that the holder of any interest that is junior to the interest of such rejecting class will not receive or retain under the plan on account of such junior interest any property at all. Because holders of US Airways’ Old Common Stock and Old Common Stock Options are receiving no distribution on account of such Claims and Interests under the Plan, their votes are not being solicited and they are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors are seeking confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to such Classes and may seek confirmation pursuant thereto as to other Classes if such Classes vote to reject the Plan.

G. Conditions to Confirmation and/or Consummation of the Plan

1. Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan. These conditions may be satisfied or waived by the Debtors in accordance with Section 12.4 of the Plan:

(a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance acceptable to the Debtors, in their sole and absolute discretion, and reasonably acceptable to the Plan Sponsor.

(b) The Confirmation Order shall be in form and substance acceptable to the Debtors, in their sole and absolute discretion, and reasonably acceptable to the Plan Sponsor and the ATSB.

2. Conditions to Consummation for All Debtors

The Effective Date shall occur on or prior to March 31, 2003, unless such date is extended by the Debtors. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.4 of the Plan:

(a) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption of unexpired leases and executory contracts by the Debtors as contemplated by Section 8.1 of the Plan.

(b) All conditions precedent to the funding under the Investment Agreement shall have been satisfied or waived in accordance with the terms thereof and the funding under the Investment Agreement shall have occurred.

(c) The ATSB Loan shall have been executed and delivered by all of the parties thereto, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding under the ATSB Loan Agreement shall have occurred.

(d) The tentative agreements reached in December 2002, between USAI and the employee groups represented by AFA, CWA, IAMAW and TWU modifying earlier restructuring agreements to incorporate additional cost reductions shall have been ratified and executed by the parties thereto.

(e) Requisite actions shall have been taken such that the pension funding requirements with respect to the employee defined benefit pension plans maintained by USAI shall be consistent with the Pro Forma Financial Projections appended as Appendix C to the Disclosure Statement.

(f) The Confirmation Order shall have been entered by the Bankruptcy Court and shall remain unstayed.

(g) The Confirmation Date must have occurred.

3. Additional Condition to Consummation Solely with Respect to Allegheny, Piedmont and PSA

The following is an additional condition precedent to the occurrence of the Effective Date, solely with respect to Allegheny, Piedmont and PSA, which may be satisfied or waived in accordance with Section 12.4 of the Plan: Allegheny, Piedmont and PSA shall have entered into restructuring agreements with their respective unions to achieve annual cost reductions in the form of wage cuts, benefit changes and productivity improvements in the approximate aggregate amount of $15 million.

H. Waiver of Conditions to Confirmation and/or Consummation of the Plan

The conditions set forth in Sections 12.1, 12.2 and 12.3 of the Plan may be waived by the Debtors, such waiver to be reasonably acceptable to the Plan Sponsor and the ATSB, without any notice to parties-in-interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors in their sole discretion to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each such right will be deemed an ongoing right, which may be asserted at any time.

I. Retention of Jurisdiction

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court will have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among others, the following matters:

(i) to hear and determine pending motions for (a) the assumption or rejection or (b) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

(ii) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

(iii) to adjudicate any and all disputes arising from or relating to the distribution or retention of the New Equity or other consideration under the Plan;

(iv) to ensure that distributions to Allowed Claimholders and Allowed Interestholders are accomplished as provided herein;

(v) to hear and determine any and all objections to the allowance of Claims and Interests and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

(vi) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(vii) to issue orders in aid of execution, implementation, or consummation of the Plan;

(viii) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(ix) to hear and determine all applications for compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(x) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

(xi) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

(xii) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

(xiii) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(xiv) to hear any other matter not inconsistent with the Bankruptcy Code;

(xv) to hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(xvi) to enter a final decree closing the Chapter 11 Cases; and

(xvii) to enforce all orders previously entered by the Bankruptcy Court.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court will have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, Retained Actions.

XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords holders of Claims the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such holders.

If the Plan is not confirmed, however, the theoretical alternatives include: (a) continuation of the pending Chapter 11 Cases; (b) an alternative plan or plans of reorganization; or (c) liquidation of the Debtors under chapter 7 or chapter 11 of the Bankruptcy Code.

A. Continuation of the Bankruptcy Case

If the Debtors remain in chapter 11, they could continue to operate their businesses and manage their properties as debtors-in-possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in protracted Chapter 11 Cases. The Debtors could have difficulty sustaining the high costs and the erosion of market confidence which may be caused if the Debtors remain chapter 11 debtors-in-possession. In addition, certain material agreements, such as the DIP Credit Agreement and the Investment Agreement, expire by their terms on September 30, 2003 and June 30, 2003, respectively.

B. Alternative Plans of Reorganization

If the Plan is not confirmed, the Debtors, or, after the expiration of the Debtors’ exclusive period in which to propose and solicit a reorganization plan, any other party in interest in the Chapter 11 Cases, could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors’ businesses, or an orderly liquidation of its assets, or a combination of both.

C. Liquidation Under Chapter 7 or Chapter 11

If no plan is confirmed, the Debtors’ Chapter 11 Cases may be converted to a case under chapter 7 of the Bankruptcy Code. In a chapter 7 case, a trustee or trustees would be appointed to liquidate the assets of the Debtors. It is impossible to predict precisely how the proceeds of the liquidation, if any, would be distributed to the respective holders of Claims against the Debtors.

However, the Debtors believe that creditors would lose the substantially higher going concern value if the Debtors were forced to liquidate. In addition, the Debtors believe that in liquidation under chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Estates. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors’ assets.

The Debtors may also be liquidated pursuant to a chapter 11 plan. In a liquidation under chapter 11, the Debtors’ assets could be sold in an orderly fashion that may be conducted over a more extended period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than a chapter 7 liquidation, but the potential delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. Any distribution to the Claimholders and Interestholders under a chapter 11 liquidation plan potentially may be delayed substantially.

The Debtors’ liquidation analysis, prepared with its accountants and financial advisors, is premised upon a hypothetical liquidation in a chapter 7 case and is attached as Appendix B to this Disclosure Statement. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of their assets, and the extent to which such assets are subject to liens and security interests.

The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a chapter 7 liquidation of the Debtors’ assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in a chapter 7 liquidation are not likely to afford holders of Claims and holders of Interests as great a realization potential as does the Plan.

XIII. VOTING REQUIREMENTS

On January 17, 2003, the Bankruptcy Court approved an order (the “Solicitation Procedures Order”), among other things, approving this Disclosure Statement, setting voting procedures and scheduling the hearing on confirmation of the Plan. A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement. The Confirmation Hearing Notice sets forth in detail, among other things, the voting deadlines and objection deadlines with respect to the Plan. The Confirmation Hearing Notice and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.

If you have any questions about (i) the procedure for voting your Claim or Interest or with respect to the packet of materials that you have received, (ii) the amount of your Claim or your Interest holdings, or (iii) if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact:

Logan & Company, Inc.

546 Valley Road

Upper Montclair, New Jersey 07043

(973) 509-3190

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or promised by the Debtors in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law, and under Federal Rule of Bankruptcy Procedure 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of all Classes of impaired Claims and Interests unless approval will be sought under section 1129(b) of the Bankruptcy Code in spite of the nonacceptance by one or more such Classes, (b) the Plan is “feasible,” which means that there is a reasonable probability that the Debtors will be able to perform their obligations under the Plan and continue to operate their businesses without further financial reorganization or liquidation, and

(c) the Plan is in the “best interests” of all Claimholders and Interestholders, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all the Classes of impaired Claims against the Debtors accept the Plan by the requisite votes, the Bankruptcy Court must still make an independent finding that the Plan satisfies these requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of Claims and Interests against and in the Debtors.

UNLESS THE BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO MARCH 10, 2003 AT 4:00 P.M. (PREVAILING EASTERN TIME) TOGETHER WITH ANY OTHER DOCUMENTS REQUIRED BY SUCH BALLOT, THE DEBTORS MAY, IN THEIR SOLE DISCRETION, REJECT SUCH BALLOT AS INVALID AND, THEREFORE, DECLINE TO COUNT IT AS AN ACCEPTANCE OR REJECTION OF THE PLAN. IN NO CASE SHOULD A BALLOT OR ANY OF THE CERTIFICATES BE DELIVERED TO THE DEBTORS OR ANY OF THEIR ADVISORS.

A. Parties in Interest Entitled to Vote

Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (a) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (b) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

In general, a holder of a claim or interest may vote to accept or to reject a plan if (1) no party in interest has objected to such claim or interest, and (2) the claim or interest is impaired by the Plan. If the holder of an impaired claim or impaired interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder’s vote.

Except for Classes Group-7A and Group-7B (who are presumed to have rejected the Plan), the holder of a Claim that is “impaired” under the Plan is entitled to vote to accept or reject the Plan if (1) the Plan provides a distribution in respect of such Claim and (2) (a) the Claim has been scheduled by the respective Debtor (and such Claim is not scheduled as disputed, contingent, or unliquidated), (b) such Claimholder has timely filed a Proof of Claim as to which no objection has been filed, or (c) such Claimholder has timely filed a motion pursuant to Federal Rule of Bankruptcy Procedure 3018(a) seeking temporary allowance of such Claim for voting purposes only and the Debtor has not opposed the Motion, or objected to the Claim, in which case the holder’s vote will be counted only upon order of the Court.

A vote may be disregarded if the Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Solicitation Procedures Order also sets forth assumptions and procedures for tabulating Ballots, including Ballots that are not completed fully or correctly.

B. Classes Impaired Under the Plan

1. Voting Impaired Classes of Claims and Interests

The following Classes are impaired under, and entitled to vote to accept or reject, the Plan:

Group-2	USAI-2	Allegheny-4	PSA-4
Group-4	USAI-5	Allegheny-5	PSA-5
Group-5	USAI-6	Allegheny-6	PSA-6
Group-6	USAI-7	Allegheny-7	PSA-7
USAI-8

Piedmont-4	MidAtlantic-3	US Airways Leasing-3	Material Services-3
Piedmont-5	MidAtlantic-4	US Airways Leasing-4	Material Services-4
Piedmont-6	MidAtlantic-5	US Airways Leasing-5	Material Services-5
Piedmont-7	MidAtlantic-6	US Airways Leasing-6	Material Services-6

2. Non-Voting Impaired Classes of Claims and Interests

The Classes listed below are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, Claimholders and Interestholders in such Classes are deemed to reject the Plan, and the votes of such Claimholders and Interestholders will not be solicited: Classes Group-7A and Group-7B.

3. Unimpaired Classes of Claims and Interests

All other Classes are Unimpaired under the Plan and deemed under section 1126(f) of the Bankruptcy Code to have accepted the Plan. Their votes to accept or reject the Plan will not be solicited. Acceptances of the Plan are being solicited only from those who hold Claims in an Impaired Class whose members will receive a distribution under the Plan.

4. Presumed Acceptances by Certain Classes of Interests

Pursuant to the agreement of the Interestholders, holders of Interests in Classes USAI-8, Allegheny-7, PSA-7, Piedmont-7, MidAtlantic-6, US Airways Leasing-6 and Material Services-6 are conclusively presumed to have accepted the Plan as such Interestholders are proponents of the Plan, and, as such, the votes of such Interestholders will not be solicited.

XIV. CONCLUSION

A. Hearing on and Objections to Confirmation

1. Confirmation Hearing

The hearing on confirmation of the Plan has been scheduled for March 18, 2003 at 9:30 a.m. (prevailing Eastern time). Such hearing may be adjourned from time to time by announcing such adjournment in open court, all without further notice to parties in interest, and the Plan may be modified by the Debtors pursuant to section 1127 of the Bankruptcy Code prior to, during, or as a result of that hearing, without further notice to parties in interest.

2. Date Set for Filing Objections to Confirmation of the Plan

The time by which all objections to confirmation of the Plan must be filed with the Court and received by the parties listed in the Confirmation Hearing Notice has been set for March 10, 2003, at 4:00 p.m. (prevailing Eastern time). A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement.

B. Recommendation

The Plan provides for an equitable and early distribution to creditors of the Debtors, preserves the value of the business as a going concern, and preserves the jobs of employees. The Debtors believe that any alternative to confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, could result in significant delays, litigation, and costs, as well as the loss of jobs by the employees. Moreover, the Debtors believe that their creditors will receive greater and earlier recoveries under the Plan than those that would be achieved in liquidation or under an alternative plan. FOR THESE REASONS, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN.

Dated: January 17, 2003

US Airways Group, Inc.

US Airways, Inc.

Allegheny Airlines, Inc.

PSA Airlines, Inc.

Piedmont Airlines, Inc.

MidAtlantic Airways, Inc.

US Airways Leasing and Sales, Inc.

Material Services Company, Inc.

Debtors and Debtors-in-Possession

By:	/s/ David N. Siegel
David N. Siegel President and Chief Executive Officer US Airways Group, Inc. and US Airways, Inc. and authorized signatory for each of the other Debtors

APPENDIX A

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF

US AIRWAYS GROUP, INC. AND ITS AFFILIATED

DEBTORS AND DEBTORS-IN-POSSESSION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

ALEXANDRIA DIVISION

)
In re:	)
	)	Case No. 02-83984-SSM
	)	Jointly Administered
US AIRWAYS GROUP, INC., et al.,	)	Chapter 11
	)	Hon. Stephen S. Mitchell
Debtors.	)
)

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF

US AIRWAYS GROUP, INC. AND ITS AFFILIATED

DEBTORS AND DEBTORS-IN-POSSESSION

John Wm. Butler, Jr.

John K. Lyons

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM (ILLINOIS)

333 West Wacker Drive, Suite 2100

Chicago, Illinois 60606-1285

(312) 407-0700

Alesia Ranney-Marinelli

SKADDEN, ARPS, SLATE,

  MEAGHER & FLOM LLP

Four Times Square

New York, NY 10036

(212) 735-3000

Lawrence E. Rifken (VSB No. 29037)

Douglas M. Foley (VSB No. 34364)

McGUIREWOODS LLP

1750 Tysons Boulevard, Suite 1800

McLean, Virginia 22102-4215

(703) 712-5000

Attorneys for Debtors and Debtors-in-Possession

Dated: January 17, 2003

A-i

A-ii

A-iii

A-iv

A-v

A-vi

ARTICLE XI

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS	A-47
11.1 Revesting of Assets	A-47
11.2 Discharge of the Debtors	A-47
11.3 Compromises and Settlements	A-47
11.4 Release of Certain Parties	A-47
11.5 Release by Holders of Claims and Interests	A-48
11.6 Setoffs	A-48
11.7 Satisfaction of Subordination Rights	A-48
11.8 Exculpation and Limitation of Liability	A-48
11.9 Indemnification Obligations	A-49
11.10 Injunction	A-49

ARTICLE XII

CONDITIONS PRECEDENT	A-49
12.1 Conditions to Confirmation	A-49
12.2 Conditions to Consummation for All Debtors	A-50
12.3 Additional Condition to Consummation Solely with Respect to Allegheny, Piedmont and PSA	A-50
12.4 Waiver of Conditions to Confirmation or Consummation	A-50

ARTICLE XIII

RETENTION OF JURISDICTION	A-51

ARTICLE XIV

MISCELLANEOUS PROVISIONS	A-52
14.1 Binding Effect	A-52
14.2 Modification and Amendments	A-52
14.3 Withholding and Reporting Requirements	A-52
14.4 Committees	A-52
14.5 Revocation, Withdrawal, or Non-Consummation	A-53
14.6 Notices	A-53
14.7 Term of Injunctions or Stays	A-55
14.8 Governing Law	A-55
14.9 No Waiver or Estoppel	A-55

A-vii

EXHIBITS

Exhibit A	Summary of Management Compensation Plan

Exhibit B	Form of Registration Rights Agreement

Exhibit C	Restated Certificates of Incorporation

Exhibit D	Form of Restated Bylaws

Exhibit E-1	Schedule of Rejected Interline Agreements

Exhibit E-2	Schedule of Rejected Industry Practice Agreements

Exhibit E-3	Schedule of Assumed Employee-Related Agreements

Exhibit E-4	Schedule of Rejected Other Executory Contracts and Unexpired Leases

Exhibit E-5	Schedule of Rejected Intercompany Executory
Contracts and Intercompany Unexpired Leases

Exhibit F	Nonexclusive List of Retained Actions and Exclusive List of Avoidance Actions

Exhibit G	ATSB Loan Documents

Exhibit H	Administrative Claim Request Form

Exhibit I	Postpetition Aircraft Obligations

Exhibit J	Categories of Industry Practice Agreements

Exhibit K	Aircraft Equipment Securing Aircraft Secured Claims

Exhibit L	Summary of Selected Terms of New Equity

Exhibit M-1	Investment Agreement

Exhibit M-2	First Amendment to Investment Agreement

A-viii

INTRODUCTION

US Airways Group, Inc., US Airways, Inc., Allegheny Airlines, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., MidAtlantic Airways, Inc., US Airways Leasing and Sales, Inc., and Material Services Company, Inc., debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 reorganization cases, hereby propose the following first amended joint plan of reorganization for the resolution of the outstanding creditor claims against and equity interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.B. hereof. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

The sole Group subsidiary incorporated outside of the United States, Airways Assurance Limited LLC, a corporation organized under the laws of Bermuda, has not commenced a case under chapter 11 of the Bankruptcy Code or similar proceedings in any other jurisdiction. This subsidiary continues to operate its business outside of bankruptcy.

The Plan contemplates the reorganization of the Debtors and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code. The obligations owed to unsecured creditors of the Debtors will be converted into new equity securities to be issued by Reorganized Group (i.e., New Equity). Existing holders of Group equity interests and stock options will receive no distribution on account of their existing equity interests or stock options in Group.

A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these Chapter 11 Cases. The jurisdiction of incorporation of each Debtor also is designated.

Debtors

•	US Airways Group, Inc. (Delaware), 02-83984
•	US Airways, Inc. (Delaware), 02-83985
•	Allegheny Airlines, Inc. (Delaware), 02-83986
•	PSA Airlines, Inc. (Pennsylvania), 02-83987
•	Piedmont Airlines, Inc. (Maryland), 02-83988
•	MidAtlantic Airways, Inc. (Delaware), 02-83989
•	US Airways Leasing and Sales, Inc. (Delaware), 02-83990
•	Material Services Company, Inc. (Delaware), 02-83991

Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a Claimholder until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders. In this case, the Disclosure Statement was approved by the Bankruptcy Court by order entered on January 17, 2003, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors’ history, businesses, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan. ALL CLAIMHOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in Article XIV of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to the Plan’s substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF
INTERPRETATION, AND COMPUTATION OF TIME

A. Scope of Definitions

For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B. of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

B. Definitions

1.1 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

1.2 “Administrative Claims Bar Date” means the deadline for filing proofs or requests for payment of Administrative Claims, which shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court and except with respect to Professional Claims and Key Ordinary Course Professional Claims which shall be subject to the provisions of Section 10.2 hereof.

1.3 “ADR Procedures” means any alternative dispute resolution procedure approved by the Bankruptcy Court or as may be set forth in an Exhibit to this Plan.

1.4 “AFA” means the Association of Flight Attendants, International.

1.5 “AFA Designated Representative” means the designated representative selected by the Debtors’ employees who are subject to the collective bargaining agreement between Reorganized Group and AFA in effect as of the Effective Date.

1.6 “Affiliate Debtors” means all of the Debtors, other than US Airways Group, Inc.

1.7 “Affiliates” has the meaning given such term by section 101(2) of the Bankruptcy Code.

1.8 “Aircraft Equipment” means an aircraft, aircraft engine, propeller, appliance or spare part (and includes all records and documents relating to such equipment that are required, under the terms of the security agreement, lease, or conditional sale contract, to be surrendered or returned in connection with the surrender or return of such equipment) that is leased to, subject to a security interest granted by or conditionally sold to, one of the Debtors.

1.9 “Aircraft Secured Claim” means a Claim that is secured by a security interest in or a lien on any of the Aircraft Equipment set forth on Exhibit K hereto (to the extent the Debtors have not abandoned, or rejected leases with respect to, such Aircraft Equipment on or prior to the Effective Date) in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Estate’s interest in such Aircraft Equipment or to the extent of the amount subject to setoff, as applicable, as determined by a

Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Claimholder.

1.10 “Aircraft Secured Claimholder” means the holder of an Aircraft Secured Claim.

1.11 “Allegheny” means Allegheny Airlines, Inc., a Delaware company, debtor-in-possession in Case No. 02-83986 pending in the Bankruptcy Court.

1.12 “Allowed Claim” or “Allowed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court or forum as the Reorganized Debtors and the holder of such Claim or Interest agree may adjudicate such Claim or Interest and objections thereto), or (b) as to which, on or by the Effective Date, (i) no proof of claim or interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim or interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

1.13 “Allowed Class . . . Claim” or “Allowed Class . . . Interest” means an Allowed Claim or an Allowed Interest in the specified Class.

1.14 “ALPA” means the Air Line Pilots Association, International.

1.15 “ALPA Designated Representative” means the individual to be selected and identified on or before the Effective Date by ALPA (or by the Debtors’ employees who are subject to the collective bargaining agreement between Reorganized Group and ALPA in effect as of the Effective Date) as their designated representative for purposes of this Plan.

1.16 “ATSB” means the Air Transportation Stabilization Board created pursuant to the Air Transportation Safety and Stabilization Act, P.L. 107-42 (2001) (the “Act”) and the regulations issued by the Office of Management and Budget under the Act, 14 C.F.R. Part 1300, Aviation Disaster Relief – Air Carrier Guarantee Loan Program.

1.17 “ATSB Agent” means the agent for the lenders that are parties to the ATSB Loan Agreement.

1.18 “ATSB Loan” means the loan, a portion of which will be guaranteed by the ATSB, to be extended to Reorganized USAI as part of a Bankruptcy Court-certified reorganization plan and as a means of implementing the Plan as described in Section 7.7 hereof.

1.19 “ATSB Loan Agreement” means the Loan Agreement to be entered into among USAI, as borrower, Group and certain of its subsidiaries, as guarantors, and the lenders and agents party thereto, pursuant to which such lenders will make the ATSB Loan.

1.20 “Avoidance Claims” means Causes of Action against Persons arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548 through 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Avoidance Claims.

1.21 “Ballot” means each of the ballot forms that are distributed with the Disclosure Statement to Claimholders who are included in Classes that are Impaired under the Plan and entitled to vote under Article VI to accept or reject the Plan.

1.22 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the date hereof.

1.23 “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, or such other court as may have jurisdiction over the Chapter 11 Cases.

1.24 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.25 “Bar Date” means the deadline set by the Bankruptcy Court for filing proofs of claim or interest in the Chapter 11 Cases. For prepetition Claims (other than those of governmental units) and Interests, the Bar Date was November 4, 2002. For prepetition Claims of governmental units, in accordance with section 502(b)(9) of the Bankruptcy Code, the Bar Date is February 7, 2003.

1.26 “Bar Date Order” means the order entered by the Bankruptcy Court on September 5, 2002, establishing the Bar Dates.

1.27 “Bilateral Cargo Prorate Agreements” means those agreements, also commonly referred to as Special Prorate Agreements (SPA), that establish specifically-negotiated settlement amounts for cargo that has traveled across two carriers.

1.28 “Bilateral Passenger Prorate Agreements” means those agreements, also commonly referred to as Special Prorate Agreements (SPA), that establish specifically-negotiated settlement amounts for tickets covering travel across two carriers.

1.29 “Business Day” means any day, excluding Saturdays, Sundays and “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

1.30 “Cargo Multilateral Interline Traffic Agreements” means those agreements documenting the terms, including, without limitation, documentation, liability and payment for services practices, of cargo acceptance among airlines.

1.31 “Cash” means legal tender of the United States of America and equivalents thereof.

1.32 “Causes of Action” means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including Avoidance Claims unless otherwise waived or released by the Debtors or the Reorganized Debtors.

1.33 “Certificate” has the meaning ascribed to it in Section 9.4 hereof.

1.34 “Certificates of Incorporation and Bylaws” means the Certificates of Incorporation and Bylaws of the Reorganized Debtors, in substantially the forms attached hereto as Exhibits C1-C8 and Exhibits D1-D8, which Certificates of Incorporation and Bylaws shall be in a form reasonably acceptable to the Plan Sponsor and the Creditors’ Committee.

1.35 “Chapter 11 Cases” means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 02-83984, and the phrase “Chapter 11 Case” when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.

1.36 “Claim” means a claim against one of the Debtors (or all or some of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

1.37 “Claimholder” means a holder of a Claim.

1.38 “Claims Agent” means Logan & Company, Inc., which maintains an office at 546 Valley Road, Upper Montclair, New Jersey 07043, Attention: US Airways Department.

1.39 “Claims Objection Deadline” means that day which is 180 days after the Effective Date (unless such day is not a Business Day, in which case such deadline shall be the next Business Day thereafter), as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties-in-interest.

1.40 “Class” means a category of Claimholders or Interestholders described in Article III of the Plan.

1.41 “Class A Common Stock” means the shares of Class A Common Stock of Reorganized Group, authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class A Common Stock as of the Effective Date shall be fifty-two million four hundred thousand (52,400,000), and the number of authorized shares as of the Effective Date shall be two hundred million (200,000,000). A summary of selected terms of the Class A Common Stock is attached hereto under Exhibit L.

1.42 “Class A Preferred Stock” means the shares of Class A Preferred Stock of Reorganized Group authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class A Preferred Stock as of the Effective Date shall be eighteen million nine hundred fifty thousand (18,950,000), and the number of authorized shares as of the Effective Date shall be twenty-five million (25,000,000). A summary of selected terms of the Class A Preferred Stock is attached hereto under Exhibit L.

1.43 “Class A-1 Warrants” means the Class A-1 Warrants of Reorganized Group authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding Class A-1 Warrants as of the Effective Date shall be eighteen million nine hundred fifty thousand (18,950,000), and the number of authorized Class A-1 Warrants as of the Effective Date shall be twenty-five million (25,000,000). A summary of selected terms of the Class A-1 Warrants is attached hereto under Exhibit L.

1.44 “Class B Common Stock” means the shares of Class B Common Stock of Reorganized Group, authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class B Common Stock as of the Effective Date shall be five million (5,000,000), and the number of authorized shares as of the Effective Date shall be five million (5,000,000). A summary of selected terms of the Class B Common Stock is attached hereto under Exhibit L.

1.45 “Class B Preferred Stock” means the shares of Class B Preferred Stock of Reorganized Group authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class B Preferred Stock as of the Effective Date shall be seventy-five thousand (75,000),and the number of authorized shares as of the Effective Date shall be two hundred fifty thousand (250,000). A summary of selected terms of the Class B Preferred Stock is attached hereto under Exhibit L.

1.46 “Class C Preferred Stock” means the shares of Class C Preferred Stock of Reorganized Group authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class C Preferred Stock as of the Effective Date shall be ten (10), and the number of authorized shares as of the Effective Date shall be ten (10). A summary of selected terms of the Class C Preferred Stock is attached hereto under Exhibit L.

1.47 “Confirmation Date” means the date of entry of the Confirmation Order.

1.48 “Confirmation Hearing” means the hearing before the Bankruptcy Court held to consider confirmation of the Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.49 “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan.

1.50 “Continuing Indemnification Rights” shall have the meaning ascribed to it in Section 11.9 hereof.

1.51 “Convenience Class Election” means the election pursuant to which the holder of a qualifying General Unsecured Claim against the Debtor(s) timely elects to be treated as a General Unsecured Convenience Claim.

1.52 “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

1.53 “Cure” means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.54 “CWA” means the Communications Workers of America.

1.55 “CWA Designated Representative” means the individual to be selected and identified on or before the Effective Date by the CWA (or the Debtors’ employees who are subject to the collective bargaining agreement between Reorganized Group and CWA in effect as of the Effective Date) as their designated representative for purposes of this Plan.

1.56 “Debtor” or “Debtors” means, individually, any of the following entities and, collectively, Group, USAI, Allegheny, PSA, Piedmont, MidAtlantic, US Airways Leasing, and Material Services.

1.57 “DIP Agent” means the administrative agent for the DIP Lenders under the DIP Credit Agreement.

1.58 “DIP Credit Agreement” means the Amended and Restated Senior Secured Superpriority Debtor-In-Possession Credit Agreement, entered into as of September 26, 2002 and amended and restated as of October 18, 2002, among Group, as borrower, each of the Affiliate Debtors, as guarantors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility, as such agreement may be amended from time to time in accordance with the terms thereof.

1.59 “DIP Facility” means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.

1.60 “DIP Facility Claim” means all Administrative Claims of the DIP Agent and the DIP Lenders arising under or pursuant to the DIP Facility including, without limitation, principal and interest on the DIP Facility, plus all fees and expenses (including professional fees and expenses) arising under the DIP Facility.

1.61 “DIP Facility Order” means, collectively, the interim order that was approved by the Bankruptcy Court from the bench on September 26, 2002 and entered by the Bankruptcy Court on October 1, 2002, and the final order that was approved by the Bankruptcy Court from the bench on November 7, 2002 and entered by the Bankruptcy Court on November 8, 2002, authorizing and approving the DIP Facility and the agreements related thereto.

1.62 “DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

1.63 “Disallowed Claim” or “Disallowed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim or interest bar date has been set but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

1.64 “Disbursing Agent” means Reorganized Group or any Person designated by Reorganized Group, in its sole discretion, to serve as a disbursing agent under Section 9.3 of the Plan.

1.65 “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

1.66 “Disputed Claim” or “Disputed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, or an Allowed Interest or a Disallowed Interest, as the case may be, and includes, without limitation, Claims or Interests that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or have been Scheduled as unknown, contingent, unliquidated or disputed, whether or not such Claims or Interests are the subject of a proof of claim or proof of interest in the Bankruptcy Court, (b) are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

1.67 “Distribution Date” means the date, selected by the Debtors or Reorganized Debtors occurring as soon as practicable after the Administrative Claims Bar Date (unless determined by the Reorganized Debtors, in their sole discretion, that an earlier date may be used), upon which distributions to holders of Allowed Claims entitled to receive distributions under the Plan shall commence.

1.68 “Distribution Reserve” means the New Equity for distribution to General Unsecured Claimholders in the Debtors’ Chapter 11 Cases to be reserved pending allowance of Disputed Claims in accordance with Section 9.8(b) of the Plan.

1.69 “Effective Date” means the Business Day determined by the Debtors on which all conditions to the consummation of the Plan set forth in Section 12.2 and, in addition, solely with respect to Allegheny, Piedmont and PSA, Section 12.3 hereof have been either satisfied or waived as provided in Section 12.4 hereof and is the day upon which this Plan is substantially consummated.

1.70 “Employee-Related Agreements” means those agreements between any of the Debtors and any of its employees or any entity acting on behalf of its employees.

1.71 “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

1.72 “Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

1.73 “Exhibit Filing Date” means the date on which Exhibits to the Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least five days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice to parties-in-interest.

1.74 “Existing Equity Securities” means, collectively, the Old Common Stock, Old Preferred Stock and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing, including, without limitation, the Old Common Stock Options.

1.75 “Face Amount” means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

1.76 “Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.77 “GECC” means General Electric Capital Corporation and its affiliated entities.

1.78 “GECC 2001 Financing Claim” means the secured Claims of GECC against Group and USAI arising under the GECC 2001 Financing Agreement.

1.79 “GECC 2001 Financing Agreement” means that certain credit agreement entered into on November 16, 2001, among GECC, as lender, USAI, as borrower, and Group, as guarantor, as it may have been amended, modified or supplemented from time to time.

1.80 “GE Global Restructuring Agreement” means that certain global restructuring agreement approved by the Bankruptcy Court on January 16, 2003, resolving certain matters between the Debtors, on the one hand, and General Electric Company, GECC, and certain of their affiliates.

1.81 “General Unsecured Claim” means a Claim that does not fall within another Class of Claims.

1.82 “General Unsecured Claimholder” means a holder of a General Unsecured Claim.

1.83 “General Unsecured Convenience Claim” means a Claim against the Debtors that otherwise would be included in the Classes of the Plan containing General Unsecured Claims that is (a) for $25,000 or less or (b) for more than $25,000 if the holder of such Claim has made the Convenience Class Election on the Ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot to accept $3,750 in Cash in full satisfaction, discharge and release of such Claim.

1.84 “Group” means US Airways Group, Inc., a Delaware company, debtor-in-possession in Case No. 02-83984 pending in the Bankruptcy Court.

1.85 “Holdback Amount” means the amount equal to 15% of fees billed to the Debtors in a given month that was retained by the Debtors as a holdback on payment of Professional Claims pursuant to the Professional Fee Order. The Holdback Amount shall not be considered property of the Debtors, the Reorganized Debtors or the Estates.

1.86 “Holdback Escrow Account” means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or Disallowed.

1.87 “IAMAW” means the International Association of Machinists and Aerospace Workers.

1.88 “IAMAW Designated Representative” means the individual to be selected and identified on or before the Effective Date by the IAMAW (or the Debtors’ employees who are subject to the collective bargaining agreements between the Reorganized Group and IAMAW in effect as of the Effective Date) as their designated representative for purposes of this Plan.

1.89 “IATA” means the International Air Transport Association.

1.90 “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.91 “Indemnification Order” means the Bankruptcy Court’s Order Authorizing the Debtors to (a) Assume Certain Indemnification Agreements Pursuant to 11 U.S.C. § 365(a) and (b) Enter Into Postpetition Indemnification Agreements (Docket No. 1213).

1.92 “Indemnification Rights” means any obligations or rights of the Debtors to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtors’ certificate of incorporation, bylaws, or policy of providing employee indemnification, indemnification agreements that were assumed pursuant to the Indemnification Order or other applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for or on behalf of the Debtors.

1.93 “Indemnitee” means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

1.94 “Independent Directors” means members of the board of directors of Reorganized Group who are not employees or Affiliates of Group, Reorganized Group or the Plan Sponsor and otherwise qualify as independent directors under the rules of the United States Securities and Exchange Commission and the applicable stock exchange, if any, on which certain of the New Equity may be listed.

1.95 “Industry Practice Agreements” means those agreements, to which any of the Debtors are a party and of the types or in the categories described with specificity in Exhibit J hereto, which provide incentives and discounts, both at the time of ticketing and after a predetermined time frame, to reward, without limitation, agencies, corporations, organizations and individuals for performance against goals and volume levels or in response to competitive actions or marketplace initiatives.

1.96 “Insurance Coverage” shall have the meaning ascribed to it in Section 11.9 hereof.

1.97 “Insured Claim” means any Claim to the extent such Claim arises prior to the Petition Date from an incident or occurrence that is covered under any of the Debtors’ insurance policies, but solely to the extent such Claim is covered by such insurance policies.

1.98 “Intercompany Claim” means a Claim by a Debtor against another Debtor or a Claim by Airways Assurance Limited LLC against a Debtor.

1.99 “Intercompany Executory Contract” means an executory contract solely between two or more Debtors or an executory contract solely between one or more Debtors and Airways Assurance Limited LLC.

1.100 “Intercompany Interest” means an Interest in a Debtor held by another Debtor or Airways Assurance Limited LLC or an Interest in Airways Assurance Limited LLC held by a Debtor.

1.101 “Intercompany Unexpired Lease” means an unexpired lease solely between two or more Debtors or an unexpired lease solely between one or more Debtors and Airways Assurance Limited LLC.

1.102 “Interest” means (a) the legal, equitable contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to Existing Equity Securities or any other equity securities of the Debtors and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

1.103 “Interestholder” means a holder of an Interest.

1.104 “Interline Agreements” means, collectively, those Passenger Multilateral Interline Traffic Agreements, Bilateral Passenger Prorate Agreements, Cargo Multilateral Interline Traffic Agreements and Bilateral Cargo Prorate Agreements to which any of the Debtors are a party.

1.105 “Investment Agreement” means that certain Investment Agreement, dated as of September 26, 2002, between RSA and Group (attached hereto as Exhibit M-1), as the same may be amended, modified or supplemented from time to time (such amendment, if any, attached hereto as Exhibit M-2).

1.106 “Key Ordinary Course Professional” means those certain Persons identified as key ordinary course professionals by the Debtors pursuant to the Ordinary Course Professional Order.

1.107 “Key Ordinary Course Professional Claim” means an Administrative Claim of a Key Ordinary Course Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements in an amount in excess of $40,000 for any month, relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

1.108 “Management Compensation Plan” means those certain plans by which Reorganized Group shall deliver an amount of shares of New Equity on the Effective Date and certain stock options and restrictive stock grants to certain members of management, directors and other employees on and after the Effective Date, as set forth on Exhibit A hereto.

1.109 “Material Services” means Material Services Company, Inc., a Delaware company, debtor-in-possession in Case No. 02-83991 pending in the Bankruptcy Court.

1.110 “MidAtlantic” means MidAtlantic Airways, Inc., a Delaware company, debtor-in-possession in Case No. 02-83989 pending in the Bankruptcy Court.

1.111 “Miscellaneous Secured Claim” means any Secured Claim other than an Aircraft Secured Claim, the GECC 2001 Financing Claim or a Claim arising under the DIP Facility. Miscellaneous Secured Claims shall include Claims secured by liens junior in priority to existing liens, whether by operation of law, contract or otherwise, but solely to the extent of the value, as of the Effective Date, or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the Estates’ interest in property of the Estates after giving effect to all security interests or liens senior in priority.

1.112 “New Common Stock” means, collectively, the shares of Class A Common Stock and Class B Common Stock of Reorganized Group, authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group.

1.113 “New Equity” means, collectively, the Class A Common Stock, Class B Common Stock, Class A-1 Warrants, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock.

1.114 “Old Common Stock” means, with respect to each Debtor, shares of common stock of such Debtor that were authorized, issued and outstanding prior to the Effective Date.

1.115 “Old Common Stock Options” means, with respect to each Debtor, all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of such Debtor’s Old Common Stock or other equity interests in such Debtor.

1.116 “Old Preferred Stock” means, with respect to each Debtor, shares of preferred stock of such Debtor and all options, warrants or rights, contractual or otherwise, if any, to acquire any such preferred stock.

1.117 “Ordinary Course Professional Order” means the Bankruptcy Court’s Amended Order Pursuant to 11 U.S.C. §§ 105(a), 327(e) and 331 Authorizing Retention of Professionals Utilized by the Debtors in the Ordinary Course of Business (Docket No. 115).

1.118 “Other Executory Contracts and Unexpired Leases” means all executory contracts and unexpired leases, other than Employee-Related Agreements, Intercompany Executory Contracts, Intercompany Unexpired Leases, Industry Practice Agreements and Interline Agreements, to which any of the Debtors are a party.

1.119 “Other Priority Claim” means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

1.120 “Passenger Multilateral Interline Traffic Agreements” means those agreements documenting the terms of passenger ticketing and baggage acceptance among airlines and governed by IATA Resolution 780, as amended by the 21st IATA Passenger Services Conference.

1.121 “PBGC” means the Pension Benefit Guaranty Corporation.

1.122 “PBGC Claims” means all Claims of the PBGC and all claims of the PBGC against any non-Debtor Affiliate of any Debtor, consistent with the provisions of Article V hereof.

1.123 “Periodic Distribution Date” means (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.

1.124 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.

1.125 “Petition Date” means August 11, 2002, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.

1.126 “Piedmont” means Piedmont Airlines, Inc., a Maryland company, debtor-in-possession in Case No. 02-83988 pending in the Bankruptcy Court.

1.127 “Plan” means this first amended joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all supplements, appendices and schedules hereto, either in their present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

1.128 “Plan Sponsor” means RSA.

1.129 “Plan Sponsor Claim” means all Administrative Claims of the Plan Sponsor under the Investment Agreement, including, without limitation, all fees and expenses (including professional fees and expenses) arising under the Investment Agreement.

1.130 “Post-Confirmation Committee” has the meaning ascribed to it in Section 14.4(b) hereof.

1.131 “Postpetition Aircraft Obligations” means those certain obligations arising pursuant to new or renegotiated postpetition agreements listed on Exhibit I hereto, including, without limitation, leases and mortgages, regarding certain of the Debtors’ aircraft; provided, however, that obligations under such postpetition agreements shall only be deemed Postpetition Aircraft Obligations to the extent specifically provided in such agreements.

1.132 “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.133 “Pro Rata” means, from time to time, unless the Plan specifically provides otherwise, (a) with respect to General Unsecured Claims, (i) in the event the Debtors and the PBGC reach agreement concerning the treatment of PBGC Claims, the proportion that the Face Amount of a General Unsecured Claim in a particular Class bears to the aggregate Face Amount of all General Unsecured Claims (including Disputed Claims, but excluding Disallowed Claims) asserted against all of the Debtors or their Estates, or (ii) in the event that the Debtors and the PBGC are not able to reach agreement concerning the treatment of PBGC Claims, the proportion that the Face Amount of a General Unsecured Claim in a particular Class bears to the aggregate Face Amount of all General Unsecured Claims (including Disputed Claims, but excluding Disallowed Claims) asserted against all of the Debtors or their Estates plus PBGC Claims, and (b) with respect to PBGC Claims in the event that the Debtors and the PBGC are not able to reach agreement concerning the treatment of PBGC Claims, the proportion that the Face Amount of PBGC Claims bears to the aggregate Face

Amount of all General Unsecured Claims (including Disputed Claims, but excluding Disallowed Claims) asserted against all of the Debtors or their Estates plus PBGC Claims.

1.134 “Professional” means those Persons retained in the Chapter 11 Cases by separate Bankruptcy Court orders pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include those Persons retained pursuant to the Ordinary Course Professional Order.

1.135 “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred, relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

1.136 “Professional Fee Order” means the order entered by the Bankruptcy Court on September 6, 2002, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

1.137 “PSA” means PSA Airlines, Inc., a Pennsylvania company, debtor-in-possession in Case No. 02-83987 pending in the Bankruptcy Court.

1.138 “Registration Rights Agreement” means the agreement, a form of which is attached to this Plan as Exhibit B, whereby Reorganized Group will be obligated to register certain shares of New Common Stock, the Class A-1 Warrants and the Class A Preferred Shares pursuant to the terms and conditions of such agreement.

1.139 “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

1.140 “Released Parties” means, collectively, (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case, as of the date of the commencement of the Disclosure Statement Hearing, (ii) the Creditors’ Committee and all members of the Creditors’ Committee in such capacity, (iii) the DIP Agent in its capacity as such, (iv) the DIP Lenders in their capacities as such, (v) the Plan Sponsor, (vi) the ATSB and (vii) with respect to each of the above-named Persons, such Person’s affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, in their capacities as such.

1.141 “Reorganized . . .” means the applicable Debtor from and after the Effective Date.

1.142 “Reorganized Debtor” or “Reorganized Debtors” means individually any Debtor and collectively all Debtors from and after the Effective Date.

1.143 “Retained Actions” means all Causes of Action which any Debtor may hold against any Person, including, without limitation, (a) any Causes of Action brought prior to the Confirmation Date, (b) any Causes of Action against any Persons for failure to pay for products or services provided or rendered by the Debtors, (c) any Causes of Action relating to strict enforcement of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, and (d) any Causes of Action seeking the recovery of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors’ or the Reorganized Debtors’ business. A nonexclusive list of Retained Actions is attached hereto as Exhibit F.

1.144 “RSA” means Retirement Systems of Alabama Holdings LLC.

1.145 “Scheduled” means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

1.146 “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be further modified, amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.147 “Secured Claim” means a Claim, other than an Aircraft Secured Claim, the GECC 2001 Financing Claim and Claims arising under the DIP Facility, that is secured by a security interest in or a lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Claimholder.

1.148 “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended.

1.149 “Security” shall have the meaning ascribed to it in section 101(49) of the Bankruptcy Code.

1.150 “Series 1 Class C Preferred Share” means that certain Class C Preferred Share to be issued to the ALPA Designated Representative.

1.151 “Series 2 Class C Preferred Share” means that certain Class C Preferred Share to be issued to the IAMAW Designated Representative.

1.152 “Series 3 Class C Preferred Shares” means those certain Class C Preferred Shares to be issued to the AFA Designated Representative and the TWU Designated Representatives.

1.153 “Series 4 Class C Preferred Share” means that certain Class C Preferred Share to be issued to the CWA Designated Representative.

1.154 “Servicer” has the meaning ascribed to it in Section 7.13 hereof.

1.155 “Solicitation Procedures Order” means the order of the Bankruptcy Court, approved on January 17, 2003, pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on the Plan.

1.156 “Subordinated Securities Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code, and any Claim for or that arises from the rescission of a purchase, sale, issuance or offer of a Security of any of the Debtors (including, without limitation, Existing Equity Securities or securities to be issued, offered, purchased or sold in connection with or under this Plan), or for damages arising from the purchase or sale of such a Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.157 “Tax Sharing Agreement” means that certain USAIR Group, Inc. Intercompany Tax Agreement, entered into as of December 31, 1986, by and among USAIR Group, Inc. (n/k/a US Airways Group, Inc.), USAIR, Inc. (n/k/a US Airways, Inc.), USAIR Leasing and Services, Inc. (n/k/a US Airways Leasing and Sales, Inc.), Pennsylvania Commuter Airlines, Inc. (n/k/a Allegheny Airlines, Inc.), Clark Leasing Corp., Suburban Airlines, Inc. and AL Acquisition Corp. and successors in interest.

1.158 “TWU” means the Transport Workers Union.

1.159 “TWU Designated Representatives” means the three (3) individuals to be selected and identified on or before the Effective Date by the TWU (or by those of the Debtors’ employees who are subject to each of the three (3) collective bargaining agreements between Reorganized Group and TWU in effect as of the Effective Date) as their designated representatives for purposes of this Plan (selected separately for each collective bargaining agreement employee group).

1.160 “Unimpaired” refers to any Claim or Interest which is not Impaired.

1.161 “USAI” means US Airways, Inc., a Delaware company, debtor-in-possession in Case No. 02-83985 pending in the Bankruptcy Court.

1.162 “US Airways Leasing” means US Airways Leasing and Sales, Inc., a Delaware company, debtor-in-possession in Case No. 02-83990 pending in the Bankruptcy Court.

1.163 “Voting Deadline” means March 10, 2003 at 4:00 p.m. (prevailing Eastern time).

1.164 “503 Deadline” shall have the meaning ascribed to it in Section 10.3 hereof.

C. Rules of Interpretation

For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (d) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (e) any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns; (f) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (g) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) subject to the provisions of any contract, Certificates of Incorporation, By-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Plan Sponsor, the Creditors’ Committee and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the Plan, Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Plan, Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection herewith.

D. Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E. References to Monetary Figures

All references in the Plan to monetary figures shall refer to United States of America currency, unless otherwise expressly provided.

F. Exhibits

All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 W. Wacker Drive, Chicago, Illinois 60606 (Attn: Timothy Olson, Esq.), counsel to the Debtors or by downloading such exhibits from the Court’s website at http:\\ecf.vaeb.uscourts.gov. To the extent any Exhibit is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-Exhibit portion of the Plan shall control.

ARTICLE II

ADMINISTRATIVE EXPENSES

AND PRIORITY TAX CLAIMS

2.1 Administrative Claims. Subject to the provisions of Article X of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in the Chapter 11 Cases shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that (x) Claimholders of Claims arising under the DIP Facility shall be deemed to have an Allowed Claim as of the Effective Date in such amount as to which the Debtors and such Claimholders shall have agreed upon in writing or as fixed by the Bankruptcy Court, which DIP Facility Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by Group, the Plan Sponsor and the DIP Agent, (y) the Plan Sponsor shall be deemed to have an Allowed Claim arising under the Investment Agreement in such amount as to which the Debtors and the Plan Sponsor shall have agreed upon in writing or as fixed by the Bankruptcy Court, which Plan Sponsor Claim shall be paid in full in Cash on the Effective Date, and (z) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

2.2 Priority Tax Claims. With respect to each Allowed Priority Tax Claim in the Chapter 11 Cases, at the sole option of the Debtors (or the Reorganized Debtors after the Effective Date), the Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (a) hereof, or (c) payment in full in Cash.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II above.

3.1 Group Classifications. Claims against and Interests in Group are classified as follows:

(a) Class Group-1. Class Group-1 consists of all Miscellaneous Secured Claims against Group.

(b) Class Group-2. Class Group-2 consists of all GECC 2001 Financing Claims against Group.

(c) Class Group-3. Class Group-3 consists of all Other Priority Claims against Group.

(d) Class Group-4. Class Group-4 consists of all PBGC Claims against Group.

(e) Class Group-5. Class Group-5 consists of all General Unsecured Convenience Claims against Group.

(f) Class Group-6. Class Group-6 consists of all General Unsecured Claims against Group.

(g) Class Group-7A. Class Group-7A consists of all Interests in Group.

(h) Class Group-7B. Class Group-7B consists of all Subordinated Securities Claims against Group.

3.2 USAI Classifications. Claims against and Interests in USAI are classified as follows:

(a) Class USAI-1. Class USAI-1 consists of all Miscellaneous Secured Claims against USAI.

(b) Class USAI-2. Class USAI-2 consists of all GECC 2001 Financing Claims against USAI.

(c) Class USAI-3. Class USAI-3 consists of all Other Priority Claims against USAI.

(d) Class USAI-4. Class USAI-4 consists of all Aircraft Secured Claims against USAI.

(e) Class USAI-5. Class USAI-5 consists of all PBGC Claims against USAI.

(f) Class USAI-6. Class USAI-6 consists of all General Unsecured Convenience Claims against USAI.

(g) Class USAI-7. Class USAI-7 consists of all General Unsecured Claims against USAI.

(h) Class USAI-8. Class USAI-8 consists of all Interests in USAI.

3.3 Allegheny Classifications. Claims against and Interests in Allegheny are classified as follows:

(a) Class Allegheny-1. Class Allegheny-1 consists of all Miscellaneous Secured Claims against Allegheny.

(b) Class Allegheny-2. Class Allegheny-2 consists of all Other Priority Claims against Allegheny.

(c) Class Allegheny-3. Class Allegheny-3 consists of all Aircraft Secured Claims against Allegheny.

(d) Class Allegheny-4. Class Allegheny-4 consists of all PBGC Claims against Allegheny.

(e) Class Allegheny-5. Class Allegheny-5 consists of all General Unsecured Convenience Claims against Allegheny.

(f) Class Allegheny-6. Class Allegheny-6 consists of all General Unsecured Claims against Allegheny.

(g) Class Allegheny-7. Class Allegheny-7 consists of all Interests in Allegheny.

3.4 PSA Classifications. Claims against and Interests in PSA are classified as follows:

(a) Class PSA-1. Class PSA-1 consists of all Miscellaneous Secured Claims against PSA.

(b) Class PSA-2. Class PSA-2 consists of all Other Priority Claims against PSA.

(c) Class PSA-3. Class PSA-3 consists of all Aircraft Secured Claims against PSA.

(d) Class PSA-4. Class PSA-4 consists of all PBGC Claims against PSA.

(e) Class PSA-5. Class PSA-5 consists of all General Unsecured Convenience Claims against PSA.

(f) Class PSA-6. Class PSA-6 consists of all General Unsecured Claims against PSA.

(g) Class PSA-7. Class PSA-7 consists of all Interests in PSA.

3.5 Piedmont Classifications. Claims against and Interests in Piedmont are classified as follows:

(a) Class Piedmont-1. Class Piedmont-1 consists of all Miscellaneous Secured Claims against Piedmont.

(b) Class Piedmont-2. Class Piedmont-2 consists of all Other Priority Claims against Piedmont.

(c) Class Piedmont-3. Class Piedmont-3 consists of all Aircraft Secured Claims against Piedmont.

(d) Class Piedmont-4. Class Piedmont-4 consists of all PBGC Claims against Piedmont.

(e) Class Piedmont-5. Class Piedmont-5 consists of all General Unsecured Convenience Claims against Piedmont.

(f) Class Piedmont-6. Class Piedmont-6 consists of all General Unsecured Claims against Piedmont.

(g) Class Piedmont-7. Class Piedmont-7 consists of all Interests in Piedmont.

3.6 MidAtlantic Classifications. Claims against and Interests in MidAtlantic are classified as follows:

(a) Class MidAtlantic-1. Class MidAtlantic-1 consists of all Miscellaneous Secured Claims against MidAtlantic.

(b) Class MidAtlantic-2. Class MidAtlantic-2 consists of all Other Priority Claims against MidAtlantic.

(c) Class MidAtlantic-3. Class MidAtlantic-3 consists of all PBGC Claims against MidAtlantic.

(d) Class MidAtlantic-4. Class MidAtlantic-4 consists of all General Unsecured Convenience Claims against MidAtlantic.

(e) Class MidAtlantic-5. Class MidAtlantic-5 consists of all General Unsecured Claims against MidAtlantic.

(f) Class MidAtlantic-6. Class MidAtlantic-6 consists of all Interests in MidAtlantic.

3.7 US Airways Leasing Classifications. Claims against and Interests in US Airways Leasing are classified as follows:

(a) Class US Airways Leasing-1. Class US Airways Leasing-1 consists of all Miscellaneous Secured Claims against US Airways Leasing.

(b) Class US Airways Leasing-2. Class US Airways Leasing-2 consists of all Other Priority Claims against US Airways Leasing.

(c) Class US Airways Leasing-3. Class US Airways Leasing-3 consists of all PBGC Claims against US Airways Leasing.

(d) Class US Airways Leasing-4. Class US Airways Leasing-4 consists of all General Unsecured Convenience Claims against US Airways Leasing.

(e) Class US Airways Leasing-5. Class US Airways Leasing-5 consists of all General Unsecured Claims against US Airways Leasing.

(f) Class US Airways Leasing-6. Class US Airways Leasing-6 consists of all Interests in US Airways Leasing.

3.8 Material Services Classifications. Claims against and Interests in Material Services are classified as follows:

(a) Class Material Services-1. Class Material Services-1 consists of all Miscellaneous Secured Claims against Material Services.

(b) Class Material Services-2. Class Material Services-2 consists of all Other Priority Claims against Material Services.

(c) Class Material Services-3. Class Material Services-3 consists of all PBGC Claims against Material Services.

(d) Class Material Services-4. Class Material Services-4 consists of all General Unsecured Convenience Claims against Material Services.

(e) Class Material Services-5. Class Material Services-5 consists of all General Unsecured Claims against Material Services.

(f) Class Material Services-6. Class Material Services-6 consists of all Interests in Material Services.

ARTICLE IV

IDENTIFICATION OF CLASSES OF CLAIMS AND
INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

4.1 Unimpaired Classes of Claims and Interests. The Classes listed below are Unimpaired by the Plan.

Group-1 Group-3	USAI-1 USAI-3 USAI-4	Allegheny-1 Allegheny-2 Allegheny-3	PSA-1 PSA-2 PSA-3

Piedmont-1 Piedmont-2 Piedmont-3	MidAtlantic-1 MidAtlantic-2	US Airways Leasing-1 US Airways Leasing-2	Material Services-1 Material Services-2

4.2 Impaired Classes of Claims and Interests. The Classes listed below are Impaired by the Plan.

Group-2 Group-4 Group-5 Group-6 Group-7A Group-7B	USAI-2 USAI-5 USAI-6 USAI-7 USAI-8	Allegheny-4 Allegheny-5 Allegheny-6 Allegheny-7	PSA-4 PSA-5 PSA-6 PSA-7

Piedmont-4 Piedmont-5 Piedmont-6 Piedmont-7	MidAtlantic-3 MidAtlantic-4 MidAtlantic-5 MidAtlantic-6	US Airways Leasing-3 US Airways Leasing-4 US Airways Leasing-5 US Airways Leasing-6	Material Services-3 Material Services-4 Material Services-5 Material Services-6

ARTICLE V

PROVISIONS FOR TREATMENT

OF CLAIMS AND INTERESTS

5.1 Treatment of Claims and Interests for Group.

(a) Class Group-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Group’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Group (or Reorganized Group) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Group’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Group’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Group or Reorganized Group) when and if such Claims are sought to be enforced by the Class Group-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Group held by or on behalf of the Class Group-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Group-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class Group-2 (GECC 2001 Financing Claims). On the Effective Date, and in consideration of the transactions contemplated under the GE Global Restructuring Agreement, the Class Group-2 GECC 2001 Financing Claim shall be Reinstated as modified in a manner consistent with the GE Global Restructuring Agreement, and GECC shall receive, among other things, on account of the Class Group-2 GECC 2001 Financing Claim and the Class USAI-2 GECC 2001 Financing Claim combined (whether against Group, USAI, another Debtor or an Affiliate of any of the Debtors), (i) three million eight hundred seventeen thousand five hundred (3,817,500) shares of Class A Preferred Stock, (ii) three million eight hundred seventeen thousand five hundred (3,817,500) Class A-1 Warrants and (iii) such other treatment as to which Group or Reorganized Group and GECC shall have agreed upon in writing.

(c) Class Group-3 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such Priority Claim, an Allowed Class Group-3 Other Priority Claimholder in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Group-3 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Group-3 Other Priority Claim or (b) such other treatment as to which Group (or Reorganized Group) and such Claimholder shall have agreed in writing.

(d) Class Group-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Group, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(e) Class Group-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Group-5 General Unsecured Convenience Claim in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Group-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(f) Class Group-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Group-6 General Unsecured Claimholder in Group’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Group-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(g) Class Group-7A (Interests). Class Group-7A Interests in Group’s Chapter 11 Case shall be cancelled and extinguished, and holders of such Interests shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Interests.

(h) Class Group-7B (Subordinated Securities Claims). Class Group-7B Subordinated Securities Claims in Group’s Chapter 11 Case shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Claims.

5.2 Treatment of Claims and Interests for USAI.

(a) Class USAI-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in USAI’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which USAI (or Reorganized USAI) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. USAI’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized USAI’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of USAI or Reorganized USAI) when and if such Claims are sought to be enforced by the Class USAI-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of USAI held by or on behalf of the Class USAI-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class USAI-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class USAI-2 (GECC 2001 Financing Claims). On the Effective Date, and in consideration of the transactions contemplated under the GE Global Restructuring Agreement, the Class USAI-2 GECC 2001 Financing Claim shall be Reinstated, as modified in a manner consistent with the GE Global Restructuring Agreement and GECC shall receive, among other things, on account of the Class Group-2 GECC 2001 Financing Claim and the Class USAI-2 GECC 2001 Financing Claim combined (whether against Group, USAI, another Debtor or an Affiliate of any of the Debtors), (i) three million eight hundred seventeen thousand five hundred (3,817,500) shares of Class A Preferred Stock, (ii) three million eight hundred seventeen thousand five hundred (3,817,500) Class A-1 Warrants and (iii) such other treatment as to which USAI or Reorganized USAI and GECC shall have agreed upon in writing.

(c) Class USAI-3 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Priority Claim, an Allowed Class USAI-3 Other Priority Claimholder in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-3 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class USAI-3 Other Priority Claim or (b) such other treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing.

(d) Class USAI-4 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Aircraft Secured Claim, an Allowed Class USAI-4 Aircraft Secured Claimholder in USAI’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-4 Aircraft Secured Claim such treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(e) Class USAI-5 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against USAI, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, Allegheny-4,

PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(f) Class USAI-6 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class USAI-6 General Unsecured Convenience Claim in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-6 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(g) Class USAI-7 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class USAI-7 General Unsecured Claimholder in USAI’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class USAI-7 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(h) Class USAI-8 (Interests). Subject to Section 7.11 below and except as provided in Section 5.9 below, on the Effective Date, all Interests in USAI shall be Reinstated.

5.3 Treatment of Claims and Interests for Allegheny.

(a) Class Allegheny-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Allegheny’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Allegheny (or Reorganized Allegheny) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Allegheny’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Allegheny’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Allegheny or Reorganized Allegheny) when and if such Claims are sought to be enforced by the Class Allegheny-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Allegheny held by or on behalf of the Class Allegheny-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Allegheny-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class Allegheny-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such Priority Claim, an Allowed Class Allegheny-2 Other Priority Claimholder in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Allegheny-2 Other Priority Claim or (b) such other treatment as to which Allegheny (or Reorganized Allegheny) and such Claimholder shall have agreed in writing.

(c) Class Allegheny-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such Aircraft Secured Claim, an Allowed Class Allegheny-3 Aircraft Secured Claimholder in Allegheny’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-3 Aircraft Secured Claim such treatment as to which Allegheny (or Reorganized Allegheny) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(d) Class Allegheny-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Allegheny, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(e) Class Allegheny-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Allegheny-5 General Unsecured Convenience Claim in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(f) Class Allegheny-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Allegheny-6 General Unsecured Claimholder in Allegheny’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Allegheny-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(g) Class Allegheny-7 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in Allegheny shall be Reinstated.

5.4 Treatment of Claims and Interests for PSA.

(a) Class PSA-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in PSA’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which PSA (or Reorganized PSA) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. PSA’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized PSA’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of PSA or Reorganized PSA) when and if such Claims are sought to be enforced by the Class PSA-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of PSA held by or on behalf of the Class PSA-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class PSA-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class PSA-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Priority Claim, an Allowed Class PSA-2 Other Priority Claimholder in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class PSA-2 Other Priority Claim or (b) such other treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing.

(c) Class PSA-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Aircraft Secured Claim, an Allowed Class PSA-3 Aircraft Secured Claimholder in PSA’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-3 Aircraft Secured Claim such treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(d) Class PSA-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against PSA, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(e) Class PSA-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class PSA-5 General Unsecured Convenience Claim in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(f) Class PSA-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class PSA-6 General Unsecured Claimholder in PSA’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class PSA-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(g) Class PSA-7 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in PSA shall be Reinstated.

5.5 Treatment of Claims and Interests for Piedmont.

(a) Class Piedmont-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Piedmont’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Piedmont (or Reorganized Piedmont) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Piedmont’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Piedmont’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Piedmont or Reorganized Piedmont) when and if such Claims are sought to be enforced by the Class Piedmont-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Piedmont held by or on behalf of the Class Piedmont-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Piedmont-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class Piedmont-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Priority Claim, an Allowed Class Piedmont-2 Other Priority Claimholder in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Piedmont-2 Other Priority Claim or (b) such other treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing.

(c) Class Piedmont-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Aircraft Secured Claim, an Allowed Class Piedmont-3 Aircraft Secured Claimholder in Piedmont’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-3 Aircraft Secured Claim such treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(d) Class Piedmont-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Piedmont, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(e) Class Piedmont-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Piedmont-5 General Unsecured Convenience Claim in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(f) Class Piedmont-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Piedmont-6 General Unsecured Claimholder in Piedmont’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Piedmont-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a)four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(g) Class Piedmont-7 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in Piedmont shall be Reinstated.

5.6 Treatment of Claims and Interests for MidAtlantic.

(a) Class MidAtlantic-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in MidAtlantic’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which MidAtlantic (or Reorganized MidAtlantic) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. MidAtlantic’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized MidAtlantic’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of MidAtlantic or Reorganized MidAtlantic) when and if such Claims are sought to be enforced by the Class MidAtlantic-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of MidAtlantic held by or on behalf of the Class MidAtlantic-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class MidAtlantic-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class MidAtlantic-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such Priority Claim, an Allowed Class MidAtlantic-2 Other Priority Claimholder in MidAtlantic’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class MidAtlantic-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class MidAtlantic-2 Other Priority Claim or (b) such other treatment as to which MidAtlantic (or Reorganized MidAtlantic) and such Claimholder shall have agreed in writing.

(c) Class MidAtlantic-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against MidAtlantic, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(d) Class MidAtlantic-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class MidAtlantic-4 General Unsecured Convenience Claim in MidAtlantic’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class MidAtlantic-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(e) Class MidAtlantic-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class MidAtlantic-5 General Unsecured Claimholder in MidAtlantic’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class MidAtlantic-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(f) Class MidAtlantic-6 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in MidAtlantic shall be Reinstated.

5.7 Treatment of Claims and Interests for US Airways Leasing.

(a) Class US Airways Leasing-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in US Airways Leasing’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. US Airways Leasing’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized US Airways Leasing’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of US Airways Leasing or Reorganized US Airways Leasing) when and if such Claims are sought to be enforced by the Class US Airways Leasing-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of US Airways Leasing held by or on behalf of the Class US Airways Leasing-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class US Airways Leasing-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class US Airways Leasing-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such Priority Claim, an Allowed Class US Airways Leasing-2 Other Priority Claimholder in US Airways Leasing’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class US Airways Leasing-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class US Airways Leasing-2 Other Priority Claim or (b) such other treatment as to which US Airways Leasing (or Reorganized US Airways Leasing) and such Claimholder shall have agreed in writing.

(c) Class US Airways Leasing-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against US Airways Leasing, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(d) Class US Airways Leasing-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class US Airways Leasing-4 General Unsecured Convenience Claim in US Airways Leasing’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class US Airways Leasing-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(e) Class US Airways Leasing-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class US Airways Leasing-5 General Unsecured Claimholder in US Airways Leasing’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class US Airways Leasing-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(f) Class US Airways Leasing-6 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in US Airways Leasing shall be Reinstated.

5.8 Treatment of Claims and Interests for Material Services.

(a) Class Material Services-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Material Services’ Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Material Services (or Reorganized Material Services) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Material Services’ failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Material Services’ right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Material Services or Reorganized Material Services) when and if such Claims are sought to be enforced by the Class Material Services-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Material Services held by or on behalf of the Class Material Services-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Material Services-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class Material Services-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such Priority Claim, an Allowed Class Material Services-2 Other Priority Claimholder in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Material Services-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Material Services-2 Other Priority Claim or (b) such other treatment as to which Material Services (or Reorganized Material Services) and such Claimholder shall have agreed in writing.

(c) Class Material Services-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Material Services, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3 and US Airways Leasing-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(d) Class Material Services-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Material Services-4 General Unsecured Convenience Claim in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Material Services-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(e) Class Material Services-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Material Services-5 General Unsecured Claimholder in Material Services’ Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Material Services-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(f) Class Material Services-6 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in Material Services shall be Reinstated.

5.9 Special Provision Regarding Intercompany Claims and Interests. All Intercompany Claims and Interests will be Reinstated on the Effective Date; provided, however, that notwithstanding the foregoing, the Debtors reserve the right to extinguish or cancel, as applicable, as of the Effective Date, (a) Intercompany Claims owing from Group to USAI, or Intercompany Interests arising, on account of the advancement of funds by USAI to group with respect to Group’s purchases of common stock of Group, (b) Intercompany Claims owing from Group to USAI on account of a certain demand note related to the financing by USAI of Group’s purchase of an entity that was merged into

USAI effective July 1, 2000, and (c) Intercompany Claims owing from Allegheny to Group arising on August 28, 1996 and related to the financing of ten de Havilland Dash-8 aircraft purchased by Allegheny. If such Intercompany Claims are extinguished and/or such Intercompany Interests are cancelled, the applicable Debtor shall receive no distribution under the Plan on account of such Intercompany Claims or Intercompany Interests, as applicable.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS

6.1 Impaired Classes of Claims and Interests Entitled to Vote. Except as otherwise provided in the Solicitation Procedures Order and Section 6.4 of the Plan, Claimholders or Interestholders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

6.2 Acceptance by an Impaired Class.

(a) Impaired Claims. Pursuant to section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the holders of at least two-thirds ( 2/3) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class actually voting on the Plan have voted to accept the Plan.

(b) Impaired Interests. Pursuant to section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests has accepted the Plan if the holders of at least two-thirds ( 2/3) in amount of the Allowed Interests of such Class actually voting on the Plan have voted to accept the Plan.

6.3 Presumed Acceptances by Unimpaired Classes. Classes Group-1, Group-3, USAI-1, USAI-3, USAI-4, Allegheny-1, Allegheny-2, Allegheny-3, PSA-1, PSA-2, PSA-3, Piedmont-1, Piedmont-2, Piedmont-3, MidAtlantic-1, MidAtlantic-2, US Airways Leasing-1, US Airways Leasing-2, Material Services-1, and Material Services-2 are Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders and Interestholders are conclusively presumed to have accepted the Plan, and the votes of such Claimholders and Interestholders will not be solicited. Pursuant to the agreement of the Interestholders, holders of Interests in Classes USAI-8, Allegheny-7, PSA-7, Piedmont-7, MidAtlantic-6, US Airways Leasing-6 and Material Services-6 are conclusively presumed to have accepted the Plan as such Interestholders are proponents of this Plan, and the votes of such Interestholders will not be solicited.

6.4 Classes Deemed to Reject Plan. Classes Group-7A and Group-7B are not receiving a distribution on account of such Interests and Claims under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders and Interestholders are conclusively presumed to have rejected the Plan, and the votes of such Claimholders and Interestholders will not be solicited.

6.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class entitled to vote rejects the Plan or is deemed to have rejected it, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

7.1 Continued Corporate Existence. Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated and pursuant to the respective Certificate of Incorporation and Bylaws in effect prior to the Effective Date, except to the extent such Certificate of Incorporation and Bylaws are amended by this Plan and to the extent that MidAtlantic becomes an operating division of USAI.

7.2 Directors and Officers of Group.

(a) The existing senior officers of the Debtors will serve initially in their current capacities after the Effective Date. On the Effective Date, the term of the current members of the board of directors of Group will expire. The initial board of directors of Reorganized Group will consist of fifteen (15) directors: (i) eight (8) members designated by the Plan Sponsor; (ii) one (1) member designated by ALPA in accordance with the terms of Group’s collective bargaining agreement with ALPA; (iii) one (1) member designated by IAMAW; (iv) one (1) member designated in accordance with the Series 3 Class C Preferred Shares held by AFA and TWU; (v) one (1) member designated by CWA; (vi) the chief executive officer of Reorganized Group; and (vii) at least two (2) Independent Directors identified by the chief executive officer of Reorganized Group after consultation with the Creditors’ Committee.

(b) The Persons designating board members will file with the Bankruptcy Court and give to Group written notice of the identities of such members on a date that is not less than five (5) days prior to the Confirmation Hearing; provided, however, that if and to the extent that any of the parties entitled to designate one or more board members pursuant to the preceding paragraph fails to file and give such notice, the Debtors will initially designate such members of the board of directors of Reorganized Group by announcing their identities at the Confirmation Hearing, subject to the right of such designating party to designate a replacement board member at any time thereafter.

(c) Board members will serve an initial term for a period from the Effective Date through the date of the annual meeting that first occurs after a date which is one (1) year after the Effective Date and for one (1) year terms thereafter (with such subsequent terms subject to election by shareholder vote) with each such term expiring at the conclusion of the next annual meeting of shareholders. From and after the Effective Date, Reorganized Group will cause the following to constitute the slate of nominees recommended by the board of directors for election as directors at each annual meeting of stockholders: (i) subject to certain provisions of the Investment Agreement, up to eight (8) directors designated by the Plan Sponsor; (ii) the chief executive officer of Reorganized Group; and (iii) at least two (2) Independent Directors identified by the chief executive officer of Reorganized Group after consultation with the Creditors’ Committee or Post-Confirmation Committee, as applicable, and Reorganized Group shall use its best efforts to cause the election of such Persons; provided that the board designation rights provided by this Section 7.2(c) and in Article V of the Investment Agreement shall cease, terminate and be of no further force or effect as of September 26, 2007; provided, further, however, that (A) ALPA, as the holder of the Series 1 Class C Preferred Share, (B) IAMAW, as the holder of the Series 2 Class C Preferred Share, (C) AFA and TWU, as the holders of the Series 3 Class C Preferred Shares, and (D) CWA, as the holder of the Series 4 class C Preferred Share, shall each have the right to elect and remove a director until such Class C Preferred Shares are redeemed in accordance with their terms.

(d) In the event of the death, disability, resignation or removal of a member of the board of directors, the Person designating such member will designate a replacement for such director, which replacement will be reasonably satisfactory to Reorganized Group and/or the Plan Sponsor, if applicable, as provided above, and Reorganized Group will cause such replacement to be elected to the board of directors; provided, however, that notwithstanding the above, each holder of Class C Preferred Stock will designate the replacement for any director designated by such holder.

7.3 Directors and Officers of Debtors Other Than Group. The existing senior officers and members of the boards of directors of each of the Debtors other than Group shall continue to serve in their current capacities after the Effective Date; provided, however, that the new initial board of directors of Reorganized Group, as provided in Section 7.2 hereof, shall also be the initial board of directors of Reorganized USAI; provided further, however, that the Debtors reserve the right to identify new members of the boards of directors of each of the Debtors other than Group and USAI at any time prior to the Confirmation Hearing.

7.4 Employment, Retirement, Indemnification and Other Agreements and Incentive Compensation Programs. Subject to Section 8.1(c) hereof, employment, retirement, indemnification, and other agreements with their respective active directors, officers, and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans, and other plans for such Persons, such agreements, programs, and plans will remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements, programs, and plans. Such agreements and plans may include equity, bonus, and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate; provided, however, that pursuant to the Management Compensation Plan, there will be reserved for certain members of management, directors, and other employees of the Reorganized Debtors a certain number of shares of New Common Stock, Class A Preferred Stock, Class A-1 Warrants and other securities all as more fully stated on Exhibit A attached hereto, which contains a summary of the Management Compensation Plan and of components of compensation to be paid to management after the Effective Date to the extent that the terms and provisions differ significantly from such management member’s current compensation.

7.5 Continuation of Retiree Benefits. Following the Effective Date of the Plan, the payment of all retiree benefits (as defined in section 1114 of the Bankruptcy Code) shall continue at the levels established pursuant to subsections (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan, for the duration of the periods the Debtors have obligated themselves to provide such benefits.

7.6 Certificate of Incorporation and Bylaws. The certificates of incorporation and bylaws of the Debtors will be amended as may be required in order that they are consistent with the provisions of the Investment Agreement, the Plan and the Bankruptcy Code and will be reasonably satisfactory to the Plan Sponsor. The certificate of incorporation of Reorganized Group will be amended to, among other purposes, (a) authorize two hundred million (200,000,000) shares of Class A Common Stock; (b) authorize five million (5,000,000) shares of Class B Common Stock; (c) authorize twenty-five million (25,000,000) Class A-1 Warrants; (d) authorize fifty million (50,000,000) shares of Preferred Stock, including twenty-five million (25,000,000) shares of Class A Preferred Stock and two hundred fifty thousand (250,000) shares of Class B Preferred Stock; (e) authorize up to ten (10) shares of Class C Preferred Stock, issuable in four (4) series; and (f) pursuant to section 1123(a)(6) of the Bankruptcy Code, add (i) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date, and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Restated Certificates of Incorporation of each of the Reorganized Debtors are attached hereto as Exhibits C-1 through C-8. Any modification to the certificate of incorporation of any of the Reorganized Debtors as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date.

7.7 Corporate Action. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and will be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

7.8 Post-Effective Date Financing. Reorganized USAI will enter into the ATSB Loan in order to obtain the funds necessary to repay the DIP Facility Claims, to the extent permitted under the ATSB Loan, make other payments required to be made on the Effective Date, and conduct its and the other Debtors’ post-reorganization operations. Documents evidencing the ATSB Loan, or commitment letters with respect thereto, will be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and will be attached hereto as Exhibit G. Notice of any material modification to the ATSB Loan, or the commitment letters with respect thereto, after its filing with the Bankruptcy Court will be provided to the DIP Agent, the Plan Sponsor and the Creditors’ Committee. In the Confirmation Order, the Bankruptcy Court will approve the terms of the ATSB Loan in substantially the form set forth in the commitment letter or the ATSB Loan documents filed with the Bankruptcy Court and authorize Reorganized USAI and, to the extent necessary, the other Reorganized Debtors to execute the same commitment letter and/or loan documents with such other documents as the ATSB Loan lenders may reasonably require in order to effectuate the treatment afforded to such parties under the ATSB Loan.

7.9 Plan Sponsor. Upon the terms and subject to the conditions set forth in the Investment Agreement, Reorganized Group shall issue, sell and deliver to the Plan Sponsor, and the Plan Sponsor has agreed to purchase from Reorganized Group, (a) twenty million six hundred fifty-two thousand five hundred ninety-three (20,652,593) shares of Class A Common Stock, (b) five million (5,000,000) shares of Class B Common Stock, (c) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (d) one million three hundred eighty thousand five hundred seventy (1,380,570) shares to the Plan Sponsor and (e) seventy-five thousand (75,000) shares of Class B Preferred Stock, in each case, free and clear of all liens, for an aggregate purchase price of two hundred forty million dollars ($240,000,000) in Cash to be delivered to Reorganized Group on the Effective Date or such other date as agreed upon by Group and the Plan Sponsor, which Cash may include an offset against amounts owed to the DIP Lenders in respect of DIP Facility Claims.

7.10 Issuance of New Equity.

(a) Class A Common Stock. On or before the Distribution Date, Reorganized Group will issue the Class A Common Stock for distribution as follows: (i) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC, in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) twenty million six hundred fifty-two thousand five hundred ninety-three (20,652,593) shares to the Plan Sponsor; (iii) three million seven hundred fifty thousand (3,750,000) shares pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) fourteen million seven hundred fifty-eight thousand four hundred fifty-five (14,758,455) shares to such employees and/or employee plans as are designated by ALPA consistent with the collective bargaining agreements between ALPA and the Debtors or Reorganized Debtors, as applicable; and (v) eight million two hundred seventy thousand two hundred thirty-two (8,270,232) shares to certain of the Debtors’ other employees or employee plans as are designated by the AFA, CWA and TWU Designated Representatives consistent with the terms of their collective bargaining agreements with Reorganized Group.

(b) Class B Common Stock. On or before the Distribution Date, Reorganized Group will issue five million (5,000,000) shares of Class B Common Stock for distribution to the Plan Sponsor.

(c) Class A Preferred Stock. On or before the Distribution Date, Reorganized Group will issue the Class A Preferred Stock for distribution as follows: (i) three million forty-eight thousand thirty (3,048,030) shares to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC, in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) one million three hundred eighty thousand five hundred seventy (1,380,570) shares to the Plan Sponsor; (iii) two million two hundred twenty thousand five hundred seventy (2,220,570) shares pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) three million eight hundred seventeen thousand five hundred (3,817,500) shares to GECC in accordance with the terms of this Plan; (v) seven million six hundred thirty-five thousand (7,635,000) shares to the ATSB; and (vi) eight hundred forty-eight thousand three hundred thirty (848,330) shares to the lenders of the unguaranteed portion of the ATSB Loan.

(d) Class B Preferred Stock. On or before the Distribution Date, Reorganized Group will issue seventy-five thousand (75,000) shares of Class B Preferred Stock for distribution to the Plan Sponsor.

(e) Class C Preferred Stock. On or before the Distribution Date, Reorganized Group will issue the Class C Preferred Stock, which shall be non-transferable, for distribution as follows: (i) one (1) Series 1 Class C Preferred Share to be issued to the individual designated and identified by the ALPA Designated Representative; (ii) one (1) Series 2 Class C Preferred Share to be issued to the individual designated and identified by the IAMAW Designated Representative; (iii) four (4) Series 3 Class C Preferred Shares to be issued to the individual designated and identified by the AFA Designated Representative; (iv) one (1) Series 3 Class C Preferred Share to be issued to each of the three individuals designated and identified by each of the TWU Designated Representatives; and (v) one (1) Series 4 Class C Preferred Share to be issued to the individual designated and identified by the CWA Designated Representative.

(f) Class A-1 Warrants. On or before the Distribution Date, Reorganized Group will issue the Class A-1 Warrants for distribution as follows: (i) three million forty-eight thousand thirty (3,048,030) warrants to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC, in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) one million three hundred eighty thousand five hundred seventy (1,380,570) warrants to the Plan Sponsor; (iii) two million two hundred twenty thousand five hundred seventy (2,220,570) warrants pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) three million eight hundred seventeen thousand five hundred (3,817,500) warrants to GECC in accordance with the terms of this Plan; (v) seven million six hundred thirty-five thousand (7,635,000) warrants to the ATSB; and (vi) eight hundred forty-eight thousand three hundred thirty (848,330) warrants to the lenders of the unguaranteed portion of the ATSB Loan.

(g) Registration Rights Agreement. Without limiting the effect of section 1145 of the Bankruptcy Code, Reorganized Group will enter into a Registration Rights Agreement with each holder of New Common Stock, the Class A-1 Warrants, and the Class A Preferred Shares (i) who by virtue of holding New Common Stock, the Class A-1 Warrants, and the Class A Preferred Shares to be distributed under the Plan and/or its relationship with Reorganized Group could reasonably be deemed to be an “affiliate” (as such term is used within the meaning of applicable securities laws) of Reorganized Group, and (ii) who requests in writing that Reorganized Group execute such agreement. A form Registration Rights Agreement will be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and attached hereto as Exhibit B. The Registration Rights Agreements will contain certain registration rights for the benefit of the signatories thereto.

(h) Listing on Securities Exchange or Quotation System. Reorganized Group will use reasonable efforts to list the Class A Common Stock and Class B Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so. Persons receiving distributions of Class A Common Stock and Class B Common Stock, by accepting such distributions, will have agreed to cooperate with Reorganized Group’s reasonable requests to assist Reorganized Group in its efforts to list the Class A Common Stock and Class B Common Stock on a securities exchange or quotation system.

7.11 Reinstatement of Common Stock of Reorganized Debtors Other Than Reorganized Group. The common stock of the Reorganized Debtors (other than Reorganized Group) shall be Reinstated in exchange for Reorganized Group’s agreement to distribute New Equity to the General Unsecured Claimholders of the Debtors other than Group in accordance with the terms of this Plan and to provide management services to such Reorganized Debtors.

7.12 Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions and all other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. Notwithstanding the foregoing, Causes of Action against Persons arising under section 547 of the Bankruptcy Code or similar state laws will not be retained by the Reorganized Debtors unless specifically listed on Exhibit F hereto. An exclusive list of the Retained Actions will be filed as Exhibit F hereto on or before the Exhibit Filing Date.

7.13 Cancellation of Existing Equity Securities and Agreements. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Equity Securities and any other note, bond, indenture, pass through trust agreement, pass through trust certificate, equipment trust certificate guarantee, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, will be cancelled solely as to the Debtors, and the Debtors shall not have any continuing obligations thereunder, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Equity Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such agreements or notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, will be released and discharged, provided that, notwithstanding the release and discharge of Claims against Debtors, to the extent required by applicable nonbankruptcy law in order to permit foreclosure (1) each such Claim shall not be discharged, and may be asserted, solely against any applicable insurance or Aircraft Equipment or other collateral (other than property of the Reorganized Debtors) securing such Claim or against a non-Debtor party liable thereon and may be credit bid in any foreclosure action with respect to such Aircraft Equipment to the extent permissible under applicable nonbankruptcy law and (2) the applicable Debtor may be named as a nominal party, without recourse, solely to the extent required by applicable nonbankruptcy law in a foreclosure or other enforcement action with respect to the Aircraft Equipment securing such Claim; provided, however, that any such foreclosure or exercise of related remedies permitted by this Plan shall be subject in all respect to the a lessor that leases Aircraft Equipment to USAI or other Debtor pursuant to a new lease, which shall survive and be fully enforceable notwithstanding such foreclosure or other exercise of related remedies permitted by this Plan; provided, further, that any such foreclosure or other remedies shall not be exercised in a fashion that would result in the lease being terminated or extinguished or in the applicable Debtor being deprived of any of the intended benefits of the lease; provided, further, that any such agreement that governs the rights of the Claimholder will continue in effect solely for purposes of (i) allowing an indenture trustee, an agent or a servicer (each hereinafter referred to as a “Servicer”) to make the distributions to be made on account of such Claims under the Plan as provided in Article IX of the Plan, (ii) permitting such Servicer to maintain any rights or liens it may have against property other than the Reorganized Debtors’ property for fees, costs, and expenses under such Indenture or other agreement, and (iii) governing the rights and obligations of non-Debtor parties to such agreements, vis-à-vis each other; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Section 9.5 hereof; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

7.14 Exclusivity Period. The Debtors will retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date; provided, however, that nothing herein shall impair the Plan Sponsor’s rights under the Investment Agreement or the DIP Credit Agreement.

7.15 Substantive Consolidation. The Plan does not provide for the substantive consolidation of the Estates. However, the Debtors may elect in their sole and absolute discretion, at any time through and until the Effective Date, to substantively consolidate the Estates for voting and distribution purposes only; provided, however, that nothing herein shall impair the Plan Sponsor’s rights under the Investment Agreement or the DIP Credit Agreement. Should the Debtors make such election, the Debtors will not, nor will they be required to, resolicit votes with respect to this Plan. Substantive consolidation shall not alter the distributions set forth herein. In the event that the Debtors do elect to substantively consolidate the Estates, the Disclosure Statement and this Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve such substantive consolidation.

7.16 Effectuating Documents; Further Transactions. Each of (a) the President and Chief Executive Officer, (b) the Executive Vice President – Finance and Chief Financial Officer and (c) the Executive Vice President – Corporate Affairs and General Counsel of Group, or their respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

7.17 Exemption From Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan or pursuant to any agreement regarding the transfer of title to or ownership of any of the Debtors’ aircraft, in the United States will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, Federal Aviation Administration filing or recording fee or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

7.18 Postpetition Aircraft Obligations. The Postpetition Aircraft Obligations will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date. The foregoing sentence will be specifically limited with respect to each Postpetition Aircraft Obligation by the express terms of the agreement pursuant to which such Postpetition Aircraft Obligation arises and nothing contained in this Plan, the Disclosure Statement or the Confirmation Order will be deemed to limit or otherwise affect the terms thereof.

ARTICLE VIII

UNEXPIRED LEASES AND EXECUTORY CONTRACTS

8.1 Assumed Contracts and Leases.

(a) Interline Agreements. Each Interline Agreement to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Interline Agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Interline Agreements annexed hereto as Exhibit E-1 or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Interline Agreement assumed pursuant to this Section 8.l(a) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Interline Agreement.

(b) Industry Practice Agreements. Each Industry Practice Agreement to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Industry Practice Agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Industry Practice Agreements annexed hereto as Exhibit E-2 or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Industry Practice Agreement assumed pursuant to this Section 8.l(b) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Industry Practice Agreement.

(c) Employee-Related Agreements. Each Employee-Related Agreement as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Employee-Related Agreement (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed Employee-Related Agreements annexed hereto as Exhibit E-3 or (iv) is otherwise assumed pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the foregoing, all collective bargaining agreements, as modified and/or amended from time to time, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The assumption of the collective bargaining agreements and the cure of all amounts owed under such agreements in the ordinary course by the Reorganized Debtors shall be in full satisfaction of all Claims and Interests arising under all previous collective bargaining agreements between the parties thereto or their predecessors-in-interest. Upon assumption, all proofs of claim filed by the Debtors’ unions will be deemed withdrawn, without prejudice to their pursuit in the ordinary course by the unions and/or individuals and payment or satisfaction in the ordinary course by the Reorganized Debtors of obligations under the assumed collective bargaining agreements. Each Employee-Related Agreement assumed pursuant to this Section 8.l(c) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Employee-Related Agreement.

(d) Other Executory Contracts and Unexpired Leases. Each Other Executory Contract and Unexpired Lease as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Other Executory Contract or Unexpired Lease (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed other Executory Contracts and Unexpired Leases annexed hereto as Exhibit E-4 or (iv) is otherwise assumed pursuant to the terms of this Plan, provided, however, that those aircraft leases in which GECC has an interest that are generally described in the GE Global Restructuring Agreement that are not rejected in accordance with or as contemplated by the GE Global Restructuring Agreement shall be deemed automatically assumed on the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions and rejections described herein pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Other Executory Contract or Unexpired Lease assumed pursuant to this Section 8.l(d) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Other Executory Contract or Unexpired Lease.

(e) Intercompany Executory Contracts and Unexpired Leases. Except as otherwise provided in this Section 8.1(e), each Intercompany Executory Contract and Intercompany Unexpired Lease to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Intercompany Executory Contract or Intercompany Unexpired Lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Intercompany Executory Contracts and Intercompany Unexpired Leases annexed hereto as Exhibit E-5 or (iv) is otherwise rejected pursuant to the terms of the Plan. The Tax Sharing Agreement, as amended, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, that any amounts due and owing between or among any of the Debtors pursuant to such agreement shall be released and extinguished except as otherwise provided in the amendment to the Tax Sharing Agreement. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Intercompany Executory Contract and Intercompany Unexpired Lease assumed pursuant to this Section 8.l(e) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Intercompany Executory Contract or Intercompany Unexpired Lease.

(f) Each executory contract and unexpired lease, whether such executory contract or unexpired lease is an Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Intercompany Executory Contract, Intercompany Unexpired Lease, or Other Executory Contract or Unexpired Lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

8.2 Rejected Contracts and Leases. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed, or a notice of rejection served, pursuant to order of the Bankruptcy Court, on or before the Effective Date, all Interline Agreements set forth on Exhibit E-1 hereto, all Industry Practice Agreements set forth on Exhibit E-2 hereto, and those aircraft leases and other executory contracts that are rejected as contemplated by the GE Global Restructuring Agreement and all Intercompany Executory Contracts and Intercompany Unexpired Leases set forth on Exhibit E-5 hereto shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract; provided, however, that any aircraft leases that are referred to in the GE Global Restructuring Agreement as leases that may be rejected shall only be rejected subject to the terms of such Agreement; provided, further, however, that neither the exclusion nor inclusion of a contract or lease by the Debtors on any Exhibit hereto, nor anything contained herein, shall constitute an admission by the Debtors that any such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and rejections contemplated herein, pursuant to sections 365 and 1123 of the Bankruptcy Code. The Debtors reserve the right to (a) file a motion on or before the Confirmation Date (i) to reject any Interline Agreement not listed on Exhibit E-1 hereto, (ii) to reject any Industry Practice Agreement not listed on Exhibit E-2 hereto, (iii) to reject any Employee-Related Agreement listed on Exhibit E-3 hereto, (iv) to reject any Other Executory Contract or Unexpired Lease listed on Exhibit E-4 hereto, (v) to reject any Intercompany Executory Contract or Intercompany Unexpired Lease not listed on Exhibit E-5 hereto or (vi) to reject any Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Unexpired Lease that previously has not been rejected by order of the Bankruptcy Court, and (b) modify or supplement Exhibit E-1, Exhibit E-2, Exhibit E-3, Exhibit E-4 or Exhibit E-5 hereto at any time prior to the Effective Date, including, without limitation, the right to (i) add any Interline Agreement to, or delete any Interline Agreement from, Exhibit E-1 hereto, (ii) to add any Industry Practice

Agreement to, or delete any Industry Practice Agreement from, Exhibit E-2 hereto, (iii) to add any Employee-Related Agreement to, or delete any Employee-Related Agreement from, Exhibit E-3 hereto, (iv) to add any Other Executory Contract or Unexpired Lease to, or delete any Other Executory Contract or Unexpired Lease from, Exhibit E-4 hereto, or (v) to add any Intercompany Executory Contract or Intercompany Unexpired Lease to, or delete any Intercompany Executory Contract or Intercompany Unexpired Lease from, Exhibit E-5 hereto.

8.3 Payments Related to Assumption of Executory Contracts and Unexpired Leases. The provisions (if any) of each Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied solely by Cure. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur as soon as practicable following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or Airways Assurance Limited LLC.

8.4 Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to the Plan or otherwise) of an Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors, the Reorganized Debtors or the Plan Sponsor or such entities’ properties unless a proof of claim is filed with the Claims Agent and served upon counsel to the Debtors, the Plan Sponsor, the Creditors’ Committee or Post-Confirmation Committee, as applicable, and the ATSB within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected; provided, however, that the foregoing requirement to file a Proof of Claim shall not be applicable to any such Claim that was previously allowed by Final Order of the Bankruptcy Court.

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS

9.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan shall be made on a Periodic Distribution Date.

9.2 No Interest on Claims. Unless otherwise specifically provided for in the Plan, Confirmation Order, or the DIP Credit Agreement or a postpetition agreement in writing between the Debtors and a Claimholder, postpetition interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

9.3 Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.

9.4 Surrender of Securities or Instruments. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a “Certificate”) shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this Section 9.4 shall not apply to any Claims Reinstated pursuant to the terms of the Plan. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

9.5 Services of Indenture Trustees, Agents and Servicers. The services, with respect to consummation of the Plan, of Servicers under the relevant agreements that govern the rights of Claimholders shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicer for reasonable and necessary services performed by it (including reasonable attorneys’ fees) as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

9.6 Claims Administration Responsibility.

(a) Consistent with Section 14.4(b) hereof, the Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions (if any) with respect to all Claims against and Interests in the Debtors.

(b) Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Claimholder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder’s behalf in the Chapter 11 Cases.

(c) Any Claim as to which a proof of claim was timely filed in the Chapter 11 Cases may be determined and liquidated in accordance with the ADR Procedures. Any Claim determined and liquidated pursuant to (i) the ADR Procedures, (ii) an order of the Bankruptcy Court, or (iii) applicable non-bankruptcy law (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan (provided that, to the extent a Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in this Section 9.6 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

9.7 Delivery of Distributions. Distributions to Allowed Claimholders shall be made by the Disbursing Agent or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a Claimholder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder’s then-current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors and not claimed within six months of return shall be distributed to the other creditors of the Class of which the creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. If, at the conclusion of distributions to a particular Class under the Plan and after consultation with the Post-Confirmation Committee (solely with respect to General Unsecured Claims), the Reorganized Debtors reasonably determine that any remaining New Equity or Cash allocated for such class is immaterial and would thus be too impractical to distribute or would be of no benefit to its respective distributees, any such remaining New Equity or Cash will revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

9.8 Procedures for Treating and Resolving Disputed and Contingent Claims.

(a) No Distributions Pending Allowance. No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

(b) Distribution Reserve. The Disbursing Agent will create a separate Distribution Reserve from the property to be distributed to holders of General Unsecured Claims in the Chapter 11 Cases. The amount of New Equity withheld as a part of the Distribution Reserve shall be equal to the number of shares and warrants the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made to the holders of General Unsecured Claims in the Chapter 11 Cases, when the allowance or disallowance of each Disputed Claim is ultimately determined. The Disbursing Agent, the Debtors, or the Reorganized Debtors may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). The Disbursing Agent also shall place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. The Claimholder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim. Nothing in the Plan or Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to postpetition interest on such Claim.

(c) Distributions After Allowance. Payments and distributions from the Distribution Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to such Claimholders. On the first Periodic Distribution Date following the date when a Disputed Claim becomes an undisputed, noncontingent and liquidated Claim, the Disbursing Agent will distribute to the Claimholder any Cash, New Equity or other property from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining Cash, New Equity or other property held in the Distribution Reserve will be distributed Pro Rata to Allowed General Unsecured Claimholders in accordance with the other provisions of this Plan. Subject to Section

9.2 hereof, all distributions made under this Section of the Plan on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class.

The Disbursing Agent shall be deemed to have voted any New Equity held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Equity held by such Servicer in the same proportion as shares previously disbursed by such Servicer.

(d) De Minimis Distributions. Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (ii) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.00.

9.9 Fractional Securities; Fractional Dollars. Any other provision of the Plan notwithstanding, payments of fractions of shares or warrants of New Equity will not be made and shall be rounded (up or down) to the nearest whole number, with fractions equal to or less than ½ being rounded down. Any other provision of this Plan notwithstanding, neither the Reorganized Debtors nor the Disbursing Agent or Servicer shall be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

ARTICLE X

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

10.1 DIP Facility Claim/Plan Sponsor Claim. On the Effective Date, the DIP Facility Claim and the Plan Sponsor Claim shall be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders or the Plan Sponsor, with notice to the Creditors’ Committee and the ATSB, not less than five (5) Business Days prior to the Effective Date, and all obligations (other than contingent indemnity obligations) of the Debtors under the DIP Facility and the Plan Sponsor Claim shall be paid in full in Cash on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit. Upon compliance with the foregoing sentence, all liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors’ obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly filed liens and/or security interests.

10.2 Professional Claims.

(a) Final Fee Applications. All final requests for payment of Professional Claims and Key Ordinary Course Professional Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims and Key Ordinary Course Professional Claims shall be determined by the Bankruptcy Court.

(b) Payment of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and Key Ordinary Course Professionals for all outstanding amounts payable relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals and Key Ordinary Course Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to the Debtors, counsel for the Debtors, the Plan Sponsor and the Creditors’ Committee. Within forty-five (45) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such is insufficient, disgorged by such Professional.

(c) On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims and Key Ordinary Course Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

(d) Upon the Effective Date, any requirement that Professionals or Key Ordinary Course Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals and Key Ordinary Course Professionals in the ordinary course of business.

10.3 Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before the forty-fifth (45th) day after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors and the Plan Sponsor and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

10.4 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Sections 10.2 and 10.3 of this Plan and subject to the final sentence of this Section 10.4) must be filed, in substantially the form of the Administrative Claim Request Form attached hereto as Exhibit H, with the Claims Agent and served on counsel for the Debtors, the Plan Sponsor and the Post-Confirmation Committee no later than forty-five (45) days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Section 10.4 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is (i) paid or payable by the Debtors in the ordinary course of business, (ii) previously has been Allowed by Final Order of the Bankruptcy Court or (iii) is required to be made in accordance with the terms and provisions of the GE Global Restructuring Agreement.

ARTICLE XI

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

11.1 Revesting of Assets. Except as otherwise explicitly provided in this Plan, including, without limitation, Section 9.6 of this Plan, on the Effective Date all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders (other than as expressly provided herein). As of the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

11.2 Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, subject to the Effective Date occurring.

11.3 Compromises and Settlements. In accordance with Section 9.6 of this Plan and consistent with Section 14.4(b) of this Plan, pursuant to Bankruptcy Rule 9019(a), without further order of the Bankruptcy Court, the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons. The Debtors expressly reserve the right to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 11.1 of this Plan.

11.4 Release of Certain Parties.

(a) Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession, for and on behalf of its Estate, shall release and discharge and be deemed to have released and discharged all Released Parties for and from any and all (i) Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases and (ii) Avoidance Claims. Notwithstanding the foregoing, nothing in this Plan releases or shall be deemed to release any of the Debtors or the Plan Sponsor or its Affiliates from their obligations under the Investment Agreement, the ATSB Loan Agreement or the transactions contemplated thereby.

(b) No provision of this Plan or of the Confirmation Order, including, without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that otherwise is liable under theories of vicarious or other derivative liability.

(c) The Reorganized Debtors and any newly-formed entities that will be continuing the Debtors’ businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

11.5 Release by Holders of Claims and Interests. On the Effective Date (a) each Person that votes to accept the Plan, (b) to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, each entity (other than a Debtor or Airways Assurance Limited LLC) that has held, holds or may hold a Claim or Interest, as applicable, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Equity and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, and (c) GECC under the GECC 2001 Financing Agreement to the extent that GECC votes to accept the Plan (each, a “Release Obligor”), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that this Section 11.5 shall not release any Released Party from any Cause of Action existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, or (iii) any criminal laws of the United States or any domestic state, city or municipality provided, further, however, that this Section 11.5 shall not release any Claims arising under §§ 1104-1109 and 1342(d) of the Employee Retirement Income Security Act of 1974, as amended.

11.6 Setoffs. The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

11.7 Satisfaction of Subordination Rights. All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to distributions on account of Claims against the Debtors, based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Claimholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

11.8 Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan, the Debtors, the Reorganized Debtors, the Creditors’ Committee, the members of the Creditors’ Committee in their capacities as such, the DIP Lenders, the DIP Agent, the Plan Sponsor, any of such parties’ respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors’ Chapter 11 Cases, negotiation and filing of the Plan, filing the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Notwithstanding the foregoing, nothing in this Plan releases or shall be deemed to release the Debtors, the Reorganized Debtors, the Plan Sponsor or their respective Affiliates from their obligations under the Investment Agreement, the ATSB Loan Agreement or the transactions contemplated thereby.

11.9 Indemnification Obligations. Except as specifically provided in this Plan and in the Indemnification Order, in satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights, except (i) those based upon any act or omission arising out of or relating to any Indemnitee’s service with, for, or on behalf of the Debtors on or after the Petition Date, (ii) those held by Persons who served during the Chapter 11 Cases as the Debtors’ respective officers, directors, or employees and/or serve in such capacities (or similar capacities) after the Effective Date and (iii) indemnification obligations assumed pursuant to the Indemnification Order (the “Continuing Indemnification Rights”), shall be released and discharged on and as of the Effective Date, provided that the Indemnification Rights excepted in subparts (i), (ii) and (iii) shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases; (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to purchase and maintain director and officer insurance providing coverage for those Indemnitees currently covered by such policies for a period of two years after the Effective Date insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors and in accordance with the further requirements of Section 8.01(n) of the Investment Agreement (the “Insurance Coverage”); (c) the insurers are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

11.10 Injunction. The satisfaction, release, and discharge pursuant to this Article XI shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

ARTICLE XII

CONDITIONS PRECEDENT

12.1 Conditions to Confirmation. The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 12.4 of the Plan:

(a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance acceptable to the Debtors, in their sole and absolute discretion, and reasonably acceptable to the Plan Sponsor.

(b) The Confirmation Order shall be in form and substance acceptable to the Debtors, in their sole and absolute discretion, and reasonably acceptable to the Plan Sponsor and the ATSB.

12.2 Conditions to Consummation for All Debtors. The Effective Date shall occur on or prior to March 31, 2003, unless such date is extended by the Debtors. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.4 of the Plan:

(a) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption of unexpired leases and executory contracts by the Debtors as contemplated by Section 8.1 hereof.

(b) All conditions precedent to the funding under the Investment Agreement shall have been satisfied or waived in accordance with the terms thereof and the funding under the Investment Agreement shall have occurred.

(c) The ATSB Loan shall have been executed and delivered by all of the parties thereto, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding under the ATSB Loan Agreement shall have occurred.

(d) The tentative agreements reached in December 2002, between USAI and the employee groups represented by AFA, CWA, IAMAW and TWU modifying earlier restructuring agreements to incorporate additional cost reductions shall have been ratified and executed by the parties thereto.

(e) Requisite actions shall have been taken such that the pension funding requirements with respect to the employee defined benefit pension plans maintained by USAI shall be consistent with the Pro Forma Financial Projections appended as Appendix C to the Disclosure Statement.

(f) The Confirmation Order shall have been entered by the Bankruptcy Court and shall remain unstayed.

(g) The Confirmation Date shall have occurred.

12.3 Additional Condition to Consummation Solely with Respect to Allegheny, Piedmont and PSA. The following is an additional condition precedent to the occurrence of the Effective Date, solely with respect to Allegheny, Piedmont and PSA, which may be satisfied or waived in accordance with Section 12.4 of the Plan:

(a) Allegheny, Piedmont and PSA shall have entered into restructuring agreements with their respective unions to achieve annual cost reductions in the form of wage cuts, benefit changes and productivity improvements in the approximate aggregate amount of $15 million.

12.4 Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Sections 12.1, 12.2 and 12.3 of the Plan may be waived by the Debtors, such waiver to be reasonably acceptable to the Plan Sponsor and the ATSB, without any notice to parties-in-interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XIII

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among others, the following matters:

(a) to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

(b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

(c) to adjudicate any and all disputes arising from or relating to the distribution or retention of the New Equity or other consideration under the Plan;

(d) to ensure that distributions to Allowed Claimholders and Allowed Interestholders are accomplished as provided herein;

(e) to hear and determine any and all objections to the allowance of Claims and Interests and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

(f) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(g) to issue orders in aid of execution, implementation, or consummation of the Plan;

(h) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i) to hear and determine all applications for compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(j) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

(k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

(l) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

(m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(n) to hear any other matter not inconsistent with the Bankruptcy Code;

(o) to hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(p) to enter a final decree closing the Chapter 11 Cases; and

(q) to enforce all orders previously entered by the Bankruptcy Court.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests and Retained Actions.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interestholders, other parties-in-interest and their respective heirs, successors, and assigns.

14.2 Modification and Amendments. The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

14.3 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

14.4 Committees.

(a) Dissolution of Creditors’ Committee. Effective on the Effective Date, the Creditors’ Committee and any other committee appointed in the Chapter 11 Cases shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order.

(b) Post-Confirmation Committee. On the Effective Date, there shall be formed a Post-Confirmation Committee (the “Post-Confirmation Committee”) with its duties limited to: overseeing the general unsecured claims reconciliation and settlement process conducted by or on behalf of the Reorganized Debtors; formulating with the Reorganized Debtors appropriate procedures for the settlement of claims; overseeing (i) the establishment, (including the determination of the amount of New Equity to be withheld) and (ii) the maintenance of, the Distribution Reserve; overseeing the distributions to the holders of General Unsecured Claims under the Plan; to appear before and be heard by the Bankruptcy Court and other courts of competent jurisdiction in connection with the above limited duties; and such other matters as may be agreed upon between the Reorganized Debtors and the Post-Confirmation Committee or specified in this Plan. The Post-Confirmation Committee shall consist of not less than three nor more than five members to be appointed by the Creditors’ Committee and may adopt by-laws governing its conduct. For so long as the claims reconciliation process shall continue, the Reorganized Debtors shall make regular reports to the Post-Confirmation Committee as and when the Reorganized Debtors and the Post-Confirmation Committee may reasonably agree upon. The Post-Confirmation Committee may employ, without further order of the Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Reorganization Cases, and the Reorganized Debtors shall pay the reasonable costs and expenses of the Post-Confirmation Committee, including reasonable professional fees, in the ordinary course without further order of the Court.

14.5 Revocation, Withdrawal, or Non-Consummation.

(a) Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

(b) Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement, or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

14.6 Notices. Any notice required or permitted to be provided to the Debtors, the Plan Sponsor, the Creditors’ Committee, the DIP Agent, or the ATSB Agent under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:

US Airways Group, Inc.
Crystal Park Four
2345 Crystal Drive
Arlington, VA 22227
Attention:    General Counsel

with a copy to:

Skadden, Arps, Slate,
    Meagher & Flom (Illinois)
333 West Wacker Drive, Suite 2100
Chicago, IL 60606-1285
Attention:    John Wm. Butler, Jr., Esq.
                    John K. Lyons, Esq.

- and -

McGuireWoods LLP

1750 Tysons Boulevard

Suite 1800

McLean, VA 22102-4215

Attention:    Lawrence E. Rifken, Esq.

                    Douglas M. Foley, Esq.

If to the Plan Sponsor or the DIP Agent:

Retirement Systems of Alabama Holdings LLC

135 South Union Street

Montgomery, AL 36104

Attention:    William Stephens, Esq., General Counsel

with a copy to:

Orrick, Herrington & Sutcliffe LLP

666 Fifth Avenue

New York, NY 10103

Attention:    Duncan N. Darrow, Esq.

                    Lorraine S. McGowen, Esq.

- and -

Bean, Kinney & Korman, PC

2000 North 14th Street, Suite 100

Arlington, VA 22201

Attention:    James R. Schroll, Esq.

If to the Creditors’ Committee:

Otterbourg, Steindler, Houston & Rosen, P.C.

230 Park Avenue

New York, NY 10169

Attention:    Scott L. Hazan, Esq.

                    Brett H. Miller, Esq.

with a copy to:

Vorys, Sater, Seymour and Pease LLP

277 South Washington Street, Suite 310

Alexandria, VA 22314-3674

Attention:    Malcolm M. Mitchell Jr., Esq.

                    Byron L. Pickard, Esq.

If to the ATSB:

Air Transportation Stabilization Board
1120 Vermont Avenue, N.W., Suite 970
Washington, D.C. 20020
Attention:    Daniel G. Montgomery
                    James R. Levine, Esq

with a copy to:

Curtis Mallet-Prevost Colt & Mosle LLP
101 Park Avenue
New York, NY 10178-0061
Attention:    Steven J. Reisman, Esq.
                    Daniel R. Lenihan, Esq.

14.7 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

14.8 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware shall govern the construction and implementation of the Plan, any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and, with respect to the Debtors incorporated in Delaware, corporate governance matters. Corporate governance matters relating to Debtors not incorporated in Delaware shall be governed by the laws of the state of incorporation of the applicable Debtor.

14.9 No Waiver or Estoppel. Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated: Arlington, Virginia
            January 17, 2003

US AIRWAYS GROUP, INC.
US AIRWAYS, INC. ALLEGHENY AIRLINES, INC. PSA AIRLINES, INC. PIEDMONT AIRLINES, INC. MIDATLANTIC AIRWAYS, INC. US AIRWAYS LEASING AND SALES, INC. MATERIAL SERVICES COMPANY, INC.

By:	/s/ David N. Siegel
David N. Siegel
President and Chief Executive Officer
US Airways Group, Inc. and US Airways, Inc.
and authorized signatory for each of the other Debtors

SKADDEN, ARPS, SLATE,
    MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285
Attn:    John Wm. Butler, Jr.
            John K. Lyons

SKADDEN, ARPS, SLATE,
    MEAGHER & FLOM LLP
Four Times Square
New York, NY 10036
Attn:    Alesia Ranney-Marinelli

- and -

McGUIREWOODS LLP
1750 Tysons Boulevard
Suite 1800
McLean, VA 22102-4215
Attn:    Lawrence E. Rifken
            Douglas M. Foley

ATTORNEYS FOR

US AIRWAYS GROUP, INC.,
US AIRWAYS, INC.
ALLEGHENY AIRLINES, INC.
PSA AIRLINES, INC.
PIEDMONT AIRLINES, INC.
MIDATLANTIC AIRWAYS, INC.
US AIRWAYS LEASING AND SALES, INC.
MATERIAL SERVICES COMPANY, INC.,

DEBTORS AND DEBTORS-IN-POSSESSION

PLAN EXHIBIT A

SUMMARY OF MANAGEMENT COMPENSATION PLAN

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-1

RESTATED CERTIFICATE OF INCORPORATION OF GROUP

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

SELECTED PROVISIONS OF THE CERTIFICATE OF INCORPORATION
OF THE REORGANIZED DEBTORS

The amendments to the Certificate of Incorporation and/or Bylaws (as appropriate) shall include the following provisions:

(i) other than in connection with issuances contemplated herein, the Company shall not issue additional Class A Common Shares in an amount exceeding 5% per annum of the then-outstanding Class A Common Shares without the consent of the holders of a majority of the Common Stock (voting together as a single class), which consent may be provided for issuances in subsequent years;

(ii) no amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class A Common Shares without the consent of 2/3 of the Class A Common Shares;

(iii) each Class A Common Share shall be entitled to one (1) vote and each Class B Common Share shall be entitled to twenty (20) votes;

(iv) the Company shall not issue additional Class B Common Shares without the consent of the holders of 2/3 of the Class B Common Shares;

(v) no amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class B Common Shares without the consent of 2/3 of the Class B Common Shares; and

(vi) provisions required by section 1123(a)(6) of the Bankruptcy Code.

(vii) all Equity Securities of the Company, including, without limitation, Class A Common Shares, Class B Common Shares, Class A-1 Warrants, Class A Preferred Shares, Class B Preferred Shares, the Series 1 Class C Preferred Share, the Series 2 Class C Preferred Share, Series 3 Class C Preferred Shares and the Series 4 Class C Preferred Share, shall be subject to the following limitations:

(a) Non-Citizen Voting Limitation. In no event shall the total number of shares of Equity Securities held by all Persons who fail to qualify as a “citizen of the United States,” as the term is used in section

40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, be entitled to more than 24.9% of the aggregate votes of all outstanding Equity Securities of the Company (the “Cap Amount”).

(b) Allocation of Cap Amounts. The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as “citizens of the United States” based on the number of votes the underlying securities are entitled to.

(viii) shares of Class B Common Shares shall be convertible into shares of Class A Common Shares on a 1:1 basis at the option of the holder thereof, subject to equitable adjustments for stock splits, adjustments, combinations and like transactions.

PLAN EXHIBIT C-2

RESTATED CERTIFICATE OF INCORPORATION OF USAI

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-3

RESTATED CERTIFICATE OF INCORPORATION OF ALLEGHENY

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-4

RESTATED CERTIFICATE OF INCORPORATION OF PSA

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-5

RESTATED CERTIFICATE OF INCORPORATION OF PIEDMONT

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-6

RESTATED CERTIFICATE OF INCORPORATION OF MIDATLANTIC

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-7

RESTATED CERTIFICATE OF INCORPORATION OF US AIRWAYS LEASING

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-8

RESTATED CERTIFICATE OF INCORPORATION OF MATERIAL SERVICES

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT D

FORM OF RESTATED BYLAWS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-1

SCHEDULE OF REJECTED INTERLINE AGREEMENTS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-2

SCHEDULE OF REJECTED INDUSTRY PRACTICE AGREEMENTS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-3

SCHEDULE OF ASSUMED EMPLOYEE-RELATED AGREEMENTS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-4

SCHEDULE OF ASSUMED OTHER EXECUTORY CONTRACTS AND UNEXPIRED LEASES

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-5

SCHEDULE OF REJECTED INTERCOMPANY EXECUTORY CONTRACTS
AND INTERCOMPANY UNEXPIRED LEASES

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT F

NONEXCLUSIVE LIST OF RETAINED ACTIONS
AND EXCLUSIVE LIST OF AVOIDANCE ACTIONS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT G

ATSB LOAN DOCUMENTS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT H

ADMINISTRATIVE CLAIM REQUEST FORM

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT I

POSTPETITION AIRCRAFT OBLIGATIONS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT J

CATEGORIES OF INDUSTRY PRACTICE AGREEMENTS

1.1 Computer Reservation Systems (CRS) Agreements. These agreements define the systems generally used by, without limitation, travel agencies and corporations for display of, among other items, airline schedules, pricing, destination content, rules and procedures.

1.2 Online Fulfillment Agreements. These agreements include those with World Travel Partners Company (i.e., TRX).

1.3 Travel Agency and Corporate Agreements.

(a) Backend Agreements. These agreements are incentive agreements that reward performance with financial or promotional remuneration based upon predetermined performance criteria. Payment is paid after goals are achieved and performance is verified. Specifically, these agreements are those certain agreements entitled (i) (US Airways) Agency Incentive Agreements; and (ii) US Airways Corporate Incentive Agreements.

(b) Time of Ticketing/Bonus/International Ticketing Agreements. These agreements are those where an up-front commission or discount is taken at the time of ticketing, usually indicated as a percent off of the fare being ticketed. Up-front time-of-ticketing commissions are usually targeted at, but not limited to, travel agencies, including consolidators, wholesalers, and on-line agencies. Percent discounts are usually targeted at, but not limited to, Corporate Agreements based on volume and prior performance. Specifically, these agreements are those certain agreements entitled (i) US Airways Corporate Incentive Agreement (CPP); (ii) Domestic and/or Transatlantic Incentive Agreement—Tour Operator; (iii) Domestic and/or Transatlantic Incentive Agreement—Consolidator; (iv) Domestic and/or Transatlantic Incentive Agreement—Travel Agencies; (v) Agency Partnership Agreement; (vi) Opaque Fare Agreement; (vii) US Airways Shuttle Agreement; (viii) Caribbean Incentive Agreement—Travel Agencies; and (ix) Bonus Commission Program to USA and Canada from the USVI.

(c) Domestic and International Net Tour/Consolidators Agreements. These are agreements providing a “discounted” priced segment or market, at a lower rate than the published pricing traditionally found in Global Distribution Systems (GDS). Net pricing is targeted at, without limitation, travel agencies including wholesalers, consolidators, tour operators, on-line, student, and cruise operators. Net pricing is also a component of Corporate agreements that may provide pricing levels “net” of commissions, overrides, GDS fees and/or credit card fees. Specifically, these agreements are those certain agreements entitled (i) Caribbean Tour Pricing; (ii) Florida Tour Pricing; (iii) Canada Tour Pricing; (iv) European Tour Pricing; (v) California and the Pacific Northwest Tour Pricing; (vi) Las Vegas Tour Pricing; (vii) Phoenix Tour Pricing; (viii) Denver/Ski Tour Pricing; (ix) New York/Boston/Washington/Shuttle Tour Pricing; (x) Golf Destinations Tour Pricing; (xi) Buffalo/Nashville/New Orleans/Roanoke/Allentown Tour Pricing; (xii) Domestic Consolidator Agreement; (xiii) Transatlantic Consolidator Agreement; (xiv) Central America Consolidator Agreement (BZE); and (xv) Transborder Net Fares.

(d) Student Operator Agreements. These are agreements for travel agencies or organizations targeting student travelers with special pricing and/or net fares that provide air travel, or combine air travel with other travel items such as hotel or car rentals. Specifically, these agreements are those certain agreements entitled (i) Domestic Student Operator Pricing; and (ii) Transatlantic Student Operator Pricing.

(e) Cruise Line Pricing Agreements. These are agreements specifically targeted at cruise line companies for their passengers that provide special pricing based on volume, destination and time of year travel. These agreements may, or may not, require blocked space in advance of travel and other special requirements. Specifically, these agreements are those certain agreements entitled Cruise Line Air/Sea Pricing.

(f) Corporate Dividends. This is an enrollment program targeted at small and mid-size businesses that allow these companies to earn tickets, upgrades, US Airways Club passes and other incentives based on revenue performance on the Debtors. Corporate Dividends are those certain agreements titled Corporate Dividends Terms and Conditions.

(g) Agency Dividends. Agency Dividends is an enrollment program targeted at small to mid-size travel agencies that allows the agency to earn tickets, club passes and other support based on revenue production on the Debtors. Specifically, these agreements are those certain agreements entitled Agency Dividends Terms and Conditions.

(h) Group and Meeting. These agreements are those providing for special pricing targeted at Corporate Meetings, and miscellaneous group movements, usually of 10 or more, and allowing for a discount off of published pricing based on the number of travelers, destination and time of year. These agreements may, or may not, include deposits and/or requirements for space to be blocked in advance of travel. Specifically, these agreements are those certain agreements entitled US Airways Group & Meeting Travel.

1.4 Cargo Agency Agreements. The Cargo Agency Agreements are those certain agreements entitled (a) Transportation Services Contract; (b) Cargo Trucking Services Contract; (c) Trucking Services Contract; (d) Cargo Terminal Handling Services; and (e) Cargo Service.

1.5 Block Seat Agreements. These are those agreements that allow for seats to be blocked in advance of departure, usually requiring a deposit. Block Seat Agreements are targeted at, but not limited to, group/meeting movements and cruise lines.

1.6 General Sales Agents Agreements. The General Sales Agents Agreements are those certain sales agent agreements entitled (a) Passenger and (b) Cargo.

1.7 Universal Air Travel Plan Agreements (UATP). UATP Agreements allow for travel dollars earned by, without limitation, an individual, corporation or travel agency to be deposited in a UATP credit card account to be drawn from over the course of time for future travel on the Debtors. Travel dollars are “earned” in exchange for, without limitation, revenue performance and promotional exposure. Specifically, these agreements are those certain agreements entitled Promotional Air Travel Agreement 2002.

1.8 Airline Tariff Publishing Company Agreements (ATPCO). These are those certain agreements with the Airline Tariff Publishing Company.

PLAN EXHIBIT K

AIRCRAFT EQUIPMENT SECURING AIRCRAFT SECURED CLAIMS

Aircraft Type	FAA Reg. No.	Financing Type	Secured Party
AIRBUS A320	N107US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N108UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N109UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N110UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N111US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N112US	Mortgaged	KFW Bank
AIRBUS A320	N113UW	Mortgaged	KFW Bank
AIRBUS A320	N114UW	Mortgaged	KFW Bank
AIRBUS A321	N161UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N162UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N163US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N164UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N165US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N166US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N170US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A321	N176UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A321	N177US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A321	N178US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A321	N184US	Mortgaged	Aviateur International Limited
AIRBUS A321	N185UW	Mortgaged	Aviateur International Limited
AIRBUS A321	N186US	Mortgaged	Aviateur International Limited
AIRBUS A321	N187US	Mortgaged	Aviateur International Limited
AIRBUS A321	N188US	Mortgaged	Aviateur International Limited
AIRBUS A330	N670UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A330	N671UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A330	N672UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC
AIRBUS A330	N673UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC
AIRBUS A330	N674UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC
AIRBUS A330	N675US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC

Aircraft Type	FAA Reg. No.	Financing Type	Secured Party
AIRBUS A330	N676UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC
AIRBUS A330	N677UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A330	N678US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A319	N718UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N719US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N720US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N726US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N727UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N728UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N729US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N730US	Mortgaged	KFW BANK
AIRBUS A319	N732US	Mortgaged	KFW BANK
AIRBUS A319	N733UW	Mortgaged	KFW BANK
AIRBUS A319	N762US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N763US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N764US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N765US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N766US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N767UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N768US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N769US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N770UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
BOEING 737	N350US	Mortgaged	State Street Bank and Trust Company, as Indenture Trustee
BOEING 737	N573US	Mortgaged	State Street Bank and Trust Company, as Indenture Trustee

PLAN EXHIBIT L

SUMMARY OF SELECTED TERMS OF NEW EQUITY

CLASS A-1 WARRANTS

The Form of Class A-1 Warrant shall include the following terms:

(i)	The holders of Class A-1 Warrants shall each receive one (1) Class A Preferred Share for each Class A-1 Warrant received.

(ii)	Each Class A-1 Warrant shall only be exercisable, redeemable or transferable when delivered together with a Class A Preferred Share.

(iii)	The Class A-1 Warrants may be exercised at any time prior to the seventh (7th) anniversary of the Effective Date, in whole or in part, at the option of the holder of the Class A-1 Warrant.

(iv)
Each Class A-1 Warrant shall be exercisable into one (1) Class A Common Share upon tender of such Class A-1 Warrant, one (1) Class A Preferred Share and payment of an exercise price of $7.42 per Class A Common Share, which may be paid (w) in cash, (x) by delivery of Class B Preferred Shares (each valued at its Redemption Price (as defined in Exhibit E)), (y) by delivery of Class A-1 Warrants and for each Class A-1 Warrant so delivered, a Class A Preferred Share (collectively valued at the market value of the Class A Common Shares into which such Warrants are exercisable plus the nominal value of such Class A Preferred Shares less the exercise price of such Warrants) or (z) a combination of the foregoing.

(v)
In the event of a consolidation, merger or other business combination, recapitalization, stock split or similar occurrence involving the Company (and under other circumstances), which results in the holders of any class of stock of the Company receiving stock or securities of another company or a different number or type of shares or securities of the Company, all terms applicable to the Class A-1 Warrants will be adjusted to take into account the transaction.

(vi)	The terms of the Class A-1 Warrants will provide for customary anti-dilution protection.

(vii)
The Class A-1 Warrants may be transferred at any time and from time to time, in whole or in part, subject to applicable restrictions under U.S. securities laws; provided that a Class A Preferred Share is transferred with each Class A-1 Warrant.

CLASS A PREFERRED SHARES

The Certificate of Designation of Class A Preferred Shares shall include the following terms:

(i)	The nominal value of each Class A Preferred Share will be $0.0001.
(ii)	The Class A Preferred Shares will not pay dividends.
(iii)	Each Class A Preferred Share will have a liquidation preference of $0.0001.
(iv)
The Class A Preferred Shares will have a maturity of seven (7) years. Upon the maturity of the Class A Preferred Shares, the Company will be required to redeem each Class A Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(v)	Each Class A Preferred Share shall be entitled to one (1) vote on all matters put to the shareholders for a vote.
(vi)	The Class A Preferred Shares may not be transferred except in conjunction with a transfer of the same number of Class A-1 Warrants.

CLASS B PREFERRED SHARES

The Certificate of Designation of Class B Preferred Shares shall include the following terms:

(i)	The nominal value of each Class B Preferred Share will be $1,000.00.
(ii)
The Class B Preferred Shares will have a maturity of eight (8) years. Upon the maturity of the Class B Preferred Shares, the Company will be required to redeem each Class B Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value plus any accrued and unpaid dividends (the “Redemption Price”).

(iii)
From and after the Closing Date, the Company will pay cumulative dividends on the Class B Preferred Shares on a quarterly basis to the extent not prohibited under applicable law; provided; however, that to the extent the Company is so legally prohibited from paying any such dividends or any portion thereof, such unpaid dividends shall accrue and be paid immediately upon the removal of such legal prohibition and, in connection therewith, the Company shall take all action reasonably necessary to remove or diminish the scope of such legal prohibition, including, by way of example but not in limitation thereof, causing a revaluation of its assets. Dividends on the Class B Preferred Shares will be paid in cash at a rate of 8% per annum (each, a “Cash Dividend”).

(iv)
At any time following the third anniversary of the Closing Date, the Company may redeem for cash each Class B Preferred Share at a redemption price initially equal to 102.5% of the nominal value of such Class B Preferred Share, declining ratably to par following the seventh (7th) anniversary of the Closing Date, plus accrued and unpaid dividends.

(v)
In the event that the Company has not paid a Cash Dividend for five (5) consecutive quarters (a “Payment Default”), the holders of the Class B Preferred Shares shall have the special and exclusive class right to designate one (1) member of the Board for so long as such Payment Default is continuing. The Company shall take all necessary actions to effectuate such right, including by way of example and not limitation thereof, causing the size of the Board to be increased and/or facilitating the resignation of a director to create a vacancy for such new director; provided that upon payment of a Cash Dividend by the Company, such designee will resign from the Board.

(vi)	Each Class B Preferred Share will have one (1) vote on all matters put to the shareholders for a vote.

CLASS C PREFERRED SHARES

The Certificate of Designation of Class C Preferred Shares shall include the following terms:

(i)	The nominal value of each Class C Preferred Share will be $1.00.
(ii)	The Class C Preferred Shares will not pay dividends.
(iii)	Each Class C Preferred Share will have a liquidation preference of $1.00.
(iv)	There will be four series of Class C Preferred Shares.
(a)
The Series 1 Class C Preferred Share shall be issued to ALPA as the collective bargaining representative of the pilots employed by US Airways, Inc. pursuant to the collective bargaining agreement between ALPA and US Airways in effect as of the Effective Date (the “ALPA CBA”).

(b)
The Series 2 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and IAMAW in effect as of the Effective Date (the “IAMAW CBA”).

(c)
The Series 3 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to new or amended collective bargaining agreements between the Debtors (as reorganized) and AFA and TWU in effect as of the Effective Date (the “AFA/TWU CBAs”).

(d)
The Series 4 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and CWA in effect as of the Effective Date (the “CWA CBA”).

(v)	Maturity.
(a)
The Series 1 Class C Preferred Share will have a maturity of no earlier than June 30, 2012. Upon the maturity of the Series 1 Class C Preferred Share, the Company will be required to redeem such Series 1 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(b)
The Series 2 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 2 Class C Preferred Share, the Company will be required to redeem such Series 2 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(c)
The Series 3 Class C Preferred Shares will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 3 Class C Preferred Shares, the Company will be required to redeem such Series 3 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(d)
The Series 4 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 4 Class C Preferred Share, the Company will be required to redeem such Series 4 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(vi)	Voting Rights.
(a)	The holders of the Series 1 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the ALPA Director.
(b)	The holders of the Series 2 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the IAMAW Director.
(c)	The holders of the Series 3 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the AFA/TWU Director.
(d)	The holders of the Series 4 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the CWA Director.
(e)
No amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of any Series of Class C Preferred Shares without the consent of the holder(s) of Class C Preferred Shares so affected.

PLAN EXHIBIT M-1

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT

dated as of September 26, 2002

between

THE RETIREMENT SYSTEMS OF ALABAMA

and

US AIRWAYS GROUP, INC.

EXHIBIT A	Provisions of the Reorganized Company’s Certificate of Incorporation
EXHIBIT B	Form of Class A-1 Warrants
EXHIBIT C	Form of Class A-2 Warrants
EXHIBIT D	Certificate of Designation of Class A Preferred Shares
EXHIBIT E	Certificate of Designation of Class B Preferred Shares
EXHIBIT F	Certificate of Designation of Class C Preferred Shares
EXHIBIT G	Bidding Procedures Order
EXHIBIT H	Summary of Principal Terms of the Plan
EXHIBIT I	Official Committee of Unsecured Creditors Letter

Schedule 3.03	Approvals Required of the Companies in connection with the Transactions
Schedule 3.06(a)	Subsidiaries of the Companies

Schedule 3.06(b)	Equity Securities Beneficially Owned by the Companies; Obligations to Purchase Equity Securities
Schedule 3.07(a)	SEC Reports Not Filed
Schedule 3.10(a)	Owned Real Property or Leased Real Property with Defects in Title
Schedule 3.10(c)	Slots Held by the Companies
Schedule 3.10(d)(iii)	Intellectual Property Claims or Litigation
Schedule 3.10(d)(iv)	Third Party Rights under IP Agreements
Schedule 3.12(b)	Failures to Obtain or Comply with Regulatory Approvals
Schedule 3.13(a)	Tax Returns; Payment of Taxes; Material Tax Liabilities
Schedule 3.13(b)	Tax Audits or Investigations; Extensions
Schedule 3.13(d)	Failure to Withhold
Schedule 3.14(a)	Employee Plans; Contributions to Multi-Employer Plans; Other Obligations in respect of Employee Plans
Schedule 3.14(b)	Modification of Compensation or Employee Benefits
Schedule 3.14(d)	Compliance with ERISA
Schedule 3.14(e)	Non-qualified Employee Plans
Schedule 3.15(a)	Collective Bargaining Agreements & Labor Agreements;
Schedule 3.15(b)	Change of Control Provisions under Collective Bargaining Agreements
Schedule 3.16(a)	Employment & Similar Agreements
Schedule 3.16(c)	Change of Control Provisions
Schedule 3.17	Financial Advisors and Brokers
Schedule 3.18	Description of Insurance; Insurance Policies Expiring prior to
Schedule 3.19	Failure to Comply with Environmental Laws
Schedule 4.03	Approvals Required by the Investor in connection with the Transactions
Schedule 8.01(p)	Operational and Financial Benchmarks

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (together with all exhibits and schedules hereto and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Agreement”), dated as of September 26, 2002, by and between The Retirement Systems of Alabama (the “Investor”), and US Airways Group, Inc., a Delaware corporation, and its successors (including, as the context may require, on or after the Effective Date, as reorganized pursuant to the Bankruptcy Code) (the “Company”).

W I T N E S S E T H:

WHEREAS, on August 11, 2002, the Company and certain of its Subsidiaries (the “Debtor Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions (the “Cases”) for protection under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the “Bankruptcy Court”) to enable the Debtors to be restructured pursuant to one or more plans of reorganization (collectively, the “Plan”);

WHEREAS, the Debtors have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, pursuant to the Plan, the reorganized Company intends to cancel the existing outstanding Equity Securities of the Company upon the Effective Date and issue (i) fifty-one million one hundred thousand (51,100,000) Class A common shares of the Company, having the terms set forth in Exhibit A attached hereto (the “Class A Common Shares”), (ii) five million (5,000,000) Class B common shares of the Company, having the terms set forth in Exhibit A attached hereto (the “Class B Common Shares”), (iii) twenty million two hundred fifty thousand (20,250,000) warrants, exercisable into Class A Common Shares of the Company, having the terms set forth in Exhibit B attached hereto (the “Class A-1 Warrants”), (iv) four million (4,000,000) warrants, exercisable into Class A Common Shares of the Company, having the terms set forth in Exhibit C attached hereto (the “Class A-2 Warrants”), (v) twenty-four million two hundred fifty thousand (24,250,000) non-convertible Class A preferred shares of the Company, having the terms set forth in Exhibit D attached hereto (the “Class A Preferred Shares”), (vi) fifty million (50,000,000) non-convertible, redeemable Class B preferred shares of the Company, having the terms set forth in Exhibit E attached hereto (the “Class B Preferred Shares”) and (vii) at the option of the Company, up to three (3) non-convertible Class C preferred shares of the Company, which shall be issued in up to three series, having the terms set forth in Exhibit F attached hereto (the “Class C Preferred Shares”);

WHEREAS, simultaneously with the consummation of the Plan, the Investor intends to purchase from the reorganized Company, and the reorganized Company intends to issue and sell to the Investor, subject to the terms and conditions contained herein, (i) twenty million (20,000,000) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) five million (5,000,000) Class A-1 Warrants and (iv) five million (5,000,000) Class A Preferred Shares (such transactions collectively, the “Investment”) in exchange for the Investment Price;

WHEREAS, the parties intend that the transactions contemplated hereby will be implemented by, and take effect subject to the occurrence of the Effective Date simultaneously with the consummation of, the Plan; and

WHEREAS, the Company and the Investor desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows, in the case of the Company, subject to Bankruptcy Court approval of this Investment Agreement:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.

“Agreement” has the meaning set forth in the preamble hereto.

“AFA” means the Association of Flight Attendants.

“ALPA” has the meaning set forth in Section 5.01(b) hereof.

“ALPA Director” has the meaning set forth in Section 5.01(b) hereof.

“Alternative Transaction” means a transaction pursuant to which the control of the Business is sold, merged, combined, consolidated or otherwise disposed of in a single transaction or a series of Related Transactions either pursuant to 11 U.S.C. Section 363 or pursuant to a Chapter 11 plan of reorganization.

“Approvals” has the meaning set forth in Section 8.01(d) hereof.

“ATSB Loan” has the meaning set forth in the definition of “Constituents” herein.

“Bankruptcy Code” has the meaning set forth in the recitals hereto.

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“Beneficial Ownership” with respect to any securities has the meaning set forth in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to have Beneficial Ownership of all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time. The term “Beneficially Own” has a correlative meaning.

“Bidding Procedures Order” means the order entered by the Bankruptcy Court establishing the procedures relating to the solicitation, submission, acceptance and approval of bids to acquire or invest in the reorganized Company.

“Board” means the board of directors of the Company (including, with respect to periods following the Effective Date, the reorganized Company).

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions of the State of New York are authorized by law or executive order to close.

“Business” means one or more of the businesses of the Debtors, or portions thereof that, together, accounted for at least seventy-five percent (75%) of the aggregate revenue of the Debtors (determined in accordance with GAAP, consistently applied) during the four (4) fiscal quarters immediately preceding the effective date or the closing date of the plan, sale or other transaction of the type that would qualify as an Alternative Transaction.

“By-Laws” means the by-laws of the Company, as amended from time to time (including, with respect to periods following the Effective Date, the by-laws of the reorganized Company).

“Cases” has the meaning set forth in the recitals hereto.

“Cash Equivalents” means any of the following types of investments, to the extent owned by any of the Companies free and clear of all Liens:

(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency or instrumentality of the United States government, the obligations of which are backed by the full faith and credit of the United States government, in each case maturing no more than 180 days after such date; (ii) commercial paper issued by domestic corporations or institutions, states or municipalities maturing no more than 180 days after such date if such commercial paper, at the time of the acquisition thereof, has a rating of at least A-1 from Standard & Poor’s or at least P-1 from Moody’s; (iii) time deposits, certificates of deposit or bankers’ acceptances maturing no more than 180 days after such date and issued or accepted by any lender or by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has net assets of not less than $1,000,000,000 and that has a rating of at least AA from Standard & Poor’s or at least Aa2 from Moody’s; (iv) shares of any money market mutual fund registered with the SEC under Rule 2a-7 that guarantees 100% same day liquidity and has net assets not less than $1,000,000,000; (v) marketable medium term notes maturing no more than 90 days after such date that, at the time of the acquisition thereof, have a rating of at least A- from Standard & Poor’s or at least A3 from Moody’s; (vi) corporate bonds maturing no more than 90 days after such date that, at the time of the acquisition thereof, have a rating of at least A- from Standard & Poor’s or at least A3 from Moody’s; and (vii) asset-backed securities maturing no more than 90 days after such date and issued by an originator that has a rating of at least A from Standard & Poor’s or A2 from Moody’s; provided, however, that in the case of Cash Equivalents set forth in clauses (ii) through (vii) above, such Cash

Equivalents shall not have a yield of more than the yield on treasury securities with a maturity comparable to such Cash Equivalents plus 1.50% per annum.

“CEO” has the meaning set forth in Section 5.01(b) hereof.

“CERCLA” has the meaning set forth in the definition of “Environmental Laws” herein.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended from time to time, including any certificate of designation relating to any Equity Securities of the Company (including, in each case, with respect to periods following the Effective Date, of the reorganized Company).

“Chapter 11” means Chapter 11 of the Bankruptcy Code.

“Class A Common Shares” has the meaning set forth in the recitals hereto.

“Class A Preferred Shares” has the meaning set forth in the recitals hereto.

“Class A-1 Warrants” has the meaning set forth in the recitals hereto.

“Class A-2 Warrants” has the meaning set forth in the recitals hereto.

“Class B Common Shares” has the meaning set forth in the recitals hereto.

“Class B Preferred Shares” has the meaning set forth in the recitals hereto.

“Class C Preferred Shares” has the meaning set forth in the recitals hereto.

“Closing” means the closing of the sale and purchase of the Common Stock, Class A-1 Warrants and Class A Preferred Shares pursuant to Section 2.01 hereof.

“Closing Date” has the meaning set forth in Section 2.02(a) hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the Class A Common Shares together with the Class B Common Shares.

“Companies” means the Company, together with its Subsidiaries.

“Company” has the meaning set forth in the preamble hereto.

“Company Forecast” has the meaning set forth in Schedule 8.01(p) hereof.

“Confirmation Order” has the meaning set forth in the definition of “Effective Date” herein.

“Constituents” means (i) the employees of the Debtors that are subject to collective bargaining agreements that have been, or will be, amended and assumed in connection with the consummation of the Plan, (ii) the Air Transportation Stabilization Board, as guarantor, and other participants, lenders and counter-guarantors in the $1 billion loan to the Company to be provided as exit financing upon consummation of the Plan (the “ATSB Loan”), (iii) entities providing aircraft financing pursuant to, or as contemplated by, the Plan and (iv) the holders of other allowed claims against the Debtors.

“Contests” has the meaning set forth in Section 7.06 hereof.

“Contractual Obligation” means, as to any Person, any obligation arising out of any indenture, mortgage, deed of trust, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including, without limitation, any debt security issued by such Person).

“Creditors’ Committee” has the meaning set forth in Section 5.01(b) hereof.

“Creditors’ Committee Director” has the meaning set forth in Section 5.01(b) hereof.

“Debtors” has the meaning set forth in the recitals hereto.

“Debtor Subsidiaries” has the meaning set forth in the recitals hereto.

“DIP Credit Agreement” means the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of September 26, 2002, among the Debtors, The Retirement Systems of Alabama and the other Lenders and agents from time to time party thereto, as amended, supplemented, modified or any substitutions therefor.

“DIP Facilities” means the Company’s debtor-in-possession term loan facility, revolving credit facility and/or letter of credit facility provided under the DIP Credit Agreement, as the same may exist from time to time while the Cases are pending.

“Disclosure Statement” means a disclosure statement with respect to the Plan.

“Effective Date” means the effective date of the Plan; provided that, unless the Investor agrees otherwise, in no event shall the Effective Date occur (a) earlier than 11 days after the Bankruptcy Court approves and enters the order confirming the Plan (the “Confirmation Order”), (b) before all Approvals are obtained and have become final (provided that, if an appeal of such Approval is pending and such appeal has a significant possibility of being resolved adversely to the Company in a manner that would reasonably be expected to have a Material Adverse Effect, this clause (b) shall be deemed not to be satisfied) and (c) before all applicable waiting periods imposed by Law in connection with the transactions contemplated by the Transaction Documents have expired or have been terminated.

“Employee Plans” has the meaning set forth in Section 3.14(a) hereof.

“Employment Agreement” means any employment, consulting, retention, change in control or severance agreement or other similar arrangement between any of the Companies, on the one hand, and any Representative thereof, on the other.

“Environmental Laws” means any federal, state or local law, statute, ordinance, order, decree, rule, regulation or permit or other binding determination of any Governmental Entity relating to, or otherwise imposing standards of conduct or liability with respect to (i) actual or threatened releases, discharges, emissions, spills, leaks, migrations, injections or disposals to air, water, land or groundwater of any Hazardous Material; (ii) the use, handling, storage, treatment, management, transportation or disposal of any Hazardous Material, including but not limited to, polychlorinated byphenyls, asbestos or urea formaldehyde; (iii) exposure to any Hazardous Material or any other toxic, hazardous or controlled, prohibited or regulated substances; or (iv) the investigation, remediation, removal, cleanup or compensation for any conditions resulting from the presence of any Hazardous Materials in air, water, land or groundwater. Environmental Laws shall include, but shall not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. (“CERCLA”), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. (“RCRA”), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. (“TSCA”), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation act, 49 U.S.C. 1802 et seq. (“HMTA”), the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 2601 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. (“EPCRA”), and other comparable state and local laws and all rules and regulations promulgated pursuant thereto or published thereunder.

“EPCRA” has the meaning set forth in the definition of “Environmental Laws” herein.

“Equity Securities” shall mean (i) capital stock of, or other equity interests in, any Person, (ii) securities convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in such Person or (iii) options, warrants or other rights to acquire the securities described in clauses (i) and (ii), whether fixed or contingent, matured or unmatured, contractual, legal, equitable or otherwise.

“ERISA” means the Employee Retirement Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” has the meaning set forth in Section 10.01(a) hereof.

“FAA” means Federal Aviation Administration.

“GAAP” means U.S. generally accepted accounting principles as in effect at the relevant time or for the relevant period.

“Governmental Entity” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

“Hazardous Materials” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: “hazardous substances” as defined in CERCLA; “extremely hazardous substances” as defined in EPCRA; “hazardous waste” as defined in RCRA; “hazardous materials” as defined in HMTA; “chemical substance or mixture” as defined in TSCA; crude oil, petroleum or petroleum-derived products or wastes or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; polychlorinated biphenyls, dioxins, asbestos or asbestos-containing materials; chlorinated fluorocarbons; and radon.

“HMTA” has the meaning set forth in the definition of “Environmental Laws” herein.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“IAMAW” has the meaning set forth in Section 5.01(b) hereof.

“IAMAW Director” has the meaning set forth in Section 5.01(b) hereof.

“Indemnified Parties” has the meaning set forth in Section 10.04(a) hereof.

“Indemnity Claim” has the meaning set forth in Section 10.04(b) hereof.

“Independent Directors” has the meaning set forth in Section 5.01(b) hereof.

“Intellectual Property” means all intellectual property rights including, but not limited to, patents, patent rights, trade secrets, know-how, trademarks, service marks, trade names, copyrights, licenses and proprietary processes and formulae.

“Investor” has the meaning set forth in the preamble hereto.

“Investor Director” has the meaning set forth in Section 5.01(b) hereof.

“Investment” has the meaning set forth in the recitals hereto.

“Investment Price” has the meaning set forth in Section 2.01 hereof.

“IP Agreements” has the meaning set forth in Section 3.10(d) hereof.

“Labor Director” has the meaning set forth in Section 5.01(b) hereof.

“Law” means any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Entity or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Entity.

“Leased Real Property” means the real property leased by any of the Companies, as tenants, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property leased by any of the Companies attached or appurtenant to such real property and all easements, licenses, rights and appurtenances relating to the foregoing.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever intended for security (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Losses” has the meaning set forth in Section 10.04(a) hereof.

“Material Adverse Effect” means a material adverse effect on (i) the business, condition or prospects (financial or otherwise) of the Companies, taken as whole (other than those which customarily occur as a result of events leading up to and following the commencement of a case under Chapter 11) or (ii) the ability of the Debtors, as applicable, to consummate the transactions contemplated by the Transaction Documents or to perform their obligations thereunder; provided that deferrals of payments to aircraft lessors and lenders with respect to grounded aircraft and other aircraft in the Companies’ fleet (and any associated ratings down grade) shall not, in and of themselves, give rise to a Material Adverse Effect.

“MidAtlantic” has the meaning set forth in Section 3.01 hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Outstanding Amount” means the then-current balance of the debt obligation owed to the Investor in respect of its participation in or guaranty of the DIP Facilities plus actual out-of-pocket expenses incurred by the Investor in connection therewith that have not been advanced or reimbursed by the Companies, it being understood that, with respect to any participation by the Investor in the DIP Facilities in the form of a guarantee, that only amounts that have actually been advanced by the Investor to the applicable guaranteed lender and not repaid shall count towards the Outstanding Amount.

“Owned Real Property” means the real property owned by any of the Companies, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization, or Governmental Entity.

“Plan” has the meaning set forth in the recitals hereto.

“Policies” has the meaning set forth in Section 3.18 hereof.

“Postpetition”, when used with respect to any agreement, instrument or any obligation arising thereunder, any claim or proceeding or any other matter, means an agreement or instrument that was first entered into or first became effective, an obligation, claim or proceeding that first arose or was first instituted, or another matter that first occurred, after the commencement of the Cases.

“Proceeding” has the meaning set forth in Section 3.11 hereof.

“RCRA” has the meaning set forth in the definition of “Environmental Laws” herein.

“Registration Rights Agreement” has the meaning set forth in Section 7.03 hereof.

“Regulatory Approvals” means, to the extent necessary in connection with the consummation of the transactions contemplated by the Transaction Documents, any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances or clearances from, or filings or registrations with, Governmental Entities (and shall not include waiting periods under the HSR Act or otherwise imposed by Law).

“Related Transactions” means a series of transactions that are in fact related and are consummated within a nine (9) month period, which period shall be measured from the time of the consummation of the first transaction in such series; provided that such series consists of one principal transaction and the other transactions are necessary or desirable to implement or consummate the principal transaction.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such a Person.

“Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Cases by the Debtors.

“Seabury” has the meaning set forth in Section 3.17 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.07(a) hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series 1 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the collective bargaining agreement between any Debtor and ALPA.

“Series 2 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the collective bargaining agreement between any Debtor and IAMAW.

“Series 3 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to new or amended collective bargaining agreements between any Debtor and a labor union (other than ALPA and IAMAW).

“Slot” means the right and operational authority held by any of the Companies granted by the FAA pursuant to Title 14 to conduct one Instrument Flight Rules (as defined under the federal aviation regulations) landing or takeoff operation in a specified time period at LaGuardia Airport, John F. Kennedy International Airport and Ronald Reagan Washington National Airport.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subsidiary” means as to any Person, any other Person of which more than fifty percent (50%) of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Subsequent Reports” has the meaning set forth in Section 7.02(a) hereof.

“Tax” means all taxes, including any interest, liabilities, fines, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, income taxes (including, but not limited to, U.S. federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross or net receipts taxes, occupation taxes, real and personal property taxes, ad valorem taxes, stamp taxes, transfer taxes, capital taxes, import duties, withholding taxes, workers’ compensation, and other obligations of the same or of a similar nature whether arising before, on or after the Closing Date.

“Tax Returns” has the meaning set forth in Section 3.13(a) hereof.

“Title 14” means Title 14 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereunder.

“Title 49” means Title 49 of the Code of Federal Regulations, as amended and in effect from time to time.

“Transaction Documents” has the meaning set forth in Section 3.02 hereof.

“TWU” means Transport Workers Union.

“TSCA” has the meaning set forth in the definition of “Environmental Laws” herein.

“US Airways” has the meaning set forth in Section 3.01 hereof.

“Warrants” means the Class A-1 Warrants together with the Class A-2 Warrants.

“Winning Plan Sponsor” means the Person who makes the highest and best investment proposal, as determined in accordance with the Bidding Procedures Order.

ARTICLE II

ISSUANCE AND PURCHASE OF COMMON STOCK, WARRANTS AND

CLASS A PREFERRED SHARES

SECTION 2.01 Issuance and Purchase of Common Stock, Warrants and Class A Preferred Shares.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the reorganized Company will issue, sell and deliver to the Investor, and the Investor will purchase from the reorganized Company, (i) twenty million (20,000,000) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) five million (5,000,000) Class A-1 Warrants and (iv) five million (5,000,000) Class A Preferred Shares, in each case, free and clear of all Liens, for an aggregate purchase price of two hundred forty million dollars ($240,000,000) (the “Investment Price”).

(b) Notwithstanding the foregoing, (i) should each of them so determine, the Investor and the Company may, by mutual agreement, modify the foregoing structure in a manner consistent with the contemplated economic consequences to the Company and the Investor in order to enable the reorganized Company to more fully utilize the Company’s existing tax attributes and (ii) the Investor may, in its sole discretion, elect to (A) be issued any combination of Class A Common Shares and Class B Common Shares, provided that the total number such of shares of Common Stock to be issued to the Investor hereunder shall not exceed twenty-five million (25,000,000) (excluding any shares to be acquired pursuant the exercise of Class A-1 Warrants) and the number of Class B Common Shares to be issued to the Investor shall not exceed five million (5,000,000), (B) delay the issuance and its receipt of all or any portion of the Class A Common Shares or the Class B Common Shares until the Class A Common Shares and Class A Preferred Shares are distributed to certain of the Constituents.

SECTION 2.02 Closing. (a) Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Sections 8.01 and 8.02 hereof (other than the conditions set forth in Sections 8.01(b), 8.01(h), 8.01(k), 8.01(m), 8.01(r), 8.02(e) and 8.02(f) hereof, which conditions may be satisfied either prior to, or simultaneously with, the Closing), the Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, at 10:00 a.m., New York City time, on the third Business Day following satisfaction or, if permissible, waiver, of the conditions set forth in Sections 8.01 and 8.02 hereof (other than the conditions set forth in Sections 8.01(b), 8.01(h), 8.01(k), 8.01(m), 8.01(r), 8.02(e) and 8.02(f) hereof, which conditions may be satisfied either prior to, or simultaneously with, the Closing), or at such other time and place as the parties may agree (the date on which the Closing occurs, the “Closing Date”); provided that the parties shall use commercially reasonable efforts to have the Closing take place on the Effective Date.

(b) At the Closing, (i) the reorganized Company shall deliver to the Investor certificates representing the shares of Common Stock, Class A-1 Warrants and Class A Preferred Shares to be purchased by, and sold to, the Investor pursuant to Section 2.01 hereof (registered in the names and in the denominations designated by the Investor at least two Business Days prior to the Closing Date), together with the other documents, certificates and opinions to be delivered pursuant to Section 8.01 hereof, and (ii) the Investor, in full payment for the shares of Common Stock, Class A-1 Warrants and Class A Preferred Shares to be purchased by, and sold to, the Investor pursuant to Section 2.01 hereof, shall pay to the reorganized Company as provided in Section 2.01 hereof, an aggregate amount equal to (x) the Investment Price minus (y) any amounts due as of the Closing Date to the Investor pursuant to Section 10.01 hereof to the extent the Investor provides invoices and supporting documentation for such expenses (it being understood that the Investor shall continue to be entitled to seek reimbursement for amounts becoming due from and after the Closing to the extent properly reimbursable pursuant to Section 10.01 hereof) minus (z) the Outstanding Amount (such payment to be made in immediately available funds by wire transfer to the account designated by the Company, or by such other means as may be agreed between the parties hereto), and shall deliver the certificate required pursuant to Section 8.02(a) hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to, and agrees with, the Investor as follows:

SECTION 3.01 Corporate Organization and Qualification. Each of the Companies (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate power and authority to own or lease its assets and carry on its business, (c) has all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business and (d) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has made available to the Investor a complete and correct copy of the certificate of incorporation and the by-laws or comparable governing instruments of the Company and each of its Subsidiaries, each as amended to date and each of which as so delivered is in full force and effect. Subject to Section 10.12 hereof, each of US Airways, Inc. (“US Airways”), MidAtlantic Airways, Inc. (“MidAtlantic”), Allegheny Airlines, Inc., PSA Airlines, Inc. and Piedmont Airlines, Inc. is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49 or a commuter air carrier authorization. Each such Person holds air carrier operating certificates issued pursuant to Chapter 447 of Title 49. Each of the Companies that is an “air carrier” is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49. Subject to Section 10.12, each of the Companies that is an “air carrier” possesses all necessary certificates, franchises, licenses, permits, rights, authorizations and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

SECTION 3.02 Authorization; No Contravention. Subject and after giving effect to any required approvals of the Bankruptcy Court (including, without limitation, to the extent applicable, the Confirmation Order) and the Plan, the execution, delivery and/or performance of obligations under this Agreement, the Plan, the Bidding Procedures Order, the Confirmation Order, the Registration Rights Agreement, the Equity Securities and all other documents necessary to consummate the transactions and arrangements contemplated hereby (collectively, the “Transaction Documents”), to the extent that such documents have been delivered as of such date, by the Company, and any Debtor Subsidiary that is a party thereto, as applicable, and the consummation of the transactions contemplated by the Transaction Documents in accordance with the terms and conditions of such documents, are within the Company’s (including, as applicable, the reorganized Company’s), and, with respect to any such Debtor Subsidiary (including, as applicable, any Debtor Subsidiary as reorganized pursuant to the Plan) that is a party thereto, such Debtor Subsidiary’s, corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any certificate of incorporation or by-laws or comparable governing instruments of any of the Companies assuming such instruments will be, or have been, as applicable, amended as of the Effective Date, including as set forth in Exhibit A attached hereto, (ii) conflict with or result in the breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Postpetition Contractual Obligation or contracts assumed in connection with the consummation of the Plan to which any of the Companies is a party or affecting any of the Companies or the properties of any of the Companies that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) any order, injunction, writ or decree of any Governmental Entity or any arbitral award to which any of the Companies or its property is subject, (iii) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any applicable Law or any provision of any certificate of incorporation or by-laws or any agreement or instrument applicable to any of the Companies or (iv) violate any Law. Each Transaction Document when delivered will constitute, subject, in the case of the Debtors, to approval by the Bankruptcy Court, a legal, valid and binding obligation of the Companies that are parties thereto, enforceable against each of such Companies in accordance with its terms. The Board has approved the entry by the Company into this Agreement and the other Transaction Documents and has approved the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

SECTION 3.03 Consents; No Conflicts. No Approval (other than approval by the Bankruptcy Court) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any of the Companies of this Agreement or any other Transaction Document, or for the consummation of the transactions contemplated hereby and thereby, except for such Approvals listed on Schedule 3.03 hereto or that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all of which have been duly obtained, taken, given or made and are in full force and effect, except as indicated on Schedule 3.03 hereto or for Approvals that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Bankruptcy Court Orders. The Debtors have complied with the terms of all orders of the Bankruptcy Court in respect of the Investment, this Agreement and the Bidding Procedures Order, except to the extent that any such failure to comply can be shown by the Debtors not to be material to the Company or to the Investor.

SECTION 3.05 Capitalization; Securities. Upon the Closing and after giving effect to the Confirmation Order, the Plan and the Investment, the authorized capital stock of the reorganized Company shall consist solely of (i) two hundred million (200,000,000) Class A Common Shares, the principal terms of which are set forth in Exhibit A attached hereto, (ii) five million (5,000,000) Class B Common Shares, the principal terms of which are set forth in Exhibit A attached hereto, (iii) twenty million two hundred fifty thousand (20,250,000) Class A-1 Warrants, the principal terms of which are set forth in Exhibit B attached hereto, (iv) four million (4,000,000) Class A-2 Warrants, the principal terms of which are set forth in Exhibit C attached hereto, (v) twenty-four million two hundred fifty thousand (24,250,000) Class A Preferred Shares, the principal terms of which are set forth in Exhibit D attached hereto, (vi) eighty-five million (85,000,000) Class B Preferred Shares, the principal terms of which are set forth in Exhibit E attached hereto and (vii) at the option of the Company, up to three (3) Class C Preferred Shares, issuable in up to three (3) series, the principal terms of which are set forth in Exhibit F attached hereto, which, in each case, will be authorized and issued or reserved for issuance. Upon the Closing (prior to giving effect to the Investment) there shall not be outstanding any (A) Class A Common Shares, other than (x) up to twenty-seven million three hundred fifty thousand (27,350,000) Class A Common Shares to be issued by the Company to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand (3,750,000) Class A Common Shares to be issued by the Company to members of management of the Company upon the Effective Date; (B) Class B Common Shares, (C) Class A-1 Warrants, other than (x) up to eleven million five hundred thousand (11,500,000) Class A-1 Warrants to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand (3,750,000) Class A-1 Warrants to be issued by the Company to members of management of the Company upon the Effective Date; provided, that the Company may elect to have comparable options issued in place of Class A-1 Warrants described in this subsection and this Agreement shall be deemed to be amended to reflect such issuance, (D) Class A Preferred Shares other than (x) up to fifteen million five hundred thousand (15,500,000) Class A Preferred Shares to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand

(3,750,000) Class A Preferred Shares to be issued to members of management of the Company upon the Effective Date and (E) Class B Preferred Shares, other than up to fifty million (50,000,000) Class B Preferred Shares to be issued to or for the benefit of the Constituents upon the Effective Date. Upon the Effective Date, all authorized Class A-2 Warrants and Class C Preferred Shares shall have been issued to or for the benefit of the Constituents. Upon the Closing Date, all of such outstanding securities, including, without limitation, the Equity Securities to be issued and delivered to the Investor pursuant to the terms hereof, shall have been duly authorized and validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties or reserved for issuance in accordance with the terms of the Plan and Confirmation Order. The Class A Common Shares issuable upon the exercise of the Warrants, when issued and delivered to the Warrant holders, shall have been duly authorized and be validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties. Upon the Closing and after giving effect to the Confirmation Order and the Plan, (i) there shall be no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether oral, formal or informal) with respect to the voting, transfer or disposition of capital stock of the Company or any Subsidiary to which the Company or any Subsidiary is a party or by which it is bound, or, to the knowledge of the Company, among or between any persons other than the Company or any Subsidiary (as the case may be), and (ii) except as set forth herein, there shall be no options, warrants, rights, calls, commitments or agreements of any character to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any Subsidiary or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any Subsidiary or any such other securities. The rights, preferences and privileges of the capital stock of the Company shall be as set forth in the Certificate of Incorporation (including any Certificates of Designation, as applicable) of the Company, as amended pursuant to the Plan and in effect upon the Closing.

SECTION 3.06 Subsidiaries; Equity Investments. (a) As of the Closing Date and after giving effect to the Plan and Confirmation Order, each of the Companies will have no Subsidiaries other than those specifically disclosed in Schedule 3.06(a) and all of the capital stock of, or other equity interests in, each Subsidiary will have been validly issued, will be fully paid and non-assessable and will be owned by the reorganized Company, directly or indirectly in the amounts specified in Schedule 3.06(a), free and clear of all Liens and free of any other restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interest other than those arising under applicable Law). As of the Closing Date, there shall not be any outstanding obligations of the reorganized Company or any Subsidiary to issue, repurchase, redeem or otherwise acquire any Equity Securities of a Subsidiary.

(b) Schedule 3.06(b) hereto is a complete and accurate list of the Equity Securities, and any other equity interest, equity investment or other ownership interest in any other Person, Beneficially Owned by any of the Companies, other than Cash Equivalents and the Equity Securities of the Subsidiaries disclosed in Schedule 3.06(a). None of the Companies has any equity investments in any other corporation or entity other than those specifically disclosed in Schedule 3.06(a) or Schedule 3.06(b). Other than as set forth on Schedule 3.06(b) hereto, as of the date hereof, none of the Companies is obligated, pursuant to any agreement or instrument applicable to the Company or such Subsidiary, to purchase any Equity Securities of, or make any other equity investment in, any Person.

SECTION 3.07 Company Reports; Financial Statements. (a) Except as set forth on Schedule 3.07(a) hereto, the Company has made available (including by filing publicly by EDGAR with the SEC) to the Investor a true and complete copy of (i) the Annual Report on Form 10-K of each of the Company and, if applicable, US Airways for each of the fiscal years ended December 31, 2001, 2000, 1999, 1998 and 1997; (ii) the Quarterly Report on Form 10-Q of each of the Company and US Airways for each of the periods ended March 31, 2002 and June 30, 2002; and (iii) each registration statement, report on Form 8-K, proxy statement, information statement or other report or statement required to be filed by the Company or US Airways with the SEC since December 31, 1997 and prior to the date hereof, in each case, in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the “SEC Reports”). As of their respective dates, the SEC Reports (i) were timely filed with the SEC; (ii) complied, in all material respects, with the applicable requirements of the Exchange Act and the Securities Act; (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) presented fairly, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto), the financial position and results of operations of the entity to which such report applies as of the date and for the period set forth therein. Other than the SEC Reports, neither the Company nor US Airways has filed or been required to file any other reports or statements with the SEC since December 31, 1997.

(b) Each of the consolidated balance sheets (including the related notes and schedules) included in or incorporated by reference into the SEC Reports fairly presents, in all material respects, the consolidated financial position of the entities to which it applies as of the date thereof; and each of the consolidated statements of income (or statements of results of operations), stockholders’ equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the SEC Reports fairly presents, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of the entities to which it applies (on a consolidated basis) for the periods or as of the dates, as the case may be, set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto) and in compliance with the rules and regulations of the SEC.

(c) Except as disclosed in the SEC Reports, there were no material liabilities or obligations of any nature of the Companies required under GAAP or the rules and regulations of the SEC to be disclosed as of the date of such SEC Reports. Since the date of the most recently filed SEC Report, except as disclosed in this Agreement or the SEC Reports, the Companies have not incurred any material liabilities or obligations other than those incurred in the ordinary course of such company’s business and other than in connection with the DIP Facilities.

SECTION 3.08 Information Provided. All representations and warranties made by the Company in this Agreement, and all written statements, memoranda, exhibits, documents, certificates, schedules or other written information provided by or on behalf of the Companies to the Investor or any of its Representatives in connection with the transactions contemplated hereby or by the Transaction Documents, when considered as a whole, are true and correct in all material respects and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. To the extent that any such information contained projections, such projections were prepared in good faith on the basis of (i) assumptions, methods and tests that are consistent with the Company’s past practices and are believed by the Company to be reasonable and (ii) information believed by the Company to have been accurate based upon information available to the Company at the time such projections were furnished to the Investor.

SECTION 3.09 Absence of Certain Changes or Events. Except for the filing of the Cases, the transactions contemplated by the Transaction Documents or as otherwise disclosed in the SEC Reports or this Agreement, (i) the Companies, taken as a whole, have in all material respects conducted their respective businesses in the ordinary course of business since December 31, 2001, and (ii) the Companies have not taken any actions, and no events have occurred since December 31, 2001, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.10 Property. (a) Except as set forth on Schedule 3.10(a), the Company and each of its Subsidiaries has good record and marketable title in fee simple to all Owned Real Property and valid leasehold or subleasehold interests in all Leased Real Property, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the SEC Reports or permitted under the DIP Credit Agreement, the Owned Real Property and the leasehold or subleasehold interests in the Leased Real Property are subject to no material Liens.

(b) The Company and each of its Subsidiaries has good title to all tangible personal property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Set forth on Schedule 3.10(c) hereto is a complete and accurate list of all Slots owned by any of the Companies on the date hereof.

(d) (i) Each of the Companies owns all right, title and interest in and to, or possesses the rights to use all Intellectual Property that is used or reasonably necessary for the conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) To the knowledge of the Company, the operation of the Companies’ respective businesses as currently conducted, or as contemplated to be conducted and the use of the Intellectual Property in connection therewith do not infringe, misappropriate, conflict with, or otherwise violate the rights of any other Person, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property is subsisting and has not been adjudicated invalid or unenforceable in whole or in part, and to the knowledge of the Company, is valid and enforceable and will not cease to be in full force and effect in accordance with its terms by virtue of the consummation of the transactions contemplated by the Transaction Documents.

(iii) Except as specifically disclosed in Schedule 3.10(d)(iii), no claim or litigation has been asserted or is pending or, to the knowledge of the Company, threatened, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, alleging that the Companies’ rights in or use of the Intellectual Property or the operation of the businesses of the Companies infringe, misappropriate, or otherwise violate the rights of any other Person. To the knowledge of the Company, no Person is engaging in any activity that infringes, misappropriates, or otherwise violates the Intellectual Property, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each material agreement, permit, consent, order and franchise relating to the license, development, use or disclosure of any of the Intellectual Property to which any of the Companies, now or hereafter, is a party or a beneficiary (collectively, the “IP Agreements”): (A) such IP Agreement is valid and binding and in full force and effect; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) none of the Companies have received any notice of termination, cancellation or received any notice of a breach or default under such IP Agreement; (iv) except as set forth on Schedule 3.10(d)(iv), none of the Companies has granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (v) none of the Companies and, to the Company’s knowledge, no other party to such IP Agreement, is in breach or default thereof in any material respect, and, to the Company’s knowledge, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

SECTION 3.11 Litigation. Except as has been publicly disclosed in the SEC Reports or litigation filed in connection with the Cases, there are no actions, suits, proceedings, claims or disputes (each, a “Proceeding”) pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Entity, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The performance of any action by any of the Companies required or contemplated by any of the Transaction Documents is not restrained or enjoined (either temporarily, preliminary or permanently). There are no actions, suits or proceedings pending that challenge the validity of any of the Transaction Documents or the applicability or enforceability of any Transaction Document.

SECTION 3.12 Compliance with Laws; Regulatory Approvals. (a) Each of the Companies is in compliance with the requirements of all applicable Laws, except in instances in which (i) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted, (ii) the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) on or prior to the Effective Date, compliance with such Law is excused or stayed by the Bankruptcy Code or by order of the Bankruptcy Court, and (iv) after the Effective Date, compliance with such Law is permanently excused or stayed by the Bankruptcy Code or by order of the Bankruptcy Court.

(b) Each of the Companies has obtained, and is in compliance with the terms and conditions of, all Regulatory Approvals required to conduct their respective businesses and all such Regulatory Approvals are in full force and effect, except (i) as set forth in Schedule 3.12(b), (ii) to the extent that failure to obtain, or to comply with, any Regulatory Approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) if, on or prior to the Effective Date, such failure to obtain, or to comply with, any Regulatory Approval is excused or stayed by the Bankruptcy Code or by order of the Bankruptcy Court, or (iv) after the Effective Date, such failure to obtain, or to comply with, any Regulatory Approval is permanently excused or stayed by the Bankruptcy Code or by order of the Bankruptcy Court.

SECTION 3.13 Taxes. (a) Except as disclosed in Schedule 3.13(a) hereto, the Companies have filed all material U.S. federal, state, local, foreign and other tax returns (including any information returns, reports and statements) (the “Tax Returns”) that are required to have been filed by them with the appropriate taxing authorities, and all information provided in such Tax Returns is complete and accurate in all material respects. Except as disclosed in Schedule 3.13(a), the Companies have paid all material Taxes owed by them (whether or not actually shown on such Tax Returns), other than in those instances in which such Taxes (i) are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP in respect of all such Taxes and/or (ii) relate to a Tax period (or portion thereof) ending on or before the commencement of the Cases and that first became due and payable after the time of the commencement of the Cases. Except as disclosed in Schedule 3.13(a) hereto, there is no material Tax liability proposed by any taxing authority to be imposed upon the Company or any of the Subsidiaries for the fiscal year ended December 31, 2002 and all prior years for which there is not an adequate reserve.

(b) Except as disclosed in Schedule 3.13(b) hereto, no audits or investigations relating to any Taxes for which any of the Companies may be liable are pending or threatened in writing by any taxing authority. Except as disclosed in Schedule 3.13(b) hereto, there are no agreements or applications by any of the Companies for the extension of the time for filing any material Tax Return or paying any material Tax nor have there been any waivers of any statutes of limitation for the assessment of any material Taxes.

(c) Except as disclosed in Schedule 3.13(c), none of the Companies is a party to any agreements with any Person other than one or more of the other Companies relating to the sharing or allocation of Taxes, except for tax indemnification agreements in leasing transactions.

(d) Except as disclosed in Schedule 3.13(d) hereto, the Companies have withheld from their employees and timely paid to the appropriate taxing authority proper and accurate amounts in all material respects through all periods in compliance in all material respects with all employee Tax withholding provisions of all applicable Laws.

SECTION 3.14 ERISA and Other Employment Matters.

(a) Schedule 3.14(a) lists each material employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each material bonus, incentive or deferred compensation, stock option or other equity based, severance, termination, or fringe benefit or other material benefit, plan, program or policy, maintained, sponsored or contributed to by any of the Companies or to which any such Person is or has been obligated to contribute (collectively, the “Employee Plans”). Each such Employee Plan subject to Section 412 of the Code or Section 302 of ERISA shall be so identified. Except as set forth on Schedule 3.14(a) hereto, none of the Companies is or, within the preceding six years, has been obligated to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA. Except as set forth on Schedule 3.14(a), none of the Companies has an express or implied commitment (i) to create or incur liability with respect to or cause to exist any employee benefit plan, program or arrangement other than the Employee Plans or (ii) except for amendments necessary or appropriate to comply with applicable Law, to modify, change or terminate any Employee Plan.

(b) Except as set forth in Schedule 3.14(b), neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will accelerate the time of payment, vesting or funding of, or increase or modify the amount or terms of, any compensation or benefits that are or may become payable from or by any of the Companies to or in respect of any current or former executive officer or other key employee of any such Person.

(c) All employer and employee contributions, and material premiums and expenses due and payable to or in respect of any Employee Plan or required by Law or any Employee Plan or labor agreement or arrangement have been timely paid, or, if not yet due, have been fully and adequately accrued as a liability on the Company’s most recent financial statements included in the SEC Reports in accordance with applicable Law.

(d) Except as set forth on Schedule 3.14(d), (i) no trade or business, whether or not incorporated, is or has been treated as a single employer together with the Company for any purpose under ERISA or Section 414 of the Code other than the Company’s Subsidiaries, (ii) no liability under Sections 406, 409, 502(i), 502(l), or Part 6 of Title I, of ERISA or Title IV of ERISA (other than premiums to the PBGC which have been timely paid) or the penalty or excise tax provisions of the Code relating to employee benefit plans or employee compensation has been incurred (directly or indirectly, including as a result of any indemnification obligation or agreement) by any of the Companies and is still outstanding, and no event, transaction or condition has occurred or exists which could reasonably be expected to result in any such liability, and (iii) no reportable event, within the meaning of Section 4043 of ERISA and the regulations of the PBGC promulgated thereunder (other than a reportable event as to which notice is waived) has occurred, or will occur, in connection with the consummation of the transactions contemplated by the Transaction Documents, with respect to any Employee Plan.

(e) Each Employee Plan has been operated and administered, and is in compliance with, all applicable Laws in all material respects. Except as set forth in Schedule 3.14(e), each Employee Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service as to its qualification or an initial application for a determination letter is pending with the Internal Revenue Service and, to the knowledge of the Company or any Subsidiary, no event or condition has occurred or exists since the date of such letter that could reasonably be expected to result in the disqualification of such Employee Plan.

(f) Each of the representations set forth in Sections 3.14(a), (d) and (e) shall be determined to be accurate unless the failure to be so accurate could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.15 Labor Matters. (a) Except as set forth on Schedule 3.15(a) hereto, US Airways, Inc. is not a party to or bound by any labor agreement or collective bargaining agreement respecting the employees in or relating to its business. Except as set forth on Schedule 3.15(a), US Airways, Inc. has not received any written notification of any efforts to organize employees in respect of any labor or union organization in or relating to its business. Except as set forth in Schedule 3.15(a) hereto, there is no unfair labor practice or similar charge or complaint against US Airways, Inc. relating to its business pending, or to the knowledge of US Airways, Inc., threatened. Each of the Companies is in compliance with all applicable Laws respecting employment practices, term and conditions of employment, collective bargaining agreements and wages and hours and is not engaged in any unfair labor practice.

(b) Except as set forth in Schedule 3.15(b) hereto, neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in the breach of, constitute a default or a change in control under, or otherwise provide any Person with a right to terminate, rescind, amend, renegotiate or be released from any labor agreement or collective bargaining agreement, or any provisions thereof, to which any of the Companies is a party.

(c) Each of the representations set forth in Section 3.15(a) shall be determined to be accurate unless the failure to be so accurate could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.16 Contracts. (a) Except as set forth on Schedule 3.16(a) hereto, none of the Companies is a party or subject to any of the following (whether written or oral, express or implied): (i) any Postpetition Employment Agreement, understanding or obligation with respect to severance, termination, retention or change in control, to pay liabilities or fringe benefits, with any present or former Representative of any of the Companies, or any such agreement, understanding or obligation, the assumption of which has been approved by the Bankruptcy Court, or (ii) any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, royalty payments, profit sharing or similar payment or benefit with respect to any present or former Representative of any of the Companies, that could, in either case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) None of the Companies is in breach or violation of, or in default under or with respect to, any contract, the assumption of which has been approved by the Bankruptcy Court or any Postpetition Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth in Schedule 3.16(c) hereto, neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in the breach of, constitute a default or a change in control under, or otherwise provide any Person with a right to terminate, rescind, amend, renegotiate or be released from any Employment Agreement, or any provisions thereof, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.17 Financial Advisors and Brokers. Except for Seabury Securities LLC and/or its Affiliates (“Seabury”), or as otherwise set forth on Schedule 3.17 hereto, no Person has acted, directly or indirectly, as a broker, finder or financial advisor of any of the Companies in connection with the Transaction Documents or the transactions contemplated thereby, and except for Seabury and any Person listed on Schedule 3.17, no Person acting for or on behalf of the Companies is entitled to receive any broker’s, finder’s or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of any of the Companies. True and correct copies of the Company’s agreement with Seabury and all agreements between any of the Companies, on the one hand, and each Person listed on Schedule 3.17 (or any of their respective Affiliates), on the other, have been delivered to the Investor.

SECTION 3.18 Insurance. Set forth on Schedule 3.18 hereto is a description that is correct and complete in all material respects (specifying the insurer, the policy number or covering note number with respect to binders and amount of coverage) of insurance policies, binders, contracts or instruments (collectively, the “Policies”) to which any of the Companies is a party or by which any of their assets or any of their employees, officers or directors (in such capacity) are covered by property, fire and casualty, professional liability, public and product liability, workers’ compensation, extended coverage, business interruption, directors’ and officers’ liability insurance and other forms of insurance provided to any of the Companies in connection with their respective businesses. All premiums required to be paid with respect to the Policies covering all periods up to and including the date hereof have been paid. Except as set forth on Schedule 3.18 hereto, all such Policies are in full force and effect, and will remain in full force and effect after the Closing, in accordance with their respective terms. Except as set forth on Schedule 3.18 hereto, none of the Companies has received any notice of default, cancellation or termination with respect to any provision of any such Policies, or any notice that the Insurer is unwilling to renew any such Policy following the currently scheduled expiration of such Policy or intends to materially modify any term of any such renewed Policy as compared to the existing Policy. With respect to its directors’ and officers’ liability insurance policies, none of the Companies has failed to give any notice or present any claim thereunder in due and timely fashion or as required by any such policies so as to jeopardize full recovery under such Policies. Except as set forth on Schedule 3.18 hereto, none of the Companies have any claims pending under the Policies in a stated amount in excess of $10,000,000.

SECTION 3.19 Environmental Matters. Except as set forth on Schedule 3.19 hereto or to the extent that such inaccuracies could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Companies (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required under applicable Environmental Laws for the conduct of their respective businesses, and such permits, licenses or other approvals remain in full force and effect, (iii) have not received notice of any unpaid penalty or liability or any pending or threatened enforcement action associated with any previously corrected violation of any Environmental Law and (iv) have not received notice of any actual or potential liability for the investigation, removal, remediation or cleanup of any disposal or release of Hazardous Materials.

SECTION 3.20 Controls. Each of the Debtors maintains internal information systems, cash management systems and other controls sufficient to provide reasonable assurance that material transactions are executed in accordance with management’s general or specific authorizations and are recorded in a manner that permits the preparation of financial statements in accordance with GAAP.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to, and agrees with, the Company as follows:

SECTION 4.01 Organization. The Investor is an instrumentality of the State of Alabama having all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Transaction Documents.

SECTION 4.02 Authorization of Agreements. The execution, delivery and performance by the Investor of its obligations under the Transaction Documents, to the extent that such documents have been delivered as of such date, and the consummation of the transactions contemplated by the Transaction Documents, are within the Investor’s powers and have been duly authorized by all necessary action and do not and will not contravene the terms of its governing documents. Each Transaction Document when delivered will constitute a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

SECTION 4.03 Consents; No Conflicts. No Approval (other than approval by the Bankruptcy Court) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Investor of this Agreement or any other Transaction Document, or for the consummation of the transactions contemplated hereby and thereby, except for such Approvals listed on Schedule 4.03 hereto or that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all of which have been duly obtained, taken, given or made and are in full force and effect, except as indicated on Schedule 4.03 hereto or for Approvals that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.04 Financial Advisors and Brokers. Except for Houlihan Lokey Howard & Zukin, no Person has acted directly or indirectly as a broker, finder or financial advisor of the Investor in connection with the Transaction Documents or the transactions contemplated thereby, and no Person acting for or on behalf of the Investor is entitled to receive any broker’s, finder’s or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Investor.

SECTION 4.05 Ownership of Equity Securities; Purpose of Investment. The Investor is acquiring the Common Stock, Class A-1 Warrants and Class A Preferred Shares under this Agreement solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act and applicable state securities or “blue sky laws”. The Investor is an “Accredited Investor” as such term is defined in Regulation D of the Securities Act.

SECTION 4.06 Citizenship. The Investor or its designee, as permitted by Section 10.09, who acquires the Equity Securities hereunder at the Closing will be a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49 or any similar legislation of the United States enacted in substitution or replacement therefore.

SECTION 4.07 Financing. The Investor has sufficient and adequate resources to consummate the transactions contemplated by this Agreement.

ARTICLE V
GOVERNANCE

SECTION 5.01 Board of Directors. (a) From and after the Closing Date, the Board shall be composed of 13 directors.

(b) As of the Closing Date and after giving effect to the Confirmation Order and Plan, the Board shall consist of: (i) 5 members designated by the Investor and reasonably satisfactory to the Company (each, an “Investor Director”), (ii) 2 members designated by the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) and reasonably satisfactory to the Company and the Investor (subject, in the case of the Investor, to Section 5.01(e) below) (each, a “Creditors’ Committee Director”), (iii) one (1) member designated by the Airline Pilots Association, International (“ALPA”, such member, the “ALPA Director”), (iv) one (1) member designated by the International Association of Machinists and Aerospace Workers (“IAMAW”, such member, the “IAMAW Director”), (v) one (1) member designated by the collective decision of the unions (other than ALPA and the IAMAW) that have entered into new or amended collective bargaining agreements with the Company which provide for such Board member (the “Labor Director”), (vi) the chief executive officer of the Company (the “CEO”), and (vii) 2 members, neither of whom is an employee or an affiliate of the Company or the Investor, identified by a majority of the Board and reasonably satisfactory to the Company and the Investor (subject, in the case of the Investor, to Section 5.01(e) below) (each, an “Independent Director”). Notwithstanding the foregoing, the composition of the Board (and the committees thereof) shall comply with all applicable rules of the primary national securities exchange or national quotation system on which the Common Stock is then listed or quoted.

(c) In the event of the death, disability, resignation or removal of a member of the Board, the Person designating such member shall designate a replacement for such director, which replacement shall be reasonably satisfactory to the Company and/or the Investor, if applicable, as provided above, and the Company shall cause such replacement to be elected to the Board; provided that if such member was a Creditors’ Committee Director, and at the time of such death, disability resignation or removal, the Creditors Committee is not in existence, such replacement member shall be reasonably acceptable to the Company and the Investor (subject, in the case of the Investor, to Section 5.01(e) below).

(d) From and after the Closing Date, the reorganized Company shall cause the following to constitute the slate of nominees recommended by the Board for election as directors at each annual meeting of the stockholders: (i) 5 Investor Directors; (ii) for the three-year period beginning on the Closing Date, 2 Creditors’ Committee Directors; (iii) for so long as the Series 1 Class C Preferred Share remains outstanding, one (1) ALPA Director designated and elected by the holder of the Series 1 Class C Preferred Share; (iv) for so long as the Series 2 Class C Preferred Share remains outstanding, one (1) IAMAW Director designated and elected by the holder of the Series 2 Class C Preferred Share; (v) one (1) Labor Director reasonably acceptable to the Company and designated by, at the Company’s option, either the labor groups entitled to designate such Labor Director or the holder of the Series 3 Class C Preferred Share for so long as the labor groups retain the right to so designate the Labor Director or the Series 3 Class C Preferred Share remains outstanding, as applicable; (vi) the CEO; and (vii) the remainder shall be Independent Directors reasonably acceptable to the Company and the Investor, and the Company shall use its best efforts to cause the election of such persons; provided that if the Board shall determine in good faith in the exercise of its fiduciary duties, following the receipt of advice of outside counsel, that nomination of any member of the Board for reelection would not be in the best interests of the reorganized Company, then the reorganized Company shall promptly notify the person designating such member, and thereafter, such person shall have a period of no less than fifteen (15) Business Days to designate a new nominee; provided further that if either of the Creditors’ Committee Directors elect not to stand for reelection, and at the time of such election, the Creditors’ Committee is not in existence, such Creditors’ Committee Directors shall be determined in the same manner as Independent Directors and reasonably acceptable to the Company and the Investor (subject, in the case of the Investor, to Section 5.01(e) below).

(e) For purposes of this Section 5.01, the requirement that the Creditors’ Committee Directors and the Independent Directors be reasonably acceptable to the Investor is not intended, and shall not be interpreted, to provide the Investor with the power to maintain a continuing vacancy in the associated director’s position, generally preventing the appointment of any director to fill such vacant position. Instead, if a particular Creditors’ Committee Director or

Independent Director, as the case may be, is not reasonably acceptable to the Investor, the Investor shall consult in good faith with the designating party in a good faith effort to agree with reasonable promptness upon a reasonably acceptable alternative designee.

(f) To the extent not prohibited by the rules of the primary national securities exchange or national quotation system on which the Common Stock is then listed or quoted, the Creditors’ Committee Directors, the ALPA Director, the IAMAW Director and the Labor Director shall be considered “independent directors”.

(g) Notwithstanding the foregoing provisions of this Section 5.01, the total number of Investor Directors the Investor is entitled to designate for election to the Board shall be reduced to: (i) four (4), if the Investor and its Affiliates beneficially own at least 67% but less than 83% of the Common Stock beneficially owned by the Investor and its Affiliates as of the Closing, (including Class A-1 Warrants on an as-exercised basis) (the “Investor’s Closing Shares”); (ii) three (3), if the Investor and its Affiliates beneficially own at least 50% but less than 67% of the Investor’s Closing Shares; (iii) two (2), if the Investor and its Affiliates beneficially own at least 33% but less than 50% of the Investor’s Closing Shares; (iv) one (1), if the Investor and its Affiliates beneficially own at least 16% but less than 33% of the Investor’s Closing Shares; and (v) zero (0), if the Investor and its Affiliates beneficially own less than 16% of the Investor’s Closing Shares. In the event that the number of Investor Directors the Investor is entitled to designate is reduced pursuant to this Section 5.01(h), the Investor shall be entitled to designate which Investor Director shall resign from the Board. Such Investor Director shall resign from the Board no later than the thirtieth (30th) day following the day on which the Investor’s beneficial ownership of the Investor’s Closing Shares referenced above drops below the relevant thresholds set forth above. Notwithstanding any of the foregoing, the Investor will no longer be entitled to designate any Investor Directors for election to the Board at and after the fifth (5th) anniversary hereof.

SECTION 5.02 Committees; Meetings. (a) Effective as of the Closing Date, the Investor shall have the option to designate members of each committee of the Board in the same proportion as the Investor’s representation on the Board, rounded up or down to the nearest whole director, except to the extent prohibited by the rules of the primary national securities exchange or national quotation system on which the Common Stock is then listed or quoted. The reorganized Company and the Board shall use best efforts to comply with any rules of such exchange in such fashion as to achieve, to the greatest extent possible, the appointment of such percentage of Investor Directors to each of the committees of the Board; and in the event that the Investor Directors are so prohibited from membership on any committee, such directors shall be permitted to attend all meetings of such committee as observers (except to the extent that their attendance would constitute a breach of the Board’s fiduciary duty), and the reorganized Company shall notify each Investor Director of each such meeting no later than the time at which it notifies any member of the committee. In the event the Investor elects to have an Investor Director appointed to a committee of the Board, the Investor shall so notify the reorganized Company in writing, and the reorganized Company shall appoint such nominee to such committee no later than the earlier of (i) ten (10) days following the delivery of such notice by the Investor and (ii) the next regular meeting of such committee.

(b) In the event of the death, disability, resignation or removal of any member of a committee of the Board, the Person designating such member shall have the right to designate a replacement member to such committee, and the Company shall nominate such replacement to the committee, except to the extent prohibited by the rules of the primary national securities exchange or national quotation system on which the Common Stock is then listed or quoted.

(c) From and after the Closing Date, the Board shall have an audit committee, a governance committee, an executive committee and a compensation committee. Each committee established by the Board shall have such powers and authority as granted to it by the Board.

SECTION 5.03 Directors’ Liability and Indemnification.

(a) Upon and at all times after consummation of the Plan, the Certificate of Incorporation shall contain provisions that (i) eliminate the personal liability of the Company’s former, present and future directors for monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable Law and (ii) require the Company, subject to appropriate procedures, to indemnify the Company’s former, present and future directors and executive officers to the fullest extent permitted by applicable Law. In addition, upon consummation of the Plan, the reorganized Company shall enter into written agreements with each Person who is a director or executive officer of the reorganized Company on the date hereof providing for similar indemnification of such Person and providing that no recourse or liability whatsoever with respect to this Agreement, the other Transaction Documents, the Plan or the consummation of the transactions contemplated hereby or thereby shall be had, directly or indirectly, by or in the right of the reorganized Company against such person, to the fullest extent permitted under applicable Law.

(b) On or prior to the Effective Date, the Company shall procure, and, so long as any Investor Director serves as a member of the Board, maintain in full force and effect directors’ and officers’ liability insurance with respect to such person, which insurance shall be in an amount, and shall cover such risks, as is customary for a corporation in the Companies’ respective businesses or other similar businesses.

ARTICLE VI
PRE-CLOSING COVENANTS

SECTION 6.01 Taking of Necessary Action. (a) Each of the parties hereto agrees to use its commercially reasonable efforts promptly to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms hereof (including, without limitation, the preparation, negotiation and execution of the Transaction Documents). Without limiting the foregoing, the Investor and the Company will use their commercially reasonable efforts to make all filings (including filings under the HSR Act) with respect to, and to obtain, all consents or other approvals required pursuant to Sections 8.01(c), 8.01(d), 8.01(e), 8.01(h), 8.01(i), 8.01(m),

8.02(c), 8.02(d) and 8.02(e) hereof or, in the reasonable opinion of the Investor or the Company, otherwise advisable, to permit the consummation of the transactions contemplated hereby.

(b) The Company shall use commercially reasonable efforts to obtain as promptly as possible after the date hereof the entry of (i) the Bidding Procedures Order as attached hereto as Exhibit G, or in form and substance otherwise reasonably satisfactory to the Investor and (ii) the Confirmation Order in form and substance satisfactory to the Investor.

(c) The Company shall file a Disclosure Statement (with a plan of reorganization attached as an exhibit thereto), in each case on terms reasonably satisfactory to the Investor on or prior to December 31, 2002 and shall use commercially reasonable efforts to obtain approval of such Disclosure Statement (with a plan of reorganization attached as an exhibit thereto) on or prior to March 31, 2003.

SECTION 6.02 Notifications. At all times prior to the Closing Date, the Investor shall promptly notify the Company and the Company shall promptly notify the Investor in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event that will or is reasonably likely to result in the failure to satisfy the conditions to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.02 shall not limit or otherwise affect the remedies available hereunder to any party giving or receiving such notice.

SECTION 6.03 Compliance with the Bidding Procedures Order. The Company shall comply in all respects with its obligations under the Bidding Procedures Order from and after the date of its entry, and except as contemplated by the Bidding Procedures Order, the Company (i) shall not endorse, support, propose, recommend, or file any motion seeking approval of, any plan of reorganization, recapitalization transaction or sale of all or substantially all of the business or operations of the Company (whether by merger, consolidation or otherwise) to any Person other than the Plan and the transactions contemplated hereby and (ii) shall not enter into any agreement with any such Person relating thereto other than this Agreement with the Investor.

ARTICLE VII
ADDITIONAL COVENANTS

SECTION 7.01 Financial and Other Information. From and after the date hereof, the Company shall (and shall cause each of its Subsidiaries, Representatives and Affiliates to) afford to the Investor, its Affiliates and their respective Representatives complete access, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Companies’ respective businesses, to their respective facilities, properties, books, contracts, commitments, records (including information regarding any pending or threatened Proceeding to which any of the Companies is, or reasonably expects to be, a party), key personnel, officers, independent accountants and legal counsel; provided, however, that the Company will not be required to provide access to employee personnel files if providing such files would be unreasonable or a violation of applicable Law. The Company shall use its commercially reasonable efforts to cause its lessors to cooperate with the Investor, its Affiliates and their respective Representatives.

SECTION 7.02 Company Reports; Financial Statements.

(a) From and after the date hereof, the Company and US Airways shall file, in a timely manner, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and each registration statement, report on Form 8-K, proxy statement, information statement or other report or statement with the SEC, as required (the “Subsequent Reports”). Each Subsequent Report shall (i) comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, (ii) not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (iii) present fairly, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto), the financial position and results of operation of the entity to which it applies as of the date and for the period set forth therein.

(b) Each of the consolidated balance sheets (including the related notes and schedules) included in or incorporated by reference into the Subsequent Reports shall fairly present, in all material respects, the consolidated financial position of the entities to which it applies as of the date thereof, and each of the consolidated statements of income (or statements of results of operations), stockholders’ equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the Subsequent Reports shall fairly present, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of the entities to which it applies (on a consolidated basis) for the periods or as of the dates, as the case may be, set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto) and in compliance with the rules and regulations of the SEC.

SECTION 7.03 Publicity. Except as required by Law or by obligations pursuant to any listing agreement with or requirement of any national securities exchange or national quotation system on which the Common Stock is listed, admitted to trading or quoted, neither the Company (nor any of its Affiliates) nor the Investor (nor any of its Affiliates) shall, without the prior written consent of each other party hereto, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. Prior to making any public disclosure required by applicable Law or pursuant to any listing agreement with or requirement of any relevant national exchange or national quotation system, the disclosing party shall consult with the other parties hereto, to the extent feasible, as to the content and timing of such public announcement or press release.

SECTION 7.04 Registration Rights Agreement. Each class of Common Stock, the Class A-1 Warrants and Class A Preferred Shares shall be registered by the Company under the Securities Act. The Company and the Investor shall use commercially reasonable efforts to promptly enter into a registration rights agreement (the “Registration Rights Agreement”) on mutually acceptable terms and conditions, pursuant to which the Company shall file a resale registration statement pursuant to Rule 415 under the Securities Act permitting free resale of the Class A Common Shares, the Class B Common Shares and the Class A-1 Warrants issued under the Plan promptly after the Closing Date, and use its commercially reasonable efforts to cause to be declared effective and, subject to the conditions set forth in the Registration Rights Agreement, to maintain the effectiveness of, such registration statement.

SECTION 7.05 Slots and Routes. The Company shall use commercially reasonable efforts to, and cause its Subsidiaries to, take all action necessary or advisable, to the extent consistent with past practices, to maintain the right, if any, to operate their respective Slots at LaGuardia Airport and Ronald Reagan Washington National Airport in compliance in all material respects with the terms, conditions and regulations set forth in Part 93 of Title 14 of the Code of Federal Regulations, including the usage and reporting requirements set forth in Section 93.227 thereof, and to continue operations on their existing routes where the discontinuation of service would have a Material Adverse Effect.

SECTION 7.06 Tax Contests. The Company shall keep the Investor apprised of any material Tax audits, examinations, assessments, administrative or court proceedings, or other disputes with respect to any material Tax matter of the Company or any of its Subsidiaries (“Contests”). If the Investor is the Winning Plan Sponsor, the Company shall thereafter provide the Investor with copies of all written materials received from any relevant taxing authority in respect of any Contest, shall consult with the Investor in good faith regarding the conduct of such Contest, and shall consider in good faith suggestions made by the Investor and its Representatives regarding the conduct of such Contest. Notwithstanding any other confidentiality agreements to which the Investor and the Companies are parties (which agreements are not affected hereby), the Investor (i) shall, and shall cause its Representatives to, hold in strict confidence all information it or they receive pursuant to this Section 7.06 and (ii) shall not release or disclose such information except to its Representatives who need to know such information and who shall be advised of and agree to act in accordance with the provisions of this Section 7.06 or as required by Law; provided, that prior to making any disclosure required by Law, the Investor shall consult with the Company as to the content and timing of such disclosure and shall give the Company reasonable notice so as to allow the Company time to seek a protective order or take such other protective action with respect to the information to be disclosed.

SECTION 7.07 Investor Financing. The Investor shall have sufficient and adequate resources to consummate the transactions contemplated by this Agreement at the Closing.

SECTION 7.08 Capital Restructuring.

(a) If the Investor is prohibited from consummating the transactions contemplated by the Transaction Documents (and does not designate an assignee in accordance with Section 10.09 that is not so prohibited) as a result of the Investor failing to be a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, then the Investor and the Company shall take such actions, including modifying the terms and structure of the transactions contemplated by the Transaction Documents and such actions as shall be required by the Department of Transportation, which actions shall, to the extent reasonably feasible, be consistent with the contemplated consequences to the Company and the Investor in order to enable the reorganized Company to remain in compliance with the applicable statutory, regulatory and interpretive restrictions regarding foreign (or non-U.S.) ownership and control of U.S. air carriers and provide the Investor with the benefit and value of its bargain hereunder.

(b) Subject to Section 7.08(a), the parties agree that if the benefits to the Investor of the transactions contemplated by the Transaction Documents are changed as a result of taking action pursuant to this Section 7.08, then such parties shall use commercially reasonable efforts to restore such benefits to the Investor as soon as reasonably practicable. In addition, the parties agree to reasonably cooperate to avoid or limit the adverse effect of Section 7.08(a).

ARTICLE VIII

CONDITIONS

SECTION 8.01 Conditions to Investor’s Obligations. The obligation of the Investor to make the Investment pursuant to Section 2.01 hereof is subject to satisfaction or waiver of each of the following conditions precedent:

(a) Definitive Documents. Definitive Transaction Documents necessary to consummate the transactions contemplated herein shall have been prepared, negotiated and, to the extent applicable, executed by the parties, and approval by the Bankruptcy Court of such documents, as necessary, shall have been obtained. All Transaction Documents (in form and substance reasonably satisfactory to the Investor), to the extent applicable, shall have been executed by the parties thereto on or prior to the Effective Date, shall not have been modified, shall be in effect and the consummation of the transactions contemplated thereby shall not be stayed, and all conditions to the obligations of the parties under the Transaction Documents shall have been satisfied or effectively waived (other than the conditions set forth in Sections 8.01(b), 8.01(h), 8.01(k), 8.01(m) and 8.01(r) hereof, which conditions may be satisfied either prior to, or simultaneously with, the Closing). All corporate and other proceedings to be taken by the Company in connection with the Transaction Documents and the transactions contemplated thereby to be completed at the Closing and documents incident thereto shall have been completed in form and substance reasonably satisfactory to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of the Transaction Documents and such other documents as it may reasonably request.

(b) Delivery. The reorganized Company shall have executed and delivered to the Investor the shares of Common Stock, Class A-1 Warrants and Class A Preferred Shares pursuant to and in accordance with Section 2.01 hereof.

(c) Bidding Procedures Order. The Bankruptcy Court shall have approved and entered the Bidding Procedures Order on or prior to October 10, 2002, which Bidding Procedures Order shall be as attached hereto as Exhibit G, or in form and substance otherwise reasonably satisfactory to the Investor, and, once entered, shall not have been modified without the Investor’s prior written consent in a manner materially adverse to the Investor, reversed or vacated and such order shall be in effect and not be stayed.

(d) Regulatory Approvals. The Company shall have received (i) all material Regulatory Approvals (other than waiting periods imposed by applicable Law as referred to later in this paragraph), which shall have become final (provided that, if an appeal of such Regulatory Approval is pending and such appeal has a significant possibility of being resolved adversely to the Company in a manner that would reasonably be expected to have a Material Adverse Effect, this clause (i) shall be deemed not to be satisfied), and (ii) all other material approvals, permits, authorizations, exemptions, consents, licenses and agreements from other third parties that are necessary to permit the transactions contemplated hereby and to permit the reorganized Company to carry on its business after such transactions in a manner not materially inconsistent with the manner in which it was carried on prior to the Effective Date (together with the Regulatory Approvals, the “Approvals”), which Approvals shall not contain any condition or restriction that, in the Investor’s reasonable judgment, materially impairs the reorganized Company’s ability to carry on its business. All waiting periods imposed by applicable Law (including, without limitation, under the HSR Act) in connection with the transactions contemplated by the Transaction Documents shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions.

(e) Plan of Reorganization. The Plan (including all securities of the reorganized Company to be issued pursuant thereto), the principal terms of which are summarized in Exhibits H and I hereto, the Disclosure Statement and the Confirmation Order shall be, subject to Section 7.08, reasonably satisfactory in form and substance in all material respects to the Investor and such Plan as confirmed by the Bankruptcy Court shall, among other things, (i) accommodate and incorporate the Transaction Documents and the transactions contemplated thereby, to the extent applicable or appropriate, (ii) reflect the concessions obtained and to be obtained from the Debtors’ employees, creditors, lessors and other claimants not materially inconsistent with the Company Forecast, and (iii) reflect a corporate and capital structure of the reorganized Company that is as described in Section 3.05 hereof or, subject to Section 7.08, is otherwise reasonably satisfactory to the Investor.

(f) Disclosure Statement. The order approving the Disclosure Statement relating to the Plan and the Transaction Documents, to the extent applicable or appropriate, or the modifications thereto (subject to Section 7.08, to the extent reasonably satisfactory to the Investor) shall have been entered by the Bankruptcy Court and, once entered, shall not have been modified without the Investor’s prior written consent in any manner materially adverse to the Investor, shall be in effect and shall not have been stayed.

(g) Confirmation Order. The Confirmation Order, subject to Section 7.08, satisfactory in form and substance in all respects to the Investor, shall have been entered by the Bankruptcy Court and, once entered, shall not have been modified without the Investor’s prior written consent in any manner materially adverse to the Investor, shall be in effect and shall not have been stayed.

(h) Effective Date. The Effective Date shall have occurred.

(i) Compliance with Laws; No Adverse Action or Decision. Since the date hereof, (i) no Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents; (ii) no preliminary or permanent injunction or other order by any

Governmental Entity that restrains, enjoins, prevents, delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents shall have been issued and remain in effect, except for such injunctions that, if obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) no Governmental Entity shall have instituted any Proceeding that seeks to restrain, enjoin, prevent, delay, prohibit or otherwise make illegal the performance of any of the Transaction Documents, except for any Proceedings, which, have a significant possibility of being brought to a conclusion which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Marketing Arrangement. The minimum statutory and regulatory object on periods or review periods, as applicable, shall have expired with respect to US Airways, Inc.’s marketing arrangement with United Air Lines, Inc. and neither the U.S. Department of Transportation nor any other applicable regulatory agencies shall have filed any objection to such marketing arrangement that is material in the reasonable judgment of the Investor and that has not been resolved.

(k) ATSB Financing. The definitive documents relating to the ATSB Loan shall have been executed providing for gross proceeds of $1 billion to the reorganized Company, and a guarantee of at least $900 million of such loan, on terms and conditions reasonably satisfactory to the Investor, and all conditions precedent to the closing of the ATSB Loan shall have been satisfied or waived (other than any condition requiring the Closing of the Investment, it being understood that the closing of the ATSB Loan shall only occur either prior to, or simultaneously with, the Closing and shall not occur after the Investment).

(l) Representations and Warranties; Covenants. The representations and warranties of the Company set forth in Article III hereof (without giving effect to any Material Adverse Effect, materiality or similar qualifier) shall have been true and correct in all respects on and as of the date hereof and at the time immediately prior to the Closing (except where such representation and warranty speaks by its terms of “at Closing,” in which case it shall be true and correct as of the time of Closing) as if made on the Closing Date (except where such representation and warranty speaks by its terms of a different date, in which case it shall be true and correct as of such date), except to the extent that such inaccuracies in any such representation or warranty have not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed by it hereunder at or prior to the Closing, and the Company shall have delivered to the Investor at the Closing a certificate in form and substance reasonably satisfactory to the Investor dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company to the effect that the conditions set forth in this Section 8.01(l) have been satisfied.

(m) Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-Laws, as provided for in the Plan, shall contain the terms contemplated hereby (including, without limitation, relating to governance and capital structure), shall otherwise be reasonably satisfactory to the Investor and shall have been filed with and accepted by the Secretary of State of the State of Delaware and shall have become effective. As of the Closing Date, the Company shall have made available to the Investor a complete and correct copy of the certificates of incorporation and the by-laws or comparable governing instruments of each of the Companies, in full force and effect as of the Closing Date.

(n) Board Representation. (i) As contemplated by Section 5.02 hereof, 5 Investor Directors designated by the Investor shall have been elected or appointed to the 13 member Board effective as of the Closing Date, and (ii) directors’ and officers’ liability insurance shall be available to the Investor Directors on terms reasonably satisfactory to the Investor and in an amount of coverage at least equal to fifty million dollars ($50,000,000).

(o) No Material Adverse Effect. Since the date hereof, except for the filing of the Cases, the transactions contemplated by the Transaction Documents or as otherwise disclosed in the SEC Reports, this Agreement or the DIP Credit Agreement, no event, circumstance or matter shall have occurred or arisen, or come to the attention of the Investor, that has had, or would reasonably be expected to have, a Material Adverse Effect.

(p) Operational and Financial Benchmarks. The Company shall have achieved the operational and financial benchmarks specified in Schedule 8.01(p) attached hereto.

(q) Foreign Ownership. The Company shall be in compliance with the applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers, except to the extent that any failure to be in compliance is a result of the Investor’s citizenship status.

(r) Registration Rights Agreement. The Company shall have executed the Registration Rights Agreement.

(s) Litigation. There shall be no threatened or pending suit, action, investigation, inquiry or other proceeding by or before any court of competent jurisdiction (excluding the Cases or any other proceeding disclosed by the Company prior to the execution of the Investment Agreement) which is likely to have a Material Adverse Effect or materially impair the Investor’s ability to realize the benefits and value of the Investment.

SECTION 8.02 Conditions to the Company’s Obligations. The obligation of the Company to issue and sell the Common Stock, Class A-1 Warrants and Class A Preferred Shares pursuant to Section 2.01 hereof at the Closing is subject to satisfaction or waiver of each of the following conditions precedent:

(a) Representations and Warranties; Covenants. The representations and warranties of the Investor set forth in Article IV hereof (without giving effect to any Material Adverse Effect, materiality or similar qualifier) shall have been true and correct in all respects, on and as of the date hereof and at the time immediately prior to the Closing (except where such representation and warranty speaks by its terms of “at Closing,” in which case it shall be true and correct as of the time of Closing) as if made on the Closing Date (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), except to the extent that such inaccuracies have not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Investor shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed by it at or prior to the Closing, and the Investor shall have delivered to the Company at the Closing a certificate in form and substance reasonably satisfactory to the Company dated the Closing Date and signed on behalf of a member of the Investor to the effect that the conditions set forth in this Section 8.02(a) have been satisfied.

(b) Compliance with Laws; No Adverse Action or Decision. Since the date hereof, (i) no Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents with respect to the transactions contemplated thereby to be completed at the Closing; (ii) no preliminary or permanent injunction or other order by any Governmental Entity that restrains, enjoins, prevents, delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents shall have been issued and remain in effect, except for such injunctions that, if obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) no Governmental Entity shall have instituted any Proceeding that seeks to restrain, enjoin, prevent, delay, prohibit or otherwise make illegal the performance of any of the Transaction Documents, except for any Proceedings, which have a significant possibility of being brought to a conclusion which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Regulatory Approvals. The Company shall have received (i) all material Regulatory Approvals (other than waiting periods imposed by applicable Law as referred to later in this paragraph), which shall have become final (provided that, if an appeal of such Regulatory Approval is pending and such appeal has a significant possibility of being resolved adversely to the Company in a manner that would reasonably be expected to have a Material Adverse Effect, this clause (i) shall be deemed not to be satisfied), and (ii) all other Approvals, which Approvals shall not contain any condition or restriction that, in the Company’s reasonable judgment, materially impairs the reorganized Company’s ability to carry on its business. All waiting periods imposed by applicable Law (including, without limitation, under the HSR Act) in connection with the transactions contemplated by the Transaction Documents shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions.

(d) Confirmation Order. The Confirmation Order, satisfactory in form and substance in all respects to the Company, shall have been entered by the Bankruptcy Court and, once entered, shall not have been modified without the Company’s prior written consent in any manner materially adverse to the Company, shall be in effect and shall not have been stayed.

(e) Effective Date. The Effective Date shall have occurred.

(f) ATSB Financing. The definitive documents relating to the ATSB Loan shall have been executed providing for gross proceeds of $1 billion to the reorganized Company, and a guarantee of at least $900 million of such loan, and all conditions precedent to the closing of the ATSB Loan shall have been satisfied or waived (other than any condition requiring the Closing of the Investment, it being understood that the closing of the ATSB Loan may occur either prior to, or simultaneously with, the Closing).

(g) Citizenship. The Company shall have received reasonably satisfactory assurances as it may request that the Investor is a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49 or any similar legislation of the United States enacted in substitution or replacement therefor.

ARTICLE IX
TERMINATION

SECTION 9.01 Termination of Agreement. Subject to Section 9.02 hereof, this Agreement may be terminated by notice in writing at any time prior to the Closing by:

(a) the Investor, if (i) the Closing shall not have occurred on or before June 30, 2003, or (ii) the Confirmation Order shall not have been entered by June 15, 2003;

(b) the Investor, if (i) there shall have been a breach by the Company of any material representation, warranty, covenant or agreement contained in this Agreement, which breach would result in the failure to satisfy any condition set forth in Section 8.01 hereof to the Investor’s obligations and that has not been cured within ten (10) days following receipt by the Company of written notice from the Investor of such breach or if such breach is not capable of being cured, immediately upon such breach, or (ii) any condition set forth in Section 8.01 hereof to the Investor’s obligations is not capable of being satisfied;

(c) the Company, if (i) there shall have been a breach by the Investor of any material representation, warranty, covenant or agreement contained in this Agreement which breach would result in the failure to satisfy any condition set forth in Section 8.02 hereof to the Company’s obligations and that has not been cured within ten (10) days following receipt by the Investor of written notice from the Company of such breach or if such breach is not capable of being cured, or (ii) any condition set forth in Section 8.02 hereof to the Company’s obligations is not capable of being satisfied;

(d) the Investor or the Company, if the Investor is not the Winning Plan Sponsor;

(e) the Investor, if (i) the Bankruptcy Court denies the motion to approve the Bidding Procedures Order, (ii) the Bankruptcy Court fails to approve the Bidding Procedures Order as attached hereto as Exhibit G or in form and substance otherwise reasonably satisfactory to the Investor on or prior to October 10, 2002 or (iii) the Bankruptcy Court or any court of competent jurisdiction to which a decision relating to the Cases has been appealed modifies the Bidding Procedures Order without the prior written consent of the Investor in a manner materially adverse to the Investor, or reverses, vacates or stays such order following its entry;

(f) the Investor, upon the maturity (whether by acceleration, termination or mandatory prepayment) of the DIP Facilities prior to the Effective Date;

(g) the Investor, if the Company enters into a binding letter of intent to enter into an Alternative Transaction with a third party unrelated to the Investor; and

(h) mutual agreement in writing by the Company and the Investor.

If the Investor elects to terminate this Agreement pursuant to (i) Section 9.01(b) as a result of a failure by the Company to satisfy Sections 8.01(e) or 8.01(f) hereof, it must do so on or before the tenth (10th) Business Day after the date of approval of such Plan or Disclosure Statement that does not satisfy the requirements set forth in Section 8.01(e) or 8.01(f) hereof, as applicable; (ii) Section 9.01(b) as a result of a failure by the Company to satisfy Section 8.01(g) hereof, it must do so on or before the tenth (10th) Business Day after the date of entry of a Confirmation Order that does not satisfy the requirements set forth in Section 8.01(g) hereof; or (iii) Section 9.01(e), as a result of a failure by the Company to satisfy Section 8.01(c) hereof, it must do so on or before the tenth (10th) Business Day after the later of (A) October 10, 2002, and (B) the date of entry of a Bidding Procedures Order that does not satisfy the requirements set forth in Section 8.01(c) hereof. If the Investor fails to terminate the Agreement by the dates set forth in the immediately preceding sentence, the Investor shall not thereafter be entitled to terminate this Agreement as a result of such failure.

If the Company elects to terminate this Agreement pursuant to Section 9.01(c) as a result of a failure by the Investor to satisfy Section 8.02(d) hereof, it must do so on or before the tenth (10th) Business Day after the date of entry of a Confirmation Order that does not satisfy the requirements set forth in Section 8.02(d) hereof. If the Company fails to so terminate the Agreement, the Company shall not thereafter be entitled to terminate this Agreement as a result of such failure.

SECTION 9.02 Effect of Termination. If this Agreement is terminated in accordance with Section 9.01 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect except that (i) the terms and provisions of this Section 9.02, Section 7.02, Section 7.06 and Article X hereof shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Fees and Expenses. (a) The Company shall reimburse the Investor for all reasonable fees and expenses (the “Expenses”) incurred by or on behalf of the Investor in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the transactions contemplated thereby, including, but not limited to, reasonable fees and expenses of its legal counsel and third-party consultants engaged by it to assist in such transactions and reasonable fees and expenses incurred by the Investor in connection with any due diligence, collateral reviews and field examinations; provided, that the Company shall pay only the monthly fees of Houlihan Lokey Howard & Zukin, and not any success, transaction, financing, mergers and acquisitions or similar fees; provided further that such reasonable fees and expenses of Houlihan Lokey Howard & Zukin shall be consistent with a schedule of expenses provided to the Company prior to the date hereof. The Investor will render monthly invoices to the Company for Expenses reimbursable hereunder, and the Company shall pay to the Investor or its designated affiliate all amounts due under such invoice within ten (10) days of receipt thereof.

(b) All amounts payable under this Agreement shall be paid in immediately available funds to an account or accounts designated by the recipient of such amounts, except as otherwise provided herein.

SECTION 10.02 Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Closing Date.

SECTION 10.03 Specific Performance. The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party waives any objection to the imposition of such relief.

SECTION 10.04 Indemnification. (a) The Company shall indemnify and hold harmless the Investor and each of its partners, Affiliates and Representatives (collectively, the “Indemnified Parties”) from and against any and all losses, penalties, judgments, suits, costs, claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements (collectively, “Losses”), incurred by, imposed upon or asserted against any of the Indemnified Parties as a result of, relating to or arising out of (i) the breach of any representation, warranty, agreement or covenant made by the Company in this Agreement or any other Transaction Document, or in any certificate delivered by the Company pursuant to this Agreement or any other Transaction Document, (ii) the transactions contemplated by this Agreement (except to the extent the Investment would be illegal as a result solely of actions or attributes of the Investor), or (iii) any actions, inactions or omissions in any manner relating hereto or thereto or any actions or transactions contemplated hereby or thereby (including, without limitation, any litigation to which an Indemnified Party is made a party as a result thereof), except to the extent that such Losses are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from fraud, willful misconduct or gross negligence of such Indemnified Party; provided that nothing in this Section 10.04(a) shall require the Company to indemnify any Indemnified Party with respect to any Loss resulting solely from a decline in the market value of the Equity Securities issued to the Indemnified Party in connection with the transactions contemplated hereby.

(b) The following provisions shall apply to claims for Losses from claims by a third party (an “Indemnity Claim”). An Indemnified Party entitled to any indemnification in respect of, arising out of or involving an Indemnity Claim shall notify the indemnifying party in writing, and in reasonable detail, of the Indemnity Claim within 10 Business Days after receipt by such Indemnified Party of written notice of the Indemnity Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder unless and to the extent such failure to deliver timely notice adversely impacts the indemnifying party. If an Indemnity Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and unconditionally acknowledges its obligation to indemnify the Indemnified Party with respect to such Indemnity Claim, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the Indemnified Party; provided that the indemnifying party shall not take any action that would materially and adversely affect the Indemnified Party without such Indemnified Party’s consent.

(c) If the indemnifying party elects to assume the defense of any Indemnity Claim, all of the Indemnified Parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include (upon the indemnifying party’s reasonable request) the provision to the indemnifying party of existing records and information that are reasonably relevant to such Indemnity Claim, and making themselves (in the case of individuals) and using reasonable efforts to make their employees and their Representatives, if any, available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and to attend depositions, give testimony or otherwise appear at any trial or hearing to the extent reasonably requested by the indemnifying party. Whether or not the indemnifying party shall have assumed the defense of an Indemnity Claim, the indemnifying party shall not admit any liability with respect to, or settle, compromise or discharge, such Indemnity Claim without the Indemnified Party’s prior written consent. If the indemnifying party shall have assumed the defense of an Indemnity Claim, the indemnifying party shall not take any action in the conduct of such defense that would materially and adversely affect the Indemnified Party without the consent of the Indemnified Party; provided, however, that the Indemnified Party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the indemnifying party may recommend and which, by its terms, obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the Indemnified Party completely in connection with such Indemnity Claim, and that would not otherwise materially and adversely affect the Indemnified Party.

(d) Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (but shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Indemnity Claim, which reasonable fees and expenses the indemnifying party shall pay as incurred in advance of the final disposition of such Indemnity Claim) if (i) the Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages, (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (iii) the use of counsel chosen by the indemnifying party to represent the Indemnified Party or Parties would present such counsel with a conflict of interest, or (iv) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that, with respect to clause (i), if such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages; and provided further that in the event that the indemnifying party is not permitted to assume the defense of any Indemnity Claim pursuant to this Section 10.04(d), the Indemnified Party shall not agree to any settlement, compromise or discharge of such Indemnity Claim, which by its terms obligates the indemnifying party to pay any monetary damages or otherwise imposes any obligation on the indemnifying party without the prior written consent of the indemnifying party.

(e) All payments under this Section 10.04 shall be due promptly following the occurrence of the related Loss; provided that, if a final, non-appealable judicial determination is made that an Indemnified Party is not entitled to any such payment, it will promptly repay the appropriate amounts to the appropriate indemnifying party.

SECTION 10.05 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by first class mail, postage prepaid, as follows:

(i)	If to the Company, to: US Airways Group, Inc. 2345 Crystal Drive Arlington, Virginia 22227 Attention: Michelle V. Bryan Executive Vice President – Corporate Affairs and General Counsel

With a copy to: Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive Chicago, Illinois 60606 Attention: Seth Jacobson, Esq.

(ii)	If to the Investor, to: The Retirement Systems of Alabama 135 South Union Street Montgomery, Alabama 36104 Attention: Darren Schulz Chief Investment Officer

With a copy to: Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, NY 10103 Attention: Duncan Darrow, Esq.

SECTION 10.06 Entire Agreement; Amendment. This Agreement and the documents described herein (including the Plan) or attached or delivered pursuant hereto (including, without limitation, the other Transaction Documents) set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may only be amended, modified or supplemented in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by a party hereto of any other party hereto prior to or after the date hereof shall stop or prevent the exercise of any right hereunder or be deemed to be a waiver of any such right.

SECTION 10.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

SECTION 10.08 Governing Law. To the extent not governed by the Bankruptcy Code, this Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Agreement solely between the Company and the Investor shall be the Bankruptcy Court, or if such court will not hear any such suit, the U.S. District Court for the Southern District of New York, and, the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 10.05 hereof. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the Law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by Law, that final and non-appealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness. THE PARTIES AGREE TO WAIVE ANY AND ALL RIGHTS THAT THEY MAY HAVE TO A JURY TRIAL WITH RESPECT TO DISPUTES ARISING OUT OF THIS AGREEMENT.

SECTION 10.09 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s and the Investor’s successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto; provided, however, that the Investor may assign all or part of its interest in this Agreement and its rights hereunder to any of its Affiliates; provided, further, that any such assignment by the Investor shall not relieve it of its obligations thereunder. Following such assignment by the Investor, the term “Investor,” as applied to the assigning Investor, shall include any such Affiliate to the extent of such assignment and shall mean the assigning Investor and such Affiliates taken collectively.

SECTION 10.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the provisions of Section 5.03 shall inure to the benefit of and be enforceable by the Investor Directors and the provisions of Section 10.04 shall inure to the benefit of and be enforceable by each Indemnified Party.

SECTION 10.11 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the Section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, any references to a party’s “judgment”, “satisfaction” or words of a similar import shall mean in such party’s sole judgment. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the Exhibits and Schedules hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

SECTION 10.12 MidAtlantic Airways, Inc. Notwithstanding anything to the contrary contained herein, any reference to MidAtlantic, whether specifically or as part of the Companies, Debtors, Debtor Subsidiaries or Subsidiaries, shall mean MidAtlantic in its current form and operational status, with the express acknowledgement that, with respect to this Agreement and any representation, warranty, covenant or agreement contained herein, MidAtlantic needs to reactivate its commuter air carrier authorization or secure a Section 41102 certificate and reactivate its FAA operating certificate prior to resuming scheduled service.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.

THE RETIREMENT SYSTEMS OF ALABAMA

By: /s/ William T. Stephens
Name: William T. Stephens
Title: General Counsel

US AIRWAYS GROUP, INC.

By: /s/ Neal S. Cohen
Name: Neal S. Cohen
Title: Executive Vice President Finance and
            Chief Financial Officer

EXHIBIT A
SELECTED PROVISIONS OF THE CERTIFICATE OF INCORPORATION
OF THE REORGANIZED COMPANY

The amendments to the Certificate of Incorporation and/or Bylaws (as appropriate) shall include the following provisions:

(i) other than in connection with issuances contemplated herein, the Company shall not issue additional Class A Common Shares in an amount exceeding 5% per annum of the then-outstanding Class A Common Shares without the consent of a majority of the holders of Common Stock (voting together as a single class), which consent may be provided for issuances in subsequent years;

(ii) no amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class A Common Shares without the consent of 2/3 of the Class A Common Shares;

(iii) each Class A Common Share shall be entitled to one (1) vote and each Class B Common Share shall be entitled to twenty (20) votes;

(iv) the Company shall not issue additional Class B Common Shares without the consent of 2/3 of the holders of Class B Common Shares;

(v) no amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class B Common Shares without the consent of 2/3 of the Class B Common Shares; and

(vi) provisions required by Section 1123(a)(6) of the Bankruptcy Code.

(vii) all Equity Securities of the Company, including, without limitation, the shares of Series A Common Stock, Series B Common Stock, Series A-1 Warrants, Series A-2 Warrants, Series A Preferred Stock, Series B Preferred Stock, Series 1-C Preferred Stock, Series 2-C Preferred Stock and Series 3-C Preferred Stock, shall be subject to the following limitations:

(a) Non-Citizen Voting Limitation. In no event shall the total number of shares of Equity Securities held by all Persons who fail to qualify as a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, be entitled to more than 24.9% of the aggregate votes of all outstanding Equity Securities of the Company (the “Cap Amount”).

(b) Allocation of Cap Amounts. The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as “citizens of the United States” based on the number of votes the underlying securities are entitled to.

EXHIBIT B
FORM OF CLASS A-1 WARRANT

The Form of Class A-1 Warrant shall include the following terms:

(i) The holders of Class A-1 Warrants shall each receive one (1) Class A Preferred Share for each Class A-1 Warrant received.

(ii) Each Class A-1 Warrant shall only be exercisable, redeemable or transferable when delivered together with a Class A Preferred Share.

(iii) The Class A-1 Warrants may be exercised at any time prior to the seventh (7th) anniversary of the Effective Date, in whole or in part, at the option of the holder of the Class A-1 Warrant.

(iv) Each Class A-1 Warrant shall be exercisable into one (1) Class A Common Share upon tender of such Class A-1 Warrant, one (1) Class A Preferred Share and payment of an exercise price of $9.60 per Class A Common Share, which may be paid (w) in cash, (x) by delivery of Class B Preferred Shares (each valued at its Redemption Price (as defined in Exhibit E)), (y) by delivery of Class A-1 Warrants and for each Class A-1 Warrant so delivered, a Class A Preferred Share (collectively valued at the market value of the Class A Common Shares into which such Warrants are exercisable plus the nominal value of such Class A Preferred Shares less the exercise price of such Warrants) or (z) a combination of the foregoing.

(v) In the event of a consolidation, merger or other business combination, recapitalization, stock split or similar occurrence involving the Company (and under other circumstances), which results in the holders of any class of stock of the Company receiving stock or securities of another company or a different number or type of shares or securities of the Company, all terms applicable to the Class A-1 Warrants will be adjusted to take into account the transaction.

(vi) The terms of the Class A-1 Warrants will provide for customary anti-dilution protection.

(vii) The Class A-1 Warrants may be transferred at any time and from time to time, in whole or in part, subject to applicable restrictions under U.S. securities laws; provided that a Class A Preferred Share is transferred with each Class A-1 Warrant.

EXHIBIT C
FORM OF CLASS A-2 WARRANT

The Form of Class A-2 Warrant shall include the following terms:

(i) The holders of Class A-2 Warrants shall each receive one (1) Class A Preferred Share for each Class A-2 Warrant received.

(ii) Each Class A-2 Warrant shall only be exercisable, redeemable or transferable when delivered together with a Class A Preferred Share.

(iii) The Class A-2 Warrants may be exercised at any time prior to the seventh (7th) anniversary of the Effective Date, in whole or in part, at the option of the holder of the Class A-2 Warrant.

(iv) Each Class A-2 Warrant shall be exercisable into one (1) Class A Common Share upon tender of such Class A-2 Warrant, one (1) Class A Preferred Share and payment of an exercise price of $24 per Class A Common Share, which may be paid (w) in cash, (x) by delivery of Class B Preferred Shares (each valued at its Redemption Price (as defined in Exhibit E)), (y) by delivery of Class A-2 Warrants and for each Class A-2 Warrant so delivered, a Class A Preferred Share (collectively valued at the market value of the Class A Common Shares into which such Warrants are exercisable plus the nominal value of such Class A Preferred Shares less the exercise price of such Warrants) or (z) a combination of the foregoing.

(v) In the event of a consolidation, merger or other business combination, recapitalization or stock split involving the Company (and under other circumstances), which results in the holders of any class of stock of the Company receiving stock or securities of another company or a different number or type of shares or securities of the Company, all terms applicable to the Class A-2 Warrants will be adjusted to take into account the transaction.

(vi) The terms of the Class A-2 Warrants will provide for customary anti-dilution protection.

(vii) The Class A-2 Warrants may be transferred at any time and from time to time, in whole or in part, subject to applicable restrictions under U.S. securities laws; provided that a Class A Preferred Share is transferred with each Class A-2 Warrant.

EXHIBIT D
CERTIFICATE OF DESIGNATION OF CLASS A PREFERRED SHARES

The Certificate of Designation of Class A Preferred Shares
shall include the following terms:

(i) The nominal value of each Class A Preferred Share will be $0.0001.

(ii) The Class A Preferred Shares will not pay dividends.

(iii) Each Class A Preferred Share will have a liquidation preference of $0.0001.

(iv) The Class A Preferred Shares will have a maturity of seven (7) years. Upon the maturity of the Class A Preferred Shares, the Company will be required to redeem each Class A Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(v) Each Class A Preferred Share shall be entitled to one (1) vote on all matters put to the shareholders for a vote.

(vi) The Class A Preferred Shares may not be transferred except in conjunction with a transfer of the same number of Class A-1 Warrants or Class A-2 Warrants.

EXHIBIT E
CERTIFICATE OF DESIGNATION OF CLASS B PREFERRED SHARES

The Certificate of Designation of Class B Preferred Shares
shall include the following terms:

(i) The nominal value of each Class B Preferred Share will be $1.

(ii) The Class B Preferred Shares will have a maturity of ten (10) years. Upon the maturity of the Class B Preferred Shares, the Company will be required to redeem each Class B Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value plus any accrued and unpaid dividends (the “Redemption Price”).

(iii) From and after the Closing Date, the Company will pay cumulative dividends on the Class B Preferred Shares on a quarterly basis when, as and if declared by the Board. Prior to the third anniversary of the Closing Date, dividends on the Class B Preferred Shares will be paid either in kind at a rate of 6% per annum (each, a “PIK Dividend”) or in cash at a rate of 4% per annum (each, a “Cash Dividend”), at the option of the Company. Thereafter, the Company will pay Cash Dividends on the Class B Preferred Shares, unless the declaration of payment of such Cash Dividend would violate a covenant contained in any of the Company’s credit facilities, debt instruments or other material contracts or otherwise violate applicable Law, in which case the Company will pay a PIK Dividend in lieu thereof.

(iv) At any time following the third anniversary of the Closing Date, the Company may redeem for cash each Class B Preferred Share at a redemption price initially equal to 102.5% of the nominal value of such Class B Preferred Share, declining ratably to par following the ninth (9th) anniversary of the Closing Date, plus accrued and unpaid dividends.

(v) In the event that the Company has not paid a Cash Dividend or a PIK Dividend for five (5) consecutive quarters (a “Payment Default”), the holders of the Class B Preferred Shares shall be entitled to designate one (1) member of the Board for so long as such Payment Default is continuing. The Company shall cause the Board to be expanded or shall facilitate the resignation of a director to create a vacancy for such designee; provided that upon payment of a Cash Dividend or a PIK Dividend by the Company, such designee will resign from the Board.

EXHIBIT F
CERTIFICATE OF DESIGNATION OF CLASS C PREFERRED SHARES

The Certificate of Designation of Class C Preferred Shares
shall include the following terms:

(i) The nominal value of each Class C Preferred Share will be $0.0001.

(ii) The Class C Preferred Shares will not pay dividends.

(iii) Each Class C Preferred Share will have a liquidation preference of $0.0001.

(iv) There will be three series of Class C Preferred Shares.

(a) The Series 1 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and ALPA in effect as of the Effective Date (the “ALPA CBA”).

(b) The Series 2 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and IAMAW in effect as of the Effective Date (the “IAMAW CBA”).

(c) At the option of the Company, the Series 3 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to new or amended collective bargaining agreements between the Debtors (as reorganized) and the labor unions (other than ALPA and IAMAW) in effect as of the Effective Date (the “Labor CBAs”).

(v) Maturity.

(a) The Series 1 Class C Preferred Shares will have a fixed maturity as of the expiration date of the ALPA CBA. Upon the maturity of the Series 1 Class C Preferred Shares, the Company will be required to redeem each Series 1 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(b) The Series 2 Class C Preferred Shares will have a fixed maturity as of the expiration date of the IAMAW CBA. Upon the maturity of the Series 2 Class C Preferred Shares, the Company will be required to redeem each Series 2 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(c) The Series 3 Class C Preferred Shares will have a fixed maturity as of the date on which the Labor CBAs first expire. Upon the maturity of the Series 3 Class C Preferred Shares, the Company will be required to redeem each Series 3 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(vi) Voting Rights.

(a) The holders of the Series 1 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the ALPA Director.

(b) The holders of the Series 2 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the IAMAW Director.

(c) If applicable, the holders of the Series 3 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the Labor Director.

(d) No amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class C Preferred Shares without the consent of 2/3 of the Class C Preferred Shares (voting as a single class).

EXHIBIT G
BIDDING PROCEDURES ORDER

See attached.

EXHIBIT H
SUMMARY OF PRINCIPAL TERMS OF THE PLAN

See attached.

EXHIBIT I
OFFICIAL COMMITTEE OF UNSECURED CREDITORS LETTER

See attached.

PLAN EXHIBIT M-2

FIRST AMENDMENT TO INVESTMENT AGREEMENT

AMENDMENT NO. 1 (“Amendment”), dated as of January 17, 2003, to the INVESTMENT AGREEMENT dated as of September 26, 2002 by and between The Retirement Systems of Alabama and US Airways Group, Inc. (the “Agreement”), by and among US Airways Group, Inc., a Delaware corporation (the “Company”), The Retirement Systems of Alabama (“RSA”), and Retirement Systems of Alabama Holdings LLC (“RSA LLC”).

The Company and RSA desire to amend the Agreement pursuant to Section 10.06 thereof as hereinafter set forth. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Agreement. Effective upon the execution and delivery of this Amendment No. 1, the Agreement is hereby amended as follows:

(a) Amendment to the Definition of “Investor”. For all purposes under the Agreement and this Amendment No. 1, the definition of “Investor” in the Agreement shall be deleted in its entirety and “Retirement Systems of Alabama Holdings LLC” shall be inserted in lieu thereof nunc pro tunc as if RSA LLC had in all respects been the original signatory and party thereto as the Investor and, accordingly, RSA LLC shall be treated for all purposes thereunder as the Investor and all references therein to the Investor shall be deemed to be references to RSA LLC.

(b) Amendments to Recitals.

 (i) The third “Whereas” clause in the recitals of the Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, pursuant to the Plan, the reorganized Company intends to cancel the existing outstanding Equity Securities of the Company upon the Effective Date and issue (i) fifty two million four hundred thousand (52,400,000) Class A common shares of the Company, having the terms set forth in Exhibit A attached hereto (the “Class A Common Shares”), (ii) five million (5,000,000) Class B common shares of the Company, having the terms set forth in Exhibit A attached hereto (the “Class B Common Shares”), (iii) eighteen million nine hundred fifty thousand (18,950,000) warrants, exercisable into Class A Common Shares of the Company, having the terms set forth in Exhibit B attached hereto (the “Class A-1 Warrants”), (iv) eighteen million nine hundred fifty thousand (18,950,000) non-convertible Class A preferred shares of the Company, having the terms set forth in Exhibit D attached hereto (the “Class A Preferred Shares”), (v) seventy five thousand (75,000) non-convertible, redeemable Class B preferred shares of the Company, having the terms set forth in Exhibit E attached hereto (the “Class B Preferred Shares”) and (vi) up to ten (10) non-convertible Class C preferred shares of the

Company, which shall be issued in up to four series, having the terms set forth in Exhibit F attached hereto (the “Class C Preferred Shares”);”

 (ii) The fourth “Whereas” clause in the recitals of the Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, simultaneously with the consummation of the Plan, the Investor intends to purchase from the reorganized Company, and the reorganized Company intends to issue and sell to the Investor, subject to the terms and conditions contained herein, (i) twenty million six hundred fifty two thousand five hundred ninety three (20,652,593) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (iv) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A Preferred Shares, and (v) seventy five thousand (75,000) Class B Preferred Shares (such transactions collectively, the “Investment”) in exchange for the Investment Price;”

(c) Amendments to Section 1.01.

 (i) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Class A-2 Warrants” has the meaning set forth in the recitals hereto.”

 (ii) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Warrants” means the Class A-1 Warrants together with the Class A-2 Warrants”. Thereafter, any and all references to “Warrants” contained in the Agreement shall be deleted and replaced with “Class A-1 Warrants.”

 (iii) The following sentence shall be inserted in Section 1.01 of the Agreement in alphabetical order therein: ““CWA” has the meaning set forth in Section 5.01(b) hereof.”

 (iv) The following sentence shall be inserted in Section 1.01 of the Agreement in alphabetical order therein: ““CWA Director” has the meaning set forth in Section 5.01(b) hereof.”

 (v) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Creditors’ Committee Director” has the meaning set forth in Section 5.01(b) hereof.”

 (vi) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Labor Director” has the meaning set forth in Section 5.01(b) hereof.”

 (vii) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““AFA” means the Association of Flight Attendants.”, and shall be replaced with the following: ““AFA” means the Association of Flight Attendants, International.”

 (viii) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““TWU” means Transport Workers Union.”, and shall be replaced with the following: ““TWU” means the Transport Workers Union of America.”

 (ix) The following sentence shall be inserted in Section 1.01 of the Agreement in alphabetical order therein: ““AFA/TWU Director” has the meaning set forth in Section 5.01(b) hereof.”

 (x) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Series 3 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the new or amended collective bargaining agreements between any Debtor a labor union (other than ALPA and IAMAW)”, and shall be replaced with the following: ““Series 3 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to collective bargaining agreements between any Debtor, on the one hand, and AFA and TWU, on the other.”

 (xi) The following sentence shall be inserted in Section 1.01 of the Agreement in alphabetical order therein: ““Series 4 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the collective bargaining agreement between any Debtor and CWA.”

(d) Amendments to Section 2.01.

 (i) The title of Section 2.01 of the Agreement shall be deleted and replaced with following, “Issuance and Purchase of Common Stock, Class A-1 Warrants and Preferred Stock.”

 (ii) Section 2.01(a) of the Agreement shall be deleted and replaced with the following:

“Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the reorganized Company will issue, sell and deliver to the Investor, and the Investor will purchase from the reorganized Company, (i) twenty million six hundred fifty two thousand five hundred ninety three (20,652,593) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (iv) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A Preferred Shares, and (v) seventy five thousand (75,000) Class B Preferred Shares, in each case, free and clear of all Liens, for an aggregate purchase price of two hundred forty million dollars ($240,000,000)(the “Investment Price”).”

(e) Amendments to Section 2.02. Section 2.02(b) of the Agreement shall be amended by adding the words “and Class B Preferred Shares” immediately after the words “and Class A Preferred Shares” in both clause (i) and clause (ii) and changing “and Class A Preferred Shares” to “, Class A Preferred Shares”.

(f) Amendment to Section 3.05. Section 3.05 of the Agreement shall be deleted in its entirety and replaced with the following:

“Capitalization; Securities. Upon the Closing and after giving effect to the Confirmation Order, the Plan and the Investment, the authorized capital of the reorganized Company shall consist solely of: (i) two hundred and five million (205,000,000) shares of Common Stock, of which (a) two hundred million (200,000,000) shares shall be Class A Common Shares, and (b) five million (5,000,000) shares shall be Class B Common Shares; (ii) fifty million (50,000,000) shares of preferred stock, of which (x) twenty five million (25,000,000) shares shall be designated Class A Preferred Shares, (y) seventy five thousand (75,000) of which shall be designated Class B Preferred Shares, and (z) up to ten (10) Class C Preferred Shares, issuable in up to four (4) series, which, in each case, will be authorized and issued or reserved for issuance; and (iii) twenty five million (25,000,000) Class A-1 Warrants. Upon the Closing (prior to giving effect to the Investment) there shall not be outstanding any (A) Class A Common Shares, other than (x) up to twenty-seven million nine hundred ninety seven thousand four hundred seven (27,997,407) Class A Common Shares to be issued by the Company to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand (3,750,000) Class A Common Shares to be issued or reserved for issuance by the Company to members of management of the Company upon the Effective Date; (B) Class B Common Shares, (C) Class A-1 Warrants, other than (x) up to fifteen million three hundred forty eight thousand eight hundred sixty (15,348,860) Class A-1 Warrants to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to two million two hundred twenty thousand five hundred seventy (2,220,570) Class A-1 Warrants to be issued or reserved for issuance by the Company to members of management of the Company upon the Effective Date; provided, that the Company may elect to have comparable options issued in place of Class A-1 Warrants described in this subsection and this Agreement shall be deemed to be amended to reflect such issuance, and (D) Class A Preferred Shares other than (x) up to fifteen million three hundred forty eight thousand eight hundred sixty (15,348,860) Class A Preferred Shares to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to two million two hundred twenty thousand five hundred seventy (2,220,570) Class A Preferred Shares to be issued to members of management of the Company upon the Effective Date. Upon the Effective Date, all authorized Class C Preferred Shares shall have been issued to or for the benefit of the Constituents. Upon the Closing Date, all of such outstanding securities, including, without limitation, the Equity Securities to be issued and delivered to the Investor pursuant to the terms hereof, shall have been duly authorized and validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties or reserved for issuance in accordance with the terms of the Plan and Confirmation Order. The Class A Common Shares issuable upon (i) the exercise of the Class A-1 Warrants, when issued and delivered to the holders of the Class A-1 Warrants, and (ii) the conversion of the Class B Common Shares, when issued and delivered to the holders of the Class B Common Shares, shall have been duly authorized and be validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties. Upon the Closing and after giving effect to the Confirmation Order and the Plan, (i) except for this Agreement, there shall be no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether oral, formal or informal) with respect to the voting, transfer or disposition of capital stock of the Company or any Subsidiary to which the Company or any Subsidiary is a party or by which it is bound, or, to the knowledge of the Company, among or between any persons other than the Company or any Subsidiary (as the case may be), and (ii) except as set forth herein, there shall be no options, warrants, rights, calls, commitments or agreements of any character to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any Subsidiary or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any Subsidiary or any such other securities. The rights, preferences and privileges of the capital stock of the Company shall be as set forth in the Certificate of Incorporation (including any Certificates of Designation, as applicable) of the Company, as amended pursuant to the Plan and in effect upon the Closing.”

(g) Amendment to Section 4.01. Section 4.01 of the Agreement shall be deleted in its entirety and replaced with the following:

“The Investor is a limited liability company formed, validly existing and in good standing under the Laws of Delaware having all requisite power and authority and requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Transaction Documents.”

(h) Amendment to Section 4.05. Section 4.05 of the Agreement shall be amended by adding the words “and Class B Preferred Shares” immediately after the words “and Class A Preferred Shares” in the first sentence and changing “and Class A Preferred Shares” to “, Class A Preferred Shares”.

(i) Amendments to Section 5.01.

(i) Section 5.01(a) of the Agreement shall be amended by replacing the number “13” with the number “15”.

(ii) Section 5.01(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“As of the Closing Date and after giving effect to the Confirmation Order and Plan, the Board shall consist of: (i) eight (8) members designated by the Investor (each, an “Investor Director”), (ii) two (2) members, neither of whom is an employee or an affiliate of the Company or the Investor, identified by the CEO (as defined below) in consultation with the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) or the post-confirmation committee of Unsecured Creditors, as applicable (each, an “Independent Director”), (iii) one (1) member designated by the Air Line Pilots Association, International (“ALPA”, such member, the “ALPA Director”), in accordance with the collective bargaining agreement between US Airways and ALPA, (iv) one (1) member designated by the International Association of Machinists and Aerospace Workers (“IAMAW”, such member, the “IAMAW Director”), (v) one (1) member designated jointly by the AFA and the TWU, in accordance with the Series 3 Class C Preferred Shares held by AFA and TWU (such member, the “AFA/TWU Director”), (vi) one (1) member designated by the Communications Workers of America (“CWA”, such member the “CWA Director”), and (vii) the chief executive officer of the Company (the “CEO”).”

(iii) Section 5.01(c) of the Agreement shall be deleted in its entirety and replaced with the following:

“In the event of the death, disability, resignation or removal of a member of the Board, the Person designating such member shall designate a replacement for such director, and the Company shall cause such replacement to be elected to the Board.”

(iv) Section 5.01(d) of the Agreement shall be deleted in its entirety and replaced with the following:

“(d) From and after the Closing Date, the reorganized Company shall cause the following to constitute the slate of nominees recommended by the Board for election as directors at each annual meeting of the stockholders: (i) eight (8) Investor Directors; (ii) two (2) Independent Directors; and (iii) the CEO, and the Company shall use its best efforts to cause the election of such persons.”

(v) The existing Section 5.01(e) of the Agreement shall be deleted in its entirety, and replaced with the following:

“(e) In accordance with the Certificate of Incorporation, the Board shall also consist of the following: (i) for so long as the Series 1 Class C Preferred Share remains outstanding, one (1) ALPA Director designated and elected by the holder of the Series 1 Class C Preferred Share; (ii) for so long as the Series 2 Class C Preferred Share remains outstanding, one (1) IAMAW Director designated and elected by the holder of the Series 2 Class C Preferred Share; (iii) for so long as the Series 3 Class C Preferred Shares remain outstanding, one (1) AFA/TWU Director designated and elected by the holders of the Series 3 Class C Preferred Shares, and (iv) for so long as the Series 4 Class C Preferred Share remains outstanding, one (1) CWA Director designated and elected by the holder of the Series 4 Class C Preferred Share.”

(vi) Section 5.01(f) of the Agreement shall be deleted in its entirety.

(vii) Section 5.01(g) of the Agreement shall be deleted in its entirety and replaced with the following:

“(g) Notwithstanding the foregoing provisions of this Section 5.01, upon (i) the sale of an aggregate of fifty percent (50%) of the number of shares of Common Stock beneficially owned by the Investor and its Affiliates as of the Closing (the “Investor Closing Shares”) and (ii) the realization of the Investor and its Affiliates of aggregate net cash proceeds on a cumulative basis of five hundred fifty million dollars ($550,000,000) (the “Triggering Amount”) from sales of Common Stock, Class A-1 Warrants, Class A Preferred Shares or Class B Preferred Shares and any repayment of principal under its ATSB “at-risk” loan participation; provided, that the Triggering Amount shall be increased by any amounts received by the Company from the Investor in respect of the exercise price of any Class A-1 Warrants ((i) and (ii) taken together, the “Triggering Event”), the Investor’s right hereunder to designate Investor Directors for election to the Board shall be reduced to seven (7). Notwithstanding the foregoing, following the Triggering Event, the total number of Investor Directors the Investor is entitled to designate for election to the Board shall be reduced to: (i) six (6), if the Investor and its Affiliates beneficially own at least 34% but less than 42% of the Investor Closing Shares; (ii) five (5), if the Investor and its Affiliates beneficially own at least 26% but less than 34% of the Investor Closing Shares; (iii) four (4), if the Investor and its Affiliates beneficially own at least 18% but less than 26% of the Investor Closing Shares; (iv) three (3), if the Investor and its Affiliates beneficially own at least 10% but less than 18% of the Investor Closing Shares; (v) two (2) if the Investor and its Affiliates beneficially own at least 2.5% but less than 10% of the Investor Closing Shares; and (v) zero (0), if the Investor and its Affiliates beneficially own less than 2.5% of the Investor Closing Shares. Following the Triggering Event, the Investor and its Affiliates shall be required to either (i) sell shares of Common Stock on a proportionate basis as between shares of Class A Common Stock and shares of Class B Common Stock, as determined by reference to the proportion in which the Investor and its Affiliates held shares of Class A Common Stock and shares of Class B Common Stock immediately following the Triggering Event (the “Proportionate Amount”) (rounded to the nearest whole number of shares of Class B Common Stock), or (ii) convert the appropriate number of shares of Class B Common Stock into shares of Class A Common Stock simultaneously with a sale of shares of Class A Common Stock, based on the Proportionate Amount. In the event that the number of Investor Directors the Investor is entitled to designate is reduced pursuant to this Section 5.01(g), the Investor shall be entitled to designate which Investor Director shall resign from the Board. Such Investor Director shall resign from the Board no later than the thirtieth (30th) day following the day on which the Investor’s beneficial ownership of the Investor’s Closing Shares drops below the relevant thresholds set forth above. Sections 5.01 and 5.02 shall cease, terminate and be of no further force or effect as of September 26, 2007.

(viii) Section 5.01 of the Agreement shall be amended by adding the following paragraph as Section 5.01(h):

“(h) During the term of this Article V, the Investor agrees to vote all of the shares of voting capital stock received in connection with the consummation of the Plan (including transactions that are a condition thereto) and then owned by it in favor of the directors nominated in accordance with Section 5.01(d) of this Agreement at each annual meeting of the stockholders of the Company or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected or whenever members of the Board of Directors are to be elected by written consent; provided, however, that following the initial election of the Board of Directors of the Company on the Effective Date, the obligations set forth in this Section 5.01(h) shall be contingent and conditioned upon each of General Electric Capital Corporation (or any affiliate thereof holding shares of capital stock of the Company), the Air Transportation Stabilization Board (the “ATSB”)(or any entity having the right to vote shares of capital stock of the Company issued in connection with the guarantee by the ATSB of the ATSB Loan) and the CEO each agreeing in writing with the Investor and the Company to vote its, his or her shares of capital stock received in connection with the consummation of the Plan (including transactions that are a condition thereto) in favor of the directors so nominated in accordance with Section 5.01(d).”

(ix) Section 5.01 of the Agreement shall be amended by adding the following paragraph as Section 5.01(i):

“(i) In the event that during the term of this Article V, the Investor sells or otherwise transfers in a private sale transaction shares of capital stock of the Company, the transferee thereof shall agree to be bound by, and at the option of the Investor shall be entitled to the rights and benefits of the Investor, under this Article V as if such transferee were the Investor.

(j) Amendment to Article VI. Article VI of the Agreement shall be amended by adding the following paragraph as Section 6.04:

“SECTION 6.04 Material Actions. During the period from January 17, 2003 and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated by this Agreement, the Company and the Subsidiaries shall not, without the prior written consent of the Investor, take any action or fail to take any action (i) that would result in any of the representations and warranties of the Company herein becoming untrue in any material respect or in any of the conditions to the consummation of the transactions contemplated hereby not being satisfied in any material respect, or (ii) that would reasonably be expected to have a Material Adverse Effect.”

(k) Amendment to Section 7.04. Section 7.04 of the Agreement shall be deleted in its entirety and replaced with the following:

“SECTION 7.04 Registration Rights Agreement. The Common Stock issued to the Investor pursuant to the Plan and the Class A Common Shares issuable upon (i) the exercise of the Class A-1 Warrants, and (ii) the conversion of the Class B Common Shares shall be registered by the Company under the Securities Act. The Company and the Investor shall use commercially reasonable efforts to promptly enter into a registration rights agreement (the “Registration Rights Agreement”) on mutually acceptable terms and conditions, pursuant to which the Company shall file a resale registration statement pursuant to Rule 415 under the Securities Act permitting free resale of the Common Stock issued to the Investor pursuant to the Plan and the Class A Common Shares issuable upon the exercise of the Class A-1 Warrants and upon conversion of the Class B Common Shares promptly after the Closing Date, and use its commercially reasonable efforts to cause to be declared effective and, subject to the conditions set forth in the Registration Rights Agreement, to maintain the effectiveness of such registration statement.”

(l) Amendments to Section 8.01.

(i) Section 8.01(b) of the Agreement shall be amended by adding the words “and Class B Preferred Shares” immediately after the words “and Class A Preferred Shares” and changing “and Class A Preferred Shares” to “, Class A Preferred Shares”.

(ii) Section 8.01(n) of the Agreement shall be amended by replacing the number “5” with the number “8” and replacing the number “13” with the number “15”.

(iii) Section 8.01 of the Agreement shall be amended by adding the following paragraph as Section 8.01(t):

“(t) Labor Union Waivers and Consents. The Company shall have received all waivers and consents, if any, that may be required from its labor unions in connection with collective bargaining agreements covering more than two hundred (200) employees such that such that the execution, delivery, performance or implementation of this Agreement or the compliance with the provisions hereof, the exercise of any rights or powers by the Investor or the consummation of the transactions contemplated hereby or by the Plan would not (i) trigger any “change-of-control” or other similar provision under any collective bargaining agreement to which the Company or any Subsidiary is a party, as such collective bargaining agreements may be amended from time to time, or (ii) trigger any payments to, rights or remedies in favor of, any labor union (or any member thereof) which is a party to a collective bargaining agreement with the Company or any of its Subsidiaries, as such collective bargaining agreement may be amended from time to time, except to the extent that the failure to receive any such waiver or consent with respect to clause (ii) above would not reasonably be expected to have a Material Adverse Effect.”

(m) Amendment to Section 8.02. The first paragraph of Section 8.02 shall be amended by adding the words “and Class B Preferred Shares” immediately after the words “and Class A Preferred Shares” and changing “and Class A Preferred Shares” to “, Class A Preferred Shares”.

(n) Amendment to Section 10.01. Section 10.01(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“(a) The Company shall reimburse the Investor for all reasonable fees and expenses (the “Expenses”) incurred by or on behalf of the Investor in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the transactions contemplated thereby, including Expenses relating to the consummation thereof and customary post-Closing matters related thereto, including, but not limited to, reasonable fees and expenses of its legal counsel and third-party consultants engaged by it to assist in such transactions and reasonable fees and expenses incurred by the Investor in connection with any due diligence, collateral reviews and field examinations, provided, that reimbursement of Expenses by the Company to the Investor with respect to Houlihan Lokey Howard & Zukin shall be limited to (i) monthly fees, as set forth in the Letter Agreement between the Investor and Houlihan Lokey Howard & Zukin dated August 26, 2002, through March 31, 2003, (ii) reasonable out of pocket expenses through March 31, 2003, and (iii) a success fee of (a) three million seven hundred fifty thousand dollars ($3,750,000) less (b) fifty percent (50%) of any monthly fees reimbursed by the Company. The Investor will render monthly invoices to the Company for Expenses reimbursable hereunder, which, with respect to Houlihan Lokey Howard & Zukin’s out of pocket expenses, shall include appropriate supporting documentation. The Company shall pay to the Investor or its designated affiliate all amounts due under such invoice within ten (10) days of receipt thereof.”

(o) Amendments to Section 10.05. Section 10.05 of the Agreement shall be amended by deleting the word “The” immediately before the words “Retirement Systems of Alabama” and inserting “Holdings LLC” after the words “Retirement Systems of Alabama” in subsection (ii).

(p) Amendments to Signature Page. The signature page shall be amended by deleting the word “The” immediately before the words “Retirement Systems of Alabama” and inserting “Holdings LLC” after the words “Retirement Systems of Alabama”.

(q) Amendments to Exhibit A.

(i) Subsection (i) of Exhibit A to the Agreement shall be amended by replacing the following “a majority of the holders of Common Stock” with “the holders of a majority of the Common Stock”.

(ii) Subsection (iv) of Exhibit A to the Agreement shall be amended by replacing the following “2/3 of the holders of the Class B Common Shares” with “the holders of 2/3 of the Class B Common Shares”.

(iii) Subsection (vii) of Exhibit A to the Agreement shall be deleted in its entirety and replaced with the following:

“(vii) all Equity Securities of the Company, including, without limitation, the shares of Class A Common Shares, Class B Common Shares, Class A-1 Warrants, Class A Preferred Shares, Class B Preferred Shares, Series 1 Class C Preferred Share, Series 2 Class C Preferred Share, Series 3 Class C Preferred Shares and Series 4 Class C Preferred Share, shall be subject to the following limitations:

(a) Non-Citizen Voting Limitation. In no event shall the total number of shares of Equity Securities held by all Persons who fail to qualify as a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, be entitled to more than 24.9% of the aggregate votes of all outstanding Equity Securities of the Company (the “Cap Amount”).

(b) Allocation of Cap Amounts. The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as “citizens of the United States” based on the number of votes the underlying securities are entitled to.”

(iv) The following new subsection (viii) shall be inserted at the end of the existing Exhibit A:

“(viii) shares of Class B Common Shares shall be convertible into shares of Class A Common Shares on a 1:1 basis at the option of the holder thereof, subject to equitable adjustments for stock splits, adjustments, combinations and like transactions.”

(r) Amendment to Exhibit B. The reference to “$9.60” in subsection (iv) of Exhibit B to the Agreement shall be replaced with “$7.42”.

(s) Amendment to Exhibit C. Exhibit C to the Agreement, and all references thereto in the Agreement, shall be deleted in their entirety.

(t) Amendment to Exhibit D. The reference to “Series A-2 Warrants” in subsection (vi) of Exhibit D to the Agreement shall be deleted.

(u) Amendment to Exhibit E. Exhibit E to the Agreement shall be deleted in its entirety and replaced with the following:

“EXHIBIT E
CERTIFICATE OF DESIGNATION OF CLASS B PREFERRED SHARES

The Certificate of Designation of Class B Preferred Shares
shall include the following terms:

(i) The nominal value of each Class B Preferred Share will be $1,000.00.

(ii) The Class B Preferred Shares will have a maturity of eight (8) years. Upon the maturity of the Class B Preferred Shares, the Company will be required to redeem each Class B Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value plus any accrued and unpaid dividends (the “Redemption Price”).

(iii) From and after the Closing Date, the Company will pay cumulative dividends on the Class B Preferred Shares on a quarterly basis, to the extent not prohibited under applicable Law; provided, however, that to the extent the Company is so legally prohibited from paying any such dividends or any portion thereof, such unpaid dividends shall accrue and be paid immediately upon the removal of such legal prohibition and, in connection therewith, the Company shall take all action reasonably necessary to remove or diminish the scope of such legal prohibition, including, by way of example but not in limitation thereof, causing a revaluation of its assets. Dividends on the Class B Preferred Shares will be paid in cash at a rate of 8% per annum (each, a “Cash Dividend”).

(iv) At any time following the third anniversary of the Closing Date, the Company may redeem for cash each Class B Preferred Share at a redemption price initially equal to 102.5% of the nominal value of such Class B Preferred Share, declining ratably to par following the ninth (9th) anniversary of the Closing Date, plus accrued and unpaid dividends.”

(v) In the event that the Company has not paid a Cash Dividend for five (5) consecutive quarters (a “Payment Default”), the holders of the Class B Preferred Shares shall have the special and exclusive class right to designate one (1) member of the Board for so long as such Payment Default is continuing. The Company shall take all necessary actions to effectuate such right, including by way of example and not limitation thereof, causing the size of the Board to be increased and/or facilitating the resignation of a director to create a vacancy for such new director; provided that upon payment of a Cash Dividend by the Company, such designee will resign from the Board.

(vi) Each Class B Preferred Share will have one (1) vote on all matters put to the shareholders for a vote.”

(v) Amendment to Exhibit F. Exhibit F to the Agreement shall be deleted in its entirety and replaced with the following:

“EXHIBIT F
CERTIFICATE OF DESIGNATION OF CLASS C PREFERRED SHARES

The Certificate of Designation of Class C Preferred Shares
shall include the following terms:

(i) The nominal value of each Class C Preferred Share will be $0.0001.

(ii) The Class C Preferred Shares will not pay dividends.

(iii) Each Class C Preferred Share will have a liquidation preference of $0.0001.

(iv) There will be four series of Class C Preferred Shares.

(a) The Series 1 Class C Preferred Share shall be issued to ALPA as the collective bargaining representative of the pilots employed by US Airways, Inc. pursuant to the collective bargaining agreement between ALPA and US Airways in effect as of the Effective Date (the “ALPA CBA”).

(b) The Series 2 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and IAMAW in effect as of the Effective Date (the “IAMAW CBA”).

(c) The Series 3 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to new or amended collective bargaining agreements between the Debtors (as reorganized) and AFA and TWU in effect as of the Effective Date (the “AFA/TWU CBAs”).

(d) The Series 4 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and CWA in effect as of the Effective Date (the “CWA CBA”)

(v) Maturity.

(a) The Series 1 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 1 Class C Preferred Share, the Company will be required to redeem such Series 1 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(b) The Series 2 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 2 Class C Preferred Share, the Company will be required to redeem such Series 2 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(c) The Series 3 Class C Preferred Shares will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 3 Class C Preferred Shares, the Company will be required to redeem such Series 3 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(d) The Series 4 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 4 Class C Preferred Share, the Company will be required to redeem such Series 4 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(vi) Voting Rights.

(a) The holders of the Series 1 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the ALPA Director.

(b) The holders of the Series 2 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the IAMAW Director.

(c) The holders of the Series 3 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the AFA/TWU Director.

(d) The holders of the Series 4 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the CWA Director.

(e) No amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of any Series of Class C Preferred Shares without the consent of the holder of Class C Preferred Shares so affected.

2. No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

3. Governing Law. To the extent not governed by the Bankruptcy Code, this Amendment shall be governed by, and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules.

4. Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

5. Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

6. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s, RSA’s and RSA LLC’s successors and assigns.

7. Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

* * * *

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to the Investment Agreement to be executed and delivered by their duly authorized representatives on the date first above written.

THE RETIREMENT SYSTEMS OF ALABAMA

By:	/s/ William T. Stephens
Name: William T. Stephens
Title: General Counsel

US AIRWAYS GROUP, INC.

By:	/s/ Neal S. Cohen
Name: Neal S. Cohen
Title: Executive Vice President-Finance & CFO

RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC

By:	/s/ William T. Stephens
Name: William T. Stephens
Title: Secretary

APPENDIX B

LIQUIDATION ANALYSIS

APPENDIX B

ASSUMPTIONS AND FOOTNOTES TO ACCOMPANY HYPOTHETICAL
LIQUIDATION ANALYSIS

US Airways Group, Inc., et al. have prepared this Hypothetical Liquidation Analysis (the “Liquidation Analysis” or the “Analysis”) in connection with the Disclosure Statement. The Liquidation Analysis indicates the values, which may be obtained by classes of Claims upon disposition of assets, pursuant to a Chapter 7 liquidation, as an alternative to continued operation of the business under the Plan. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. The Liquidation Analysis is based upon the assumptions discussed below. All capitalized terms not defined in this Appendix have the same meanings ascribed to them in the Disclosure Statement to which this Appendix is attached.

The Liquidation Analysis has been prepared assuming that the Debtors’ current Chapter 11 cases convert to Chapter 7 proceedings on March 31, 2003 (the “Liquidation Date”) and its assets are liquidated. The Liquidation Analysis is based on the unaudited book values as of September 30, 2002, unless otherwise stated, for each of the Debtors, and these book values are assumed to be representative of the Debtors’ assets and liabilities as of the Liquidation Date. In accordance with the Plan, the Analysis presents separately the assets and claims of each Debtor. The Analysis excludes the non-Debtor entity, Airways Assurance Limited, LLC.

The Analysis represents an estimate of recovery values and percentages based upon hypothetical liquidations whereby a trustee would be appointed by the Bankruptcy Court to convert assets into cash. The determination of the hypothetical proceeds from the liquidation of assets is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by Management, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and its Management. ACCORDINGLY, NEITHER THE DEBTORS NOR ITS ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ASSUMPTIONS REPRESENTED HEREIN. ACTUAL RESULTS COULD VARY MATERIALLY.

In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims based upon a review of its scheduled claims. Additional claims were estimated to include certain post-petition obligations including but not limited to unused tickets, pension and other post-retirement benefits, other employee-related obligations, federal and state taxes, deficiency claims, certain lease rejection claims, and other Allowed Claims. No Order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Analysis. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The actual amount of Allowed Claims could be materially different than the amount of claims estimated in the Analysis.

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All operations of the Debtors are assumed to cease immediately upon liquidation. All Debtors would liquidate simultaneously and assets would be disposed of primarily through sale, liquidation and/or termination, as appropriate. The Analysis does not contemplate the sale of any business as a going concern. To maximize recovery, the liquidation is assumed to occur over a 12- to 18-month period (the “Wind-Down Period”), with the majority of the asset sales occurring between months 9 and 15.

The foreign operations of the Debtors represent an immaterial portion of the Debtors’ business. Therefore, while foreign assets and liabilities are included in the Analysis, a detailed evaluation of each foreign jurisdiction’s laws as it relates to the recovery of assets and distribution of proceeds has not been performed.

The Liquidation Analysis does not include recoveries resulting from any potential preference claims, fraudulent conveyance litigation, or other avoidance actions.

The following notes describe the significant assumptions reflected in the Liquidation Analysis.

ASSET RECOVERY

1.
Cash, Cash Equivalents and Short-Term Investments include cash in the Debtors’ domestic and foreign bank accounts, cash equivalents, and investments that mature within three months. Cash at USAI has been adjusted to reflect an estimated balance as of March 31, 2003 and assumes that the final $200 million is not drawn on the DIP Facility. The estimated recovery for this category of assets is 100%.

2.
Restricted Cash includes restricted use cash equivalents. Primary components include cash collateral held by the Debtors’ credit card processors, cash collateral posted for letters of credit principally intended for workers’ compensation claims, surety bonds and trust fund accounts. The trust fund accounts manage the collection and payment of federal and state employee taxes, passenger facility charges and other fiduciary obligations. It is assumed that there will be no recovery on the cash collateral held by the credit card processors, as this collateral will be used to refund a portion of customers’ unused tickets. In addition, the workers’ compensation letters of credit would be drawn in full to satisfy workers’ compensation claims. Other letters of credit are assumed to net against their respective liabilities. Surety bonds are assumed to have no recovery value. The trust funds are netted against the associated liabilities and the remaining balance will become proceeds available for distribution. In addition, the Debtors have escrowed monies with the Philadelphia Authority for Industrial Development (“PAID”) bond fund, recovery of which is limited to potential reimbursement of expenses USAI paid to subcontractors. Various other deposits are assumed to have minimal recovery value.

3.	Accounts Receivable include amounts owed to the Debtors by various parties, categorized into three main groups: traffic, government and other. Traffic receivables include primarily

2

receivables from the Airlines Clearing House (“ACH”), the International Air Transport Association (“IATA”) Clearing House, domestic and international travel agencies, the Universal Air Travel Plan (“UATP”) and cargo sales. A majority of the accounts receivable recovery is assumed to offset unused ticket claims by customers and is therefore netted against the unused ticket liability estimated in Administrative Claims. Government receivables predominantly relate to transportation of mail and government passengers and refundable taxes. Other receivables include primarily employee-related receivables, Value Added Tax (“VAT”) receivables, amounts due from consignment sales and unbilled receivables. Recovery values for these three types of receivables vary and were determined based on age and quality of the receivables.

4.
Intercompany Receivables include amounts owed to the respective Debtor by other Debtor entities. Recovery is based on the respective Debtors’ recovery from its Intercompany Claims, which are assumed to be subordinate to General Unsecured Claims. For all Debtors, the recovery value of Intercompany Claims is zero.

5.
Materials and Supplies primarily include aircraft and engine expendable and repairable inventory, miscellaneous materials, supplies and hardware, and jet and ground fuel. It is assumed that aircraft spare parts will have a relatively low recoverability based on the current demand for these materials, the type of aircraft they service and the cost of replacement. Estimated recovery for inventory-related items at auction is between 5% and 15% of net book value based upon an appraisal that assumes a forced sale, as well as the relevant airline experience of the Debtors and its advisors. Jet and ground fuel is assumed to be resalable at near market value in the larger cities and substantially below market value at smaller or more remote cities. Net of the estimated cost to resell fuel, recovery is estimated between 80% and 90% at the larger cities and 40% and 60% at the smaller cities. For purposes of the Analysis, it is assumed that fuel pricing at the time of sale is similar to the purchase price.

6.
Prepaid Expenses and Other Current Assets. Prepaid Expenses include items such as fuel, insurance premiums, rent, inventory, and travel agency commissions. Prepaid fuel recovery is estimated between 50% and 70%. Although marketability for prepaid fuel is similar to that of fuel inventory, the recovery for prepaid fuel is deemed lower because there could be greater costs associated with selling inventory on which delivery has not been taken. Recovery for other prepaid expenses varies depending on the nature of the expense; however, the Debtors generally expect that the probability of recovering prepayments would be low, as they would probably be consumed during the Wind-Down Period.

Other Current Assets primarily include Voluntary Employee Benefit Association (“VEBA”) trusts and collateral posted for fuel hedging. It is assumed that the funds in the VEBA trust are offset against certain pilot long-term disability claims. The Debtors have entered into various derivative instruments to hedge fuel and have collateral posted of approximately $15 million. Recovery of this collateral is dependent on factors such as market value and the effect of specific contract terms when the contracts are unwound. Therefore, a recovery value of between 40% and 60% is ascribed.

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7.
Flight Equipment includes owned aircraft, spare engines and rotables, as well as leasehold improvements on leased aircraft. At March 31, 2003, the Debtors expect to own 126 aircraft that are in service, parked, or leased to a third party, as well as 54 spare engines and an inventory of rotables. Appraisal values assuming a forced sale and the Debtors’ and its advisors extensive knowledge of the airline industry were relied upon to determine a value for each aircraft and engine type. Recovery values on aircraft range between 25% and 75% of fair market value estimates, based on factors such as number of aircraft anticipated to be on the market, demand for a particular aircraft type, age and costs of replacement. It is assumed that the owned unencumbered aircraft and spare engines are sold at auction. It is assumed that owned encumbered aircraft are abandoned and that proceeds from the sale are less than the related secured aircraft debt, resulting in a net 0% recovery to any other creditors. Leased aircraft are assumed to be returned to lessors. In addition, it is assumed that other carriers will continue to reduce capacity. All of these factors would increase market supply and reduce overall recovery values.

Recovery for rotables is estimated between 10% and 25% of net book value for rotables related to older aircraft and between 20% and 35% for rotables related to newer aircraft based on appraisal assumptions similar to those for aircraft.

It is assumed that all leased aircraft would be rejected, resulting in no recovery on leasehold improvements.

8.
Ground Property and Equipment includes land, buildings, leasehold improvements on real property, ground equipment (which primarily includes ramp equipment, loading bridges, maintenance and shop equipment, motorized vehicles, furniture, fixtures and office equipment), flight simulators and leasehold improvements on ground equipment. Appraisals and the extensive knowledge of the Debtors and its advisors were relied upon to determine land and building values. Recovery value on ground equipment is estimated between 10% and 15% of net book value and is based on factors such as service date, age of equipment, useful life, marketability, demand for the product and a bulk sale at auction. Simulators have an estimated recovery of between 25% and 70% of fair market value, based on recent market transactions and the underlying market value of the related aircraft. It is assumed that all leases would be rejected, resulting in no recovery for leasehold improvements.

9.
Goodwill includes goodwill related to the purchase of Piedmont Airlines, Inc., Shuttle, Inc. and PSA Airlines, Inc. It is assumed that all of the individual Debtors will liquidate and therefore have no intangible value. In addition, the trade name and trademarks will have no recovery value.

10.
Pension Assets comprise the over-funded asset associated with certain pension plans. Given the net under-funded position of the pension plans on a consolidated basis, it is assumed that there will be no net recovery value associated with any pension assets.

11.
Other intangibles include gates, arrival and departure slots and various capitalized costs related to software implementation. USAI also holds off-balance sheet foreign route authorities between certain U.S. cities and London Gatwick Airport. The net book value for

4

gates and slots includes only those that were acquired, net of amortization. Appraisals and the extensive industry knowledge of the Debtors and its advisors were relied upon to determine a range of recovery value for these assets. The value of gates is based on the marketability of the Debtors’ exclusive, preferential and common gates in the ten largest cities. Recovery for gates is estimated between 10% and 100% of the fair market value and is highly dependent on the estimated demand in certain markets for these assets. The value of arrival and departure slots is based on factors such as location, time (peak vs. non-peak) and usage (jet vs. commuter). Based on these factors, recovery on arrival and departure slots is estimated between 75% and 100% of fair market value. Recovery for the foreign route authorities is estimated between 25% and 50% of fair market value. The software relates to various programs that the Debtors use to manage various parts of its business, including inventory, reservations and human resources. The capitalized software implementation costs are assumed to have no recovery value.

It is possible that there is a recovery value for the Debtors’ Dividend Miles list; however, a valuation has not been performed for the purpose of the Analysis. It is the Debtors’ belief that any value ascribed would not materially alter the results of the Analysis.

12.
Other assets include deferred compensation related to the Employee Stock Option Plan and restricted stock, notes receivable, equipment purchase deposits and miscellaneous investments. The notes receivable represents a note due from another airline for the purchase of foreign route authorities and is estimated to have a recovery value of between 50% and 75% of net book value. Deferred compensation and the miscellaneous investments are assumed to have no recovery value. Group includes $55 million of equipment deposits for the future purchase of aircraft. It is assumed that these deposits will offset the unsecured claims asserted by the manufacturer for the rejection of future commitments.

13.	No assumption is made for the interest income that could be earned on liquidation proceeds being held prior to distribution. Such amounts would not materially alter the results of the Analysis.

CHAPTER 7 COSTS

Costs specifically related to the liquidation of individual assets and all other costs associated with the liquidation will be included in Chapter 7 Costs, except where noted. The Chapter 7 Costs include the following:

14.	Chapter 7 Trustee Fee includes all fees paid in full to the Chapter 7 Trustee by each Debtor in accordance with the fee structure provided in the Bankruptcy Code.

15.
Professional Fees include an estimate of $15 million to $17 million associated with the wind-down of the estates (e.g., liquidation and recovery of assets, claims reconciliation). The professional fees are generally allocated to each of the Debtors based on the relative amount of estimated recovery.

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16.
Wind-Down Expenses include estimated expenses incurred during the Wind-Down Period and relate primarily to employee wages and benefits for personnel employed during the Wind-Down Period, aircraft parking and transportation costs, auction fees, and general overhead costs. Wind-Down Expenses are estimated between $50 million and $57 million depending upon the length of the Wind-Down Period.

CLAIMS

17.
GECC 2001 Credit Facility Claims are claims secured by certain aircraft and spare engines. The Allowed Claim amount is equal to the liquidation value ascribed to the underlying collateral. Any debt that is not satisfied by the value of the underlying collateral becomes an unsecured Aircraft Deficiency Claim and is included in the estimated amount for General Unsecured Claims.

18.
Secured Claims – Aircraft are claims secured by certain aircraft. The Allowed Claim amount is equal to the liquidation value ascribed to the underlying collateral. Any debt that is not satisfied by the value of the underlying collateral becomes an unsecured Aircraft Deficiency Claim and is included in the estimated amount for General Unsecured Claims.

19.
DIP FacilityClaims include claims of the DIP Facility of $300 million and a Carve-Out of $5 million representing estimated accrued but unpaid Chapter 11 professional fees at the Liquidation Date. For purposes of the Analysis, the repayment of the DIP Facility has been allocated to each of the operating Debtors based upon the level of operating expenses of such Debtor. Group guarantees the DIP Facility; however, the Analysis assumes that a guarantee claim is not asserted against Group because the DIP Facility is satisfied in full from the proceeds generated from the disposition of assets.

20.
Administrative Claims include claims arising during the Chapter 11 cases. Significant categories in this class are estimates for post-petition employee wages and benefits, trade payables, unused tickets, accrued aircraft rent and interest, taxes, reclamation claims, claims arising under Section 1110 agreements and claims associated with aircraft leases assumed post-petition and subsequently rejected. To the extent airlines honor unused tickets, the airline would have an Administrative Claim against the Debtors. The Analysis assumes that by March 31, 2003, a significant number of aircraft leases would have been assumed and that certain mortgaged aircraft would have been converted to operating leases. The subsequent rejection of these assumed and converted aircraft would give rise to Administrative Claims. It is assumed that all Administrative Claims relating to these leases are capped at three months at the latest negotiated rental rate, and the balance of their damage claim is a General Unsecured Claim. An estimate for both the Administrative and General Unsecured Claim is included in the Analysis. Administrative Claims that could arise from the rejection of previously assumed contracts or leases, other than aircraft and real property, are not contemplated in the Analysis. The Debtors have also included a conservative estimate for potential Administrative Claims related to return conditions and the diminution in value for aircraft not subject to post-petition consensual agreements with the Debtors.

6

21.
Priority Claims include pre-petition federal and state tax claims. This class includes an estimated federal tax claim related to prior year audits. Although this estimated claim is reflected as a liability of USAI, it is the joint and several liability of Group and all its Debtors. For that reason, it is assumed that the IRS would assert this claim against any and all of the Debtor entities. It is assumed that the $4,650 Priority Claim limit for each individual was reached during the Chapter 11 cases and therefore any remaining pre-petition employee obligations are included in General Unsecured Claims.

22.
PBGC Claims are considered to be pari passu to General Unsecured Claims. USAI, Piedmont and Allegheny sponsor seven defined benefit plans, as well as several non-qualified pension plans and other post-retirement welfare benefit programs. For purposes of the Analysis, the unfunded pension liability upon the termination of all defined benefit plans using a date of September 30, 2002 is estimated to approximate $1.5 billion.

All Debtors are jointly and severally liable for the PBGC Claims and therefore it is assumed that the PBGC would assert a claim against all Debtors until the claim is satisfied in full.

23.
General Unsecured Claims include an estimate for all General Unsecured Claims. Significant categories of claims are Aircraft Deficiency Claims (debt net of the liquidation value), trade payables, accrued aircraft rent, notes payable, aircraft and real property lease rejection claims, unused tickets, non-pension post-retirement benefits and any employee claims that exceed the $4,650 Priority Claim cap per individual. It is assumed that all contracts are rejected. Aircraft lease rejection claims included in General Unsecured Claims are the estimated claims in excess of the allowed Administrative Claim. Potential damage claims in connection with the rejection of any other contract or lease, including but not limited to rejection of contracts with affiliate carriers and claims associated with guarantees, are excluded from the Analysis.

7

US AIRWAYS GROUP, INC.

LIQUIDATION ANALYSIS

Unaudited

ASSETS	Notes	Net Book Value	Lower Liquidation Value		Higher Liquidation Value
			Estimated Value	Estimated Realization Rate	Estimated Value	Estimated Realization Rate
Cash, Cash Equiv and Short-Term Investments		$4,553,800	$4,553,800	100%	$4,553,800	100%
Restricted Cash		—	—	0%	—	0%
Receivables		—	—	0%	—	0%
Intercompany Receivables		79,095,131	—	0%	—	0%
Materials and Supplies		—	—	0%	—	0%
Prepaid Expenses and Other Current Assets		—	—	0%	—	0%
Flight Equipment	A	10,785,793	—	0%	—	0%
Ground Property and Equipment		—	—	0%	—	0%
Goodwill		—	—	0%	—	0%
Pension Assets		—	—	0%	—	0%
Other Intangibles		—	—	0%	—	0%
Other Assets	B	143,913,667	—	0%	—	0%

Total Assets/Proceeds		$238,348,390	4,553,800	2%	4,553,800	2%

Chapter 7 Trustee Fee			(136,614)		(136,614)
Professional Fees			(150,000)		(100,000)
Wind-Down Expenses			(250,000)		(200,000)

Net Proceeds Available to Creditors			$4,017,186		$4,117,186

RECOVERY TO CREDITORS	Lower Liquidation Value			Higher Liquidation Value
	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid
Net Proceeds Available to Creditors		$4,017,186			$4,117,186
GECC 2001 Credit Facility Claims	$—	—	N/A	$—	—	N/A
Secured Claims – Aircraft	—	—	N/A	—	—	N/A
DIP Facility Claims	—	—	N/A	—	—	N/A
Administrative Claims	—	—	N/A	—	—	N/A
Priority Claims	20,000,000	(4,017,186)	20%	20,000,000	(4,117,186)	21%

Net Proceeds Available to PBGC and General Unsecured Creditors		$—			$—

PBGC Joint and Several Liability Claim	$1,500,000,000			$1,500,000,000
General Unsecured Claims	933,707			933,707

Total PBGC and General Unsecured Claims	$1,500,933,707	$—	0%	$1,500,933,707	$—	0%

Notes:

A- Represents capitalized interest on equipment purchase deposits.

B- Represents equipment purchase deposits and investments in wholly-owned subsidiaries.

The accompanying assumptions and footnotes are an integral part of this Analysis.

8

US AIRWAYS, INC.

LIQUIDATION ANALYSIS

Unaudited

ASSETS	Notes	Net Book Value	Lower Liquidation Value			Higher Liquidation Value
			Estimated Value	Estimated Realization Rate		Estimated Value	Estimated Realization Rate
Cash, Cash Equiv and Short-Term Investments	A	$224,300,000	$224,300,000	100%		$224,300,000	100%
Restricted Cash		267,335,964	98,646,150	37%		102,820,032	38%
Receivables		270,127,625	32,981,921	12%		53,377,196	20%
Intercompany Receivables		2,435,410,209	—	0%		—	0%
Materials and Supplies		188,037,874	28,999,156	15%		47,735,842	25%
Prepaid Expenses and Other Current Assets		79,728,663	21,445,346	27%		31,682,331	40%
Flight Equipment		3,832,799,064	1,523,252,631	40%		1,878,677,231	49%
Ground Property and Equipment		368,977,649	47,217,312	13%		71,566,118	19%
Goodwill		530,984,113	—	0%		—	0%
Pension Assets		430,839,971	—	0%		—	0%
Other Intangibles	B	218,537,793	387,835,016	177%		525,656,688	241%
Other Assets		117,081,475	6,467,163	6%		9,700,744	8%

Total Assets/Proceeds		$8,964,160,399	2,371,144,696	26%		2,945,516,181	33%

Chapter 7 Trustee Fee			(37,969,341)			(48,567,485)
Professional Fees			(13,950,000)			(15,880,000)
Wind-Down Expenses			(43,000,000)			(50,000,000)

Net Proceeds Available to Creditors			$2,276,225,355			$2,831,068,695

RECOVERY TO CREDITORS		Lower Liquidation Value			Higher Liquidation Value
	Notes	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid
Net Proceeds Available to Creditors			$2,276,225,355			$2,831,068,695
GECC 2001 Credit Facility Claims	C	$230,600,000	(230,600,000)	100%	$278,475,000	(278,475,000)	100%
Secured Claims - Aircraft	C	1,105,500,000	(1,105,500,000)	100%	1,326,600,000	(1,326,600,000)	100%
DIP Facility Claims		286,700,057	(286,700,057)	100%	286,700,057	(286,700,057)	100%
Administrative Claims		953,751,940	(653,425,298)	69%	941,881,481	(939,293,638)	100%
Priority Claims		84,012,930	—	0%	84,012,930	—	0%

Net Proceeds Available to PBGC and General Unsecured Creditors			$—			$—

PBGC Joint and Several Liability Claim		$1,500,000,000			$1,500,000,000
General Unsecured Claims		6,740,181,768			6,377,831,768

Total PBGC and General Unsecured Claims		$8,240,181,768	$—	0%	$7,877,831,768	$—	0%

Notes:

A- Projected cash balance at 3/31/03, assuming no additional draw on DIP.

B- Net book value of gates and slots include only those that were acquired. Recovery includes all gates and slots held by US      Airways, Inc.

C- The Aircraft Deficiency Claim is included in General Unsecured Claims.

The accompanying assumptions and footnotes are an integral part of this Analysis.

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ALLEGHENY AIRLINES, INC.

LIQUIDATION ANALYSIS

Unaudited

ASSETS	Net Book Value	Lower Liquidation Value			Higher Liquidation Value
		Estimated Value	Estimated Realization Rate		Estimated Value	Estimated Realization Rate
Cash, Cash Equiv and Short-Term Investments	$450,366	$450,366	100%		$450,366	100%
Restricted Cash	—	—	0%		—	0%
Receivables	1,062,191	155,102	15%		310,205	29%
Intercompany Receivables	33,260,116	—	0%		—	0%
Materials and Supplies	3,880,318	150,915	4%		452,746	12%
Prepaid Expenses and Other Current Assets	410,148	—	0%		—	0%
Flight Equipment	56,251,053	6,085,859	11%		10,264,648	18%
Ground Property and Equipment	8,972,790	1,030,476	11%		1,545,714	17%
Goodwill	—	—	0%		—	0%
Pension Assets	—	—	0%		—	0%
Other Intangibles	—	4,041,342	N/A		5,388,456	N/A
Other Assets	350,000	—	0%		—	0%

Total Assets/Proceeds	$104,636,983	11,914,061	11%		18,412,134	18%

Chapter 7 Trustee Fee		(357,422)			(552,364)
Professional Fees		(230,000)			(270,000)
Wind-Down Expenses		(2,000,000)			(2,500,000)

Net Proceeds Available to Creditors		$9,326,639			$15,089,770

RECOVERY TO CREDITORS	Lower Liquidation Value			Higher Liquidation Value
	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid
Net Proceeds Available to Creditors		$9,326,639			$15,089,770
GECC 2001 Credit Facility Claims	$—	—	N/A	$—	—	N/A
Secured Claims—Aircraft	—	—	N/A	—	—	N/A
DIP Facility Claims	4,774,745	(4,774,745)	100%	4,774,745	(4,774,745)	100%
Administrative Claims	9,153,984	(4,551,894)	50%	9,153,984	(9,153,984)	100%
Priority Claims	20,307,867	—	0%	20,307,867	(1,161,041)	6%

Net Proceeds Available to PBGC and General Unsecured Creditors		$—			$—

PBGC Joint and Several Liability Claim	$1,500,000,000			$1,500,000,000
General Unsecured Claims	26,396,001			26,396,001

Total PBGC and General Unsecured Claims	$1,526,396,001	$—	0%	$1,526,396,001	$—	0%

The accompanying assumptions and footnotes are an integral part of this Analysis.

10

PSA AIRLINES, INC.

LIQUIDATION ANALYSIS

Unaudited

ASSETS	Net Book Value	Lower Liquidation Value			Higher Liquidation Value
		Estimated Value	Estimated Realization Rate		Estimated Value	Estimated Realization Rate
Cash, Cash Equiv and Short-Term Investments	$54,138	$54,138	100%		$54,138	100%
Restricted Cash	—	—	0%		—	0%
Receivables	2,016,343	106,999	5%		300,976	15%
Intercompany Receivables	11,213,502	—	0%		—	0%
Materials and Supplies	644,371	32,219	5%		96,656	15%
Prepaid Expenses and Other Current Assets	362,497	37,540	10%		57,385	16%
Flight Equipment	189,865	5,533	3%		13,831	7%
Ground Property and Equipment	3,494,477	148,371	4%		222,556	6%
Goodwill	—	—	0%		—	0%
Pension Assets	—	—	0%		—	0%
Other Intangibles	—	7,028,208	N/A		9,370,944	N/A
Other Assets	5,435,954	103,803	2%		1,010,079	19%

Total Assets/Proceeds	$23,411,147	7,516,811	32%		11,126,566	48%

Chapter 7 Trustee Fee		(225,504)			(333,797)
Professional Fees		(160,000)			(180,000)
Wind-Down Expenses		(1,500,000)			(1,500,000)

Net Proceeds Available to Creditors		$5,631,306			$9,112,769

RECOVERY TO CREDITORS	Lower Liquidation Value			Higher Liquidation Value
	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid
Net Proceeds Available to Creditors		$5,631,306			$9,112,769
GECC 2001 Credit Facility Claims	$—	—	N/A	$—	—	N/A
Secured Claims - Aircraft	—	—	N/A	—	—	N/A
DIP Facility Claims	3,191,927	(3,191,927)	100%	3,191,927	(3,191,927)	100%
Administrative Claims	10,865,660	(2,439,380)	22%	10,865,660	(5,920,842)	54%
Priority Claims	20,244,157	—	0%	20,244,157	—	0%

Net Proceeds Available to PBGC and General Unsecured Creditors		$—			$—

PBGC Joint and Several Liability Claim	$1,500,000,000			$1,500,000,000
General Unsecured Claims	33,987,994			33,987,994

Total PBGC and General Unsecured Claims	$1,533,987,994	$—	0%	$1,533,987,994	$—	0%

The accompanying assumptions and footnotes are an integral part of this Analysis.

11

PIEDMONT AIRLINES, INC.

LIQUIDATION ANALYSIS

Unaudited

ASSETS		Lower Liquidation Value			Higher Liquidation Value
	Net Book Value	Estimated Value	Estimated Realization Rate		Estimated Value	Estimated Realization Rate
Cash, Cash Equiv and Short-Term Investments	$488,634	$488,634	100%		$488,634	100%
Restricted Cash	—	—	0%		—	0%
Receivables	2,820,430	640,686	23%		1,364,553	48%
Intercompany Receivables	33,045,391	—	0%		—	0%
Materials and Supplies	5,794,433	289,722	5%		869,165	15%
Prepaid Expenses and Other Current Assets	1,115,443	10,273	1%		20,546	2%
Flight Equipment	52,596,788	10,574,445	20%		18,336,113	35%
Ground Property and Equipment	3,542,899	309,954	9%		464,931	13%
Goodwill	—	—	0%		—	0%
Pension Assets	—	—	0%		—	0%
Other Intangibles	—	14,775,210	N/A		19,700,280	N/A
Other Assets	1,150,000	—	0%		—	0%

Total Assets/Proceeds	$100,554,017	27,088,924	27%		41,244,221	41%

Chapter 7 Trustee Fee		(812,668)			(1,237,327)
Professional Fees		(350,000)			(390,000)
Wind-Down Expenses		(2,000,000)			(2,500,000)

Net Proceeds Available to Creditors		$23,926,256			$37,116,895

RECOVERY TO CREDITORS	Lower Liquidation Value			Higher Liquidation Value
	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid
Net Proceeds Available to Creditors		$23,926,256			$37,116,895
GECC 2001 Credit Facility Claims	$—	—	N/A	$—	—	N/A
Secured Claims—Aircraft	—	—	N/A	—	—	N/A
DIP Facility Claims	7,029,101	(7,029,101)	100%	7,029,101	(7,029,101)	100%
Administrative Claims	19,203,250	(16,897,156)	88%	19,203,250	(19,203,250)	100%
Priority Claims	20,796,891	—	0%	20,796,891	(10,884,544)	52%

Net Proceeds Available to PBGC and General Unsecured Creditors		$—			$—

PBGC Joint and Several Liability Claim	$1,500,000,000			$1,500,000,000
General Unsecured Claims	38,724,251			38,724,251

Total PBGC and General Unsecured Claims	$1,538,724,251	$—	0%	$1,538,724,251	$—	0%

The accompanying assumptions and footnotes are an integral part of this Analysis.

12

MIDATLANTIC AIRWAYS, INC.

LIQUIDATION ANALYSIS

Unaudited

ASSETS	Net Book Value	Lower Liquidation Value		Higher Liquidation Value
		Estimated Value	Estimated Realization Rate	Estimated Value	Estimated Realization Rate
Cash, Cash Equiv and Short-Term Investments	$—	$—	0%	$—	0%
Restricted Cash	—	—	0%	—	0%
Receivables	482	—	0%	—	0%
Intercompany Receivables	1,660,546	—	0%	—	0%
Materials and Supplies	—	—	0%	—	0%
Prepaid Expenses and Other Current Assets	—	—	0%	—	0%
Flight Equipment	—	—	0%	—	0%
Ground Property and Equipment	17,548	1,755	10%	2,632	15%
Goodwill	—	—	0%	—	0%
Pension Assets	—	—	0%	—	0%
Other Intangibles	—	—	0%	—	0%
Other Assets	—	—	0%	—	0%

Total Assets/Proceeds	$1,678,576	1,755	0%	2,632	0%

Chapter 7 Trustee Fee		(439)		(658)
Professional Fees		—		—
Wind-Down Expenses		—		—

Net Proceeds Available to Creditors		$1,316		$1,974

RECOVERY TO CREDITORS	Lower Liquidation Value			Higher Liquidation Value
	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid
Net Proceeds Available to Creditors		$1,316			$1,974
GECC 2001 Credit Facility Claims	$—	—	N/A	$—	—	N/A
Secured Claims—Aircraft	—	—	N/A	—	—	N/A
DIP Facility Claims	1,316	(1,316)	100%	1,316	(1,316)	100%
Administrative Claims	—	—	N/A	—	—	N/A
Priority Claims	20,000,000	—	0%	20,000,000	(658)	0%

Net Proceeds Available to PBGC and General Unsecured Creditors		$—			$—

PBGC Joint and Several Liability Claim	$1,500,000,000			$1,500,000,000
General Unsecured Claims	—			—

Total PBGC and General Unsecured Claims	$1,500,000,000	$—	0%	$1,500,000,000	$—	0%

The accompanying assumptions and footnotes are an integral part of this Analysis.

13

US AIRWAYS LEASING AND SALES, INC.

LIQUIDATION ANALYSIS

Unaudited

ASSETS		Lower Liquidation Value		Higher Liquidation Value
	Net Book Value	Estimated Value	Estimated Realization Rate	Estimated Value	Estimated Realization Rate
Cash, Cash Equiv and Short-Term Investments	$—	$—	0%	$—	0%
Restricted Cash	—	—	0%	—	0%
Receivables	—	—	0%	—	0%
Intercompany Receivables	65,500,547	—	0%	—	0%
Materials and Supplies	—	—	0%	—	0%
Prepaid Expenses and Other Current Assets	—	—	0%	—	0%
Flight Equipment	—	—	0%	—	0%
Ground Property and Equipment	—	—	0%	—	0%
Goodwill	—	—	0%	—	0%
Pension Assets	—	—	0%	—	0%
Other Intangibles	—	—	0%	—	0%
Other Assets	—	—	0%	—	0%

Total Assets/Proceeds	$65,500,547	—	0%	—	0%

Chapter 7 Trustee Fee		—		—
Professional Fees		—		—
Wind-Down Expenses		—		—

Net Proceeds Available to Creditors		$—		$—

RECOVERY TO CREDITORS	Lower Liquidation Value			Higher Liquidation Value
	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid
Net Proceeds Available to Creditors		$—			$—
GECC 2001 Credit Facility Claims	$—	—	N/A	$—	—	N/A
Secured Claims—Aircraft	—	—	N/A	—	—	N/A
DIP Facility Claims	—	—	N/A	—	—	N/A
Administrative Claims	—	—	N/A	—	—	N/A
Priority Claims	20,000,000	—	0%	20,000,000	—	0%

Net Proceeds Available to PBGC and General Unsecured Creditors		$—			$—

PBGC Joint and Several Liability Claim	$1,500,000,000			$1,500,000,000
General Unsecured Claims	—			—

Total PBGC and General Unsecured Claims	$1,500,000,000	$—	0%	$1,500,000,000	$—	0%

The accompanying assumptions and footnotes are an integral part of this Analysis.

14

MATERIAL SERVICES COMPANY, INC

LIQUIDATION ANALYSIS

Unaudited

ASSETS			Lower Liquidation Value		Higher Liquidation Value
	Notes	Net Book Value	Estimated Value	Estimated Realization Rate	Estimated Value	Estimated Realization Rate
Cash, Cash Equiv and Short-Term Investments		$44,172	$44,172	100%	$44,172	100%
Restricted Cash		—	—	0%	—	0%
Receivables		439,435	219,717	50%	329,576	75%
Intercompany Receivables		7,028,420	—	0%	—	0%
Materials and Supplies	A	4,678,377	3,129,156	67%	3,750,380	80%
Prepaid Expenses and Other Current Assets		4,876,166	2,430,142	50%	3,402,199	70%
Flight Equipment		—	—	0%	—	0%
Ground Property and Equipment		604,207	60,421	10%	90,631	15%
Goodwill		—	—	0%	—	0%
Pension Assets		—	—	0%	—	0%
Other Intangibles		—	—	0%	—	0%
Other Assets		—	—	0%	—	0%

Total Assets/Proceeds		$17,670,776	5,883,609	33%	7,616,959	43%

Chapter 7 Trustee Fee			(176,508)		(228,509)
Professional Fees			(160,000)		(180,000)
Wind-Down Expenses			(500,000)		(500,000)

Net Proceeds Available to Creditors			$5,047,100		$6,708,450

RECOVERY TO CREDITORS	Lower Liquidation Value			Higher Liquidation Value
	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid	Estimated Allowed Claim	Estimated Total Amount Paid to Creditors	Estimated Percentage of Allowed Claim Paid
Net Proceeds Available to Creditors		$5,047,100			$6,708,450
GECC 2001 Credit Facility Claims	$—	—	N/A	$—	—	N/A
Secured Claims—Aircraft	—	—	N/A	—	—	N/A
DIP Facility Claims	3,298,765	(3,298,765)	100%	3,298,765	(3,298,765)	100%
Administrative Claims	44,913	(44,913)	100%	44,913	(44,913)	100%
Priority Claims	20,467,978	(1,703,423)	8%	20,467,978	(3,364,773)	16%

Net Proceeds Available to PBGC and General Unsecured Creditors		$—			$—

PBGC Joint and Several Liability Claim	$1,500,000,000			$1,500,000,000
General Unsecured Claims	3,709,566			3,709,566

Total PBGC and General Unsecured Claims	$1,503,709,566	$—	0%	$1,503,709,566	$—	0%

Notes:

A- Represents fuel inventory.

The accompanying assumptions and footnotes are an integral part of this Analysis.

15

APPENDIX C

PRO FORMA FINANCIAL PROJECTIONS

Financial Projections

The Debtors believe that the Plan meets the Bankruptcy Code’s feasibility requirement that Plan confirmation is not likely to be followed by liquidation, or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of the Plan, and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. In this regard, the Management of the Debtors developed and refined the Business Plan and prepared financial projections (the “Projections”) for the years ending December 31, 2003 through December 31, 2009 (the “Projection Period”).

The Debtors do not, as a matter of course, publish their business plans and strategies or projections or their anticipated financial position or results of operations. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or Interests after the Confirmation Date, or to include such information in documents required to be filed with the Securities and Exchange Commission (if any) or otherwise make such information public.

ALTHOUGH EVERY EFFORT WAS MADE TO BE ACCURATE, THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THE FINANCIAL ACCOUNTING STANDARDS BOARD, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY THE DEBTORS’ INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED ON A VARIETY OF ASSUMPTIONS, WHICH MAY NOT BE REALIZED, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY ANY OF THE REORGANIZED DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. HOLDERS OF CLAIMS AND INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS IN REACHING THEIR DETERMINATIONS OF WHETHER TO ACCEPT OR REJECT THE PLAN.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: These Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” in these Projected Financial Statements include the intent, belief or current expectations of the Debtors and members of their Management teams with respect to the timing of, completion of and scope of the current restructuring, reorganization plan, strategic business plan, bank financing, and debt and equity market conditions and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based. While Management believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from these contemplated by such forward-looking statements. Important factors currently known to Management that could cause actual results to differ materially from those contemplated by the forward-looking statements in these Projected Financial Statements include, but are not limited to, further adverse developments with respect to the Debtors’ liquidity position or operations of the various businesses of the Reorganizing Debtors and their non-Debtor Affiliates, adverse developments in the bank financing or public or private markets for debt or equity securities, or adverse developments in the timing or results of the Debtors’ current strategic business plan (including the timeline to emerge from Chapter 11), the ability of the Debtors to realize the anticipated general and administrative expense savings and overhead reductions presently contemplated, the level and nature of any restructuring and other one-time charges, and the possible negative effects that could result from potential economic and political factors around the world in the various foreign markets in which the Reorganizing Debtors operate.

1

Summary of Significant Assumptions

The Projections were developed by the Management of the Debtors and are based on: a) current and projected market conditions in each of the Debtors’ respective markets; b) each of the wholly owned subsidiaries remaining part of the reorganized Group; c) the ability to maintain sufficient working capital to self-fund operations; d) final acceptable agreement on pension funding and benefit reductions; e) final approval of the ATSB Loan; f) an investment of $240 million from RSA as the proposed Plan of Reorganization equity sponsor; g) no material changes to the marketing agreements with United Airlines; and h) confirmation of the Plan. The financial projections for the year ending 2003 include results from both the post-petition period and the post-emergence period (confirmation is assumed to be March 31, 2003 and expected emergence on April 30, 2003).

The Debtors’ flight operations encompass the “mainline” operations of USAI, as well as the operations of three wholly owned subsidiaries of Group and a to be formed division of “mainline” that operate or are projected to operate commuter aircraft as US Airways Express carriers (“Express”). The Projections assume an operating fleet plan of 279 aircraft for USAI’s “mainline” operations for 2003 through 2009, with the introduction of 29 regional jets by the Express carriers in 2003, increasing to 160 regional jets by the end of 2006. The elimination of the entire turboprop fleet of the Express carriers is to be completed by the end of 2008.

Operating Revenues

Passenger Transportation Revenue: The Debtors’ total passenger revenue is projected to increase from approximately $5.8 billion in 2003 to approximately $7.9 billion in 2009. Approximately $1.1 billion of the increase in passenger revenue is due to increased passenger yields and load factors at USAI. The remaining $1.0 billion of the increase in passenger revenue is a result of the increase in the number of regional jets operated by the Express carriers.

The growth of low-fare competition and the growing presence of competitors’ regional jets in certain of USAI’s markets are considered by Management to be one of USAI’s foremost competitive threats. As a result, incursions from other carriers’ regional jets and from other low-cost carriers are projected to decrease USAI’s passenger revenue; however, this reduction is projected to be offset by optimization of the current USAI network, the introduction of the Express carriers’ regional jet fleet, as well as the marketing agreement with United Airlines.

Other: Other Revenue is primarily comprised of passenger revenue from Affiliates. Affiliate revenue is estimated to increase by approximately $233 million over the Projection Period as a result of expansion in the Affiliate program from approximately 73 regional jets at the start of 2003 to 140 regional jets by the end of 2004.

Operating Expenses

Personnel Costs: The Debtors have assumed an estimated average annual cash savings of approximately $1 billion through calendar year 2008 as a result of changes to collective bargaining agreements. These savings estimates include contractual and inflationary cost increases that would have occurred during this period. Average annual wage rates are projected to increase in accordance with each of the respective labor agreements, ranging between approximately 1% and 5% per year. Additional savings of approximately $175 million annually from various business optimization initiatives are also included.

Aviation Fuel: Increases in the number of flights by regional jets accounts for the increase in fuel costs throughout the projection period. The average crude oil price is assumed to be $28.05 per barrel in 2003 and $25 per barrel in 2004 and thereafter (excluding tax).

Aircraft and Other Rent: The Debtors are in the final stages of negotiating its restructured aircraft obligations as well as reducing the fleet size through abandonment and rejection of aircraft, which will result in approximately $500 million in average annual cash savings as compared to pre-petition levels. These restructured aircraft obligations relate to substantially all of the Debtors’ a) USAI jet fleet of Boeing 737-300/400 and Boeing B757/767 aircraft and b) turboprop aircraft consisting of de Havilland Dash 8-100/200/300 and Dornier 328 aircraft.

2

The restructured obligations primarily consist of a) a modification to existing lease agreements, b) entry into new aircraft lease agreements or c) conversion of mortgages to leases. Effective monthly rental rates represent a significant reduction in the pre-negotiated rates and are comparable with current market rates.

Rental expense for Airbus aircraft are assumed to be at existing contract rates throughout the Projection Period. The introduction of regional jets by the Express carriers accounts for the majority of the increase in total annual aircraft rent payments over the Projection Period.

Aircraft Maintenance: Maintenance costs are assumed to increase by approximately $245 million by 2009 as a result of the timing associated with the mandatory heavy maintenance checks on the Airbus fleet, and the growth of the regional jet fleet in the later years of the Projection Period. It is assumed that maintenance materials costs will increase by approximately 4.5% annually (does not apply to contractually agreed rates).

Other Expenses: Other Expenses are primarily comprised of selling expenses and costs associated with the passenger capacity from the Express carriers and Affiliates. The growth in Other Expenses is directly related to the increase in capacity of the regional jet fleet. This is partially offset by various business process re-engineering initiatives that are projected to achieve annual cash savings of approximately $130 million and various contract and vendor renegotiations that are projected to achieve annual cash savings of approximately $90 million from pre-petition levels.

Taxes: Tax rates of 3.5% and 35% are assumed for state and federal taxes, respectively.

Balance Sheet Assumptions

Working Capital: Working capital is comprised of accounts receivable, materials and supplies, prepaid expenses, accounts payable and traffic balances payable. Working capital balances are consistent with historical levels.

Fixed Assets: The increases to flight equipment and ground equipment over the projection period are principally associated with the increases in regional jets and the development of corresponding support for the regional jet fleet.

Goodwill: Goodwill is estimated by subtracting the estimated fair market value of the reorganized Debtors’ identifiable tangible and intangible assets from the sum of the projected reorganized equity value plus adjusted total liabilities. Various adjustments were made to record approximately $4.6 billion of excess reorganization value upon the effective date.

Debt Structure: Emerged secured repayment schedules are in conformity with the Plan and upon emergence, the Debtors’ long-term debt structure is assumed to be as follows:

a)
Aircraft Financing loans for Airbus aircraft totaling approximately $2.1 billion ($75 million – short term, $2.0 billion – long term) with fixed interest rates ranging from 6.89% to 9.01% or floating rates based on LIBOR and final maturities from 2012 to 2022;

b)	ATSB Loan of $1 billion assumed to be repaid in semi-annual installments starting in 2006 with annual interest rates based on LIBOR; and

c)	Approximately $100 million of other debt.

Equity: The proposed Plan of Reorganization equity sponsor, RSA, is assumed to invest $240 million of cash upon emergence in exchange for equity shares pursuant to Section 7.9 of the Plan and Section XI.D of the Disclosure Statement. A dividend to preferred shares is assumed to be paid quarterly.

3

Cash Flow Assumptions

Cash Flow From Operating Activities: For the Projection Period, cash flow from operating activities is projected to increase from a use of approximately $32 million in 2003 to a source of $590 million of positive cash flow in 2009. Improved cash flow is a result of reductions in personnel costs from negotiations with the various labor groups, reductions in aircraft rents from optimizing the USAI aircraft fleet and negotiating concessions from lenders and lessors, concessions received from various vendors, and various business process re-engineering initiatives, coupled with the projected growth in revenue throughout the Projection Period. Other significant sources and uses of cash from operations include:

a) Changes in other accrued expenses primarily related to aircraft rent, interest expense, and income taxes generated a use of cash of approximately $683 million over the Projection Period.

b) Deferred credits and other liabilities provided a source of cash of approximately $551 million over the Projection Period primarily related to timing differences in the recognition of expenses and timing of cash payments for medical and dental benefits (FAS 106 - Employers’ Accounting for Postretirement Benefits Other Than Pensions) and the defined benefit and defined contribution pension plans.

c) The Debtors are seeking resolution of the pension plan issues pursuant to two alternative tracks. Under the first alternative, the Debtors are seeking legislative relief that would make thirty-year pension funding available for the Debtors. On January 9, 2003, Senator Rick Santorum introduced in the United States Senate S. 119, a bill co-sponsored by Senators Arlen Specter, John Warner and Elizabeth Dole. If enacted, S. 119 would make thirty-year funding of existing pension liabilities available for the Debtors’ defined benefit pension plans maintained pursuant to a collective bargaining agreement. Based on their financial projections, the Debtors believe they could afford to fund all of their pension plans if S. 119 were enacted, thus eliminating the need to terminate the Pilots Plan. The bill was referred to the Senate Finance Committee on January 9, 2003. On January 14, 2003, the Senate Committee on Appropriations Subcommittee on Labor, Health and Human Services, and Education held a hearing concerning issues addressed by the bill.

Pursuant to the second alternative, the Debtors may seek the Bankruptcy Court’s approval of a distress termination of the retirement income plan for Pilots of US Airways, Inc. (“Pilots Plan”). If sought and approved by the Bankruptcy Court, the Debtors would be authorized to pursue termination of the Pilots Plan, which would require additional notices and filings, and processing by the PBGC, to effect the termination. Under ERISA, the PBGC is required to suspend processing of a termination if the PBGC is notified of a formal challenge to the termination under a collective bargaining agreement. The Debtors will negotiate with ALPA to satisfy all legal requirements for the second alternative with an anticipated completion by March 2003, including the negotiation and implementation of a new pension plan for the Pilots consistent with the funding level in these projections.

It is projected that each of the above alternatives will result in average annual funding requirements of approximately $325 million.

Cash Flow From Investing Activities: Cash flow from investing activities is projected to generate a use of cash of approximately $1.4 billion over the Projection Period. Additions to flight equipment (including capitalized interest), deposits on regional jets and purchases of other equipment, primarily in support of the regional jet fleet, comprise the majority of investing activity payments.

Cash Flow From Financing Activities: Cash flow from financing activities is projected to generate a use of cash of approximately $707 million over the Projection Period. Repayment of the DIP loan upon emergence in 2003, repayment of the ATSB Loan from 2006 through 2009 and scheduled payments for Airbus debt comprise the majority of financing activity.

4

Fresh-Start Balance Sheet Assumptions

Fresh-Start reporting adjustments have been made to reflect the estimated adjustments necessary to adopt fresh-start reporting in accordance with Generally Accepted Accounting Principles (“GAAP”) (SOP 90-7). Fresh-Start reporting requires that the reorganization value of the Reorganized Debtors be allocated to its assets in conformity with Accounting Principles Bulletin (“APB”) Opinion No. 16, “Business Combinations”, for transactions reported on the basis of the purchase method.

The reorganization value is subject to adjustment to reflect any fluctuations in these Projections on which the valuation is based. The allocation of the reorganization value to individual assets and liabilities is subject to change after the Effective Date and could result in material differences to the allocated values estimated in these Projections.

The significant fresh-start reporting adjustments reflected in the Projections are summarized as follows:

a)	Materials and Supplies: A fresh-start adjustment of approximately $16 million was made due to a revaluation of materials and supplies based on estimated year-end write-offs.

b)	Fixed Assets, gross: A fresh-start adjustment of approximately $3.0 billion was made to write-down gross fixed assets to its estimated fair market value.

c)
Accumulated Depreciation and Amortization of Fixed Assets: A fresh-start adjustment of approximately $2.8 billion was made to write-down accumulated depreciation and amortization of fixed assets based on the revaluation.

d)	Other Intangibles: An adjustment of approximately $270 million was made to write-up intangible assets based on the estimated fair market value of slots, routes and gates.

e)
Goodwill: Goodwill is estimated by subtracting the estimated fair market value of the reorganized Debtors’ identifiable tangible and intangible assets from the sum of the projected reorganized equity value plus total liabilities upon emergence. Various adjustments were made to record approximately $4.6 billion of excess reorganization value upon the effective date.

f)
Liabilities Subject to Compromise: An adjustment of approximately $2.4 billion was made to record the discharge of accounts payable pursuant to Section 11.2 of the Plan, payment for convenience class creditors, accrued expenses, short term and long term debt, deferred gains and other liabilities. In addition, $3.1 billion of short- and long-term debt, accrued expenses and other liabilities are being reinstated.

g)	Long-term Debt: Long-term debt incorporates $2.1 billion of aircraft and other related debt and $1.0 billion associated with the ATSB Loan.

h)
Deferred Credits and Other Liabilities: Adjustments were made to record the impact of fresh-start reporting, including the revaluation of the pension liability and the present value of certain renegotiated liabilities.

i)
Total Stockholders Equity (Deficit): Adopting fresh-start reporting results in a new reporting entity with no retained earnings or deficit. All pre-existing common stock is removed and replaced by the new equity structure based on Section 7.9 of the Plan.

5

	US Airways Group, Inc Projected Consolidated Income Statement ($ Millions)
	Projected FY2003	Projected FY2004	Projected FY2005	Projected FY2006	Projected FY2007	Projected FY2008	Projected FY2009
Operating Revenues:
Passenger Transportation	$5,798	$6,527	$7,034	$7,496	$7,715	$7,789	$7,891
Cargo And Freight	131	137	138	140	142	143	144
Other	1,294	1,579	1,638	1,670	1,662	1,662	1,648

Total Operating Revenue	$7,223	$8,242	$8,810	$9,306	$9,519	$9,595	$9,683
Operating Expenses:
Personnel Costs	$2,461	$2,462	$2,501	$2,540	$2,583	$2,648	$2,696
Aviation Fuel	827	813	852	888	899	898	896
Aircraft and Other Rent	803	890	985	1,050	1,088	1,106	1,120
Aircraft Maintenance	401	434	454	497	544	581	645
Other Selling Expenses	384	413	444	464	472	473	474
Depreciation and Amortization	208	231	252	278	291	284	271
Other	2,045	2,615	2,717	2,786	2,836	2,861	2,848

Total Operating Expenses	$7,128	$7,858	$8,205	$8,502	$8,713	$8,850	$8,952
Operating Income/(Loss)	$95	$384	$605	$804	$806	$744	$732
Other Income (Expense):
Interest Expense, net	$(259)	$(238)	$(218)	$(183)	$(150)	$(108)	$(72)
Other	(61)	0	0	0	0	0	0

Pre-tax Income	$(225)	$146	$388	$621	$657	$637	$660
Income Tax Provision	0	19	134	227	251	274	316

Net Income	$(225)	$127	$254	$394	$405	$362	$344

Preferred Dividend Requirement	(5)	(6)	(6)	(6)	(6)	(6)	(6)

Earnings Available to Common Stockholders	$(230)	$121	$248	$388	$399	$356	$338

Mainline Operating Statistics
								'03-' 09 CAGR
ASMs (millions)	52,439.1	53,696.8	53,545.7	53,560.4	53,572.4	53,641.1	53,516.5	0.3%
YOY Increase / (Decrease)		2.4%	-0.3%	0.0%	0.0%	0.1%	-0.2%
Passenger RASM (¢/ASM)	10.0	10.4	10.8	11.2	11.5	11.6	11.9	2.9%
YOY Increase / (Decrease)		3.6%	3.9%	3.5%	2.8%	1.6%	1.9%
Operating CASM less Fuel (¢/ASM)	9.8	9.8	9.9	10.2	10.5	10.7	10.9	1.8%
YOY Increase / (Decrease)		-0.9%	1.9%	2.2%	3.0%	2.5%	2.0%

6

US Airways Group, Inc

Projected Consolidated Balance Sheet

($ Millions)

	Projected FY2003	Projected FY2004	Projected FY2005	Projected FY2006	Projected FY2007	Projected FY2008	Projected FY2009
Assets:
Current Assets:
Cash and Short Term Investments	$1,148	$1,356	$1,551	$1,621	$1,797	$1,799	$1,787
Accounts Receivable	221	234	245	253	259	263	267
Materials & Supplies	185	196	205	212	217	220	224
Prepaid Expenses and Other	268	339	406	468	504	527	550

Total Current Assets	$1,822	$2,126	$2,408	$2,554	$2,776	$2,809	$2,829
Fixed Assets:
Flight Equipment and Other PP&E, net	$3,556	$3,573	$3,521	$3,483	$3,360	$3,238	$3,124
Purchase Deposits	114	47	107	97	103	203	303

Total Fixed Assets	$3,670	$3,620	$3,628	$3,580	$3,463	$3,440	$3,427
Other Assets:
Goodwill (1)	$4,595	$4,595	$4,595	$4,595	$4,595	$4,595	$4,595
Other Intangibles	637	606	576	546	515	485	455
Other Assets	775	735	695	655	625	595	565

Total Other Assets	$6,007	$5,937	$5,867	$5,796	$5,736	$5,676	$5,615

Total Assets	$11,500	$11,683	$11,902	$11,930	$11,975	$11,925	$11,871

Liabilities and Stockholders Equity (Deficit):
Current Liabilities:
Current Maturities of Long-Term Debt	$39	$177	$431	$383	$397	$400	$107
Accounts Payable	370	392	410	423	433	440	447
Traffic Balances Payable & Unused Tickets	795	842	880	907	929	944	960
Accrued Expenses and Other	1,031	929	819	719	634	555	493

Total Current Liabilities	$2,235	$2,339	$2,539	$2,432	$2,392	$2,339	$2,007
Long-Term Debt, net of Current Maturities	3,205	3,067	2,730	2,382	2,007	1,625	1,520
Deferred Credits and Other Liabilities	5,499	5,591	5,697	5,790	5,847	5,873	5,916

Total Liabilities	$10,939	$10,998	$10,967	$10,604	$10,247	$9,838	$9,443
Redeemable Preferred Stock	50	53	55	58	61	63	66
Stockholders Equity (Deficit):
Common Stock	$535	$535	$535	$535	$535	$535	$535
Retained Earnings (Deficit) and Dividends	(24)	97	345	733	1,133	1,489	1,827

Total Stockholders Equity (Deficit)	$511	$633	$880	$1,268	$1,668	$2,024	$2,362

Total Liabilities and Stockholders Equity (Deficit)	$11,500	$11,683	$11,902	$11,930	$11,975	$11,925	$11,871

Notes:

(1)	Goodwill is not amortized throughout the projection period.

7

US Airways Group, Inc

Projected Consolidated Statement of Cash Flows

($ Millions)

	Projected FY2003	Projected FY2004	Projected FY2005	Projected FY2006	Projected FY2007	Projected FY2008	Projected FY2009
Net Cash Provided By (Used For) Operations	$(32)	$335	$488	$632	$656	$588	$590
Cash Flow From Investing Activities:
Additions to Flight Equipment	$(6)	$(72)	$(34)	$(85)	$(6)	$0	$0
Sale/(Purchase) of Ground Property and Equipment	(61)	(147)	(135)	(125)	(134)	(131)	(127)
Other	(363)	110	(20)	49	28	(70)	(70)

Net Cash Provided By (Used For) Investing Activities	$(431)	$(110)	$(190)	$(160)	$(112)	$(201)	$(197)
Cash Flow From Financing Activities:
Proceeds For The Issuance Of Long-Term Debt	$1,200	$0	$0	$0	$0	$0	$0
Principal Payment (Net of Borrowings) On Long-Term Debt And Capital Lease Obligations	42	(11)	(97)	(396)	(361)	(379)	(399)
Principal Payment On DIP Financing	(500)	0	0	0	0	0	0
Payment Of Liabilities Subject-To-Compromise	(5)	0	0	0	0	0	0
Issuance (Redemption) Of Common Stock	192	0	0	0	0	0	0
Issuance (Redemption) Of Preferred Stock	48	0	0	0	0	0	0
Dividends Paid On Preferred Stock	(5)	(6)	(6)	(6)	(6)	(6)	(6)

Net Cash Provided By (Used For) Financing Activities	$972	$(17)	$(103)	$(402)	$(367)	$(385)	$(405)
Net Increase (Decrease) In Cash and Short Term Investments	$510	$208	$195	$70	$177	$2	$(12)
Cash and Short Term Investments At Beginning Of Period	$638	$1,148	$1,356	$1,551	$1,621	$1,797	$1,799

Cash and Short Term Investments At End Of Period	$1,148	$1,356	$1,551	$1,621	$1,797	$1,799	$1,787

8

US Airways Group, Inc

Fresh Start – Projected Consolidated Balance Sheet

($ Millions)

	Apr-03					Apr-03
	Company Forecast	Debt Discharge	Capital Transactions	Fresh Start	ATSB Loan	Reorganized Balance Sheet
Assets:
Current Assets:
Cash and Short Term Investments	$619.2	$(505.0)	$240.0	$0.0	$1,000.0	$1,354.2
Accounts Receivable	251.6	0.0	0.0	0.0	0.0	251.6
Materials & Supplies	201.6	0.0	0.0	(16.3)	0.0	185.3
Prepaid Expenses and Other	269.5	0.0	0.0	0.0	0.0	269.5

Total Current Assets	$1,341.8	$(505.0)	$240.0	$(16.3)	$1,000.0	$2,060.5
Fixed Assets:
Flight Equipment	$5,413.0	$0.0	$0.0	$(2,107.0)	$0.0	$3,306.0
Ground Property & Equipment	1,193.6	0.0	0.0	(843.6)	0.0	350.0
Less Acc Depn & Amort	(2,808.8)	0.0	0.0	2,808.8	0.0	0.0
Purchase Deposits	77.2	0.0	0.0	0.0	0.0	77.2

Total Fixed Assets	$3,875.0	$0.0	$0.0	$(141.8)	$0.0	$3,733.2
Other Assets:
Goodwill	$531.0	$0.0	$318.8	$3,745.7	$0.0	$4,595.5
Other Intangibles	366.2	0.0	0.0	270.4	0.0	636.6
Pension and Other Assets	951.3	(12.6)	24.6	(429.9)	0.0	533.4

Total Other Assets	$1,848.6	$(12.6)	$343.4	$3,586.2	$0.0	$5,765.6

Total Assets	$7,065.3	$(517.6)	$583.4	$3,428.1	$1,000.0	$11,559.2

Liabilities & Stockholders Equity (Deficit):
Current Liabilities:
Current Maturities of Long Term Debt	$500.0	$(425.5)	$0.0	$0.0	$0.0	$74.5
Accounts Payable	347.6	45.0	0.0	0.0	0.0	392.6
Traffic Balances Payable & Unused Tickets	957.0	0.0	0.0	0.0	0.0	957.0
Accrued Expenses and Other	705.4	0.0	0.0	376.6	0.0	1,082.0

Total Current Liabilities	$2,510.0	$(380.5)	$0.0	$376.6	$0.0	$2,506.1
Long Term Debt, net of Current Maturities	0.0	2,122.0	0.0	0.0	1,000.0	3,122.0
Deferred Credits & Other Liabilities	4,199.4	0.0	0.0	1,148.5	0.0	5,347.8
Liabilities Subject to Compromise	5,543.4	(4,519.3)	0.0	(1,024.1)	0.0	(0.0)

Total Liabilities	$12,252.7	$(2,777.8)	$0.0	$500.9	$1,000.0	$10,975.8
Redeemable Preferred Stock	0.0	0.0	48.0	0.0	0.0	48.0
Stockholders Equity (Deficit):
Common Stock and Paid-in-Capital	$2,248.4	$0.0	$(2,248.4)	$0.0	$0.0	$0.0
Common Stock (New)	0.0	0.0	535.4	0.0	0.0	535.4
Retained Earnings/(Deficit):
Beginning Month Balance	$(4,800.2)	$2,260.2	$477.4	$2,062.7	$0.0	$(0.0)
Current Month Net Income / (Loss)	12.8	0.0	0.0	(12.8)	0.0	0.0

Total Retained Earnings (Deficit)	$(4,787.5)	$2,260.2	$477.4	$2,049.9	$0.0	$(0.0)
Common Stock Held in Treasury at Cost	(1,711.6)	0.0	1,711.6	0.0	0.0	0.0
Deferred Comp/Unrealized Gain/Loss/Other	(936.8)	0.0	59.5	877.3	0.0	0.0

Total Stockholders Equity (Deficit)	$(5,187.4)	$2,260.2	$535.4	$2,927.2	$0.0	$535.4

Total Liabilities & Stockholders Equity (Deficit)	$7,065.3	$(517.6)	$583.4	$3,428.1	$1,000.0	$11,559.2

9

APPENDIX D

REORGANIZATION VALUATION ANALYSIS

REORGANIZATION VALUATION ANALYSIS

Please note that the valuation information contained herein is not a prediction or guarantee of the future trading price of the Class A Common Stock and/or Class A-1 Warrants to be issued under the Plan. The trading price of securities issued under the Plan is subject to many unforeseeable circumstances and therefore cannot be predicted accurately. In addition, the actual amounts of Allowed General Unsecured Claims could materially exceed the amounts estimated by the Debtors for purposes of valuing the anticipated percentage recoveries by the holders of such claims. Accordingly, no representation can be or is being made with respect to whether such percentage recoveries will actually be realized by the holders of Allowed General Unsecured Claims.

Please note further that neither the Creditors’ Committee nor its professionals have performed an independent investigation of the accuracy or completeness of the valuation information discussed herein.

Estimated valuation of the Reorganized Debtors and the New Equity to be issued under the Plan. In connection with certain matters relating to the Plan, the Debtors determined that it was necessary to estimate post-confirmation values for the Class A Common Stock. Accordingly, the Debtors directed Seabury Securities LLC (“Seabury Securities”), as the Debtors’ investment banker, to prepare a valuation analysis of the likely range of equity values of the Debtors upon emergence from bankruptcy under the circumstances and using the assumptions set forth below. Specifically, the equity valuation was developed for purposes of (i) evaluating the relative recoveries of holders of unsecured claims; (ii) evaluating whether the Plan met the so-called “best interests test” under section 1129(a)(7) of the Bankruptcy Code; and (iii) establishing a reasonable estimate of the initial stockholders’ equity value for fresh-start accounting reporting purposes.

In preparing its analysis, Seabury Securities has, among other matters, done the following: (i) reviewed certain recent financial statements of the Debtors; (ii) reviewed certain financial projections prepared by the Debtors’ senior management for the operations of the Reorganized Debtors for the years 2003 through 2007; (iii) reviewed the assumptions underlying such projections; (iv) reviewed the RSA Investment Agreement; (v) prepared a discounted cash flow analysis of the business on a “going-concern” basis using various discount rates, terminal multiples and the financial projections referred to above; (vi) considered the current and historical market values of publicly traded companies that are in businesses reasonably comparable to the Debtors; (vii) considered certain economic and industry information relevant to the business of the Reorganized Debtors; (viii) discussed the current operations and prospects of the Debtors with the senior management of the Debtors; and (ix) made such other analyses and examinations as Seabury Securities deemed necessary or appropriate.

Estimates of reorganization value do not purport to be appraisals nor do they necessarily reflect the values that may be realized if assets are sold in arms’ length transactions between buyers and sellers. The estimates of value prepared by Seabury Securities represent hypothetical reorganization values that were developed solely for the purpose cited above. Such estimates reflect computations of the estimated equity values of the Debtors through the application of various valuation techniques and do not purport to reflect or constitute appraisals of the actual market value that may be realized through the sale of the Class A Common Stock and Class A-1 Warrants to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein. The valuation of the Class A Common Stock and Class A-1 Warrants is subject to uncertainties and contingencies, all of which are difficult to predict.

The actual market price of the Class A Common Stock and Class A-1 Warrants at the time of issuance will depend upon prevailing interest rates, market conditions, the conditions and prospects, financial and otherwise, of the Debtors, including the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Seabury Securities notes in particular that the Class A Common Stock and Class A-1 Warrants will have limited liquidity. The actual market price of the Class A Common Stock and Class A-1 Warrants may be affected by the Debtors’ performance during the pendency of the Chapter 11 Cases or by other factors that are not possible to predict.

Many of the analytical assumptions upon which the valuation is based are beyond the Debtors’ control, and there will be variations between such assumptions and the actual facts. These variations may be material in nature. The Class A Common Stock and Class A-1 Warrants are likely to trade at values different than the amounts estimated herein. In the event that the estimated value of the Reorganized Debtors is different than the actual trading market value after the effective date, actual recoveries realized by one or more of the classes of holders of claims may be significantly higher or lower than estimated in this Disclosure Statement.

2

Seabury Securities assumed, without independent verification, the accuracy, completeness and fairness of the financial and other information that was available to it from public sources, as well as the financial projections provided to Seabury Securities by the Debtors or their representatives, which are contained in this Disclosure Statement. With respect to such financial projections, Seabury Securities assumed that the projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgment of the Debtors as to the future operating and financial performance of the Debtors. Nothing came to the attention of Seabury Securities to lead it to conclude that its reliance on the projections as described herein was unreasonable. The valuation is not dependent on the Reorganized Debtors’ assets, and Seabury Securities did not verify any of the information it reviewed. Seabury Securities’ valuation assumes that operating results projected by the Debtors will be achieved in all material respects. No assurance can be given that the projected results will be achieved, however. To the extent that the valuation is dependent upon the Reorganized Debtors’ achievement of the projections, the valuation must be considered speculative.

With respect to the valuation of the Reorganized Debtors, in addition to the foregoing, Seabury Securities relied upon the following assumptions:

1.	The valuation consists of the value of the Debtors on a going concern basis;

2.	The valuation range indicated represents the value of the common equity the Reorganized Debtors, and assumes the projected capitalization, as estimated by the Debtors on the projections attached to the Disclosure Statement as Appendix C upon emergence from bankruptcy;

3.	The Reorganized Debtors emerge from bankruptcy on or about March 31, 2003;

4.	The valuations are predicated upon the assumption that the Reorganized Debtors will be able to obtain all future required financing and that no material asset sales will be required for liquidity purposes. Seabury Securities does not thereby make any representations as to whether the Debtors will obtain financing or as to the terms upon which the financings may be obtained;

3

5.	The present senior management of the Debtors will continue following consummation of the Plan;

6.	General financial and market conditions as of the Effective Date will not differ materially from the conditions prevailing as of the date of the Disclosure Statement; and

7.	The value of the Class A Common Stock will be the same as that of the Class B Common Stock.

Seabury Securities does not make any representation or warranty with respect to the fairness of the terms of the Plan.

The summary set forth above does not purport to be a complete description of the analysis performed by Seabury Securities. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. In performing its analysis, Seabury Securities made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. The analyses performed by Seabury Securities are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

As a result of such analyses, reviews, discussions, considerations and assumptions, Seabury Securities presented to the Debtors an estimate that equity value (excluding the Class A Preferred Stock, the Class B Preferred Stock and Class C Preferred Stock) of the Reorganized Debtors falls in a range between $400 million and $670 million after emergence from bankruptcy. At the midpoint of this range, the estimated value of the New Equity is approximately $535 million, implying a value of $8.30 per share of Class A Common Stock and $3.23 per Class A-1 Warrant, assuming an exercise price of $7.42 for each Class A-1 Warrant and a seven-year term.

Seabury Securities disclaims any obligation to update, revise or reaffirm its estimates of values herein.

4

APPENDIX E

HISTORICAL FINANCIAL RESULTS

US Airways Group, Inc.
Debtor and Debtor-In-Possession
Excerpt from Form 10-Q
Quarterly Period Ended September 30, 2002

General Information

This report should be read in conjunction with US Airways Group, Inc.’s (US Airways Group or the Company) and US Airways, Inc.’s (US Airways) Annual Report to the United States Securities and Exchange Commission (SEC) on Form 10-K for the year ended December 31, 2001. The information contained herein is not a comprehensive discussion and analysis of the financial condition and results of operations of the Company, but rather updates disclosures made in the aforementioned filing.

US Airways Group, Inc.

(Debtor and Debtor-In-Possession)

Condensed Consolidated Statements of Operations

Three Months and Nine Months Ended September 30, 2002 and 2001 (unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Operating Revenues
Passenger transportation	$1,458	$1,708	$4,492	$5,854
Cargo and freight	35	37	104	127
Other	259	244	767	742

Total Operating Revenues	1,752	1,989	5,363	6,723
Operating Expenses
Personnel costs	748	965	2,514	2,857
Aviation fuel	212	278	582	901
Aircraft rent	134	148	404	431
Other rent and landing fees	112	112	325	350
Aircraft maintenance	92	125	294	406
Other selling expenses	74	89	249	306
Depreciation and amortization	71	91	224	288
Commissions	23	64	101	231
Asset impairments and other special charges	—	712	(3)	734
Airline stabilization act grant	3	(331)	3	(331)
Other	464	486	1,383	1,507

Total Operating Expenses	1,933	2,739	6,076	7,680

Operating Income (Loss)	(181)	(750)	(713)	(957)
Other Income (Expense)
Interest income	4	14	17	51
Interest expense	(79)	(75)	(246)	(220)
Interest capitalized	1	3	6	14
Merger termination fee	—	50	—	50
Reorganization items, net	(108)	—	(120)	—
Other, net	(10)	(8)	(11)	(2)

Other Income (Expense), Net	(192)	(16)	(354)	(107)

Income (Loss) Before Income Taxes and Cumulative Effect of Accounting Change	(373)	(766)	(1,067)	(1,064)
Provision (Credit) for Income Taxes	(38)	—	(198)	(97)

Income (Loss) Before Cumulative Effect of Accounting Change	(335)	(766)	(869)	(967)
Cumulative Effect of Accounting Change, Net of Applicable Income Taxes	—	—	17	7

Net Income (Loss)	$(335)	$(766)	$(852)	$(960)

Earnings (Loss) per Common Share
Basic
Before Cumulative Effect of Accounting Change	$(4.92)	$(11.42)	$(12.78)	$(14.43)
Cumulative Effect of Accounting Change	$—	$—	$0.25	$0.11

Net Earnings (Loss) per Common Share	$(4.92)	$(11.42)	$(12.53)	$(14.32)

Diluted
Before Cumulative Effect of Accounting Change	$(4.92)	$(11.42)	$(12.78)	$(14.43)
Cumulative Effect of Accounting Change	$—	$—	$0.25	$0.11

Net Earnings (Loss) per Common Share	$(4.92)	$(11.42)	$(12.53)	$(14.32)

Shares Used for Computation (000)
Basic	68,121	67,056	68,024	67,058
Diluted	68,121	67,056	68,024	67,058

See accompanying Notes to Condensed Consolidated Financial Statements.

1

US Airways Group, Inc.

(Debtor and Debtor-In-Possession)

Condensed Consolidated Balance Sheets

September 30, 2002 (unaudited) and December 31, 2001

(in millions)

	September 30, 2002	December 31, 2001
ASSETS
Current Assets
Cash and cash equivalents	$872	$593
Short-term investments	25	485
Restricted cash	157	—
Receivables, net	291	281
Materials and supplies, net	203	209
Prepaid expenses and other	113	207

Total Current Assets	1,661	1,775
Property and Equipment
Flight equipment	5,416	7,472
Ground property and equipment	1,180	1,211
Less accumulated depreciation and amortization	(2,259)	(4,075)

	4,337	4,608
Purchase deposits for flight equipment	56	85

Total Property and Equipment	4,393	4,693
Other Assets
Goodwill	531	531
Pension Assets	431	411
Other intangibles, net	304	343
Restricted cash	277	144
Other assets, net	112	128

Total Other Assets	1,655	1,557

	$7,709	$8,025

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Current maturities of long-term debt and DIP Facility	$300	$159
Accounts payable	191	625
Traffic balances payable and unused tickets	907	817
Accrued aircraft rent	77	257
Accrued salaries, wages and vacation	274	372
Other accrued expenses	363	796

Total Current Liabilities	2,112	3,026
Noncurrent Liabilities
Long-term debt, net of current maturities	—	3,515
Accrued aircraft rent	—	293
Deferred gains, net	—	589
Postretirement benefits other than pensions	1,542	1,474
Employee benefit liabilities and other	1,812	1,743

Total Noncurrent Liabilities	3,354	7,614
Liabilities Subject to Compromise	5,683	—
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Common stock	101	101
Paid-in capital	2,148	2,185
Retained earnings (deficit)	(3,789)	(2,937)
Common stock held in treasury, at cost	(1,711)	(1,749)
Deferred compensation	(57)	(62)
Accumulated other comprehensive income (loss), net of income tax effect	(132)	(153)

Total Stockholders’ Equity (Deficit)	(3,440)	(2,615)

	$7,709	$8,025

See accompanying Notes to Condensed Consolidated Financial Statements.

2

US Airways Group, Inc.

(Debtor and Debtor-In-Possession)

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2002 and 2001 (unaudited)

(in millions)

	2002	2001
Net cash provided by (used for) operating activities	$(200)	$193
Reorganization items, net	(31)	—
Cash flows from investing activities
Capital expenditures	(129)	(1,121)
Proceeds from dispositions of property	97	42
Decrease (increase) in short-term investments	454	300
Decrease (increase) in restricted cash	(289)	(41)
Other	5	7

Net cash provided by (used for) investing activities	138	(813)
Cash flows from financing activities
Proceeds from the sale-leaseback of aircraft	—	344
Proceeds from issuance of long-term debt	149	578
Proceeds from issuance of Debtor-In-Possession financing	375	—
Principal payments on long-term debt and capital lease obligations	(77)	(272)
Principal payments on Debtor-In-Possession financing	(75)	—
Sales of treasury stock	—	2

Net cash provided by (used for) financing activities	372	652
Net increase (decrease) in cash and cash equivalents	279	32

Cash and cash equivalents at beginning of period	593	543

Cash and cash equivalents at end of period	$872	$575

Noncash investing and financing activities
Flight equipment acquired through issuance of debt	$77	$—
Capital lease obligation incurred	$—	$32
Supplemental Information
Interest paid during the period, net of amount capitalized	$184	$237
Income taxes paid (received) during the period	$(173)	$(106)

See accompanying Notes to Condensed Consolidated Financial Statements.

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US Airways Group, Inc.

Debtor and Debtor-In-Possession

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Proceedings Under Chapter 11 of the Bankruptcy Code

Chapter 11 Reorganization

In light of recent severe financial losses and as previously announced, US Airways Group, Inc.’s (US Airways Group or the Company) management has undertaken a comprehensive restructuring effort to achieve cost competitiveness through economic concessions from key stakeholders, such as employees, aircraft lenders and lessors and other vendors in order to allow the Company to reduce costs, create financial flexibility and restore its long-term viability and profitability. Despite extensive negotiations and substantial progress in obtaining concessions, the Company was unable to achieve sufficient cost savings from a sufficient number of its key stakeholders to enable it to restructure on a consensual basis outside of Chapter 11 of the United States Bankruptcy Code (Bankruptcy Code). Accordingly, faced with declining seasonal revenues and cash flow, the Company determined it was necessary to file for relief under Chapter 11 as a means of completing the restructuring process and putting the Company in a position to return to profitability.

On August 11, 2002 (Petition Date), the Company and seven of its domestic subsidiaries (collectively, the Debtors), which account for substantially all of the operations of the Company and its subsidiaries, including its principal operating subsidiary US Airways, Inc. (US Airways), filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (Bankruptcy Court or Court) (Case Nos. 02-83984-SSM through 02-83991-SSM). The reorganization cases are being jointly administered under the caption “In re US Airways Group, Inc., et al., Case No. 02-83984-SSM.” The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

At hearings held on August 12, 2002, the Bankruptcy Court granted the Debtors’ first day motions for various relief designed to stabilize their operations and business relationships with customers, vendors, employees and others and entered orders granting authority to the Debtors to, among other things: (a) pay pre-petition and post-petition employee wages, salaries, benefits and other employee obligations; (b) pay vendors and other providers in the ordinary course for goods and services received from and after the Petition Date; (c) honor customer service programs, including the Debtors’ Dividend Miles program and its ticketing programs; and (d) honor obligations arising prior to the Petition Date related to the Company’s interline, clearinghouse, code sharing and other similar agreements. The Bankruptcy Court also gave interim approval for $75 million of a proposed $500 million senior secured debtor-in-possession financing facility provided by Credit Suisse First Boston, Cayman Islands Branch, and Bank of America, N.A., with participation from Texas Pacific Group (Original DIP Facility). At that time, US Airways Group also announced its entry into a memorandum of understanding with Texas Pacific Group (TPG) for a $200 million equity investment upon emergence from bankruptcy (the TPG Investment). Such proposed investment was subject to higher or otherwise better offers.

On September 26, 2002, US Airways Group entered into a definitive investment agreement with the Retirement Systems of Alabama (RSA) to be the proposed plan of reorganization equity

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sponsor superceding the TPG Investment. RSA will invest $240 million in cash and is expected to receive an equity ownership interest of approximately 37.5% in the reorganized US Airways Group immediately upon emergence from Chapter 11 pursuant to a confirmed plan of reorganization (the RSA Investment). The RSA Investment is subject to higher or otherwise better offers. US Airways Group also accepted a commitment from RSA for a fully-underwritten $500 million debtor-in-possession financing facility on substantially the same terms as the Original DIP Facility (RSA DIP Facility or DIP Facility). The RSA DIP Facility replaced the Original DIP Facility. At hearings held on September 26, 2002, the Bankruptcy Court, among other things, granted interim approval of the RSA DIP Facility and allowed a $300 million draw on such funds, $75 million of which was used to repay amounts that had already been drawn on the Original DIP Facility. A final order approving the RSA DIP Facility was entered by the Bankruptcy Court on November 8, 2002. The obligations of RSA under the RSA Investment and the RSA DIP Facility may be performed and/or guaranteed by certain affiliates of RSA. See “Debtor-In-Possession Financing” and “RSA Investment” below for more information.

Shortly after the Chapter 11 filing, the Debtors began notifying all known or potential creditors of the Chapter 11 filing for the purpose of identifying and quantifying all pre-petition claims against the Debtors. The Chapter 11 filing triggered defaults on substantially all debt and lease obligations of the Debtors. Subject to certain exceptions under the Bankruptcy Code, the Debtors’ Chapter 11 filing automatically enjoined, or stayed, the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on or otherwise exercise rights or remedies with respect to a pre-petition claim are enjoined unless and until the Court lifts the automatic stay.

Notwithstanding the above general discussion of the automatic stay, however, the Debtors’ right to retain and operate certain aircraft, aircraft engines and other equipment defined in section 1110 of the Bankruptcy Code that are leased or subject to a security interest or conditional sale contract are specifically governed by section 1110 of the Bankruptcy Code. That section provides, in relevant part, that unless the Debtors, within 60 days after the Petition Date (Section 1110 Deadline), agree to perform all of the obligations (Section 1110 Agreement) under the lease, security agreement, or conditional sale contract and cure all defaults thereunder (other than defaults constituting a breach of provisions relating to the filing of the Chapter 11 cases, the Debtors’ insolvency or other financial condition of the Debtors) within the time specified in section 1110, the right of the lessor, secured party or conditional vendor to take possession of such equipment in compliance with the provisions of the lease, security agreement, or conditional sale contract and to enforce any of its other rights or remedies under such lease, security agreement, or conditional sale contract is not limited or otherwise affected by the automatic stay, by any other provision of the Bankruptcy Code, or by any power of the Bankruptcy Court. The provisions of section 1110 may materially impact the Debtors’ options with respect to its fleet optimization strategy.

In order to address the fleet-related issues raised by Section 1110, the Debtors have entered into various stipulations and agreements with their respective aircraft lessors and mortgagees including, but not limited to, stipulations to extend the Section 1110 Deadline (Section 1110 Deadline Extension) and Section 1110 Agreements. As of November 8, 2002, 139 of the Debtors’ 455 pre-petition operating aircraft were subject to a Section 1110 Agreement and 82 were subject to a Section 1110 Deadline Extension. In addition, as of November 8, 2002, the Debtors have rejected or abandoned 85 aircraft, including 57 aircraft that were parked prior to the Petition Date. With respect to certain aircraft that are not subject to Section 1110 Deadline Extensions or Section 1110 Agreements, the Debtors are in negotiations with certain aircraft lessors and/or mortgagees with respect to such aircraft over the disposition or use of such aircraft, and the appropriate economic terms of such disposition or use. In the event such negotiations are unsuccessful and such lessors or

5

mortgagees exercise remedies under the relevant aircraft documents to take possession of such aircraft, the Debtors’ business may be materially and adversely affected.

The Debtors have the exclusive right for 120 days after the Petition Date to file a plan of reorganization and, if they do so, 60 additional days to obtain necessary acceptances of their plan. Such periods may be extended by the Bankruptcy Court for cause. If the Debtors’ exclusivity period lapses, any party in interest may file a plan of reorganization for any of the Debtors. In addition to being voted on by holders of impaired claims and equity interests, a plan of reorganization must satisfy certain requirements of the Bankruptcy Code and must be approved, or confirmed, by the Court in order to become effective. A plan has been accepted by holders of claims against and equity interests in the Debtors if (i) at least one-half in number and two-thirds in dollar amount of claims actually voting in each impaired class of claims have voted to accept the plan and (ii) at least two-thirds in amount of equity interests actually voting in each impaired class of equity interests has voted to accept the plan. Under certain circumstances set forth in the provisions of section 1129(b) of the Bankruptcy Code, the Bankruptcy Court may confirm a plan even if such plan has not been accepted by all impaired classes of claims and equity interests. A class of claims or equity interests that does not receive or retain any property under the plan on account of such claims or interests is deemed to have voted to reject the plan. The precise requirements and evidentiary showing for confirming a plan notwithstanding its rejection by one or more impaired classes of claims or equity interests depends upon a number of factors, including the status and seniority of the claims or equity interests in the rejecting class–i.e., secured claims or unsecured claims, subordinated or senior claims, preferred or common stock. Generally, with respect to common stock interests, a plan may be “crammed down” if the proponent of the plan demonstrates that (i) the common stock holders are receiving the value of their common stock interests or no class junior to the common stock is receiving or retaining property under the plan and (ii) no class of claims or interests senior to the common stock is being paid more than in full.

Although the Debtors expect to file a reorganization plan that provides for emergence from Chapter 11 in March 2003, there can be no assurance that a reorganization plan will be proposed by the Debtors or confirmed by the Court, or that any such plan will be consummated.

Under section 365 of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject executory contracts and unexpired leases, including leases of real property, aircraft and aircraft engines, subject to the approval of the Court and certain other conditions. Rejection constitutes a court-authorized breach of the lease or contract in question and, subject to certain exceptions, relieves the Debtors of their future obligations under such lease or contract but creates a deemed pre-petition claim for damages caused by such breach or rejection. Parties whose contracts or leases are rejected may file claims against the rejecting Debtor for damages. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure all prior defaults under such executory contract or unexpired lease, including all pre-petition arrearages, and to provide adequate assurance of future performance. In this regard, the Company expects that liabilities subject to compromise and resolution in the Chapter 11 case will arise in the future as a result of damage claims created by the Debtors’ rejection of various executory contracts and unexpired leases. Conversely, the Company would expect that the assumption of certain executory contracts and unexpired leases may convert liabilities shown as subject to compromise to liabilities not subject to compromise. On November 7, 2002, the Court extended the deadline under section 365(d)(4) of the Bankruptcy Code to assume or reject nonresidential leases of real property through March 31, 2003.

Moreover, section 554 of the Bankruptcy Code provides a mechanism by which the Debtors may abandon property if it is no longer beneficial to the estates and its retention serves no purpose in effectuating the goals of the Bankruptcy Code. Abandonment constitutes a court-authorized divestiture of all of the Debtors’ interests in the property. Abandonment gives rise to potential claims against the Debtors.

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Due to the uncertain nature of many of the potential rejection and abandonment-related claims, the Company is unable to project the magnitude of such claims with any degree of certainty at this time.

The Company has incurred and will continue to incur significant costs associated with the reorganization. The amount of these costs, which are being expensed as incurred, are expected to significantly affect the results of operations.

As required by the Bankruptcy Code, the United States Trustee has appointed an official committee of unsecured creditors (the Official Committee). The Official Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court. There can be no assurance that the Official Committee will support the Debtors’ positions in the reorganization cases or the plan of reorganization, once proposed, and disagreements between the Debtors and the Official Committee could protract the reorganization cases, could negatively impact the Debtors’ ability to operate during Chapter 11 cases, and could delay the Debtors’ emergence from Chapter 11.

On September 25, 2002, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions contained in certain notes filed in connection therewith. All of the schedules are subject to further amendment or modification. The deadline for filing proofs of claim with the Bankruptcy Court was November 4, 2002, with a limited exception for governmental entities, which have until February 7, 2003 to file proofs of claim. Differences between amounts scheduled by the Debtors and claims by creditors will be investigated and resolved in connection with the claims resolution process. That process has commenced and, in light of the number of creditors of the Debtors, may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known and, because the settlement terms of such allowed claims are subject to a confirmed plan of reorganization, the ultimate distribution with respect to allowed claims is not presently ascertainable.

As of September 30, 2002, the Company had $897 million in unrestricted cash, cash equivalents and short-term investments and a DIP Facility of up to $500 million ($300 million of which had been drawn as of September 30, 2002) to provide sufficient liquidity during the restructuring process. The ability of the Company, both during and after the Chapter 11 cases, to continue as a going-concern is dependent upon, among other things, (i) the Company’s ability to comply with the terms of the DIP Facility and any cash management orders entered by the Bankruptcy Court in connection with the Chapter 11 cases; (ii) the ability of the Company to successfully achieve required cost savings to complete its restructuring; (iii) the ability of the Company to maintain adequate cash on hand; (iv) the ability of the Company to generate cash from operations; (v) the ability of the Company to confirm a plan of reorganization under the Bankruptcy Code and obtain emergence financing including the loan guarantee under the Air Transportation Safety and System Stabilization Act (Stabilization Act); and (vi) the Company’s ability to achieve profitability. Uncertainty as to the outcome of these factors raises substantial doubt about the Company’s ability to continue as a going-concern. The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going-concern. A plan of reorganization could materially change the amounts currently disclosed in the unaudited condensed consolidated financial statements.

The potential adverse publicity associated with the Chapter 11 filings and the resulting uncertainty regarding the Company’s future prospects may hinder the Company’s ongoing business activities and its ability to operate, fund and execute its business plan by impairing relations with existing and potential customers; negatively impacting the ability of the Company to attract and

7

retain key employees; limiting the Company’s ability to obtain trade credit; and impairing present and future relationships with vendors and service providers.

As a result of the filings, realization of assets and liquidation of liabilities are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code, and subject to Bankruptcy Court approval or otherwise as permitted in the normal course of business, the Debtors may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the condensed consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications reported in the consolidated historical financial statements, which do not give effect to any adjustments to the carrying value of assets or amounts of liabilities that might be necessary as a consequence of confirmation of a plan of reorganization.

Under the priority scheme established by the Bankruptcy Code, unless creditors agree otherwise, pre-petition liabilities and post-petition liabilities must be satisfied in full before shareholders are entitled to receive any distribution or retain any property under a plan. The ultimate recovery to creditors and/or common shareholders, if any, will not be determined until confirmation of a plan or plans of reorganization. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 cases to each of these constituencies or what types or amounts of distributions, if any, they would receive. A plan of reorganization could result in holders of the Company’s common stock (Common Stock) receiving no distribution on account of their interests and cancellation of their existing stock. The RSA Investment, if consummated, contemplates the cancellation of the Common Stock. As discussed above, if the requirements of section 1129(b) of the Bankruptcy Code are met, a plan of reorganization can be confirmed notwithstanding its rejection by the holders of the Company’s Common Stock and notwithstanding the fact that such holders do not receive or retain any property on account of their equity interests under the plan. In addition, the New York Stock Exchange (NYSE) issued a statement on August 14, 2002 that the Company’s Common Stock would be suspended immediately. As a result, trading in the Company’s Common Stock was suspended. Shortly thereafter, an application was made to the United States Securities and Exchange Commission (SEC) to delist the Common Stock. The SEC has approved the delisting and the Common Stock was delisted effective September 25, 2002.

The value of the Common Stock is highly speculative. The Company urges that appropriate caution be exercised with respect to existing and future investments in any liabilities and/or securities of the Company or other Debtors.

Debtor-In-Possession Financing

On September 26, 2002, the Bankruptcy Court approved the Company’s designation of RSA as its proposed plan of reorganization equity sponsor and granted interim approval of the $500 million RSA DIP Facility on substantially the same terms as the Original DIP Facility. The Bankruptcy Court also granted US Airways Group the authority to borrow up to $300 million under the RSA DIP Facility. On September 27, 2002, the Company borrowed $300 million under the RSA DIP Facility and used a portion of such funds to repay the $75 million that was outstanding under the Original DIP Facility. A final order approving the RSA DIP Facility was entered by the Bankruptcy Court on November 8, 2002.

The RSA DIP Facility consists of a $250 million term loan facility and a $250 million revolving credit facility (with a $50 million letter of credit sub-facility) and is guaranteed by each of the Debtors (other than US Airways Group). The RSA DIP Facility is secured by first priority liens on all unencumbered present and future assets of the Debtors and by best priority available junior liens on all other assets of the Debtors, other than certain specified assets, including assets which are subject to financing agreements that are entitled to the benefits of section 1110 of the

8

Bankruptcy Code to the extent such financing agreements prohibit such junior liens. The Company has the option of borrowing under the RSA DIP Facility at an interest rate of the prime rate plus 2.5% or LIBOR plus 4.0%.

The maturity date of the RSA DIP Facility is the earlier of the effective date of a plan of reorganization of the Debtors or September 30, 2003. The RSA DIP Facility may be accelerated upon the occurrence of an event of default under the RSA DIP Facility and contains customary mandatory prepayment events including, among other things, the occurrence of certain asset sales and the issuance of certain debt or equity securities.

In addition to the customary mandatory prepayment events, if a person other than RSA is determined to be the equity sponsor in the plan of reorganization (Winning Plan Sponsor) pursuant to the Court-approved bidding procedures, such determination would trigger a mandatory prepayment on the fifteenth day following the entry by the Court of an order approving such other person as the Winning Plan Sponsor. The amount of the mandatory prepayment that would be required of a person other than RSA that is designated as the Winning Plan Sponsor will be determined as follows: (i) if such Winning Plan Sponsor is acceptable to the Company, as evidenced by delivery of an acceptance letter (which the Company may elect to give in its sole discretion) to the proposed plan sponsor prior to the submission of a proposal by such person, then the portion of the RSA DIP Facility funded or guaranteed by RSA, up to a maximum of $100 million, is due and payable; and (ii) if a person other than RSA is determined to be the Winning Plan Sponsor pursuant to the Court-approved bidding procedures and the Company determines that the Winning Plan Sponsor is not acceptable, as evidenced by the failure to deliver an acceptance letter (in its sole discretion) to the proposed plan sponsor prior to the submission of a proposal by such person, the Company will be required to repay the entire outstanding principal amount under the RSA DIP Facility. Any qualified plan sponsor will be required to include in its proposal the prepayment of the RSA DIP Facility described above.

The definitive documentation relating to the RSA DIP Facility contains covenants that will require the Company to satisfy ongoing financial requirements including operating results, cash receipts and liquidity. Such covenants also limit, among other things, the Debtors’ ability to borrow additional money, pay dividends and make additional corporate investments.

Under the RSA DIP Facility, borrowing availability is determined by a formula based on a percentage of eligible assets. The eligible assets consist of certain previously unencumbered aircraft, aircraft engines, spare parts, flight simulators, real property (including interests in certain airport facilities), takeoff and landing slots, ground equipment and accounts receivable. The underlying values of such assets may fluctuate periodically due to prevailing market conditions, and fluctuations in value may have an impact on the borrowing availability under the RSA DIP Facility. Availability may be further limited by additional reserves imposed by the administrative agent and the collateral agent as they deem necessary in their reasonable credit judgment.

The remaining $200 million of availability under the RSA DIP Facility, subject to the limitation on borrowing availability discussed above, will be available to the Company after certain conditions are met, including (i) the entry by the Bankruptcy Court of a final order approving the terms and conditions of the RSA DIP Facility documents; (ii) the minimum statutory and regulatory review periods shall have expired with respect to US Airways’ marketing agreements with United Air Lines, Inc. (United) and neither the U.S. Department of Transportation nor any other applicable governmental authority or third party has filed any material objection to such marketing agreements which has not been resolved; (iii) (a) the receipt of written confirmation from the Air Transportation Stabilization Board (Stabilization Board) of its conditional approval for a $900 million loan guarantee (ATSB Guarantee) under the Stabilization Act, subject to confirmation by the Bankruptcy Court of a plan of reorganization reasonably acceptable to the Stabilization Board, (b) the approval by the Stabilization Board of a substantially final draft of the plan of reorganization

9

and disclosure statement to be filed in the Cases, and (c) the Company demonstrating to the reasonable satisfaction of RSA that it is likely to satisfy all of the conditions to the issuance of the ATSB Guarantee; and (iv) banks, financial institutions and other institutional lenders satisfactory to the Company and RSA delivering commitments to lend at least the $100 million “at-risk” portion of the $1 billion Stabilization Board guaranteed loan. The Company met the condition described in clause (i) above when the Bankruptcy Court entered a final order approving the RSA DIP Facility on November 8, 2002. With respect to the marketing agreements described in clause (ii) above, on October 2, 2002, the U.S. Department of Transportation announced that it had completed its review of US Airways’ marketing agreements with United and had determined to end the statutory waiting period for such agreements.

RSA Investment

On September 26, 2002, US Airways Group entered into a definitive investment agreement with RSA to be the proposed plan of reorganization equity sponsor superceding the TPG Investment. RSA will invest $240 million in cash and is expected to receive an equity ownership interest of approximately 37.5% in the reorganized US Airways Group immediately upon emergence from Chapter 11 pursuant to a confirmed plan of reorganization. This percentage of equity ownership is subject to change based upon definitive agreements in the final plan of reorganization. If the RSA Investment is consummated in accordance with its terms, RSA is expected to have a voting interest of approximately 71% in the reorganized US Airways Group immediately upon emergence from Chapter 11 pursuant to a confirmed plan of reorganization and would hold five of 13 seats on US Airways Group’s Board of Directors. The RSA Investment is subject to customary conditions to closing as well as the Company’s achievement of certain financial and operational benchmarks. The Company cannot presently determine that such conditions and benchmarks will be met and that the RSA Investment will be consummated. As discussed above, the RSA Investment, if consummated, contemplates the cancellation of the Common Stock. The RSA Investment is subject to higher or otherwise better offers in accordance with bidding procedures approved by the Bankruptcy Court. The submission deadline for qualified competing plan proposals is Friday, November 15, 2002. The Company cannot predict the outcome of the bidding process.

Notice and Hearing Procedures for Trading in Claims and Equity Securities

In connection with the Company’s bankruptcy filing, on August 12, 2002, the Bankruptcy Court entered an interim order (Interim NOL Order) to assist the Debtors in monitoring and preserving their net operating losses (NOLs) by imposing certain notice and hearing procedures on trading in (i) claims against the Debtors (Claims) or (ii) equity securities in the Company. In general, the Interim NOL Order applied to any person or entity that, directly or indirectly, beneficially owns, or was about to enter into a transaction pursuant to which it would directly or indirectly beneficially own, (i) an aggregate principal amount of Claims equal to or exceeding $50 million (including a lease or leases under which one or more of the Debtors are lessees and pursuant to which payments of $50 million or more, in the aggregate, are or will become due) or (ii) three million or more shares of Common Stock. Under the Interim NOL Order, such persons or entities were required to provide 30 calendar days advance notice to the Court, the Debtors, and Debtors’ counsel prior to purchasing or selling any Claims or Common Stock, and the Debtors had 30 calendar days after receipt of such notice to object to any proposed transfer described therein. If the Debtors filed an objection, such transaction would not be effective unless approved by a final and nonappealable order of the Bankruptcy Court. If the Debtors did not object within such 30 day period, such transaction may have proceeded solely as set forth in the notice. Moreover, the Interim NOL Order required that any person or entity who, directly or indirectly, beneficially owned $50 million or more in Claims or three million or more shares of Common Stock file and serve a notice setting forth the size of their holdings on or before the later of (i) 40 days after the effective date of the notice of entry of the Interim NOL Order or (ii)

10

10 days after becoming such a beneficial owner. Pursuant to the Interim NOL Order, any purchase, sale or other transfer of Claims or equity securities in the Company in violation of these procedures was null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code.

After holding a final hearing on the Interim NOL Order on September 26, 2002, the Bankruptcy Court entered the final order on October 2, 2002 (Final NOL Order), which modified certain aspects of the Interim Order. The modifications include, among others, (i) an increase from $50 million to $100 million of the Claims threshold amount for determining which creditors are subject to the notice and objection procedures of the Final NOL Order, and (ii) a decrease from 30 calendar days to 10 business days of the period during which the Debtors may object to a notice of proposed transfer of Claims or Common Stock. The Common Stock threshold amount for determining which equity holders are subject to the notice and objection procedures of the Final NOL Order remains unchanged from the Interim NOL Order.

ATSB Loan

As part of its restructuring efforts, US Airways sought and received conditional approval for a $900 million loan guarantee under the Stabilization Act from the Stabilization Board in connection with a proposed $1 billion loan financing. US Airways applied for this loan and related guarantee in order to provide additional liquidity necessary to carry out its restructuring plan. The Stabilization Board’s conditions to issuance of the ATSB Guarantee included, among other things, the execution and delivery of legally binding agreements acceptable to the Stabilization Board containing economic concessions from key stakeholders, as well as an agreement to issue a sufficient number of stock warrants to the Stabilization Board at a strike price acceptable to the Stabilization Board.

The regulations promulgated pursuant to the Stabilization Act provide that an eligible borrower must be an air carrier that can demonstrate, to the satisfaction of the Stabilization Board, that it is not under bankruptcy protection or receivership when the Stabilization Board issues the guarantee, unless the guarantee and the underlying financial obligation are to be part of a bankruptcy court-certified reorganization plan. Subsequent to the Company’s and US Airways’ Chapter 11 filings, the Stabilization Board issued a statement that its conditional approval of US Airways’ application for the loan guarantee remains in effect. The Company continues to provide supplemental information to the Stabilization Board in connection with developing its plan of reorganization. The Company expects that closing on the ATSB Guarantee will require confirmation of a plan of reorganization in which the Company can achieve financial and operational benchmarks acceptable to the Stabilization Board.

2. Basis of Presentation

The accompanying Condensed Consolidated Financial Statements include the accounts of US Airways Group and its wholly-owned subsidiaries. These interim period statements should be read in conjunction with the Consolidated Financial Statements contained in the Company’s and US Airways’ Annual Report to the SEC on Form 10-K for the year ended December 31, 2001.

Management believes that all adjustments necessary for a fair statement of results have been included in the Condensed Consolidated Financial Statements for the interim periods presented, which are unaudited. All significant intercompany accounts and transactions have been eliminated. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11

These interim Condensed Consolidated Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7 (SOP 90-7), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” SOP 90-7 requires that the financial statements for periods subsequent to the Chapter 11 filing petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.

Revenues, expenses (including professional fees), realized gains and losses, and provisions for losses directly associated with the reorganization and restructuring of the business are reported separately as Reorganization items, net in the Condensed Consolidated Statements of Operations. The Condensed Consolidated Balance Sheets distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash used for reorganization items is disclosed separately in the Condensed Consolidated Statements of Cash Flows.

3. Earnings (Loss) per Common Share

Basic Earnings (Loss) per Common Share (EPS) is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted EPS reflects the maximum dilution that would result after giving effect to dilutive stock options. The following table presents the computation of basic and diluted EPS (in millions, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Earnings (loss) applicable to common stockholders before cumulative effect of accounting change	$(335)	$(766)	$(869)	$(967)

Common shares:
Weighted average common shares outstanding (basic)	68.1	67.1	68.0	67.1
Incremental shares related to outstanding stock options	—	—	—	—

Weighted average common shares outstanding (diluted)	68.1	67.1	68.0	67.1

EPS before accounting change – Basic	$(4.92)	$(11.422)	$(12.78)	$(14.43)
EPS before accounting change – Diluted	$(4.92)	$(11.42)	$(12.78)	$(14.43)

Note: EPS amounts may not recalculate due to rounding.

For the three months ended September 30, 2001, 0.2 million incremental shares from the assumed exercise of stock options are not included in the computation of diluted EPS because of the antidilutive effect on EPS. In addition, 17.5 million and 11.8 million stock options for the three months ended September 30, 2002 and 2001, respectively, are not included in the computation of diluted EPS because the option exercise price was greater than the average market price of common stock for the period.

For the nine months ended September 30, 2002 and 2001, 0.1 million and 1.0 million incremental shares from the assumed exercise of stock options, respectively, are not included in the computation of diluted EPS because of the antidilutive effect on EPS. In addition, 15.9 million and 9.4 million stock options for the nine months ended September 30, 2002 and 2001, respectively, are not included in the computation of diluted EPS because the option exercise price was greater than the average market price of common stock for the period.

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4. Accounting Changes

Effective January 1, 2002, PSA Airlines, Inc. (PSA), a wholly-owned subsidiary of the Company, changed its method of accounting for engine maintenance from accruing on the basis of hours flown to expensing as incurred. While the former method was permitted under GAAP, the Company believes the new method is preferable as an obligation does not exist until the maintenance services have been performed. The new method is the predominant method used in the airline industry and is consistent with the method used by US Airways and the Company’s other subsidiaries. In connection with the change, the Company recognized a $17 million credit representing the cumulative effect of the accounting change. The effect of adopting the new method was immaterial to the Company’s net loss for the three months and nine months ended September 30, 2002. The pro forma effect of the accounting change, assuming the Company had adopted the new method as of January 1, 2001, is immaterial to the Company’s net loss for the three months and nine months ended September 30, 2001.

In addition, on January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142). The Company ceased amortization of goodwill upon adoption of SFAS 142 and will test goodwill annually for impairment. During the second quarter of 2002, the Company completed its impairment analysis for goodwill and determined that an impairment does not exist. The Company expects that year 2002 amortization expense will be favorably impacted by $19 million as a result of ceasing amortization of this asset.

The following table provides information relating to the Company’s intangible assets subject to amortization (except where noted) as of September 30, 2002 (in millions):

	Original Cost	Accumulated Amortization
Airport take-off and landing slots	$184	$60
Airport gate leasehold rights	165	122
Capitalized software costs	211	16
Intangible pension asset (1)	86	—

Total	$646	$342

(1) Not subject to amortization.

The intangible assets subject to amortization generally are amortized over 25 years for airport take-off and landing slots, and over the term of the lease for airport gate leasehold rights on a straight-line basis and included in Depreciation and amortization on the Condensed Consolidated Statements of Operations. Capitalized software costs are amortized over five years on a straight-line basis and included in Depreciation and amortization. The intangible pension asset is recognized in accordance with Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions.” For the three months and nine months ended September 30, 2002, the Company recorded amortization expense of $12 million and $39 million, respectively, related to these intangible assets. The Company expects to record annual amortization expense of $48 million in 2003; $25 million in 2004; $16 million in 2005; $13 million in 2006; and $10 million in 2007 related to these intangible assets.

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The Company’s goodwill balance as of January 1, 2002 was $531 million, which is no longer subject to amortization. Results for the three months and nine months ended September 30, 2001, as adjusted, assuming the discontinuation of amortization of goodwill, are shown below (in millions, except per share amounts):

	Three Months Ended September 30, 2001	Nine Months Ended September 30, 2001
Reported net loss	$(766)	$(960)
Goodwill amortization	5	14

Adjusted net loss	$(761)	$(946)

Basic/Diluted loss per common share
Reported net loss	$(11.42)	$(14.32)
Goodwill amortization	.07	.22

Adjusted net loss	$(11.35)	$(14.10)

On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133). This resulted in a $7 million credit, net of income taxes, from a cumulative effect of a change in accounting principle, and a $1 million increase, net of income taxes, in Stockholders’ equity (deficit). Upon adoption of SFAS 133, the Company began to account for its heating oil swap contracts, which were used to hedge against jet fuel price increases, as cash flow hedges, as defined by SFAS 133. The fair value of the heating oil swaps on January 1, 2001, which was $2 million, was recorded as an asset on the Company’s balance sheet as part of the transition adjustment related to the Company’s adoption of SFAS 133. The offset to this balance sheet adjustment was primarily an increase to “Accumulated other comprehensive income (loss),” a component of stockholders’ equity (deficit). The Company holds warrants in various e-commerce companies and holds stock options in Sabre Holdings Corporation, which are accounted for in accordance with SFAS 133. Also upon adoption of SFAS 133, the Company recorded an asset of $12 million for these stock options and warrants as part of the transition adjustment. The offset to this was a $7 million credit, net of income taxes, to the Company’s cumulative effect of an accounting change.

5. Comprehensive Income (Loss)

Comprehensive income (loss) was $(339) million and $(765) million for the three months ended September 30, 2002 and 2001, respectively, and $(830) million and $(958) million for the nine months ended September 30, 2002 and 2001, respectively. Comprehensive income (loss) encompasses net income (loss) and “other comprehensive income,” which includes all other non-owner transactions and events that change stockholders’ equity. Other comprehensive income (loss) includes changes in the fair value of the Company’s available-for-sale equity investments and changes in the fair value of certain derivative financial instruments which qualify for hedge accounting.

6. Operating Segments and Related Disclosures

The Company has two reportable operating segments: US Airways and US Airways Express. The US Airways segment includes the operations of US Airways. The US Airways Express segment includes the operations of the Company’s wholly-owned regional airlines and activity resulting from marketing agreements with three non-owned US Airways Express air carriers that operate under capacity purchase agreements. All Other (as presented in the table below) reflects the activity of subsidiaries other than those included in the Company’s two reportable operating segments.

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Financial information for each reportable operating segment is set forth below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Operating Revenues:
US Airways external	$1,449	$1,727	$4,478	$5,891
US Airways intersegment	17	18	52	55
US Airways Express external	277	239	818	765
US Airways Express intersegment	18	16	53	46
All Other	26	23	67	67
Intersegment elimination	(35)	(34)	(105)	(101)

	$1,752	$1,989	$5,363	$6,723

Income (Loss) Before Income Taxes and Cumulative Effect of Accounting Change:
US Airways	$(364)	$(760)	$(1,044)	$(1,108)
US Airways Express	(8)	(14)	(22)	20
All Other	(1)	8	(1)	24

	$(373)	$(766)	$(1,067)	$(1,064)

7. Income Taxes

During 2001, the Company recognized a valuation allowance against its net deferred tax asset. As a result of the March 2002 enactment of the Job Creation and Worker Assistance Act of 2002 (Act), the Company will recognize an income tax credit not to exceed the Company’s carryback potential. The Act provides, among other things, an extension of the net operating loss carryback period to five years from two years for net operating losses arising from tax years that end in 2001 or 2002 and the elimination of the 90% limitation for alternative minimum tax purposes on those loss carrybacks. The tax credit recorded in the first quarter of 2002 includes $74 million related to 2001 losses realizable due to the enactment of the Act and recorded in the period of enactment. The remainder of the tax credit recorded in the first nine months of 2002 is based on the estimated annual effective tax rate for 2002 of 12% exclusive of benefit related to 2001. The Company continues to record a valuation allowance against its net deferred tax asset which limits the 2002 tax credit. The effective tax rate was 32% for the first six months of 2001 after which the Company recorded a valuation allowance. The tax credit for the first six months of 2001 results from the tax benefits associated with the pretax losses offset by the tax effects of the Company’s permanent tax differences.

8. Commitments to Purchase Flight Equipment

As of September 30, 2002, the Company had 37 A320-family aircraft on firm order scheduled for delivery in the years 2005 through 2009, 173 purchase right aircraft which may be converted to firm order and options for 72 additional aircraft. In addition, US Airways Group had one A330-300 aircraft on firm order, scheduled for delivery in 2007, and options for 20 additional aircraft. As of September 30, 2002, the minimum determinable payments associated with these acquisition agreements for firm-order Airbus aircraft (including progress payments, payments at delivery, buyer-furnished equipment, spares, capitalized interest, penalty payments, cancellation fees and/or nonrefundable deposits) were estimated to be $4 million in 2003, $14 million in 2004, $96 million in 2005, $598 million in 2006 and $1.30 billion thereafter. The minimum determinable payments by year reflect the deferral of four A321 aircraft previously scheduled for delivery in the latter half of 2002 to 2006.

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9. Reorganization Items, Net

Reorganization items, net represents amounts incurred as a direct result of the Company’s Chapter 11 filing and are presented separately in the Company’s Condensed Consolidated Statement of Operations. Such items consist of the following (dollars in millions):

	Three Months Ended September 30, 2002	Nine Months Ended September 30, 2002
Loss on aircraft abandonment/rejection a)	$66	$66
Professional fees	27	39
DIP Financing related expenses	14	14
Write off of unamortized debt issuance costs	2	2
Interest income on accumulated cash balances	(1)	(1)

	$108	$120

a) Includes owned aircraft (34 F-100s, two B757-200s and one B737-400) that were legally abandoned as part of US Airways’ Chapter 11 reorganization. Related aircraft liabilities were adjusted for each aircraft’s expected allowed collateral value.

10. Liabilities Subject to Compromise

Under the Bankruptcy Code certain claims against the Company in existence prior to the Petition Date are stayed while the Company continues operating as a debtor-in-possession. The Company has received approval from the Court to (a) pay pre-petition and post-petition employee wages, salaries, benefits and other employee obligations; (b) pay vendors and other providers in the ordinary course for goods and services received from and after the Petition Date; (c) honor customer service programs, including the Debtors’ Dividend Miles program and its ticketing programs; and (d) honor obligations arising prior to the Petition Date related to the Company’s interline, clearinghouse, code sharing and other similar agreements. Substantially all other pre-petition liabilities not mentioned above have been classified as Liabilities subject to compromise in the unaudited Condensed Consolidated Balance Sheets. Adjustments to these liabilities may result from negotiations, payments authorized by Court order, additional rejection of executory contracts including leases, or other events.

Shortly after the Chapter 11 filing, the Debtors began notifying all known or potential creditors of the filing for the purpose of identifying all pre-petition claims against the Debtors. Amounts that the Company has recorded may be different than amounts filed by its creditors. The number and amount of allowable claims cannot be presently ascertained. The claims reconciliation process may result in adjustments to allowable claims.

The following table summarizes the components of Liabilities subject to compromise included in the Company’s Condensed Consolidated Balance Sheets as of September 30, 2002 (in millions):

Debt	$3,688
Aircraft-related accruals and deferrals	1,051
Accounts payable	384
Other accrued expenses	326
Noncurrent employee benefit liabilities and other	234

Total liabilities subject to compromise	$5,683

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11. Unusual Items

(i) Asset Impairments and Other Special Charges

Asset impairments and other special charges included within the Company’s Condensed Consolidated Statements of Operations includes the following components (dollars in millions):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2002	2001		2002		2001
Aircraft impairments and related charges	$—	$617	a)	$—		$639	b)
Employee severance including benefits	—	75	c)	(3	) c)	75	c)
Other (leasehold improvement and futurelease commitments	—	20	d)	—		20	d)

	$—	$712		$(3)		$734

a)	During August 2001, US Airways conducted an impairment analysis in accordance with Statement of Financial Accounting Standards No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” (SFAS 121) on its 36 F-100 aircraft, 16 MD-80 aircraft and 39 B737-200 aircraft as a result of changes to the fleet plan as well as indications of possible material changes to the market values of these aircraft. The analysis revealed that estimated undiscounted future cash flows generated by these aircraft were less than their carrying values. In accordance with SFAS 121, the carrying values were reduced to fair market value. This analysis resulted in a pre-tax charge of $403 million. In the aftermath of September 11, 2001, US Airways elected to accelerate the retirement of the aforementioned aircraft. All B737-200 aircraft retirements were accelerated to the end of 2001 while the last F-100s and MD-80s were retired in March 2002. Based on this, US Airways conducted another impairment analysis which revealed that these aircraft were impaired. This culminated in an additional pre-tax charge of $173 million largely reflecting the further diminution in value of used aircraft arising from the events of September 11, 2001. Management estimated fair market value using third-party appraisals, published sources and recent sales and leasing transactions. As a result of the events of September 11, 2001, US Airways reviewed other aircraft-related assets which resulted in a pre-tax charge of $15 million as certain aircraft assets had carrying values in excess of their fair value less cost to sale. Management estimated fair value considering recent sales and leasing transactions. US Airways also recognized a pre-tax charge of $26 million in connection with the write-down to lower of cost or market of surplus parts for the F-100, B737-200 and MD-80 fleets. Management estimated market value based on recent sales activity related to these parts.

b)	In addition to the items in footnote a) above, US Airways recognized a pre-tax impairment charge of $22 million in connection with the planned retirement of five B737-200 aircraft due to a third-party’s early return of certain leased B737-200 aircraft, and early retirement of certain other B737-200s during the quarter ended March 31, 2001.

c)	In September 2001, US Airways announced that in connection with its reduced flight schedule it would terminate or furlough approximately 11,000 employees across all employee groups. Approximately 10,200 of the affected employees were terminated or furloughed on or prior to January 1, 2002. Substantially all the remaining affected employees were terminated or furloughed by May 2002. US Airways’ headcount reduction was largely accomplished through involuntary termination/furloughs. US Airways paid involuntary termination/furlough benefits based on each employee group’s applicable policy. In connection with this headcount reduction, US Airways offered a voluntary leave program to certain employee groups. Voluntary leave program participants generally receive extended benefits (e.g. medical, dental, life insurance) but forego their furlough pay benefit. In accordance with Emerging Issues Task Force 94-3, US Airways recorded a pretax charge of $75 million representing the involuntary severance pay and the benefits for affected employees during the third quarter of 2001. In the quarter ended June 30, 2002, the Company recognized a $3 million reduction in accruals related to the involuntary severance primarily as a result of an agreement reached with the US Airways pilot group.

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d)
US Airways recognized a pre-tax charge of $13 million representing the unamortized leasehold improvement balance for facilities to be abandoned and aircraft to be parked as of the facility abandonment date or aircraft park date. In addition, US Airways recognized a pre-tax charge of $7 million representing the present value of future noncancelable lease commitments beyond the facility abandonment date or aircraft park date.

(ii) Airline Grant

On September 22, 2001, President George W. Bush signed into law the Stabilization Act which provides, among other things, for $5 billion in payments to compensate U.S. air carriers for losses incurred as a result of the terrorist attacks on the United States that occurred on September 11, 2001. Through December 31, 2001, the Company had received approximately $264 million (US Airways received $255 million and the Company’s Express subsidiaries received $9 million) from the U.S. Government under the Stabilization Act. The Company received its final payments during the first nine months of 2002 totaling $53 million which resulted in an adjustment to the remaining receivable by $3 million. The payments partially compensate the Company for its direct and incremental losses incurred beginning on September 11, 2001 and ending on December 31, 2001.

(iii) Merger Termination Fees

On July 27, 2001, the U.S. Department of Justice announced its intention to file suit to block the proposed merger of the Company with a wholly-owned subsidiary of UAL Corporation (UAL), United’s parent corporation. As a result, the Company, UAL and Yellow Jacket Acquisition Corp. (the UAL wholly-owned subsidiary formed for the purpose of this merger) entered into a termination agreement on July 27, 2001 with respect to that certain Agreement and Plan of Merger, dated as of May 23, 2000, as amended, among the parties. In connection with such termination agreement, UAL paid $50 million to US Airways. Separately, US Airways paid a merger termination fee of approximately $2 million to Robert L. Johnson, a member of the Board of Directors of the Company and US Airways, representing reimbursement for his expenses in connection with his activities to establish a new airline which would have addressed certain potential competitive issues surrounding the proposed merger transaction, and supported regulatory approval of the new airline. This amount is included in Other, net on the Company’s condensed consolidated statements of operations.

(iv) Reorganization Items, Net

The Company is recording costs incurred as a direct result of the Chapter 11 filing in Reorganization items, net on the Company’s Condensed Consolidated Statement of Operations. See Note 9 above.

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